      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 2002
                                                           REGISTRATION NO. 333-
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                            CRESCENT FINANCE COMPANY
   (Exact Name of Registrant and Co-Registrant as Specified in their Charters)


               DELAWARE                                   6510                                    75-2531304
               DELAWARE                                   6510                                    42-1536518
    (State or Other Jurisdiction of            (Primary Standard Industrial         (I.R.S. Employer Identification No.)
     Incorporation or Organization)             Classification Code Number)

                                 777 MAIN STREET
                                   SUITE 2100
                             FORT WORTH, TEXAS 76102
                                 (817) 321-2100
   (Address, including zip code, and telephone number, including area code, of
                    Registrants' principal executive offices)

                                   ----------

                                  DAVID M. DEAN
                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                                 777 MAIN STREET
                                   SUITE 2100
                             FORT WORTH, TEXAS 76102
                                 (817) 321-2100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   Copies to:
                              EDMUND D. GRAFF, ESQ.
                                SHAW PITTMAN LLP
                               2300 N STREET, N.W.
                                WASHINGTON, D.C.
                                 (202) 663-8000

                                   ----------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                                           CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM     PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES TO BE     AMOUNT TO BE   OFFERING PRICE PER       AGGREGATE          AMOUNT OF
                REGISTERED                    REGISTERED           UNIT            OFFERING PRICE    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
       9.25% Senior Notes due 2009           $325,000,000          100%             $325,000,000         $29,900
------------------------------------------- --------------- -------------------- ------------------- ----------------

                                   ----------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
     SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION, DATED MAY 24, 2002
PRELIMINARY PROSPECTUS

[CRESCENT LOGO]

CRESCENT REAL ESTATE EQUITIES
LIMITED PARTNERSHIP

CRESCENT FINANCE COMPANY

OFFER TO EXCHANGE

$325,000,000 IN REGISTERED 9.25% SENIOR NOTES DUE 2009 FOR OUTSTANDING 9.25% SENIOR NOTES DUE 2009

OUR OFFER TO EXCHANGE WILL BE OPEN UNTIL 5:00 P.M., NEW YORK CITY TIME, ON [_________], 2002, UNLESS WE EXTEND THE OFFER.

We are offering to exchange $325 million in registered 9.25% Senior Notes due 2009, or the 2009 Exchange Notes, for $325 million in outstanding 9.25% Senior Notes due 2009, or 2009 Private Notes. We refer to the 2009 Private Notes and 2009 Exchange Notes collectively as the Notes. The 2009 Private Notes were issued on April 15, 2002. The terms of the 2009 Exchange Notes are identical to the terms of the 2009 Private Notes except that the Exchange Notes are registered under the Securities Act of 1933, as amended, and therefore are freely transferable, subject to certain conditions.

You should carefully review the procedures for tendering the 2009 Private Notes beginning on page 29 of this Prospectus. If you fail to tender your 2009 Private Notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

No public market currently exists for the Notes, and we do not intend to list the 2009 Exchange Notes on any securities exchange. We therefore, do not anticipate that an active public market for the Notes will develop.

INFORMATION ABOUT THE NOTES:

     o   The Notes will mature on April 15, 2009.

     o We will pay interest on the Notes semi-annually on April 15 and October 15 of each year, beginning October 15, 2002, at the rate of 9.25% per annum.

     o If we undergo a change of control or sell certain of our assets, we may be required to offer to purchase Notes from you.

     o The Notes will be unsecured and rank equally with all of our existing and future unsecured senior debt and rank senior to all of our future subordinated debt. The Notes will not be guaranteed by our subsidiaries. The Notes will be effectively subordinated to all of our secured debt and all of the debt of our subsidiaries.

     o We may redeem some or all of the Notes at any time on or after April 15, 2006, and we may redeem a portion of the Notes prior to April 15, 2005 using the proceeds of qualifying public equity offerings. In addition, we may redeem all of the Notes prior to April 15, 2006 if we pay a make-whole premium to holders.

SEE "RISK FACTORS" BEGINNING ON PAGE 13 OF THIS PROSPECTUS FOR MATERIAL RISKS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

June __, 2002

                                TABLE OF CONTENTS


                                                             PAGE
Summary ..................................................     1
Risk factors .............................................    13
The exchange offer .......................................    26
Ratio of earnings to fixed charges .......................    35
Capitalization ...........................................    36
Business of the company ..................................    37
Selected historical financial information ................    60
Management's discussion and analysis
   of financial condition and results of operations ......    62
Description of indebtedness ..............................   102
Quantitative and qualitative disclosures
   about market risk .....................................   107
Management ...............................................   109
Principal shareholders ...................................   117
Certain relationships and related transactions ...........   120
Description of 2009 Exchange Notes .......................   129
Book-entry settlement and clearance ......................   164
Certain tax considerations relating to the
   exchange offer ........................................   166
Plan of distribution .....................................   167
Legal matters ............................................   167
Independent auditors .....................................   167
Index to financial statements ............................   F-1

                                   ----------

                              AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission, or the Commission, a registration statement on Form S-4 under the Securities Act of 1933, or the Securities Act, with respect to our offering of 2009 Exchange Notes. This Prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement on Form S-4. You will find additional information about us and the 2009 Exchange Notes in the registration statement. All statements made in this Prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents which are filed as exhibits to the registration statement or otherwise filed by us with the Commission.

Copies of documents referred to in this Prospectus may be obtained upon request without charge by contacting us at the following address:

        Crescent Real Estate Equities Limited Partnership
        777 Main Street, Suite 2100
        Fort Worth, Texas 76102
        Attention: Keira B. Moody
        (817) 321-2100

TO OBTAIN TIMELY DELIVERY OF ALL REQUESTED DOCUMENTS, REQUESTS FOR SUCH ADDITIONAL INFORMATION MUST BE MADE NO LATER THAN FIVE BUSINESS DAYS BEFORE [ ], 2002 (THE EXPIRATION DATE OF THE EXCHANGE OFFER), OR, IF WE EXTEND THE EXPIRATION DATE OF THE EXCHANGE OFFER, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

In addition, we are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and must file annual, quarterly and other reports with the Commission. Some of the documents described or referred to in this Prospectus have been filed as exhibits to our periodic filings with the Commission. You may read and copy any of our periodic reports and other information filed with the Commission at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W. Washington, D.C. 20549. You can also obtain copies of filed documents by mail from the Public Reference Section at Room 1024, 450 Fifth Street, N.W. Washington, D.C. 20549 at prescribed rates. You can obtain further information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Filed documents are also available to the public on the Commission's website at http://www.sec.gov.

                                   ----------

We have not authorized any dealer, salesperson or other person to give you written information other than this Prospectus or to make representations as to matters not stated in this Prospectus. You must not rely on unauthorized information. This Prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. The information in this Prospectus is current as of June [__], 2002.

                                   ----------

Each broker-dealer that receives the 2009 Exchange Notes offered by this Prospectus for its own account pursuant to this exchange offer must acknowledge that it will deliver a Prospectus in connection with any resale of the 2009 Exchange Notes. The letter of transmittal accompanying this Prospectus states that, by making this acknowledgement and delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of 2009 Exchange Notes received in exchange for 2009 Private Notes where the 2009 Private Notes were acquired by that broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of this exchange offer and ending on the close of business 180 days after the expiration date of this exchange offer, we will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of distribution".

                                   ----------

                STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act, which reflect our current views with respect to future events, which may impact our results of operations and financial condition. In this Prospectus, the words "anticipates," "believes," "expects," "intends," "future," "may," "will," "should," "plans," "estimates," "potential," or "continue," or the negative of these terms, or other similar expressions, identify forward-looking statements. These forward-looking statements are only predictions and are subject to risks and uncertainties and other factors, including those set forth in the section entitled "Risk factors" and elsewhere in this Prospectus, which could cause actual future results to differ materially from historical results or those described in the forward-looking statements. The forward-looking statements contained in this Prospectus should be considered in light of these factors. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. Except as required under the federal securities laws and the rules and regulations of the Commission, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this Prospectus, whether as a result of new information, further events or otherwise.

                                     SUMMARY

This summary highlights the information contained elsewhere in this Prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this exchange offer, we encourage you to read this entire Prospectus. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included elsewhere in this Prospectus.

In this Prospectus, "we," "us," "our" and "the Operating Partnership" refer to Crescent Real Estate Equities Limited Partnership and, unless the context otherwise requires, its subsidiaries, including Crescent Finance Company; and "Crescent" refers to Crescent Real Estate Equities Company and, unless the context otherwise requires, its subsidiaries.

OUR COMPANY

We are the operating partnership of Crescent Real Estate Equities Company, one of the nation's largest publicly held real estate investment trusts, or REITs, with approximately $4.5 billion in assets as of March 31, 2002.

AS OF MARCH 31, 2002, OUR ASSETS AND OPERATIONS WERE COMPOSED OF FOUR INVESTMENT
SEGMENTS:

     o   Office Segment;

     o   Resort/Hotel Segment;

     o   Residential Development Segment; and

     o   Temperature-Controlled Logistics Segment.

WITHIN THESE SEGMENTS, WE OWNED OR HAD AN INTEREST IN THE FOLLOWING REAL ESTATE ASSETS AS OF MARCH 31, 2002:

     o the OFFICE SEGMENT consisted of 76 office properties, including three retail properties, located in 26 metropolitan submarkets in six states with an aggregate of approximately 28.4 million net rentable square feet;

     o the RESORT/HOTEL SEGMENT consisted of five luxury and destination fitness resorts and spas with a total of 1,036 rooms/guest nights and four upscale business-class hotel properties with a total of 1,771 rooms;

     o the RESIDENTIAL DEVELOPMENT SEGMENT consisted of our ownership of real estate mortgages and non-voting common stock representing interests ranging from 90% to 95% in five unconsolidated residential development corporations, which in turn, through joint venture or partnership arrangements, owned 22 upscale residential development properties; and

     o the TEMPERATURE-CONTROLLED LOGISTICS SEGMENT consisted of our 40% interest in a general partnership, which owns all of the common stock, representing substantially all of the economic interest, of AmeriCold Corporation, a REIT, which, as of March 31, 2002, directly or indirectly owned 89 temperature-controlled logistics properties with an aggregate of approximately 445.2 million cubic feet (17.7 million square feet) of warehouse space.

STRATEGY

Our business objective is to provide attractive but predictable growth in cash flow and underlying asset value. In addition, we seek to create value by distinguishing our company as the leader in each of our investment segments through customer service and asset quality. The primary components of our business strategy include the following.

o Focus on core office operations. We are focusing on our core Class A office property portfolio and on expanding and improving office property operations. As a part of our strategic plan, we have sold more than $1.2 billion of non-core or non-strategic assets since 1999. We will continue to operate our office properties as long-term investments and to focus on providing exceptional customer service and innovative solutions that meet the needs of our customers.

o Leverage the strength of office and resort brands. We continue to strive to be the industry leader among high quality office space providers. The quality of our office assets, our leading positions in our core markets and our exceptional customer service enhance our office brand. In addition, we are focused on enhancing the strength of our luxury and destination resort and spa brands. The operators we have selected for these properties are known for providing exceptional customer service and unique spa and fitness amenities.

o Execute disciplined investments. We will continue to take a disciplined approach when evaluating each investment opportunity. We are focused primarily on investments in Class A office properties. We seek investment opportunities which fit our fundamental strategy of acquiring office properties at a significant discount to replacement cost in an environment in which we believe values will appreciate to or above replacement cost. In addition, we measure the expected returns in relation to our cost of capital and other investment opportunities. On a select basis, we will evaluate the development of our existing commercial land inventory with additional office properties to meet the needs of our current and prospective customers.

CORPORATE STRUCTURE

Crescent Real Estate Equities Limited Partnership is a Delaware limited partnership formed in 1994. Crescent Finance Company is a newly formed Delaware corporation and our wholly-owned subsidiary. Our principal executive offices are located at 777 Main Street, Suite 2100, Fort Worth, Texas 76102, and our telephone number at that address is (817) 321-2100. Our website is located at www.cei-crescent.com. The information on our website is not part of this Prospectus.

We are controlled by Crescent through its wholly-owned subsidiary, Crescent Real Estate Equities, Ltd., a Delaware corporation, which we call the General Partner. The General Partner owns a 1% general partner interest in the Operating Partnership. In addition, Crescent directly owns an approximately 89% limited partner interest in the Operating Partnership, with the remaining approximately 10% limited partner interest held by other limited partners.

The following chart indicates the relationships among us, Crescent, the General Partner and certain subsidiaries of these entities.

[Depiction of organizational chart of the Issuers showing Crescent Real Estate Equities Company (Company) owning 100% of Crescent Real Estate Equities, Ltd. (General Partner) and an 89% limited partnership interest in Crescent Real Estate Equities Limited Partnership (Operating Partnership) -- Co-issuer of the notes; the General Partner owning a 1% general partnership interest in the Operating Partnership and an interest in Subsidiaries of the Operating Partnership; Unitholders owning a 10% limited partnership interest in the Operating Partnership; and the Operating Partnership owning 100% of Crescent Finance Company -- Co-issuer of the notes and interests in other Subsidiaries.]



RECENT DEVELOPMENTS

APRIL 2002 NOTES OFFERING

On April 15, 2002, we and Crescent Finance completed a private offering of $375.0 million in senior, unsecured notes due 2009, including the 2009 Private Notes. The net proceeds from the offering of these notes was approximately $366.5 million. Approximately $309.5 million of the proceeds were used to pay down amounts outstanding under our $400 million revolving line of credit, which we call the Fleet Facility, and the remaining proceeds were used to pay down short-term indebtedness and redeem approximately $52.0 million of preferred units issued by our subsidiary, Crescent Real Estate Funding IX, L.P., to GMAC Commercial Mortgage Corporation. We expect to use borrowings under the Fleet Facility to repay or repurchase from time to time the remaining notes that are part of our 7.0% unsecured notes due in September 2002 and that remain outstanding. Approximately $52.4 million of the $150.0 million of our 7.0% notes originally issued has been repurchased to date. In addition, we expect to use borrowings under the Fleet Facility to repay a $63.5 million, 7.47% mortgage loan due in December 2002. In the April 2002 offering we issued, in addition to the 2009 Private Notes and on the same terms and conditions, an additional $50.0 million of our 9.25% senior unsecured notes due 2009 to Richard E. Rainwater, the Chairman of the Board of Trust Managers of Crescent, and certain of his affiliates and family members. We call these notes the Affiliate Notes and refer to the Affiliate Notes and the 2009 Private Notes together as the April Notes. This exchange offer is not being made available for the Affiliate Notes.

APRIL 2002 SERIES A PREFERRED OFFERING

On April 26, 2002, Crescent completed a direct placement of 2,800,000 of its 6 3/4% Series A Convertible Cumulative Preferred Shares, which we refer to as the Series A preferred shares. The net proceeds from the offering of the Series A preferred shares were approximately $49.1 million. Crescent contributed the net proceeds to us in exchange for a preferred interest in us. The terms of Crescent's preferred interest in us are substantially equivalent to the terms of the Series A preferred shares. We used the amounts received from Crescent to redeem a portion of the preferred units issued by our subsidiary, Crescent Real Estate Funding IX, L.P., to GMAC Commercial Mortgage Corporation.

MAY 2002 SERIES B PREFERRED OFFERING

On May 17, 2002, Crescent completed a public offering of 3,000,000 of its 9.50% Series B Cumulative Redeemable Preferred Shares, which we refer to as the Series B preferred shares. The net proceeds from the offering of the Series B preferred shares were approximately $72.3 million. Crescent contributed the net proceeds to us in exchange for a preferred interest in us. The terms of Crescent's preferred interest in us are substantially equivalent to the terms of the Series B preferred shares. We used the amounts received from Crescent to redeem a portion of the preferred units issued by our subsidiary, Crescent Real Estate Funding IX, L.P., to GMAC Commercial Mortgage Corporation.

                               THE EXCHANGE OFFER

The following summarizes the terms of the exchange offer. You should read the discussion under the heading "The exchange offer" for further information regarding this exchange offer and resale of the 2009 Exchange Notes.


THE EXCHANGE OFFER....................    We are hereby offering to exchange
                                          2009 Exchange Notes for an equal
                                          aggregate principal amount of 2009
                                          Private Notes that are properly
                                          tendered and accepted. As of the date
                                          hereof, 2009 Private Notes
                                          representing $325 million aggregate
                                          principal amount are outstanding.

                                          Based on interpretations by the staff
                                          of the Commission, as set forth in
                                          no-action letters issued to third
                                          parties unrelated to us, we believe
                                          that 2009 Exchange Notes issued
                                          pursuant to the exchange offer in
                                          exchange for 2009 Private Notes may be
                                          offered for resale, resold or
                                          otherwise transferred by any holder
                                          thereof, except by any holder which is
                                          an "affiliate" of Crescent, the
                                          Operating Partnership or Crescent
                                          Finance within the meaning of Rule 405
                                          under the Securities Act, or by a
                                          broker-dealer who purchased 2009
                                          Private Notes directly from us to
                                          resell pursuant to Rule 144A or any
                                          other available exemption under the
                                          Securities Act, without compliance
                                          with the registration and prospectus
                                          delivery requirements of the
                                          Securities Act, provided that those
                                          2009 Exchange Notes are acquired in
                                          the ordinary course of the holders'
                                          business and the holder has no
                                          arrangement with any person to engage
                                          in a distribution of 2009 Exchange
                                          Notes.

                                          The Commission has not considered this
                                          exchange offer in the context of a
                                          no-action letter, however, and we
                                          cannot be sure that the staff of the
                                          Commission would make a determination
                                          with respect to this exchange offer
                                          that is similar to its determination
                                          in other circumstances. Furthermore,
                                          each holder, other than a
                                          broker-dealer, must acknowledge that
                                          it is not engaged in, and does not
                                          intend to engage or participate in, a
                                          distribution of 2009 Exchange Notes.
                                          Each broker-dealer that receives 2009
                                          Exchange Notes for its own account
                                          pursuant to the exchange offer must
                                          acknowledge that it will comply with
                                          the prospectus delivery requirements
                                          of the Securities Act in connection
                                          with any resale of those 2009 Exchange
                                          Notes. Broker-dealers who acquired
                                          2009 Private Notes directly from us
                                          and not as a result of market-making
                                          activities or other trading activities
                                          may not rely on the Staff's
                                          interpretations discussed above or
                                          participate in the exchange offer and
                                          must comply with the prospectus
                                          delivery requirements of the
                                          Securities Act in order to resell the
                                          2009 Private Notes.

EXPIRATION DATE.......................    The exchange offer will expire at 5:00
                                          p.m., New York City time, on
                                          [______________], 2002 or at a later
                                          date and time if we extend it.

WITHDRAWAL............................    Your tender of 2009 Private Notes
                                          pursuant to the exchange offer may be
                                          withdrawn at any time prior to the
                                          expiration of the exchange offer. Any
                                          2009 Private Notes not accepted for
                                          exchange for any reason will be
                                          returned without expense as soon as
                                          practicable after the expiration or
                                          termination of the exchange offer.

INTEREST ON THE NEW NOTES AND THE
OLD NOTES.............................    Interest on the 2009 Exchange Notes
                                          will accrue from April 15, 2002, or
                                          from the date of the last payment of
                                          interest on the 2009 Private Notes,
                                          whichever is later. No additional
                                          interest will be paid on 2009 Private
                                          Notes tendered and accepted for
                                          exchange.

CONDITIONS OF THE EXCHANGE OFFER......    The exchange offer is subject to a
                                          number of customary conditions, some
                                          of which may be waived by us, as
                                          described in "The exchange offer --
                                          Conditions of the exchange offer."

PROCEDURES FOR TENDERING
OLD NOTES.............................    Each holder of 2009 Private Notes
                                          wishing to accept the exchange offer
                                          must complete, sign and date the
                                          letter of transmittal, or a copy, in
                                          accordance with the instructions
                                          contained in this Prospectus and the
                                          letter of transmittal, and mail or
                                          otherwise deliver the letter of
                                          transmittal, or the copy, together
                                          with the 2009 Private Notes to be
                                          exchanged and any other required
                                          documentation, to the exchange agent
                                          at the address set forth under "The
                                          exchange offer - The exchange agent;
                                          Assistance." Persons holding the 2009
                                          Private Notes through the Depository
                                          Trust Company, or DTC, and wishing to
                                          accept the exchange offer must do so
                                          pursuant to DTC's Automated Tender
                                          Offer Program, by which each tendering
                                          participant will agree to be bound by
                                          the letter of transmittal. By
                                          executing or agreeing to be bound by
                                          the letter of transmittal, each holder
                                          will represent to us that, among other
                                          things, (i) any 2009 Exchange Notes to
                                          be acquired in the exchange offer will
                                          be acquired in the ordinary course of
                                          business of the person receiving such
                                          2009 Exchange Notes, (ii) at the time
                                          of the commencement of the exchange
                                          offer the holder has no arrangement or
                                          understanding with any person to
                                          participate in the distribution
                                          (within the meaning of the Securities
                                          Act) of the 2009 Exchange Notes in
                                          violation of the provisions of the
                                          Securities Act, (iii) it is not an
                                          "affiliate" (within the meaning of
                                          Rule 405 under Securities Act) of
                                          either of the Issuers and (iv) if the
                                          holder is a broker-dealer that will
                                          receive 2009 Exchange Notes for its
                                          own account in exchange for 2009
                                          Private Notes that were acquired as a
                                          result of market-making or other
                                          trading activities, then the holder
                                          will deliver a Prospectus in
                                          connection with any resale of such
                                          2009 Exchange Notes.

                                          We will accept for exchange any and
                                          all 2009 Private Notes which are
                                          properly tendered in the exchange
                                          offer, and not withdrawn, prior to the
                                          expiration date. The 2009 Exchange
                                          Notes will be delivered promptly
                                          following the expiration date. More
                                          detailed information relating to
                                          exchange procedures is included in
                                          "The exchange offer -- Terms of the
                                          exchange offer."

EXCHANGE AGENT........................    UMB Bank, N.A. is serving as exchange
                                          agent in connection with the exchange
                                          offer. UMB Bank, N.A. is also serving
                                          as trustee under the indenture.

FEDERAL INCOME TAX
CONSIDERATIONS........................    We believe the exchange of 2009
                                          Private Notes for 2009 Exchange Notes
                                          pursuant to the exchange offer will
                                          not constitute a sale or an exchange
                                          for federal income tax purposes, as
                                          more fully discussed in "Certain tax
                                          considerations relating to the
                                          exchange offer."

EFFECT OF NOT TENDERING...............    2009 Private Notes that are not
                                          tendered or that are tendered but not
                                          accepted will, following the
                                          completion of the exchange offer,
                                          continue to be subject to existing
                                          restrictions upon transfer. In
                                          addition, after the exchange offer is
                                          consummated, if you continue to hold
                                          any 2009 Private Notes, you may have
                                          difficulty selling them because there
                                          may be only a small amount of 2009
                                          Private Notes outstanding. We will
                                          have no further obligation to provide
                                          for the registration of the 2009
                                          Private Notes under the Securities
                                          Act, except under limited
                                          circumstances.

                             THE 2009 EXCHANGE NOTES

ISSUERS...............................    Crescent Real Estate Equities Limited
                                          Partnership and Crescent Finance
                                          Company.

EXCHANGE NOTES........................    $325,000,000 aggregate principal
                                          amount of 9.25% Senior Notes due 2009.

MATURITY DATE.........................    April 15, 2009.

INTEREST..............................    Interest will be payable in cash on
                                          April 15 and October 15 of each year,
                                          and will accrue from April 15, 2002 or
                                          from the date of the last payment of
                                          interest on the 2009 Private Notes,
                                          whichever is later.

OPTIONAL REDEMPTION...................    We may redeem some or all of the 2009
                                          Exchange Notes at any time on or after
                                          April 15, 2006. Prior to April 15,
                                          2005, we may also redeem up to 35% of
                                          the aggregate principal amount of the
                                          April Notes using the proceeds from
                                          qualifying public equity offerings.
                                          The redemption prices are described
                                          under "Description of 2009 Exchange
                                          Notes -- Optional Redemption." In
                                          addition, we may redeem all of the
                                          2009 Exchange Notes prior to April 15,
                                          2006 if we pay a make-whole premium to
                                          holders.

MANDATORY OFFER TO
REPURCHASE............................    If we experience specific kinds of
                                          changes of control or we sell assets
                                          under certain circumstances, we will
                                          be required to make an offer to
                                          purchase the 2009 Exchange Notes at
                                          the prices listed in "Description of
                                          2009 Exchange Notes -- Repurchase of
                                          Notes Upon a Change of Control" and "
                                          -- Limitation on Asset Sales." We may
                                          not have sufficient funds available at
                                          the time of any change of control to
                                          effect the purchase.

RANKING...............................    The 2009 Exchange Notes will be
                                          unsecured and will rank equally with
                                          all of our existing and future
                                          unsecured senior debt. The 2009
                                          Exchange Notes will be effectively
                                          subordinated to all of our secured
                                          debt and to all debt of our
                                          subsidiaries. As of March 31, 2002, we
                                          had approximately $1.6 billion of
                                          secured debt, all of which was senior
                                          to the 2009 Exchange Notes to the
                                          extent of the value of the underlying
                                          assets.

                                          The 2009 Exchange Notes will not be
                                          guaranteed by any of our subsidiaries.
                                          At March 31, 2002, our subsidiaries
                                          had $1.5 billion of debt outstanding
                                          that was effectively senior to the
                                          2009 Exchange Notes.

CERTAIN OTHER
COVENANTS.............................    The indenture restricts our ability
                                          and the ability of our restricted
                                          subsidiaries to:

                                          o incur additional debt;

                                          o incur additional secured debt and
                                            subsidiary debt;

                                          o make certain distributions,
                                            investments and other restricted
                                            payments;

                                          o limit the ability of restricted
                                            subsidiaries to make payments to us;

                                          o enter into transactions with
                                            affiliates;

                                          o create certain liens;

                                          o sell assets;

                                          o enter into certain sale-leaseback
                                            transactions; and

                                          o consolidate, merge or sell all or
                                            substantially all of our assets.

                                          These covenants are subject to a
                                          number of significant limitations and
                                          exceptions. In addition, many of these
                                          covenants will be suspended during any
                                          time that the 2009 Exchange Notes have
                                          investment grade ratings by both
                                          Moody's Investors Services, Inc., or
                                          Moody's, and Standard & Poor's Rating
                                          Service, or S&P, and no default or
                                          event of default has occurred and is
                                          continuing. However, these covenants
                                          will apply and the suspension period
                                          will no longer be in effect if and
                                          when the 2009 Exchange Notes cease to
                                          have investment grade ratings by
                                          either Moody's or S&P or a default or
                                          event of default has occurred and is
                                          continuing.

                  NO CASH PROCEEDS TO THE OPERATING PARTNERSHIP

We will not receive any proceeds from the issuance of the 2009 Exchange Notes offered by this Prospectus, and we have agreed to pay the expenses of the exchange offer. We will receive 2009 Private Notes representing an aggregate principal amount equal to the aggregate principal amount of 2009 Exchange Notes we issue in the exchange offer. The 2009 Private Notes surrendered in exchange for 2009 Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the 2009 Exchange Notes will not result in any increase in our outstanding indebtedness. The proceeds from the issuance of the 2009 Private Notes were used to reduce amounts outstanding under the Fleet Facility and the remaining proceeds were used to pay down short-term indebtedness and redeem approximately $52.0 million of preferred units issued by our subsidiary, Crescent Real Estate Funding IX, L.P., to GMAC Commercial Mortgage Corporation. We expect to use borrowings under the Fleet Facility to repay or repurchase from time to time the remaining notes that are part of our 7.0% unsecured notes due in September 2002 and that remain outstanding. Approximately $52.4 million of the $150.0 million of our 7.0% notes originally issued has been repurchased to date. In addition, we expect to use borrowings under the Fleet Facility to repay a $63.5 million, 7.47% mortgage loan due in December 2002.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

The following table includes our summary financial information on a consolidated historical basis. You should read this section in conjunction with "Management's discussion and analysis of financial condition and results of operations" and the financial statements and notes to the financial statements included elsewhere in this Prospectus.


                                                                   YEAR ENDED DECEMBER 31,          THREE MONTHS ENDED MARCH 31,
                                                          ---------------------------------------   ----------------------------

                                                          ----------------------------------------------------------------------
DOLLARS IN THOUSANDS                                         1999           2000           2001           2001           2002
                                                          ----------     ----------     ----------     ----------     ----------
                                                                                                             (unaudited)
STATEMENT OF OPERATIONS DATA:(1)
Revenues:
   Office Properties .................................     $ 614,493      $ 606,040      $ 610,116      $ 153,384      $ 143,471
   Resort/Hotel Properties ...........................        65,237         72,114         45,748         15,949         38,524
   Land Development Properties .......................            --             --             --             --         48,065
   Interest and Other Income(1) ......................        66,549         61,543         69,462         16,948          7,650
                                                           ---------      ---------      ---------      ---------      ---------
Total Revenues .......................................       746,279        739,697        725,326        186,281        237,710
Expenses:
   Resort/Hotel Properties ...........................            --             --             --             --         23,890
   Land Development Properties .......................            --             --             --             --         42,215
   Real Estate Taxes .................................        84,401         83,939         84,488         22,825         21,272
   Other Office Property operating ...................       172,747        166,102        179,393         43,661         44,555
   Corporate general and administrative ..............        16,274         24,073         24,249          5,264          6,392
   Interest expense ..................................       192,033        203,197        182,410         47,448         42,272
   Amortization of deferred financing costs ..........        10,283          9,497          9,327          2,425          2,320
   Depreciation and amortization .....................       131,657        123,839        126,157         30,442         33,822
   Settlement of merger dispute ......................        15,000             --             --             --             --
   Impairment and other charges related to real estate       178,838         17,874         25,332          2,150             --
   Impairment and other charges related to Crescent
     Operating .......................................            --             --         92,782             --             --
                                                           ---------      ---------      ---------      ---------      ---------

Total Expenses .......................................       801,233        628,521        724,138        154,215        216,738
Total equity in net income of unconsolidated
  companies ..........................................        68,297         75,711         51,231         16,366          9,422
Gain on property sales, net ..........................            --        137,457          4,425            330             --
Income before income taxes, minority interests, ......
  discontinued operations, cumulative effect of
  a change in accounting principle and
  extraordinary item(1) ..............................        13,343        324,344         56,844         48,762         30,394
Minority Interests ...................................        (1,111)       (19,882)       (20,664)        (5,683)        (5,364)
Net income before extraordinary items, discontinued
  operations and cumulative effect of a change in
  accounting principle(1) ............................        12,232        304,462         36,180         43,079         29,313
Net Income (Loss) Available to Partners(1)  ..........        (6,168)       283,678         10,505         39,887         19,308

OTHER DATA:
Funds from Operations (FFO)(1)(2) ....................     $ 340,777      $ 348,189      $ 206,389      $  80,206      $  69,551
EBITDA(1)(3) .........................................       526,154        541,294        488,427        130,897        108,808
Capital expenditures .................................        20,254         26,559         46,427          5,040         10,252


                                                          YEAR ENDED DECEMBER 31,             THREE MONTHS ENDED MARCH 31,
                                                 ----------------------------------------     ----------------------------

                                                 -------------------------------------------------------------------------
DOLLARS IN THOUSANDS                                1999           2000           2001           2001            2002
                                                 ----------     ----------     ----------     ----------     -------------
                                                                                                     (unaudited)
BALANCE SHEET DATA:
Cash and cash equivalents (excludes
  restricted amounts) ......................     $   72,102     $   38,643     $   31,644     $   35,485     $   62,426
Gross book value of consolidated real estate      4,095,574      3,690,915      3,428,757      3,700,332      4,017,266
Investments in unconsolidated companies ....        812,494        845,317        838,317        862,315        526,918
Total assets(1) ............................      4,951,420      4,827,999      4,422,826      4,787,998      4,730,789
Total debt .................................      2,598,929      2,271,895      2,214,094      2,351,840      2,380,383
Minority interest in consolidated
  subsidiaries .............................         24,648        236,919        232,137        235,700        284,825
Partners' Capital ..........................      2,156,863      2,116,594      1,759,190      2,072,856      1,734,159

--------------------------------------------------------------------------------

(1) The selected consolidated historical financial data, including the statement of operations data and total assets, have been prepared in accordance with generally accepted accounting principles, or GAAP. Because of the manner in which certain of our subsidiaries and those of Crescent are consolidated for purposes of GAAP, an intracompany loan is reflected as an asset, and the associated interest income of $29,272, $21,292, $7,945 and $5,424 is included in the statement of operations data and in our financial statements for the years ended December 31, 2001 and 2000 and the three months ended March 31, 2001 and 2002. If this intracompany loan and the associated interest income were eliminated, statement of operations data and total assets would be reduced, as shown in "Management's discussion and analysis of financial condition and results of operations."

(2) FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, effective January 1, 2000, and as used herein, means net income (loss) (determined in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, excluding extraordinary items (as defined by GAAP), plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. For a more detailed definition and description of FFO, and the reduction in FFO that would result for the years ended December 31, 2001 and 2000 and the three months ended March 31, 2001 and 2002 if the intracompany loan and the resulting interest income were eliminated, see "Management's discussion and analysis of financial condition and results of operations."

(3) Earnings before Interest, Taxes, Depreciation and Amortization, or EBITDA, is computed as (i) the sum of net income before income taxes, minority interests, extraordinary items, discontinued operations and cumulative effect of a change in accounting principle, interest expense, depreciation and amortization, amortization of deferred financing costs, impairment and other charges related to Crescent Operating and impairment and other charges related to the real estate assets, less (ii) gain on property sales, net. EBITDA is presented because it provides useful information regarding our ability to service debt. EBITDA should not be considered as an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. EBITDA as presented may not be comparable to other similarly titled measures used by other companies.

                                  RISK FACTORS

An investment in the Notes involves a significant degree of risk. You should carefully consider the following risk factors, together with all of the other information included or incorporated by reference in this Prospectus, before you decide to purchase the Notes. The risks and uncertainties described below are not the only ones we confront. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business's financial condition and operating results could be materially adversely affected. This section contains forward-looking statements.

RISKS RELATED TO THE 2009 EXCHANGE NOTES AND THE EXCHANGE OFFER

IF YOU DO NOT PROPERLY TENDER YOUR 2009 PRIVATE NOTES, YOU WILL CONTINUE TO HOLD UNREGISTERED 2009 PRIVATE NOTES AND YOUR ABILITY TO TRANSFER 2009 PRIVATE NOTES COULD BE ADVERSELY AFFECTED.

We will only issue 2009 Exchange Notes in exchange for 2009 Private Notes if the exchange agent receives the Notes, together with all required documents, including a properly completed and signed letter of transmittal, on a timely basis. Therefore, you should allow sufficient time to ensure timely delivery of the 2009 Private Notes and you should carefully follow the instructions on how to tender your 2009 Private Notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the 2009 Private Notes. If you do not tender your 2009 Private Notes properly, then, after we consummate the exchange offer, you may continue to hold 2009 Private Notes that are subject to the existing transfer restrictions. In addition, if you tender your 2009 Private Notes for the purpose of participating in a distribution of the 2009 Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the 2009 Exchange Notes. If you are a broker-dealer that receives 2009 Exchange Notes for your own account in exchange for 2009 Private Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such 2009 Exchange Notes. After the exchange offer is consummated, if you continue to hold any 2009 Private Notes, you may have difficulty selling them because there may be only a small amount of 2009 Private Notes outstanding.

WE ARE DEPENDENT ON INTERCOMPANY CASH FLOWS TO SATISFY OUR OBLIGATIONS UNDER THE NOTES.

We derive a significant portion of our operating income from our subsidiaries. As a holder of Notes, you will have no direct claim against our subsidiaries for payment under the Notes. We generate net cash flow from the operations of the assets that we own directly but also rely on distributions and other payments from our subsidiaries to produce the funds necessary to meet our obligations, including the payment of principal of and interest on the Notes. If the cash flow from our directly owned assets, together with the distributions and other payments we receive from subsidiaries, are insufficient to meet all of our obligations, we will be required to seek other sources of funds. These sources of funds could include proceeds derived from borrowings under our existing debt facilities, select property sales and the contribution by Crescent of net proceeds of public or private equity or debt offerings (which Crescent is obligated to contribute to us under the terms of our limited partnership agreement). There can be no assurance that we would be able to obtain the necessary funds from these sources on acceptable terms or at all.

THE AMOUNT OF DEBT THAT WE HAVE AND THE RESTRICTIONS IMPOSED BY THAT DEBT COULD ADVERSELY AFFECT OUR BUSINESS AND OUR FINANCIAL CONDITION.

We have a substantial amount of debt. As of March 31, 2002:

         o we had approximately $2.4 billion of consolidated debt outstanding, of which approximately $1.6 billion was secured;

         o we had a ratio of consolidated debt to gross total assets of 44%; and

         o      we had a ratio of debt to total market capitalization of 49%.

In addition, although the indenture that will govern the Notes and other of our debt agreements contain covenants that restrict our ability to incur additional debt, our organizational documents do not limit the level or amount of debt that we may incur. We do not have a policy limiting the ratio of our debt to our total capitalization or assets.

The amount of debt we have and may have outstanding could have important consequences to you. For example, it could:

         o make it difficult for us to satisfy our debt service requirements, including payments of principal and interest due under the Notes;

         o require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, property acquisitions and other appropriate business opportunities that may arise in the future;

         o require us to dedicate increased amounts of our cash flow from operations to payments on our variable rate, unhedged debt if interest rates rise;

         o limit our flexibility in planning for, or reacting to, changes in our business and the factors that affect the profitability of our business;

         o limit our ability to obtain additional financing, if we need it in the future for working capital, debt refinancing, capital expenditures, acquisitions, development or other general corporate purposes;

         o increase the adverse effect on our available cash flow from operations that may result from changes in conditions in the economy in general and in the areas in which our properties are located; and

         o limit our flexibility in conducting our business, which may place us at a disadvantage compared to competitors with less debt.

Our ability to make scheduled payments of the principal of, to pay interest on, or to refinance, our indebtedness, including the Notes, will depend on our future performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond our control. There can be no assurance that our business will continue to generate sufficient cash flow from operations in the future to service our debt or meet our other cash needs. If we are unable to do so, we may be required to refinance all or a portion of our series of debt, including the Notes, or to sell assets or obtain additional financing. We cannot assure you that any such refinancing, sale of assets or additional financing would be possible on terms that we would find acceptable.

If we were to breach certain of our debt covenants, our lenders could require us to repay the debt immediately, and, if the debt is secured, could immediately take possession of the property securing the loan. In addition, if any other lender declared its loan due and payable as a result of a default, the holders of our other existing public notes and the holders of the Notes, along with the lenders under our credit facility, might be able to require that those debts be paid immediately.

As a result, any default under our debt covenants could have an adverse effect on our financial condition and our ability to meet our obligations.

THE NOTES ARE STRUCTURALLY SUBORDINATED TO THE CLAIMS OF OUR SUBSIDIARIES' CREDITORS AND THE SUBSIDIARIES' PREFERRED EQUITY HOLDERS.

Because the Notes are not guaranteed by our subsidiaries, the Notes effectively will be subordinated in right of payment to all of their existing and future liabilities and to their preferred equity. As a result, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any of the subsidiaries, the holders of any indebtedness or preferred equity of that subsidiary will be entitled to payment of that indebtedness and any liquidation preference on preferred equity from the assets of that subsidiary prior to the holders of any of our general unsecured obligations, including the Notes. At March 31, 2002, our subsidiaries had $1.5 billion of debt outstanding, including the Fleet Facility. As of May 23, 2002, our subsidiaries had outstanding preferred equity with an aggregate liquidation preference of $41.4 million, all of which was effectively senior to the Notes.

THE NOTES ARE UNSECURED AND ARE EFFECTIVELY SUBORDINATED TO OUR SECURED INDEBTEDNESS.

Because the 2009 Private Notes are, and the 2009 Exchange Notes will be, unsecured, they will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing the indebtedness. The indenture will permit us and our subsidiaries to incur certain additional secured indebtedness, provided that certain conditions are satisfied. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to our company, the holders of any secured indebtedness will be entitled to proceed against the collateral that secures the secured indebtedness prior to that collateral being available for satisfaction of any amounts owed under the notes. At March 31, 2002, we had $1.6 billion of secured debt outstanding, all of which was effectively senior to the Notes to the extent of the value of the underlying assets.

WE ARE OBLIGATED TO COMPLY WITH FINANCIAL AND OTHER COVENANTS IN OUR DEBT THAT COULD RESTRICT OUR OPERATING ACTIVITIES, AND THE FAILURE TO COMPLY COULD RESULT IN DEFAULTS THAT ACCELERATE THE PAYMENT UNDER OUR DEBT.

Our secured debt generally contains customary covenants, including, among others, provisions:

         o      relating to the maintenance of the property securing the debt;

         o      restricting our ability to pledge assets or create other liens;

         o      restricting our ability to incur additional debt;

         o      restricting our ability to amend or modify existing leases; and

         o restricting our ability to enter into transactions with affiliates.

Our unsecured debt generally contains, and the indenture governing the Notes will contain, various restrictive covenants. The covenants in our unsecured debt and the Notes include, among others, provisions restricting our ability to:

         o      incur additional debt;

         o      incur additional secured debt and subsidiary debt;

         o make certain distributions, investments and other restricted payments;

         o limit the ability of restricted subsidiaries to make payments to us;

         o      enter into transactions with affiliates;

         o      create certain liens;

         o      sell assets;

         o      enter into certain sale-leaseback transactions; and

         o consolidate, merge or sell all or substantially all of our assets.

In addition, certain covenants in our bank facilities require us and our subsidiaries to maintain certain financial ratios. Any of the covenants described in this risk factor may restrict our operations and our ability to pursue potentially advantageous business opportunities. Our failure to comply with these covenants could also result in an event of default that, if not cured or waived, could result in the acceleration of all or a substantial portion of our debt, including the Notes.

WE MAY NOT BE ABLE TO REPURCHASE YOUR NOTES ON A CHANGE OF CONTROL AND WE MAY NOT BE REQUIRED TO MAKE A REPURCHASE.

If we undergo a "change of control," as defined in the Notes, we must offer to buy back the Notes for a price equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date. Any future debt that we incur also may contain restrictions on repurchases in the event of a change of control or similar event. We may not have sufficient funds available to make the required repurchase of the Notes in event of a change of control. If we fail to offer to repurchase the Notes upon a change of control, we will be in default under the indenture governing the Notes, which could cause defaults under and accelerations of our other debt. Any defaults under the Notes or our other debt could have a material adverse effect on our ability to meet our obligations.

These change of control repurchase requirements may delay or make it harder to obtain control of our company but may not prevent a transaction such as a reorganization, restructuring, merger or other similar transaction, because that kind of transaction may not involve any shift in voting power or beneficial ownership, or may not involve a shift large enough to trigger a change of control. There is no requirement that any company with which we merge have a capital structure similar to ours or indebtedness of the same type or in the same ratios as ours. As a result, it may be possible for us to enter into a transaction that would alter the risk profile of the Notes but that would not require us to repurchase your notes.

YOU CANNOT BE SURE THAT AN ACTIVE PUBLIC TRADING MARKET WILL DEVELOP FOR THE 2009 EXCHANGE NOTES.

The 2009 Exchange Notes will be a new issue of securities for which there is currently no market. We do not intend to list the Notes on any securities exchange. The liquidity of any market for the Notes will depend upon various factors, including:

         o      the number of holders of the Notes;

         o the interest of securities dealers in making a market for the notes;

         o      the overall market for high-yield securities;

         o      our financial performance and prospects; and

         o      the prospects for companies in our industry generally.

Accordingly, we cannot assure you that an active trading market will develop for the Notes. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates and other factors including those listed above.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. Any market for the Notes may be subject to similar disruptions, which may adversely affect you as a holder of the Notes.

RISING INTEREST RATES COULD ADVERSELY AFFECT OUR CASH FLOW AND THE MARKET PRICE OF THE NOTES.

Of our approximately $2.4 billion of debt outstanding as of March 31, 2002, approximately $400 million bears interest at variable rates and is unhedged. We also may borrow additional funds at variable interest rates in the future. Increases in interest rates, or the loss of the benefits of any interest rate hedging arrangements, would increase our interest expense on our variable rate debt, which would adversely affect cash flow and our ability to service our debt.

In addition, an increase in market interest rates may lead purchasers of our securities to demand a higher annual yield, which could adversely affect the market price of our outstanding debt securities, including the Notes.

YOU SHOULD NOT EXPECT CRESCENT FINANCE COMPANY TO PARTICIPATE IN MAKING PAYMENTS ON THE NOTES.

Crescent Finance Company is a wholly-owned subsidiary of the Operating Partnership that was incorporated to accommodate the issuance of the notes by the Operating Partnership. Crescent Finance Company will not have any operations or assets of any kind and will not have any revenues other than as may be incidental to its activities as co-issuer of the Notes or other future debt. You should not expect Crescent Finance Company to participate in servicing the interest or principal obligations on the Notes.

RISKS RELATED TO OUR BUSINESS

WE DERIVE THE SUBSTANTIAL MAJORITY OF OUR OFFICE RENTAL REVENUES FROM GEOGRAPHICALLY CONCENTRATED MARKETS.

As of March 31, 2002, approximately 78% of our office portfolio, based on total net rentable square feet, was located in the metropolitan areas of Dallas/Fort Worth and Houston, Texas. Due to our geographic concentration in these metropolitan areas, any deterioration in economic conditions in the Dallas/Fort Worth or Houston metropolitan areas, or in other geographic markets in which we in the future may acquire substantial assets, could adversely affect our results of operations and our ability to meet our obligations. In addition, we compete for tenants based on rental rates, attractiveness and location of a property and quality of maintenance and management services. An increase in the supply of properties competitive with ours in these markets could have a material adverse effect on our ability to attract and retain tenants in these markets.

OUR PERFORMANCE AND VALUE ARE SUBJECT TO GENERAL RISKS ASSOCIATED WITH THE REAL ESTATE INDUSTRY.

Our economic performance and the value of our real estate assets, and consequently the value of our investments, are subject to the risk that if our office, resort/hotel, residential development and temperature-controlled logistics properties do not generate revenues sufficient to meet our operating expenses, including debt service and capital expenditures, our cash flow and ability to meet our obligations will be adversely affected. As a real estate company, we are susceptible to the following real estate industry risks:

         o downturns in the national, regional and local economic conditions where our properties are located;

         o competition from other office, resort/hotel, residential development and temperature-controlled logistics properties;

         o adverse changes in local real estate market conditions, such as oversupply or reduction in demand for office space, resort/hotel space, luxury residences or temperature-controlled logistics storage space;

         o changes in tenant preferences that reduce the attractiveness of our properties to tenants;

         o      tenant defaults;

         o      zoning or other regulatory restrictions;

         o      decreases in market rental rates;

         o costs associated with the need to periodically repair, renovate and re-lease space;

         o increases in the cost of adequate maintenance, insurance and other operating costs, including real estate taxes, associated with one or more properties, which may occur even when circumstances such as market factors and competition cause a reduction in revenues from one or more properties; and

         o illiquidity of real estate investments, which may limit our ability to vary our portfolio promptly in response to changes in economic or other conditions.

WE MAY EXPERIENCE DIFFICULTY OR DELAY IN RENEWING LEASES OR RE-LEASING SPACE.

We derive most of our revenue directly or indirectly from rent received from our tenants. We are subject to the risks that, upon expiration, leases for space in our office properties may not be renewed, the space may not be re-leased, or the terms of renewal or re-lease, including the cost of required renovations or concessions to tenants, may be less favorable than current lease terms. In the event of any of these circumstances, our cash flow and our ability to meet our obligations, including the Notes, could be adversely affected.

As of March 31, 2002, office properties with leases with respect to approximately 2.6 million, 3.6 million and 4.4 million square feet, representing approximately 10%, 14% and 18% of net rentable area, expire in 2002, 2003 and 2004, respectively. During these same three years, leases of approximately 37% of the net rentable area of our office properties in Dallas and approximately 45% of the net rentable area of our office properties in Houston expire.

MANY REAL ESTATE COSTS ARE FIXED, EVEN IF INCOME FROM OUR PROPERTIES DECREASES.

Our financial results depend primarily on leasing space in our real estate properties to tenants, renting rooms at our resorts and hotels and successfully developing and selling lots, single family homes, condominiums, town homes and time share units at our residential development properties, in each case on terms favorable to us. Costs associated with real estate investment, such as real estate taxes and maintenance costs, generally are not reduced even when a property is not fully occupied, the rate of sales at a project decrease, or other circumstances cause a reduction in income from the investment.

As a result, cash flow from the operations of our office properties may be reduced if a tenant does not pay its rent. Under those circumstances, we might not be able to enforce our rights as landlord without delays, and we might incur substantial legal costs. The income from our office properties also may be reduced if tenants are unable to pay rent or we are unable to rent properties on favorable terms. Our income from our resorts and hotels may be reduced if we are unable to rent a sufficient number of rooms on favorable terms, and our income from our residential development properties may decrease if we are unable to sell the lots or other components of a particular residential development project at the rates or on the terms we anticipated. Additionally, new properties that we may acquire or develop may not produce any significant revenue immediately, and the cash flow from existing operations may be insufficient to pay the operating expenses and debt service associated with that property until the property is fully leased.

WE MAY HAVE LIMITED FLEXIBILITY IN DEALING WITH OUR JOINTLY OWNED INVESTMENTS.

Our organizational documents do not limit the amount of funds that we may invest, and in certain cases have invested, in properties and assets jointly with other persons or entities. Approximately 12% of the net rentable area of our office properties is held jointly with other persons or entities. In addition, as of March

31, 2002 all of our residential development and temperature-controlled logistics properties were held jointly.

Joint ownership of properties may involve special risks, including the possibility that our partners or co-investors might become bankrupt, that those partners or co-investors might have economic or other business interests or goals which are unlike or incompatible with our business interests or goals, and that those partners or co-investors may be in a position to take action contrary to our suggestions or instructions, or in opposition to our policies or objectives. Joint ownership also gives a third party the opportunity to influence the return we can achieve on some of our investments and may adversely affect our results of operations. In addition, in many cases we do not control the timing or amount of distributions that we receive from the joint investment, and amounts otherwise available for distribution to us instead may be reinvested in the property or used for other costs and expenses of the joint operation.

ACQUISITIONS AND NEW DEVELOPMENTS MAY FAIL TO PERFORM AS EXPECTED.

We intend to focus our investment strategy primarily on investment opportunities within our office property segment, with a long-term strategy of acquiring properties at a cost significantly below that which is required to build a comparable new building.

Acquisition or development of properties entails risks that include the following, any of which could adversely affect our financial performance and our ability to pay amounts due on our debt, including the Notes:

         o We may not be able to identify suitable properties to acquire or may be unable to complete the acquisition of the properties we select for acquisition.

         o We may not be able to successfully integrate new acquisitions into our existing operations.

         o Our estimate of the costs of improving, repositioning or redeveloping an acquired property may prove to be too low, and, as a result, the property may fail to meet our estimates of the profitability of the property, either temporarily or for a longer time.

         o Office properties, resorts or hotels we acquire may fail to achieve the occupancy and rental or room rates we anticipate at the time we make the decision to invest in the properties, resulting in lower profitability than we expected in analyzing the properties.

         o Our pre-acquisition evaluation of the physical condition of each new investment may not detect certain defects or necessary repairs until after the property is acquired, which could significantly increase our total acquisition costs.

         o Our investigation of a property or building prior to its acquisition, and any representations we may receive from the seller, may fail to reveal various liabilities, which could effectively reduce the cash flow from the property or building, or increase our acquisition cost.

WE MAY BE UNABLE TO SELL PROPERTIES WHEN APPROPRIATE BECAUSE REAL ESTATE INVESTMENTS ARE ILLIQUID.

Real estate investments generally cannot be sold quickly. In addition, there are some limitations under federal income tax laws applicable to REITs that may limit our ability to sell assets. We may not be able to alter our portfolio promptly in response to changes in economic or other conditions. Our inability to respond quickly to adverse changes in the performance of our investments could have an adverse effect on our ability to meet our obligations.

WE MAY BE UNABLE TO SUCCESSFULLY INTEGRATE CRESCENT OPERATING'S RESORT/HOTEL AND RESIDENTIAL DEVELOPMENT SEGMENTS.

In February 2002, in satisfaction of some of its outstanding debt and rental obligations to us, Crescent Operating transferred to us, in lieu of foreclosure, its lessee interests in eight resort/hotel properties that it leased from us, its voting interests in three of our residential development corporations, in which we already owned the nonvoting stock, and other assets. We expect Crescent Operating to transfer additional assets to us in the future. We will face significant challenges in integrating these hotel and residential development segments of Crescent Operating into our resort/hotel and residential development segments in a timely and efficient manner. The integration will be complex and time-consuming. The consolidation of operations will require substantial attention from management. The diversion of management attention and any difficulties encountered in the transition and integration process, as well as any unanticipated and undisclosed liabilities, could adversely affect our results of operations and our ability to satisfy our obligations, including our obligations under the Notes. In addition, if the transfers were challenged by Crescent Operating shareholders or creditors or other claims are made, we could incur additional costs in protecting our position. These risks would increase if Crescent Operating's proposed prepackaged bankruptcy plan were not consummated.

THE REVENUES FROM OUR NINE RESORT/HOTEL PROPERTIES ARE SUBJECT TO RISKS ASSOCIATED WITH THE HOSPITALITY INDUSTRY.

The following factors, among others, are common to the resort/hotel industry, and may reduce the receipts generated by our resort/hotel properties:

         o Based on such features as access, location, quality of accommodations, room rate structure and, to a lesser extent, the quality and scope of other amenities such as food and beverage facilities, our resort/hotel properties compete for guests with other resorts and hotels, a number of which have greater marketing and financial resources than our lessees or the resort/hotel property managers.

         o If there is an increase in operating costs resulting from inflation or other factors, we or the property managers may not be able to offset the increase by increasing room rates.

         o Our resort/hotel properties are subject to fluctuating and seasonal demands for business travel and tourism.

         o Our resort/hotel properties are subject to general and local economic conditions that may affect the demand for travel in general and other factors that are beyond our control, such as acts of terrorism.

In addition, since September 11, 2001, our resort/hotel properties have experienced a decrease in occupancy, average rates and revenue per available room. For the three months ended March 31, 2002, compared to the three months ended March 31, 2001, the weighted average occupancy of our upscale business-class hotels and our luxury and destination fitness resorts and spas decreased approximately 8% and 4%, respectively, the average daily rate of our business-class hotels decreased approximately 4% and that of our resorts and spas increased approximately 2%, revenue per available room decreased for our business-class hotels and resorts and spas by approximately 14% and 5%, respectively, and same-store net operating income for our business-class hotels and resorts and spas decreased by an average of 17% and 10%, respectively. Military actions against terrorists, new terrorist attacks (actual or threatened) and other political events could cause a lengthy period of uncertainty that might increase customer reluctance to travel and therefore adversely affect our cash flow and our ability to meet our debt obligations, including the Notes.

THE REVENUES FROM OUR NINE RESORT/HOTEL PROPERTIES, EVEN AFTER THE ACQUISITION OF CRESCENT OPERATING'S HOTEL OPERATIONS, DEPEND ON THIRD-PARTY OPERATORS THAT WE DO NOT CONTROL.

We own nine resort/hotel properties and currently lease one of these resort/hotel properties, the Omni Austin Hotel, to a third-party entity, HCD Austin Corporation. To maintain Crescent's status as a REIT, third-party property managers manage each of the nine resort/hotel properties. As a result, we are unable to directly implement strategic business decisions with respect to the operation and marketing of our resort/hotels, such as decisions with respect to quality of accommodations, room rate structure, the quality and scope of other amenities such as food and beverage facilities and similar matters. The amount of revenue that we receive from the resort/hotel properties is dependent on the ability of the property managers to maintain and increase the gross receipts from the resort/hotels. Although we consult with the managers with respect to strategic business plans, the managers are under no obligation to implement any of our recommendations with respect to these matters. If the gross receipts of our resort/hotels decline, our revenues will decrease as well, which could reduce the amount of cash available to meet our obligations, including the Notes.

THE PERFORMANCE OF OUR RESIDENTIAL DEVELOPMENT PROPERTIES IS SUBJECT TO ECONOMIC DOWNTURNS.

The economic performance and value of our residential development properties will be subject to the risks described below that are normally associated with changes in national, regional and local economic and market conditions. These developments, which include The Woodlands and Desert Mountain, are generally targeted toward purchasers of high-end primary residences or seasonal secondary residences. As a result, their performance is particularly sensitive to economic downturns that may discourage potential customers from purchasing new, larger primary residences or vacation or seasonal homes. In addition, other factors may affect the performance and value of a property adversely, including changes in laws and governmental regulations (including those governing usage, zoning and taxes), changes in interest rates (including the risk that increased interest rates may result in decreased sales of lots in any residential development property) and the availability to potential customers of financing. Adverse changes in any of these factors, each of which is beyond our control, could reduce the income that we receive from the properties, and adversely affect our ability to meet our obligations, including the Notes.

WE DO NOT CONTROL OUR TEMPERATURE-CONTROLLED LOGISTICS PROPERTIES.

We own a 40% interest in the temperature-controlled logistics partnership that owns AmeriCold Corporation, which in turn directly or indirectly owns our temperature-controlled logistics properties. The temperature-controlled logistics properties are operated by, and leased to a partnership called AmeriCold Logistics, which is owned 60% by Vornado Operating, Inc. and 40% by COPI Cold Storage L.L.C. We have no ownership interest in AmeriCold Logistics and, thus, do not have the authority to control the management or operation of our temperature-controlled logistics properties.

Pursuant to the leases, AmeriCold Logistics may elect to defer a portion of the rent for our temperature-controlled logistics properties for up to three years beginning on March 12, 1999, to the extent that available cash, as defined in the leases, is insufficient to pay such rent, which was amended on February 22, 2001 to extend the rent deferral period to December 31, 2003. Through December 31, 2001, AmeriCold Logistics had deferred approximately $49.9 million of rent, of which our portion was approximately $19.8 million. In December 2001, the temperature-controlled logistics partnership, as lessor, waived its rights to collect $39.8 million of deferred rent, of which our share was $15.9 million. For the three months ended March 31, 2002, the temperature-controlled logistics partnership as lessor, waived its right to collect $3.0 million, of which our share was $1.2 million. We cannot assure you that either the remaining deferred rent, or rent payable in the future, will be paid in full on a timely basis.

We cannot assure you that AmeriCold Logistics will operate our temperature-controlled logistics properties in a manner which will enable it to meet its ongoing rental obligations to us. In the event that AmeriCold Logistics is unable to make its rental payments, our cash flow would be adversely affected, which could affect our ability to meet our obligations, including those relating to the Notes.

ENVIRONMENTAL PROBLEMS ARE POSSIBLE AND MAY BE COSTLY.

Under various federal, state and local laws, ordinances and regulations, we may be required to investigate and clean up certain hazardous or toxic substances released on or in properties we own or operate, and also may be required to pay other costs relating to hazardous or toxic substances. This liability may be imposed without regard to whether we knew about the release of these types of substances or were responsible for their release. The presence of contamination or the failure to remediate properly contamination at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. The costs or liabilities could exceed the value of the affected real estate. We have not been notified by any governmental authority, however, of any environmental non-compliance, liability or other environmental claim in connection with any of our properties, and we are not aware of any other environmental condition with respect to any of our properties that management believes would have a material adverse effect on our business, assets or results of operations taken as a whole.

The uses of any of our properties prior to our acquisition of the property and the building materials used at the property are among the property-specific factors that will affect how the environmental laws are applied to our properties. In general, before we purchased each of our properties, independent environmental consultants conducted Phase I environmental assessments, which generally do not involve invasive techniques such as soil or ground water sampling and, where indicated based on the Phase I results, conducted Phase II environmental assessments which do involve such sampling. None of these assessments revealed any materially adverse environmental condition relating to any particular property not previously known to us. We believe that all of those previously known conditions either have been remediated or are in the process of being remediated at this time. There can be no assurance, however, that environmental liabilities have not developed since these environmental assessments were prepared or that future uses or conditions (including changes in applicable environmental laws and regulations) or new information about previously unidentified historical conditions will not result in the imposition of environmental liabilities. If we are subject to any material environmental liabilities, the liabilities could adversely affect our ability to meet our obligations, including the Notes.

AMERICANS WITH DISABILITIES ACT COMPLIANCE COULD BE COSTLY.

Under the Americans with Disabilities Act of 1990, all public accommodations and commercial facilities must meet certain federal requirements related to access and use by disabled persons. Compliance with the ADA requirements could involve removal of structural barriers from certain disabled persons' entrances. Other federal, state and local laws may require modifications to or restrict further renovations of our properties with respect to such accesses. Although we believe that our properties are substantially in compliance with present requirements, noncompliance with the ADA or related laws or regulations could result in the United States government imposing fines or private litigants being awarded damages against us. Costs such as these, as well as the general costs of compliance with these laws or regulations, may adversely affect our ability to make payments under our debt, including the Notes.

DEVELOPMENT AND CONSTRUCTION RISKS COULD ADVERSELY AFFECT OUR PROFITABILITY.

We currently are developing, expanding or renovating some of our office or resort/hotel properties and may in the future engage in these activities for other of our properties. In addition, our residential development properties engage in the development of raw land and construction of single-family homes, condominiums, town homes and timeshare units.

These activities may be exposed to the following risks, each of which could adversely affect our results of operations:

         o We may be unable to obtain, or suffer delays in obtaining, necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations, which could result in increased costs or our abandonment of these activities.

         o We may incur costs for development, expansion or renovation of a property which exceed our original estimates due to increased costs for materials or labor or other costs that were unexpected.

         o We may not be able to obtain financing with favorable terms, which may make us unable to proceed with our development and other related activities on the schedule originally planned or at all.

         o We may be unable to complete construction and sale or lease-up of a lot, office property or residential development unit on schedule, which could result in increased debt service expense or construction costs.

Additionally, the time frame required for development, construction and lease-up of these properties means that we may have to wait a few years for a significant cash return. Because we are required to make cash distributions to our shareholders, if the cash flow from operations or refinancing is not sufficient, we may be forced to borrow to fund these distributions, which could affect our ability to meet our debt payment obligations, including those relating to the Notes.

COMPETITION FOR ACQUISITIONS MAY RESULT IN INCREASED ACQUISITION COSTS.

We plan to make select additional investments from time to time in the future and may compete for available investment opportunities with entities that have greater liquidity or financial resources. Several real estate companies may compete with us in seeking properties for acquisition, land for development and prospective tenants, guests or purchasers. This competition may increase the costs of any acquisitions that we make and adversely affect our ability to meet our obligations, including obligations under the Notes by:

         o reducing the number of suitable investment opportunities offered to us;

         o      increasing the bargaining power of property owners;

         o interfering with our ability to attract and retain tenants, guests or purchasers; and

         o adversely affecting our ability to minimize expenses of operation.

WE ARE DEPENDENT ON OUR KEY PERSONNEL WHOSE CONTINUED SERVICE IS NOT GUARANTEED.

To a large extent we are dependent on our executive officers, particularly John
C. Goff, Vice Chairman of the Board of Trust Managers and Chief Executive Officer of Crescent and sole director and Chief Executive Officer of our General Partner, for strategic business direction and real estate experience. While we believe that we could find replacements for our key personnel, loss of their services could adversely affect our operations. Mr. Goff has an employment agreement with us, which will expire on February 19, 2007. In addition, each of Mr. Goff and Richard E. Rainwater, Chairman of the Board of Trust Managers of Crescent, has entered into a noncompetition agreement with Crescent that restricts him from engaging in certain real estate related activities. Mr. Rainwater's agreement terminates one year after the later of the time that he is no longer a trust manager of Crescent or that he owns less than a 2.5% interest in that company, while Mr. Goff's terminates one year after he is no longer a trust manager or executive officer of Crescent. We do not have key man life insurance for our executive officers.

OUR INSURANCE COVERAGE ON OUR PROPERTIES MAY BE INADEQUATE.

We currently carry comprehensive insurance on all of our properties, including insurance for liability, fire, terrorism and flood. We believe this coverage is of the type and amount customarily obtained for or by an owner of real property assets. We intend to obtain similar insurance coverage on subsequently acquired properties. Our existing insurance policies expire in October 2002.

As a consequence of the September 11, 2001 terrorist attacks and any subsequent actual or threatened attacks, we may be unable to renew or duplicate our current insurance coverage in adequate amounts or at reasonable prices. In addition, insurance companies may no longer offer coverage against certain types of losses, such as losses due to terrorist acts and toxic mold, or, if offered, the expense of obtaining these types of insurance may not be justified. We therefore may cease to have insurance coverage against certain types of losses and/or there may be decreases in the limits of insurance available. If an uninsured loss or a loss in excess of our insured limits occurs, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property, but still remain obligated for any mortgage debt or other financial obligations related to the property. We cannot guarantee that material losses in excess of insurance proceeds will not occur in the future. If any of our properties were to experience a catastrophic loss, it could seriously disrupt our operations, delay revenue and result in large expenses to repair or rebuild the property. Also, due to inflation, changes in codes and ordinances, environmental considerations and other factors, it may not be feasible to use insurance proceeds to replace a building after it has been damaged or destroyed. Events such as these could adversely affect our ability to meet our obligations, including under the Notes.

WE ARE SUBJECT TO POTENTIAL RISKS RELATED TO CRESCENT'S TAX STATUS.

The federal income tax laws governing REITs are complex. Although we believe that Crescent is organized and will operate in a manner so as to qualify as a REIT, qualification as a REIT involves the satisfaction of numerous requirements, some of which must be met on a recurring basis. The REIT qualification requirements are extremely complicated, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, Crescent cannot be certain that it has been or will continue to be successful in operating so as to qualify as a REIT. At any time, new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT.

Crescent must comply with distribution requirements or be subject to income tax. Each year, a REIT must pay out to its shareholders at least 90% of its taxable income, other than any net capital gain on which it pays tax. To the extent that Crescent satisfies the applicable distribution requirement, but distributes less than 100% of its taxable income, it will be subject to federal corporate income tax on its undistributed taxable income. In addition, Crescent will be subject to a 4% nondeductible tax if the actual amount it pays out to its shareholders in a calendar year is less than a minimum amount specified under federal tax laws. Crescent's only source of funds to make such distributions comes from distributions from the Operating Partnership. Accordingly, we may be required to borrow money or sell assets to make distributions sufficient to enable Crescent to pay out enough of its taxable income to satisfy the applicable distribution requirement and to avoid corporate income tax and the 4% tax in a particular year.

Failure to qualify as a REIT would subject Crescent to federal income tax. If Crescent fails to qualify as a REIT in any taxable year, Crescent would be subject to federal income tax on its taxable income at regular corporate rates and possibly to the alternative minimum tax. We might need to borrow money or sell properties in order to allow Crescent to pay any such tax. If Crescent ceases to be a REIT, we no longer would be required to distribute most of our taxable income to our partners, including Crescent. Unless Crescent's failure to qualify as a REIT were excused under federal income tax laws, Crescent could not re-elect REIT status until the fifth calendar year following the year in which it failed to qualify as a REIT.

OUR ANNUAL REPORT FOR 2001 IS BEING REVIEWED BY THE COMMISSION.

In connection with Crescent Operating's solicitation of proxies for the Crescent Operating transaction and our registration statement for the issuance of shares to Crescent Operating shareholders, the Commission has notified us that it will be reviewing the annual report we filed with the Commission for the year ended December 31, 2001. As a result of the Commission's review, we may be required to make changes to our financial statements and other information, including the description of our business. While we believe that our financial statements set forth in this Prospectus have been prepared in a manner that complies, in all material respects, with GAAP and the regulations published by the Commission, in connection with its review the Commission may require us to amend our financial statements or other information we present in this Prospectus.

WE MAY INCUR MATERIAL EXPENSES OR DELAYS IN FINANCINGS OR COMMISSION FILINGS IF WE NEED TO CHANGE AUDITORS.

On March 14, 2002, our independent public accounting firm, Arthur Andersen LLP, was indicted on federal obstruction of justice charges arising from the government's investigation of Enron. Arthur Andersen has indicated that it intends to contest vigorously the indictment. As a public company, we are required to file with the Commission periodic financial statements audited or reviewed by an independent, certified public accountant. The Commission has said it will continue accepting financial statements audited by Arthur Andersen, and interim financial statements reviewed by it, so long as Arthur Andersen is able to make certain representations to its clients. Our access to the capital markets and our ability to make timely Commission filings could be impaired if the Commission ceases accepting financial statements audited by Arthur Andersen, if Arthur Andersen becomes unable to make required representations to us or if for any other reason Arthur Andersen is unable to perform required audit-related services for us in a timely manner which, in turn, may result in an event of default under some of our debt. In such case, we would promptly seek to engage other independent public accountants or take such other actions as may be necessary to enable us to maintain access to the capital markets and timely file financial reports and such actions could be disruptive to our operations and may affect the price and liquidity of our securities. Certain investors, including significant mutual funds and institutional investors, may choose not to hold or invest in securities of issuers that do not have then current financial reports available. Furthermore, relief which may be available to shareholders under the federal securities laws against auditing firms may not be available as a practical matter against Arthur Andersen should it cease to operate or should it be financially impaired.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

We sold the 2009 Private Notes on April 15, 2002 pursuant to a purchase agreement with four initial purchasers. The initial purchasers subsequently resold the 2009 Private Notes under Rule 144A, Regulation S and Rule 501(a) under the Securities Act. As part of the offering of the 2009 Private Notes, we entered into a registration rights agreement. The registration rights agreement requires, unless the exchange offer is not permitted by applicable law or Commission policy, that we:

         o use our reasonable best efforts to cause a registration statement relating to the exchange offer to become effective and the exchange offer to be consummated within six months following April 15, 2002;

         o upon effectiveness of the registration statement, commence the exchange offer and keep the exchange offer open for at least 20 business days; and

         o keep the registration statement effective until 180 days after the closing of the exchange offer.

Except as provided below, upon the completion of the exchange offer, our obligations with respect to the registration of the 2009 Private Notes will terminate. A copy of the registration rights agreement previously has been filed with the Commission as an exhibit to the registration statement, and this summary of the material provisions of the registration rights agreement does not purport to be complete. In the event the exchange offer is not consummated (or, if required, the shelf registration statement is not declared effective) on or prior to October 15, 2002, the annual interest rate on the 2009 Private Notes will increase 0.50% per annum, with respect to the first 90 days after October 15, 2002, and, in the event that the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) by the end of such 90-day period, by an additional 0.50% per annum, in each case until the exchange offer is completed or the shelf registration statement is declared effective or the 2009 Private Notes become freely tradeable under the Securities Act, up to a maximum of 1.00% per annum of additional interest. Following the completion of the exchange offer, except under limited circumstances, holders of 2009 Private Notes not properly tendered will not have any further registration rights and those 2009 Private Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the 2009 Private Notes could be adversely affected upon consummation of the exchange offer. Under the circumstances specified in the registration rights agreement, we may be required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of resales of the 2009 Private Notes. These requirements are set forth in "Description of the 2009 Exchange Notes--Registration Rights."

Based on interpretations by the Commission's staff, as set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, 2009 Exchange Notes issued pursuant to the exchange offer in exchange for 2009 Private Notes may be offered for resale, resold or otherwise transferred by a holder thereof (except by any holder which is an "affiliate" of Crescent, the Operating Partnership or Crescent Finance within the meaning of Rule 405 promulgated under the Securities Act, or by a broker-dealer who purchased 2009 Private Notes directly from the Operating Partnership and Crescent Finance to resell pursuant to Rule 144A or any other available exemption promulgated under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that those 2009 Exchange Notes are acquired in the ordinary course of business of the holder and the holder does not have an arrangement or understanding with any person to participate in the distribution of those 2009 Exchange Notes. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the 2009 Exchange Notes cannot rely on these interpretations by the Commission's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives 2009 Exchange Notes for its own account in exchange for 2009 Private Notes, where the 2009 Private Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a Prospectus in connection with any resale of the 2009 Exchange Notes it receives. See "Plan of distribution." Broker-dealers who acquired 2009 Private Notes directly from us and not as a result of market-making activities or other trading activities may not rely on the Commission staff's interpretations discussed above or participate in the exchange offer and must comply with the registration and prospectus delivery requirements of the Securities Act in order to resell the 2009 Private Notes.

The exchange offer is not being made available for the Affiliate Notes. A description of our obligation to obtain effectiveness of a "shelf" registration statement under which Mr. Rainwater, his family members and affiliates may resell the Affiliate Notes is set forth in "-- Registration rights of affiliates."

TERMS OF THE EXCHANGE OFFER

Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying letter of transmittal, we will accept for exchange any and all 2009 Private Notes that are validly tendered on or prior to 5:00 p.m. New York City time, on [ ], 2002, which is the expiration date of the exchange offer (although we have the right to extend the expiration date by following the procedures described in "--Expiration date, extensions, amendments"). We will issue $1,000 principal amount of 2009 Exchange Notes in exchange for each $1,000 principal amount of the outstanding 2009 Private Notes accepted in the exchange offer. Holders who have tendered their 2009 Private Notes may withdraw their tender of 2009 Private Notes at any time prior to 5:00 p.m. New York City time, on the expiration date. The exchange offer is not conditioned upon any minimum principal amount of 2009 Private Notes being tendered for exchange. However, the exchange offer is subject to the terms and provisions of the registration rights agreement, as described in " -- Conditions of the exchange offer."

2009 Private Notes may be tendered only in multiples of $1,000. Subject to that restriction, holders of 2009 Private Notes may tender less than the aggregate principal amount represented by the 2009 Private Notes they hold, provided that they appropriately indicate this fact on the letter of transmittal accompanying the tendered 2009 Private Notes.

The form and terms of the 2009 Exchange Notes are substantially the same as the form and terms of the 2009 Private Notes, except that the 2009 Exchange Notes have been registered under the Securities Act and will not bear legends restricting their transfer. The 2009 Exchange Notes will evidence the same debt as the 2009 Private Notes and will be issued pursuant to, and entitled to the benefits of, the indenture pursuant to which the 2009 Private Notes were issued.

As of the date of this Prospectus, $325 million in aggregate principal amount of the 2009 Private Notes is outstanding. As of April 15, 2002, Cede & Co. was the only registered holder of the 2009 Private Notes. Only a holder of the 2009 Private Notes, or such holder's legal representative or attorney-in-fact, may participate in the exchange offer. We will not fix a record date for determining holders of the 2009 Private Notes entitled to participate in the exchange offer. We believe that, as of the date of this Prospectus, no holder of the 2009 Private Notes is our affiliate, as defined in Rule 405 under the Securities Act.

We will be deemed to have accepted validly tendered 2009 Private Notes when, as and if we have given oral or written notice of acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of 2009 Private Notes and for the purpose of receiving the 2009 Exchange Notes from us.

If any tendered 2009 Private Notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this Prospectus or otherwise, the certificates for any such unaccepted 2009 Private Notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

Holders who tender 2009 Private Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of 2009 Private Notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See " -- Fees and expenses."

EXPIRATION DATE, EXTENSIONS, AMENDMENTS

The expiration date of the exchange offer will be [ ], 2002, at 5:00 p.m. New York City time, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended.

In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement thereof, in each case prior to 9:00 a.m. New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion,

         o      to delay accepting any 2009 Private Notes;

         o      to extend the exchange offer;

         o if any of the conditions set forth below under " -- Conditions of the exchange offer" shall not have been satisfied, to terminate the exchange offer; and

         o      to amend the terms of the exchange offer in any manner.

If we amend the exchange offer in a manner that we determine constitutes a material change, we will promptly disclose such amendments by means of a Prospectus Supplement that we will distribute to the registered holders of the 2009 Private Notes. Modification of the exchange offer, including, but not limited to,

         o      extension of the period during which the exchange offer is open;
                and

         o satisfaction of the conditions set forth below under " -- Conditions of the exchange offer";

may require that the exchange offer remain open for at least five business days after the modification.

ACCRUED INTEREST

The 2009 Exchange Notes will bear interest at a rate equal to 9.25% per annum, which interest shall accrue from April 15, 2002, or the last date on which interest was paid or duly provided for the 2009 Private Notes, whichever is later. See "Description of the 2009 Exchange Notes -- Principal, Maturity and Interest."

CONDITIONS OF THE EXCHANGE OFFER

Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue 2009 Exchange Notes in exchange for, any 2009 Private Notes and may terminate or amend the exchange offer if, at any time before the acceptance of the 2009 Private Notes for exchange or the exchange of the 2009 Exchange Notes for the 2009 Private Notes, we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

These conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions or may be waived by us, in whole or in part, at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which we may assert at any time from time to time.

In addition, we will not accept for exchange any 2009 Private Notes tendered, and no 2009 Exchange Notes will be issued in exchange for any tendered 2009 Private Notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement, of which this Prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act of 1939. In any such event we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

PROCEDURES FOR TENDERING 2009 PRIVATE NOTES

Only a holder of 2009 Private Notes may tender the 2009 Private Notes in the exchange offer. To tender in the exchange offer a holder must (a) except as set forth under " -- Book-entry transfer," complete, sign, and date the letter of transmittal, or a copy thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or copy to the exchange agent prior to the expiration date, or
(b) tender through DTC pursuant DTC's Automated Tender Offer Program, or ATOP. In addition, unless the holder is tendering through ATOP, (i) certificates for the 2009 Private Notes must be received by the exchange agent along with the letter of transmittal prior to the expiration date, (ii) a timely confirmation of a book-entry transfer, called a book-entry confirmation, of such 2009 Private Notes, if that procedure is available, into the exchange agent's account at DTC, which is a book-entry transfer facility, pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the letter of transmittal and other required documents must be received by the exchange agent at the address set forth under " -- The exchange agent; Assistance" prior to the expiration date.

The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their 2009 Private Notes to the exchange agent in accordance with ATOP procedures for such a transfer. DTC will then send an agent's message (as described below) to the exchange agent. Beneficial holders desiring to tender their 2009 Private Notes on the expiration date must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC, and prior to the time that the exchange offer expires, on the expiration date. The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the letter of transmittal, and that DTC may enforce such letter of transmittal, as the case may be, against such participant.

The tender by a holder that is not withdrawn before the expiration date will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

THE METHOD OF DELIVERY OF 2009 PRIVATE NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR 2009 PRIVATE NOTES SHOULD BE SENT TO US. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR THEM.

Any beneficial owner whose 2009 Private Notes are registered in the name of a broker-dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the registered owner's behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering the registered owner's 2009 Private Notes, either make appropriate arrangements to register ownership of the 2009 Private Notes in the beneficial owner's name or obtain a properly completed bond power from the registered owner. The transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution (as described below) unless 2009 Private Notes tendered pursuant to the letter are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or
(ii) for the account of an eligible institution. If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an "eligible guarantor institution" with the meaning on Rule 17Ad-15 under the Exchange Act, each of which is an "eligible institution."

If the letter of transmittal is signed by a person other than the registered holder of any 2009 Private Notes listed therein, the 2009 Private Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the 2009 Private Notes.

If the letter of transmittal or any 2009 Private Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal unless waived by us.

All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered 2009 Private Notes will be determined by us in our sole discretion, which determination shall be final and binding. The General Partner reserves the absolute right to reject any and all 2009 Private Notes not properly tendered or any 2009 Private Notes the General Partner's acceptance of which would, in the opinion of counsel to us, be unlawful. The General Partner also reserves the right to waive any defects, irregularities or conditions of tender as to particular 2009 Private Notes. The General Partner's interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of 2009 Private Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of 2009 Private Notes, neither the General Partner, Crescent, the exchange agent, nor any other person shall incur any liability for failure to give such notification. Tenders of 2009 Private Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any 2009 Private Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date ([_________], 2002, unless the exchange offer is extended).

In addition, we reserve the right in our sole discretion to purchase or make offers to purchase any 2009 Private Notes that remain outstanding after the expiration date or, as set forth under " -- Conditions to the exchange offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase 2009 Private Notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

By tendering, each holder will represent to us that, among other things, (i) any 2009 Exchange Notes to be acquired in the exchange offer will be acquired in the ordinary course of business of the person receiving such 2009 Exchange Notes,
(ii) at the time of the commencement of the exchange offer the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the 2009 Exchange Notes in violation of the provisions of the Securities Act, (iii) it is not an "affiliate" (within the meaning of Rule 405 under Securities Act) of either of the Issuers and (iv) if the holder is a broker-dealer that will receive 2009 Exchange Notes for its own account in exchange for 2009 Private Notes that were acquired as a result of market-making or other trading activities, then the holder will deliver a Prospectus in connection with any resale of such 2009 Exchange Notes.

In all cases, issuance of 2009 Exchange Notes for 2009 Private Notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for such 2009 Private Notes or a timely book-entry confirmation of such 2009 Private Notes into the exchange agent's account at the book-entry transfer facility, a properly completed and duly executed letter of transmittal (or, with respect to the DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of an agreement to be bound by the letter of transmittal), and all other required documents. If any tendered 2009 Private Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if 2009 Private Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged 2009 Private Notes will be returned without expense to the tendering holder thereof (or, in the case of 2009 Private Notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described below, such non-exchanged 2009 Private Notes will be credited to an account maintained with such book-entry transfer facility) as promptly as practicable after the expiration or termination of the exchange offer.

Each broker-dealer that receives 2009 Exchange Notes for its own account in exchange for 2009 Private Notes, where such 2009 Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such 2009 Exchange Notes. See "Plan of distribution."

ACCEPTANCE OF 2009 PRIVATE NOTES FOR EXCHANGE; DELIVERY OF 2009 EXCHANGE NOTES

Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept any and all 2009 Private Notes that are properly tendered in the exchange offer prior to 5:00 p.m. New York City time, on the expiration date. The 2009 Exchange Notes issued pursuant to the exchange offer will be delivered promptly after acceptance of the 2009 Private Notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered 2009 Private Notes, when, as and if we have given oral or written notice of acceptance to the exchange agent.

In all cases, issuances of 2009 Exchange Notes for 2009 Private Notes that are accepted for exchange pursuant to the exchange offer will be made only after the exchange agent timely receives such 2009 Private Notes, a properly completed and duly executed letter of transmittal and all other required documents; provided, however, we reserve the absolute right to waive any defects or irregularities in the tender or conditions of the exchange offer. If we do not accept any tendered 2009 Private Notes for any reason, we will return the unaccepted 2009 Private Notes without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFER

The exchange agent will make a request to establish an account with respect to the 2009 Private Notes at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of 2009 Private Notes being tendered by causing the book-entry transfer facility to transfer the 2009 Private Notes into the exchange agent's account at the book-entry transfer facility in accordance with the book-entry transfer facility's procedures for transfer. Although delivery of 2009 Private Notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the exchange agent at the address set forth under " -- The exchange agent; Assistance" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

Holders who are tendering by book-entry transfer to the exchange agent's account at DTC may execute their tender through ATOP by transmitting their acceptance to DTC in accordance with DTC's ATOP procedures. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent's account at DTC and send an agent's message to the exchange agent. Delivery of the agent's message by DTC to the exchange agent will satisfy the terms of the exchange offer in lieu of execution and delivery of a letter of transmittal by the participant identified in the agent's message. Accordingly, the letter of transmittal need not be completed by a holder tendering through ATOP.

GUARANTEED DELIVERY PROCEDURES

Holders who wish to tender their 2009 Private Notes and whose 2009 Private Notes are not immediately available, or who cannot deliver their 2009 Private Notes or any other documents required by the letter of transmittal to the exchange agent prior to the expiration date, may tender their 2009 Private Notes according to the guaranteed delivery procedures set forth in the letter of transmittal. Pursuant to those procedures:

         (1) the holder tenders through an eligible institution and signs a notice of guaranteed delivery;

         (2) on or prior to the expiration date, the exchange agent receives from the holder and the eligible institution a written or facsimile copy of a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, setting forth the name and address of the holder, the certificate number or numbers of the tendered 2009 Private Notes, and the principal amount of tendered 2009 Private Notes, stating that the tender is being made thereby and guaranteeing that, within five business days after the date of delivery of the notice of guaranteed delivery, the tendered 2009 Private Notes, a duly executed letter of transmittal and any other required documents will be deposited by the eligible institution with the exchange agent; and

         (3) such properly completed and executed documents required by the letter of transmittal and the tendered 2009 Private Notes in proper form for transfer are received by the exchange agent within five business days after the expiration date.

Any holder who wishes to tender 2009 Private Notes pursuant to the guaranteed delivery procedures described above must ensure that the exchange agent receives the notice of guaranteed delivery and letter of transmittal relating to those 2009 Private Notes prior to 5:00 p.m., New York City time, on the expiration date.

WITHDRAWAL RIGHTS

FHolders may withdraw tenders of 2009 Private Notes at any time prior to 5:00 p.m. New York City time, on the expiration date. For the withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at its address set forth in " -- The exchange agent; Assistance." The notice of withdrawal must:

    o specify the name of the person, the depositor, who tendered the 2009 Private Notes to be withdrawn, or, in the case of 2009 Private Notes tendered by book-entry transfer, the name of the participant for whose account the 2009 Private Notes were tendered and the participant's account number at DTC to be credited with the withdrawn 2009 Private Notes;

    o identify the 2009 Private Notes to be withdrawn, including the certificate number or numbers and principal amount of withdrawn 2009 Private Notes;

    o be signed by the holder in the same manner as the original signature on the letter of transmittal by which the 2009 Private Notes were tendered, including any required signature guarantees, or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an eligible institution together with the other documents required upon transfer by the indenture, or, in the case of 2009 Private Notes tendered by a DTC participant through ATOP, be signed by such participant in the same manner as the participant's name is listed on the applicable agent's message; and

    o specify the name in which the 2009 Private Notes are to be registered, if different from the person who deposited the 2009 Private Notes, pursuant to the documents of transfer.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices in our sole discretion. The 2009 Private Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any 2009 Private Notes which have been tendered for exchange but which are withdrawn will be returned to their holder, without cost to such holder, as soon as practicable after withdrawal. Properly withdrawn 2009 Private Notes may be retendered by following one of the procedures described under " -- Procedures for tendering 2009 Private Notes" at any time on or prior to the expiration date.

THE EXCHANGE AGENT; ASSISTANCE

UMB Bank, N.A. is the exchange agent. All tendered 2009 Private Notes, executed letters of transmittal and other related documents should be directed to the exchange agent. Questions and requests for assistance and requests for additional copies of this Prospectus, the letter of transmittal and other related documents should be addressed to the exchange agent as follows:

By Registered or Certified Mail:                By Hand or Overnight Courier:

UMB Bank, N.A.                                  UMB Bank, N.A.
c/o HSBC Bank USA                               c/o HSBC Bank USA
110 William Street                              110 William Street
New York, New York 10038                        New York, New York 10038
Facsimile: (718) 488-4488                       Facsimile: (718) 488-4488
Telephone: (718) 488-4472                       Telephone: (718) 488-4472

Copy to:                                        Copy to:

UMB Bank, N.A.                                  UMB Bank, N.A.
Corporate Trust Division                        Corporate Trust Division
2 S. Broadway, Suite 435                        2 S. Broadway, Suite 435
St. Louis, MO  63102                            St. Louis, MO  63102
Facsimile: (314) 612-8499                       Facsimile:  (314) 612-8499
Telephone: (314) 612-8483                       Telephone:  (314) 612-8483


FEES AND EXPENSES

We will bear all expenses incident to the consummation of the exchange offer and compliance with the registration rights agreement, including, without limitation: (1) all Commission, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (2) all fees and expenses incurred in connection with compliance with state securities or Blue Sky laws (including reasonable fees and disbursements of counsel for any underwriters or holders in connection with Blue Sky qualification of any Notes), (3) all expenses of any persons in preparing or assisting in preparing, word processing, printing and distributing any registration statement, any prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this exchange offer, (4) all rating agency fees, (5) all fees and disbursements relating to the qualification of the indenture under applicable securities laws, (6) the fees and disbursements of the trustee and its counsel, (7) the fees and disbursements of our counsel and, in the case of a shelf registration statement, the reasonable fees and disbursements of one counsel for the holders (which counsel shall be selected by the holders of a majority, not including the us or our affiliates, of the aggregate outstanding Notes ) and (8) the fees and disbursements of our independent public accountants, including the expenses of any special audits or "comfort" letters required by or incident to the performance of and compliance with this the exchange offer, but excluding fees and expenses of counsel to the underwriters (other than reasonable fees and expenses set forth in clause (2) above) or the holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of the 2009 Private Notes by a holder of the 2009 Private Notes.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

We will pay all transfer taxes, if any, applicable to the exchange of 2009 Private Notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of 2009 Private Notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF A HOLDER'S FAILURE TO EXCHANGE 2009 PRIVATE NOTES

Following the completion of the exchange offer, holders of 2009 Private Notes who did not tender their 2009 Private Notes, or who did not properly tender their 2009 Private Notes, will not have any further registration rights, except under limited circumstances, and such 2009 Private Notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for a holder's 2009 Private Notes could be adversely affected upon expiration of the exchange offer if the holder elects to not participate in the exchange offer.

ACCOUNTING TREATMENT

We will record the 2009 Exchange Notes at the same carrying value as the 2009 Private Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize expenses of the exchange offer over the term of the 2009 Exchange Notes.

REGISTRATION RIGHTS OF AFFILIATES

At the time of our April 2002 note offering, we entered into a registration rights agreement with Richard E. Rainwater, the Chairman of the Board of Trust Managers of Crescent, and certain of his family members and affiliates, to whom we collectively refer as the Affiliate Purchasers, with respect to $50.0 million in 9.25% Senior Notes due 2009 purchased by the Affiliate Purchasers. Pursuant to that registration rights agreement, we agreed for the benefit of the Affiliate Purchasers that we will use our reasonable best efforts to file with the Commission and cause to become effective a shelf registration statement relating to the resale of the notes they purchased and to keep that shelf registration statement effective until the earliest of the expiration of the time period referred to in Rule 144(k) under the Securities Act, the date on which all of the applicable notes covered by the shelf registration statement have been sold or the date on which none of the applicable notes are outstanding. Under the terms of the registration rights agreement, we are prohibited from allowing the shelf registration statement to go effective, and therefore be usable by the Affiliate Purchasers, until after completion of the exchange offer. However, if we do not cause the shelf registration statement to become effective on or before October 15, 2002, the annual interest rate of the Affiliate Notes will increase by 0.50% per annum with respect to the first 90 days following October 15, 2002, and, if the shelf registration statement is not effective by the end of that 90-day period, by an additional 0.50% per annum, in each case until the shelf registration statement is declared effective.

                       RATIO OF EARNINGS TO FIXED CHARGES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)


                                                                             THREE MONTHS ENDED       YEAR ENDED DECEMBER 31,
                                                                               MARCH 31, 2002      2001       2000         1999
                                                                             ------------------  --------   --------     --------
Income before income taxes, minority interests, discontinued operations,
cumulative effect of a change in accounting principle and extraordinary item     $ 30,394        $ 56,844   $324,344     $ 13,343
Interest Expense                                                                   42,272         182,410    203,197      192,033
Amortization of Deferred Financing Costs                                            2,320           9,327      9,497       10,283
                                                                                 --------        --------   --------     --------
Earnings                                                                         $ 74,986        $248,581   $537,038     $215,659
                                                                                 ========        ========   ========     ========

Interest Expense                                                                 $ 42,272        $182,410   $203,197     $192,033
Capitalized Interest                                                                1,152           1,320      1,372           --
Amortization of Deferred Financing Costs                                            2,320           9,327      9,497       10,283
GMAC Preferred Dividend                                                             3,659          19,015     16,371           --
                                                                                 --------        --------   --------     --------
Fixed Charges                                                                    $ 49,403        $212,072   $230,437     $202,316
                                                                                 ========        ========   ========     ========

Ratio of Earnings to Fixed Charges                                                   1.52            1.17       2.33         1.07
                                                                                 --------        --------   --------     --------

                                 CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2002. The table should be read in conjunction with "Selected historical financial information," "Use of proceeds," "Management's discussion and analysis of financial condition and results of operations" and our financial statements and the notes to the financial statements included elsewhere in this Prospectus.


(IN MILLIONS)                       As of March 31, 2002
                                    --------------------
Cash and Cash Equivalents .........     $   62.4
                                        ========
Debt (including current portion)
   Fleet Facility .................     $  334.5(1)(2)
   Mortgage Debt ..................      1,630.4
   Notes due 2002 .................        150.0(2)
   Notes due 2007 .................        250.0
   New Notes due 2009 .............           --
   Other Debt .....................         15.5
                                        --------
Total Debt ........................      2,380.4
Partners' Capital .................      1,734.2
                                        --------
Total Capitalization ..............     $4,114.6
                                        --------

----------

(1) As of May 22, 2002, we had $108.0 million of outstanding borrowings under the Fleet Facility.

(2) We expect to use borrowings under the Fleet Facility from time to time to repay or repurchase our $150 million of public notes due September 2002, of which approximately $52.4 million have been repurchased to date.

                             BUSINESS OF THE COMPANY

ORGANIZATION

We are a Delaware limited partnership formed under the terms of a limited partnership agreement dated February 9, 1994. We are controlled by Crescent through Crescent's ownership of all of the outstanding stock of the General Partner. The General Partner owns a 1% general partner interest in us. In addition, Crescent owns an approximately 89% limited partner interest in us, with the remaining approximately 10% limited partner interest held by other limited partners.

All of our limited partners, other than Crescent, own, in addition to limited partner interests, units. Each unit entitles the holder to exchange the unit (and the related limited partner interest) for two common shares of Crescent or, at Crescent's option, an equivalent amount of cash. For purposes of this Prospectus, the term "unit" or "unit of partnership interest" refers to the limited partner interest and, if applicable, related units held by a limited partner.

Crescent owns its assets and carries on its operations and other activities through the Operating Partnership and its other subsidiaries. Our limited partnership agreement acknowledges that all of Crescent's operating expenses are incurred for our benefit and provides that we will reimburse Crescent for all of these expenses. Accordingly, we reimburse Crescent's expenses.

OUR BUSINESS

As of March 31, 2002, our assets and operations were composed of four major investment segments:

         o      Office Segment;

         o      Resort/Hotel Segment;

         o      Residential Development Segment; and

         o      Temperature-Controlled Logistics Segment.

A table that lists our principal subsidiaries and the Properties owned by such subsidiaries is included in Note 1 to the unaudited financial statements appearing in this Prospectus.

A table that lists our ownership in significant unconsolidated companies or equity investments and the four Office Properties in which we owned an interest through these unconsolidated companies or equity investments and our ownership interests in the Residential Development Segment and the Temperature-Controlled Logistics Segment is included in Note 7 to the unaudited financial statements appearing in this Prospectus.

A table showing total revenues, funds from operations, and equity in net income of unconsolidated companies for each of these investment segments for the years ended December 31, 2001, 2000 and 1999 and identifiable assets for each of these investment segments at December 31, 2001 and 2000 is included in Note 3 to the audited financial statements appearing in this Prospectus and for each of these investment segments for the three months ended March 31, 2002 and 2001 is included in Note 6 to the unaudited financial statements appearing in this Prospectus.

INDUSTRY SEGMENTS

OFFICE SEGMENT

OWNERSHIP STRUCTURE

As of March 31, 2002, we owned or had an interest in 76 office properties, including three retail properties, which we call the Office Properties, located in 26 metropolitan submarkets in six states, with an aggregate of approximately
28.4 million net rentable square feet. We, as lessor, have retained substantially all of the risks and benefits of ownership of the Office Properties and account for our leases as operating leases. Additionally, we provide management and leasing services for some of our Office Properties.

Our Office Properties are located primarily in the Dallas/Fort Worth, Houston and Austin, Texas and Denver, Colorado metropolitan areas. As of March 31, 2002, our Office Properties in Dallas/Fort Worth and Houston represented an aggregate of approximately 78% of our office portfolio based on total net rentable square feet (41% for Dallas/Fort Worth and 37% for Houston).

In pursuit of management's objective to dispose of non-strategic and non-core assets, five of our fully consolidated Office Properties were disposed of during the year ended December 31, 2001. We completed the sale of the two Washington Harbour Office Properties located in Washington, D.C. The Woodlands Office Equities -- '95 Limited, owned by us and the Woodlands Commercial Properties Company, L.P., sold three Office Properties located within The Woodlands, Texas. In addition, we disposed of one more fully consolidated Office Property, Cedar Springs Plaza in Dallas, Texas, during the three months ended March 31, 2002.

The following table shows, as of March 31, 2002, certain information about our Office Properties. In the table below "CBD" means central business district. Based on rental revenues from office leases in effect as of March 31, 2002, no single customer accounted for more than 5% of our total Office Segment rental revenues for the quarter ended March 31, 2002.

                                                                                                                      WEIGHTED
                                                                                                                      AVERAGE
                                                                                              NET                   FULL-SERVICE
                                                                                            RENTABLE                 RENTAL RATE
                                        NO. OF                                  YEAR          AREA      PERCENT      PER LEASED
          STATE, CITY, PROPERTY       PROPERTIES        SUBMARKET             COMPLETED     (SQ. FT.)    LEASED      SQ. FT. (1)
          ---------------------       ----------        ---------             ---------     ---------   -------      ----------

TEXAS
  DALLAS
    Bank One Center(2)                       1    CBD                              1987     1,530,957         82%     $    23.58
    The Crescent Office Towers               1    Uptown/Turtle Creek              1985     1,204,670         99           33.45
    Fountain Place                           1    CBD                              1986     1,200,266         97           20.91
    Trammell Crow Center(3)                  1    CBD                              1984     1,128,331         87           24.99
    Stemmons Place                           1    Stemmons Freeway                 1983       634,381         88           17.57
    Spectrum Center(4)                       1    Far North Dallas                 1983       598,250         85           24.31
    Waterside Commons                        1    Las Colinas                      1986       458,906        100           20.61
    125 E. John Carpenter Freeway            1    Las Colinas                      1982       446,031         82           29.86
    Reverchon Plaza                          1    Uptown/Turtle Creek              1985       374,165         53           21.77
    The Aberdeen                             1    Far North Dallas                 1986       320,629        100           19.14
    MacArthur Center I & II                  1    Las Colinas                 1982/1986       298,161         92           24.35
    Stanford Corporate Centre                1    Far North Dallas                 1985       275,372         72           23.91
    12404 Park Central                       1    LBJ Freeway                      1987       239,103        100           22.46
    Palisades Central II                     1    Richardson/Plano                 1985       237,731        100           21.48
    3333 Lee Parkway                         1    Uptown/Turtle Creek              1983       233,543         49           23.09
    Liberty Plaza I & II                     1    Far North Dallas            1981/1986       218,813         99           16.72
    The Addison                              1    Far North Dallas                 1981       215,016         99           20.30
    Palisades Central I                      1    Richardson/Plano                 1980       180,503         97           21.58
    Greenway II                              1    Richardson/Plano                 1985       154,329        100           22.60
    Greenway I & IA                          2    Richardson/Plano                 1983       146,704        100           22.78
    Addison Tower                            1    Far North Dallas                 1987       145,886         90           21.30
    5050 Quorum                              1    Far North Dallas                 1981       133,799         87           20.57
    Las Colinas Plaza                        1    Las Colinas                      1987       134,953         95           21.11
    Crescent Atrium Retail                   1    Uptown/Turtle Creek              1985        94,852         97           29.55
                                      --------                                             ----------  ---------      ----------
     Subtotal/Weighted Average              25                                             10,605,351         89%     $    23.83
                                      --------                                             ----------  ---------      ----------

  FORT WORTH
    Carter Burgess Plaza                     1    CBD                              1982       954,895         88%(9)  $    17.08
                                      --------                                             ----------  ---------      ----------

  HOUSTON
    Greenway Plaza Office
      Portfolio                             10    Richmond-Buffalo            1969-1982     4,348,052         92%     $    20.84
                                                  Speedway
    Houston Center                           3    CBD                         1974-1983     2,764,417         96           22.33
    Post Oak Central                         3    West Loop/Galleria          1974-1981     1,279,759         86           19.92
    The Woodlands Office
      Properties(5)                          8    The Woodlands               1980-1996       561,989         89(9)        18.27
    Four Westlake Park(6)                    1    Katy Freeway                     1992       561,065        100           22.15
    Three Westlake Park                      1    Katy Freeway                     1983       414,792         95           23.11
    1800 West Loop South                     1    West Loop/Galleria               1982       399,777         65           20.01
    The Park Shops                           1    CBD                              1983       190,729         78           23.16
                                      --------                                             ----------  ---------      ----------
     Subtotal/Weighted Average              28                                             10,520,580         92%     $    21.20
                                      --------                                             ----------  ---------      ----------

                                                                                                                      WEIGHTED
                                                                                                                      AVERAGE
                                                                                              NET                   FULL-SERVICE
                                                                                            RENTABLE                 RENTAL RATE
                                        NO. OF                                  YEAR          AREA      PERCENT      PER LEASED
          STATE, CITY, PROPERTY       PROPERTIES        SUBMARKET             COMPLETED     (SQ. FT.)    LEASED      SQ. FT. (1)
          ---------------------       ----------        ---------             ---------     ---------   -------      ----------
  AUSTIN
    Frost Bank Plaza                         1    CBD                              1984       433,024         96%          25.77
    301 Congress Avenue(7)                   1    CBD                              1986       418,338         82           27.44
    Bank One Tower(6)                        1    CBD                              1974       389,503         95           25.31
    Austin Centre                            1    CBD                              1986       343,664         86           28.00
    The Avallon I; II; III; IV; V;           3    Northwest                   1993/1997       318,217         87(9)        25.11
    Barton Oaks Plaza One                    1    Southwest                        1986        98,955        100           27.50
                                     ---------                                             ----------  ---------      ----------
     Subtotal/Weighted Average               8                                              2,001,701         90%     $    26.32
                                     ---------                                             ----------  ---------      ----------

COLORADO
  DENVER
    MCI Tower                                1    CBD                              1982       550,805         58%          21.72
    Ptarmigan Place                          1    Cherry Creek                     1984       418,630         98           20.18
    Regency Plaza One                        1    Denver Technology Center         1985       309,862         91           25.12
    55 Madison                               1    Cherry Creek                     1982       137,176         98           21.36
    The Citadel                              1    Cherry Creek                     1987       130,652         96(9)        24.22
    44 Cook                                  1    Cherry Creek                     1984       124,174         90           20.99
                                     ---------                                             ----------  ---------      ----------
     Subtotal/Weighted Average               6                                              1,671,299         83%     $    22.10
                                     ---------                                             ----------  ---------      ----------

  COLORADO SPRINGS
    Briargate Office and
     and Research Center                     1    Colorado Springs                 1988       258,766         64%(9)       20.88
                                     ---------                                             ----------  ---------      ----------

FLORIDA
  MIAMI
    Miami Center                             1    CBD                              1983       782,211         95%          27.84
    Datran Center                            2    South Dade/Kendall          1986/1988       476,412         93           24.12
                                     ---------                                             ----------  ---------      ----------
     Subtotal/Weighted Average               3                                              1,258,623         94%     $    26.46
                                     ---------                                             ----------  ---------      ----------

ARIZONA
  PHOENIX
    Two Renaissance Square                   1    Downtown/CBD                     1990       476,373         99%          25.96
    6225 North 24th Street                   1    Camelback Corridor               1981        86,451         34           24.16
                                     ---------                                             ----------  ---------      ----------
     Subtotal/Weighted Average               2                                                562,824         89%     $    25.85
                                     ---------                                             ----------  ---------      ----------

NEW MEXICO
  ALBUQUERQUE
    Albuquerque Plaza                        1    CBD                              1990       366,236         85%          18.91
                                     ---------                                             ----------  ---------      ----------

CALIFORNIA
  SAN DIEGO
    Chancellor Park(8)                       1    University Town Center           1988       195,733         81%          28.57
                                     ---------                                             ----------  ---------      ----------

     TOTAL/WEIGHTED AVERAGE                 76                                             28,396,008         89%(9)  $    22.81(10)
                                     =========                                             ==========  =========      ==========


(1) Calculated based on base rent payable as of March 31, 2002, without giving effect to free rent or scheduled rent increases that would be taken into account under GAAP and including adjustments for expenses payable by or reimbursable from customers.

(2) We have a 49.5% limited partner interest and a 0.5% general partner interest in the partnership that owns Bank One Center.

(3) We own the principal economic interest in Trammell Crow Center through its ownership of fee simple title to the Property (subject to a ground lease and a leasehold estate regarding the building) and two mortgage notes encumbering the leasehold interests in the land and building.

(4) We own the principal economic interest in Spectrum Center through an interest in Crescent Spectrum Center, L.P. which owns both the mortgage notes secured by Spectrum Center and the ground lessor's interest in the land underlying the office building.

(5) We have a 75% limited partner interest and an approximate 10% indirect general partner interest in the partnership that owns the eight Office Properties that comprise The Woodlands Office Properties.

(6) We have a 0.1% general partner interest and a 19.9% limited partner interest in the partnerships that own Four Westlake Park and Bank One Tower.

(7) We have a 1% general partner interest and a 49% limited partner interest in the partnership that owns 301 Congress Avenue.

(8) We own Chancellor Park through its ownership of a mortgage note secured by the building and through its direct and indirect interests in the partnership, which owns the building.

(9) Leases have been executed at certain Office Properties but had not commenced as of March 31, 2002. If such leases had commenced as of March 31, 2002, the percent leased for all Office Properties would have been 91%. The total percent leased for these Properties would have been as follows:
     Carter Burgess Plaza - 96%; The Woodlands Office Properties - 92%; The Citadel - 100%; Avallon - 100%; and Briargate Office and Research Center - 73%.

(10) The weighted average full-service rental rate per square foot calculated based on base rent payable for our Office Properties as of March 31, 2002, giving effect to free rent and scheduled rent increases that would be taken into consideration under GAAP and including adjustments for expenses payable by or reimbursed from customers is $22.94.

The following table provides information, as of March 31, 2002, for our Office Properties by state, city and submarket.


                                                                                                                       WEIGHTED
                                                                          PERCENT                       OPERATING       AVERAGE
                                                           PERCENT OF    LEASED AT         OFFICE      PARTNERSHIP      QUOTED
                                                TOTAL        TOTAL       OPERATING        SUBMARKET     SHARE OF       MARKET
                                              OPERATING    OPERATING    PARTNERSHIP        PERCENT       OFFICE      RENTAL RATE
                                  NUMBER OF  PARTNERSHIP  PARTNERSHIP      OFFICE          LEASED/      SUBMARKET    PER SQUARE
      STATE, CITY, SUBMARKET     PROPERTIES     NRA(1)       NRA(1)      PROPERTIES      OCCUPIED(2)    NRA(1)(2)    FOOT(2)(3)
      ----------------------     ----------  -----------  -----------   -----------      -----------   -----------   -----------


CLASS A OFFICE PROPERTIES
TEXAS
 DALLAS
   CBD                                    3    3,859,554           13%           88%              85%           21%        19.61
   Uptown/Turtle Creek                    4    1,907,230            7            84               86            32         23.43
   Far North Dallas                       7    1,907,765            7            89               79            14         23.99
   Las Colinas                            4    1,338,051            5            92               82            10         22.83
   Richardson/Plano                       5      719,267            2            99               90            13         21.33
   Stemmons Freeway                       1      634,381            2            88               88            26         25.36
   LBJ Freeway                            1      239,103            1           100               75             3         21.37
                                 ----------   ----------   ----------    ----------       ----------    ----------    ----------
     Subtotal/Weighted Average           25   10,605,351           37%           89%              82%           15%        21.99
                                 ----------   ----------   ----------    ----------       ----------    ----------    ----------

 FORT WORTH
   CBD                                    1      954,895            3%           88%(6)           96%           26%        22.59
                                 ----------   ----------   ----------    ----------       ----------    ----------    ----------

 HOUSTON
   CBD                                    4    2,955,146           10%           95%(6)           93%           13%        23.11
   Richmond-Buffalo Speedway              7    3,674,888           13            94               92            72         21.43
   West Loop/Galleria                     4    1,679,536            6            81               85            11         21.19
   Katy Freeway                           2      975,857            3            98               93            14         20.34
   The Woodlands                          6      427,364            2            87               87            30         20.63
                                 ----------   ----------   ----------    ----------       ----------    ----------    ----------
     Subtotal/Weighted Average           23    9,712,791           34%           92%              90%           19%        21.75
                                 ----------   ----------   ----------    ----------       ----------    ----------    ----------

AUSTIN
   CBD                                    4    1,584,529            6%           90%              85%           30%        28.21
   Northwest                              3      318,217            1            87(6)            81             5         23.08
   Southwest                              1       98,955           --           100               97             3         22.17
                                 ----------   ----------   ----------    ----------       ----------    ----------    ----------
     Subtotal/Weighted Average            8    2,001,701            7%           90%              86%           13%        27.10
                                 ----------   ----------   ----------    ----------       ----------    ----------    ----------

COLORADO
 DENVER
   Cherry Creek                           4      810,632            3%           96%             N/A(7)        N/A(7)        N/A(7)
   CBD                                    1      550,805            2            58              N/A(8)        N/A(8)        N/A(8)
   Denver Technology Center               1      309,862            1            91              N/A(8)        N/A(8)        N/A(8)
                                 ----------   ----------   ----------    ----------       ----------    ----------    ----------
     Subtotal/Weighted Average            6    1,671,299            6%           83%             N/A(8)        N/A(8)        N/A(8)
                                 ----------   ----------   ----------    ----------       ----------    ----------    ----------

 COLORADO SPRINGS
   Colorado Springs(6)                    1      258,766            1%           64%              86%            5%        20.60
                                 ----------   ----------   ----------    ----------       ----------    ----------    ----------

FLORIDA
 MIAMI
   CBD                                    1      782,211            3%           95%              95%           25%        31.46
   South Dade/Kendall                     2      476,412            2            93               81            79         24.97
                                 ----------   ----------   ----------    ----------       ----------    ----------    ----------
     Subtotal/Weighted Average            3    1,258,623            5%           94%              93%           34%        29.00
                                 ----------   ----------   ----------    ----------       ----------    ----------    ----------

ARIZONA
 PHOENIX
   Downtown/CBD                           1      476,373            2%           99%              87%           18%        25.73
   Camelback Corridor                     1       86,451           --            34               81             2         25.88
                                 ----------   ----------   ----------    ----------       ----------    ----------    ----------
     Subtotal/Weighted Average            2      562,824            2%           89%              83%            8%        25.75
                                 ----------   ----------   ----------    ----------       ----------    ----------    ----------


                                              WEIGHTED
                                              AVERAGE
                                              OPERATING
                                  OPERATING  PARTNERSHIP
                                 ARTNERSHIP     FULL-
                                   QUOTED     SERVICE
                                   RENTAL      RENTAL
                                  RATE PER    RATE PER
                                   SQUARE      SQUARE
   STATE, CITY, SUBMARKET         FOOT(4)      FOOT(5)
   ----------------------        ----------  -----------


CLASS A OFFICE PROPERTIES
TEXAS
 DALLAS
   CBD                                25.32        23.06
   Uptown/Turtle Creek                32.58        31.08
   Far North Dallas                   23.67        21.31
   Las Colinas                        24.08        24.20
   Richardson/Plano                   22.60        22.02
   Stemmons Freeway                   18.80        17.57
   LBJ Freeway                        22.50        22.46
                                 ----------   ----------
     Subtotal/Weighted Average        25.54        23.83
                                 ----------   ----------

 FORT WORTH
   CBD                                21.80        17.08
                                 ----------   ----------

 HOUSTON
   CBD                                27.01        22.37
   Richmond-Buffalo Speedway          21.92        21.49
   West Loop/Galleria                 21.29        19.93
   Katy Freeway                       24.86        22.55
   The Woodlands                      18.76        18.63
                                 ----------   ----------
     Subtotal/Weighted Average        23.52        21.53
                                 ----------   ----------

AUSTIN
   CBD                                30.51        26.47
   Northwest                          28.13        25.11
   Southwest                          26.59        27.50
                                 ----------   ----------
     Subtotal/Weighted Average        29.94        26.32
                                 ----------   ----------

COLORADO
 DENVER
   Cherry Creek                       23.48        21.14
   CBD                                25.00        21.72
   Denver Technology Center           26.00        25.12
                                 ----------   ----------
     Subtotal/Weighted Average        24.45        22.10
                                 ----------   ----------

 COLORADO SPRINGS
   Colorado Springs(6)                20.85        20.88
                                 ----------   ----------

FLORIDA
 MIAMI
   CBD                                30.70        27.84
   South Dade/Kendall                 23.96        24.12
                                 ----------   ----------
     Subtotal/Weighted Average        28.15        26.46
                                 ----------   ----------

ARIZONA
 PHOENIX
   Downtown/CBD                       24.50        25.96
   Camelback Corridor                 21.50        24.16
                                 ----------   ----------
     Subtotal/Weighted Average        24.04        25.85
                                 ----------   ----------

                                                                          PERCENT                       OPERATING
                                                           PERCENT OF    LEASED AT       OFFICE        PARTNERSHIP
                                                TOTAL        TOTAL       OPERATING      SUBMARKET        SHARE OF
                                              OPERATING    OPERATING    PARTNERSHIP      PERCENT         OFFICE
                                  NUMBER OF  PARTNERSHIP  PARTNERSHIP      OFFICE        LEASED/        SUBMARKET
      STATE, CITY, SUBMARKET     PROPERTIES     NRA(1)       NRA(1)      PROPERTIES    OCCUPIED(2)      NRA(1)(2)
      ----------------------     ----------  -----------  -----------   -----------    ----------      -----------

NEW MEXICO
 ALBUQUERQUE
   CBD                                    1      366,236            1%           85%           89%              64%
                                 ----------   ----------   ----------    ----------    ----------       ----------

CALIFORNIA
 SAN DIEGO
   University Town Center                 1      195,733            1%           81%           83%               6%
                                 ----------   ----------   ----------    ----------    ----------       ----------

     CLASS A OFFICE PROPERTIES

       SUBTOTAL/WEIGHTED
       AVERAGE                           71   27,588,219           96%           90%           86%(9)           16%(9)
                                 ==========   ==========   ==========    ==========    ==========       ==========

CLASS B OFFICE PROPERTIES
TEXAS
 HOUSTON
   Richmond-Buffalo Speedway              3      673,164            2%           81%           85%              24%
   The Woodlands                          2      134,625            1%           98%           67%               9%
                                 ----------   ----------   ----------    ----------    ----------       ----------
     Subtotal/Weighted Average            5      807,789            3%           84%           79%              19%
                                 ----------   ----------   ----------    ----------    ----------       ----------

     CLASS B OFFICE PROPERTIES
       SUBTOTAL/WEIGHTED
       AVERAGE                            5      807,789            3%           84%           79%              19%
                                 ==========   ==========   ==========    ==========    ==========       ==========
     CLASS A AND CLASS B
       OFFICE PROPERTIES
       TOTAL/WEIGHTED AVERAGE            76   28,396,008          100%           89%           86%(8)           16%(8)
                                 ==========   ==========   ==========    ==========    ==========       ==========


                                                                WEIGHTED
                                                                AVERAGE
                                                                OPERATING
                                   WEIGHTED        OPERATING  PARTNERSHIP
                                    AVERAGE      PARTNERSHIP     FULL-
                                    QUOTED          QUOTED      SERVICE
                                    MARKET          RENTAL       RENTAL
                                 RENTAL RATE       RATE PER     RATE PER
                                  PER SQUARE        SQUARE       SQUARE
      STATE, CITY, SUBMARKET      FOOT(2)(3)        FOOT(4)      FOOT(5)
      ----------------------     -----------     -----------  -----------

NEW MEXICO
 ALBUQUERQUE
   CBD                                 18.15           18.00        18.91
                                  ----------      ----------   ----------

CALIFORNIA
 SAN DIEGO
   University Town Center              37.80           35.50        28.57
                                  ----------      ----------   ----------

     CLASS A OFFICE PROPERTIES

       SUBTOTAL/WEIGHTED
       AVERAGE                         22.81(9)        24.96        22.97
                                  ==========      ==========   ==========

CLASS B OFFICE PROPERTIES
TEXAS
 HOUSTON
   Richmond-Buffalo Speedway           17.84           17.59        16.66
   The Woodlands                       17.23           16.43        17.25
                                  ----------      ----------   ----------
     Subtotal/Weighted Average         17.74           17.40        16.78
                                  ----------      ----------   ----------

     CLASS B OFFICE PROPERTIES
       SUBTOTAL/WEIGHTED
       AVERAGE                         17.74           17.40        16.78
                                  ==========      ==========   ==========
     CLASS A AND CLASS B
       OFFICE PROPERTIES
       TOTAL/WEIGHTED AVERAGE          22.66(8)        24.75        22.81(9)
                                  ==========      ==========   ==========


----------

(1)  NRA means net rentable area in square feet.

(2) Market information is for Class A office space under the caption "Class A Office Properties" and market information is for Class B office space under the caption "Class B Office Properties." Sources are CoStar Group (for the Dallas CBD, Uptown/Turtle Creek, Far North Dallas, Las Colinas, Richardson/Plano, Stemmons Freeway, LBJ Freeway, Fort Worth CBD, Houston Richmond-Buffalo Speedway, Houston CBD, West Loop/Galleria, and Katy Freeway submarkets), The Woodlands Operating Company, L.P. (for The Woodlands submarket), CoStar Group (for the Austin CBD, Northwest and Southwest submarkets), Turner Commercial Research (for the Colorado Springs market), Grubb and Ellis Company (for the Phoenix Downtown/CBD and Camelback Corridor), Building Interests, Inc. (for the Albuquerque CBD submarket), RealData Information Systems, Inc. (for the Miami CBD and South Dade/Kendall submarkets) and John Burnham & Company (for the San Diego University Town Centre submarket). This table includes market information as of December 31, 2001, except for the Dallas, Houston, and Austin markets, for which market information is as of March 31, 2002.

(3) Represents full-service quoted market rental rates. These rates do not necessarily represent the amounts at which available space at the Office Properties will be leased. The weighted average subtotals and total are based on total net rentable square feet of our Office Properties in the submarket.

(4) Represents weighted average rental rates per square foot quoted by us, based on total net rentable square feet of our Office Properties in the submarket, adjusted, if necessary, based on management estimates, to equivalent full-service quoted rental rates to facilitate comparison to weighted average Class A or Class B, as the case may be, quoted submarket full-service rental rates per square foot. These rates do not necessarily represent the amounts at which available space at our Office Properties will be leased.

(5) Calculated based on base rent payable for our Office Properties in the submarket, without giving effect to free rent or scheduled rent increases that would be taken into account under GAAP and including adjustments for expenses payable by or reimbursed from customers, divided by total net rentable square feet of our Office Properties in the submarket.

(6) Leases have been executed at certain Office Properties in these submarkets but had not commenced as of March 31, 2002. If such leases had commenced as of March 31, 2002, the percent leased for all Office Properties in our submarkets would have been 91%. The total percent leased for these Class A Operating Partnership submarkets would have been as follows: Fort Worth CBD
     - 96%; The Woodlands CBD - 90%; Austin Northwest - 100%; and Colorado Springs - 73%.

(7)  This information is not publicly available for the Denver submarkets.

(8) Includes weighted average amounts for the Denver submarket. These amounts were calculated by management based on information from third-party sources.

(9) The weighted average full-service rental rate per square foot calculated based on base rent payable for our Office Properties, giving effect to free rent and scheduled rent increases that would be taken into consideration under GAAP and including adjustments for expenses payable by or reimbursed from customers is $22.94.

The following table shows, as of March 31, 2002, the principal businesses conducted by the customers at our Office Properties, based on information supplied to the us from the customers.

Industry Sector           Leased Sq. Ft.
---------------           --------------

Professional Services(1)             28
Energy(2)                            20
Financial Services(3)                19
Telecommunications                    8
Technology                            7
Manufacturing                         3
Food Service                          3
Government                            3
Retail                                2
Medical                              28
Other(4)                             20
                           ------------
TOTAL LEASED                        100%
                           ------------

----------
(1) Includes legal, accounting, engineering, architectural and advertising services.

(2)  Includes oil and gas and utility companies.

(3)  Includes banking, title and insurance and investment services.

(4)  Includes construction, real estate, transportation and other industries.

AGGREGATE LEASE EXPIRATIONS OF OFFICE PROPERTIES

The following tables show schedules of lease expirations for leases in place as of March 31, 2002, for our total Office Properties and for Dallas, Houston and Austin, Texas, and Denver, Colorado, individually, for each of the 10 years beginning with 2002, assuming that none of the customers exercises or has exercised renewal options.

TOTAL OFFICE PROPERTIES

                                                                                                  PERCENTAGE
                                         NET RENTABLE        PERCENTAGE OF                         TOTAL OF       ANNUAL FULL-
                                            AREA              LEASED NET            ANNUAL        ANNUAL FULL-    SERVICE RENT
                         NUMBER OF       REPRESENTED         RENTABLE AREA       FULL-SERVICE     SERVICE RENT     PER SQUARE
                       TENANTS WITH      BY EXPIRING         REPRESENTED          RENT UNDER      REPRESENTED      FOOT OF NET
   YEAR OF LEASE          EXPIRING         LEASES            BY EXPIRING          EXPIRING        BY EXPIRING     RENTABLE AREA
    EXPIRATION             LEASES       (SQUARE FEET)           LEASES            LEASES(1)         LEASES         EXPIRING(1)
-------------------    ------------     ------------         -------------       ------------     ------------    ------------
2002                            394        2,577,324                 10.3%       $ 59,410,853              9.9%   $      23.05
2003                            348        3,615,775                 14.5          79,964,983             13.3           22.12
2004                            301        4,433,957                 17.8         104,077,202             17.4           23.47
2005                            254        3,459,198                 13.9          81,906,370             13.7           23.68
2006                            181        2,528,040                 10.1          62,530,873             10.4           24.73
2007                            107        2,449,426                  9.8          58,150,704              9.7           23.74
2008                             40          975,589                  3.9          24,018,606              4.0           24.62
2009                             29          837,061                  3.4          21,896,250              3.7           26.16
2010                             30        1,475,764                  5.9          41,033,851              6.8           27.81
2011                             29          893,423                  3.6          23,612,424              3.9           26.43
2012 and thereafter              22        1,704,000                  6.8          42,507,437              7.2           24.95
                       ------------     ------------         ------------        ------------     ------------    ------------
                              1,735       24,949,557(2)             100.0%       $599,109,553            100.0%   $      24.01
                       ============     ============         ============        ============     ============    ============

----------

(1) Calculated based on base rent payable under the lease for net rentable square feet expiring, without giving effect to free rent or scheduled rent increases that would be taken into account under GAAP and including adjustments for expenses payable by or reimbursable from customers based on current expense levels.

(2) Reconciliation to our total Office Property net rentable area is as follows:

                                                SQUARE          PERCENTAGE
                                                 FEET            OF TOTAL
                                              -----------       ----------
Square footage leased to tenants               24,949,557            87.8%
Square footage reflecting
    management offices, building use,
    and remeasurement adjustments                 443,407             1.6
Square footage vacant                           3,003,044            10.6
                                              -----------       ---------
Total net rentable square footage              28,396,008           100.0%
                                              ===========       =========

DALLAS OFFICE PROPERTIES

                                                                                         PERCENTAGE
                                   NET RENTABLE     PERCENTAGE OF                         TOTAL OF        ANNUAL FULL-
                                       AREA          LEASED NET             ANNUAL       ANNUAL FULL-     SERVICE RENT
                      NUMBER OF     REPRESENTED     RENTABLE AREA        FULL-SERVICE    SERVICE RENT      PER SQUARE
                    TENANTS WITH   BY EXPIRING      REPRESENTED           RENT UNDER     REPRESENTED      FOOT OF NET
  YEAR OF LEASE       EXPIRING        LEASES         BY EXPIRING           EXPIRING      BY EXPIRING     RENTABLE AREA
    EXPIRATION         LEASES      (SQUARE FEET)       LEASES              LEASES(1)        LEASES         EXPIRING(1)
  -------------     ------------   ------------     -------------       --------------   ------------    -------------
2002                        112         963,551             10.3%       $   25,269,539        10.9%           $  26.23
2003                         95       1,353,714             14.5            30,789,005        13.3               22.74
2004                         93       1,235,417             13.2            32,644,202        14.1               26.42
2005                         98       1,852,072             19.8            42,231,484        18.2               22.80
2006                         44         698,120              7.5            18,018,493         7.8               25.81
2007                         36       1,135,780             12.2            27,973,448        12.1               24.63
2008                         13         502,886              5.3            13,193,519         5.7               26.24
2009                          7         391,413              4.2            10,146,844         4.4               25.92
2010                         13         702,805              7.5            20,913,764         9.0               29.76
2011                          7         251,030              2.7             6,997,487         3.0               27.88
2012 and thereafter           3         259,950              2.8             3,705,025         1.5               14.25
                      ---------    ------------      -----------        --------------    --------            --------
                            521       9,346,738            100.0%       $  231,882,810       100.0%           $  24.81
                      =========    ============      ===========        ==============    ========            ========

----------

(1) Calculated based on base rent payable under the lease for net rentable square feet expiring, without giving effect to free rent or scheduled rent increases that would be taken into account under GAAP and including adjustments for expenses payable by or reimbursable from customers based on current expense levels.

HOUSTON OFFICE PROPERTIES

                                                                                             PERCENTAGE
                                        NET RENTABLE      PERCENTAGE OF                        TOTAL OF       ANNUAL FULL-
                                            AREA           LEASED NET           ANNUAL       ANNUAL FULL-     SERVICE RENT
                          NUMBER OF     REPRESENTED      RENTABLE AREA       FULL-SERVICE    SERVICE RENT      PER SQUARE
                         TENANTS WITH   BY EXPIRING      REPRESENTED          RENT UNDER     REPRESENTED      FOOT OF NET
      YEAR OF LEASE        EXPIRING         LEASES         BY EXPIRING          EXPIRING     BY EXPIRING     RENTABLE AREA
       EXPIRATION           LEASES      (SQUARE FEET)        LEASES            LEASES(1)       LEASES         EXPIRING(1)
      -------------      ------------   -------------    --------------     --------------   ------------    -------------
    2002                        162       1,071,097             11.3%        $  21,828,513        10.2%            $ 20.38
    2003                        133       1,237,976             13.1            25,966,481        12.1               20.97
    2004                        124       2,143,238             22.6            44,922,165        21.0               20.96
    2005                         80         615,161              6.5            13,996,565         6.5               22.75
    2006                         62       1,108,522             11.7            25,230,994        11.8               22.76
    2007                         39         967,783             10.2            21,373,600        10.0               22.09
    2008                         12         328,070              3.5             6,841,747         3.2               20.85
    2009                          8          87,434              0.9             2,166,798         1.0               24.78
    2010                         10         584,971              6.2            14,487,400         6.8               24.77
    2011                         13         534,394              5.6            12,690,338         5.9               23.75
    2012 and thereafter           5         792,124              8.4            24,690,780        11.5               31.17
                            -------     -----------          -------        --------------     -------             -------
                                648       9,470,770            100.0%       $  214,195,381       100.0%            $ 22.62
                            =======     ===========          =======        ==============     =======             =======

----------

(1) Calculated based on base rent payable under the lease for net rentable square feet expiring, without giving effect to free rent or scheduled rent increases that would be taken into account under GAAP and including adjustments for expenses payable by or reimbursable from customers based on current expense levels.

AUSTIN OFFICE PROPERTIES

                                                                                                   PERCENTAGE
                                           NET RENTABLE      PERCENTAGE OF                           TOTAL OF          ANNUAL FULL-
                                               AREA           LEASED NET           ANNUAL          ANNUAL FULL-        SERVICE RENT
                            NUMBER OF      REPRESENTED       RENTABLE AREA      FULL-SERVICE       SERVICE RENT         PER SQUARE
                          TENANTS WITH     BY EXPIRING        REPRESENTED        RENT UNDER         REPRESENTED        FOOT OF NET
      YEAR OF LEASE         EXPIRING         LEASES           BY EXPIRING         EXPIRING          BY EXPIRING       RENTABLE AREA
        EXPIRATION           LEASES       (SQUARE FEET)         LEASES            LEASES(1)           LEASES           EXPIRING(1)
      -------------       ------------    -------------      -------------      ------------       ------------       -------------
    2002                          27           106,664                6.2%      $  2,885,611              6.3%           $ 27.05
    2003                          31           245,621               14.3          6,302,573             13.6              25.66
    2004                          16           346,464               20.1          8,601,907             18.6              24.83
    2005                          24           531,494               30.9         14,145,259             30.6              26.61
    2006                          16           318,543               18.5          9,316,294             20.2              29.25
    2007                           9            58,713                3.4          1,678,589              3.6              28.59
    2008                           3            49,094                2.9          1,527,704              3.3              31.12
    2009                           2            27,193                1.6            756,076              1.6              27.80
    2010                          --                --                 --                 --               --                 --
    2011                           2             3,773                0.2            148,601              0.3              39.39
    2012 and thereafter            1            33,315                1.9            828,777              1.9              24.88
                             -------        ----------            -------       ------------          -------           --------
                                 131         1,720,874              100.0%      $ 46,191,391            100.0%          $  26.84
                             =======        ==========            =======       ============          =======           ========

----------

(1) Calculated based on base rent payable under the lease for net rentable square feet expiring, without giving effect to free rent or scheduled rent increases that would be taken into account under GAAP and including adjustments for expenses payable by or reimbursable from customers based on current expense levels.

DENVER OFFICE PROPERTIES

                                                                                            PERCENTAGE
                                      NET RENTABLE     PERCENTAGE OF                         TOTAL OF        ANNUAL FULL-
                                          AREA           LEASED NET           ANNUAL        ANNUAL FULL-    SERVICE RENT
                       NUMBER OF       REPRESENTED     RENTABLE AREA       FULL-SERVICE     SERVICE RENT     PER SQUARE
                     TENANTS WITH      BY EXPIRING      REPRESENTED          RENT UNDER     REPRESENTED      FOOT OF NET
    YEAR OF LEASE      EXPIRING          LEASES         BY EXPIRING          EXPIRING       BY EXPIRING     RENTABLE AREA
     EXPIRATION         LEASES        (SQUARE FEET)       LEASES              LEASES(1)        LEASES         EXPIRING(1)
    -------------    ------------     -------------    -------------       ------------     ------------    -------------
2002                       28             160,663          11.8%            $ 3,368,323        10.7%            $20.97
2003                       37             478,282          35.2              10,307,777        32.9              21.55
2004                       17             198,332          14.6               4,446,357        14.2              22.42
2005                       16             186,737          13.8               4,561,515        14.5              24.43
2006                       10              71,586           5.3               1,822,788         5.8              25.46
2007                        6              69,123           5.1               1,730,063         5.5              25.03
2008                        2              25,017           1.8                 714,038         2.3              28.54
2009                        6             145,971          10.7               3,882,300        12.4              26.60
2010                        2               7,611           0.6                 187,809         0.6              24.68
2011                        1               2,478           0.2                  52,038         0.2              21.00
2012 and thereafter         1              12,071           0.9                 307,811         0.9              25.50
                          ---           ---------         -----             -----------       -----             ------
                          126           1,357,871         100.0%            $31,380,819       100.0%            $23.11
                          ===           =========         =====             ===========       =====             ======

----------

(1) Calculated based on base rent payable under the lease for net rentable square feet expiring, without giving effect to free rent or scheduled rent increases that would be taken into account under GAAP and including adjustments for expenses payable by or reimbursable from customers based on current expense levels.


JOINT VENTURE ARRANGEMENTS

5 HOUSTON CENTER

On June 4, 2001, we entered into a joint venture arrangement with a pension fund advised by JP Morgan Investment Management, Inc., or JPM, to construct the 5 Houston Center Office Property within our Houston Center mixed-use Office Property complex in Houston, Texas. The Class A Office Property will consist of 577,000 net rentable square feet. The joint venture is structured such that the fund holds a 75% equity interest, and we hold a 25% equity interest. In addition, we are developing and will manage and lease the Property on a fee basis.

FOUR WESTLAKE PARK AND BANK ONE TOWER

On July 30, 2001, we entered into joint venture arrangements with an affiliate of General Electric Pension Fund, or GE, for two Office Properties, Four Westlake Park in Houston, Texas, and Bank One Tower in Austin, Texas. The joint ventures are structured such that GE holds an 80% equity interest in each of the Office Properties, Four Westlake Park, a 560,000 square foot Class A Office Property located in the Katy Freeway submarket of Houston, and Bank One Tower, a 390,000 square foot Class A Office Property located in downtown Austin. We continue to hold the remaining 20% equity interests in each Office Property. In addition, we manage and lease the Office Properties on a fee basis.

MARKET INFORMATION

The Office Properties reflect our strategy of investing in premier assets within markets that have significant potential for rental growth. Within our selected submarkets, we have focused on premier locations that we believe are able to attract and retain the highest quality customers and command premium rents. Consistent with our long-term investment strategies, we have sought transactions where we were able to acquire properties that have strong economic returns based on in-place tenancy and also have a dominant position within the submarket due to quality and/or location. Accordingly, our long-term investment strategy not only demands acceptable current cash flow return on invested capital, but also considers long-term cash flow growth prospects. In selecting the Office Properties, we analyzed demographic and economic data to focus on markets expected to benefit from significant long-term employment growth as well as corporate relocations.

Our Office Properties are located primarily in the Dallas/Fort Worth, Houston and Austin, Texas and Denver, Colorado metropolitan areas, all of which are projected to benefit from strong population and employment growth over the next 10 years. As indicated in the table below entitled "Projected population growth and employment growth for all Operating Partnership markets," these core markets are projected to outperform the 10-year averages for the United States. In addition, we consider these "demand-driven" markets, due to high levels of in-migration by corporations, affordable housing costs, moderate cost of living, and the presence of centrally located travel hubs, making all areas of the country easily accessible.

TEXAS

As of December 2001, the Texas unemployment rate was 5.7%, slightly better than the national unemployment rate of 5.8%. According to the Texas Economic Update, Texas weathered the 2001 economic slowdown better than the nation as a whole.

DALLAS/FORT WORTH, OR DFW

As of December 2001, the DFW unemployment rate was 5.6%, compared with the Texas unemployment rate of 5.7% and the national unemployment rate of 5.8%. As for DFW's 2001 commercial office market, according to industry source data, citywide net economic absorption of space available for lease, excluding space available for sublease, was approximately 1.0 million square feet, primarily represented by a positive 1.0 million square feet of absorption in Class A space. The city's total net absorption, including space available for sublease, was approximately negative 3.0 million square feet for 2001; however, Class A space represented only approximately negative 700,000 square feet of the negative 3.0 million total square feet.

HOUSTON

Houston's employment data held steady through much of 2001, despite the slowdown in the economy. Approximately 23,000 jobs were created in 2001, an increase of approximately 1.1% over 2000. As of December 2001, the Houston unemployment rate was 4.4%, compared with the Texas unemployment rate of 5.7% and the national unemployment rate of 5.8%. As for Houston's 2001 commercial office market, according to industry source data, citywide net economic absorption of space available for lease, excluding space available for sublease, was 2.0 million square feet, with 2.75 million square feet in Class A space. The city's total net absorption, including space available for sublease, was a negative 200,000 square feet for 2001; however, Class A space had a positive total net absorption of 1.4 million square feet.

The demographic conditions, economic conditions and trends (population growth and employment growth) favoring the markets in which we have invested are projected to continue to exceed the national averages, as illustrated in the following table.

PROJECTED POPULATION GROWTH AND EMPLOYMENT GROWTH FOR ALL OPERATING PARTNERSHIP MARKETS

============================================================================================
                                                     POPULATION GROWTH     EMPLOYMENT GROWTH
METROPOLITAN STATISTICAL AREA                            2002-2011            2002-2011
--------------------------------------------------------------------------------------------
Albuquerque, NM............................                 22.05%              14.15%
Austin, TX.................................                 26.02               36.61
Colorado Springs, CO.......................                 27.48               15.83
Dallas, TX.................................                 15.89               20.92
Denver, CO.................................                 11.34               19.76
Fort Worth, TX.............................                 19.03               22.31
Houston, TX................................                 15.61               22.43
Miami, FL..................................                  9.03               15.90
Phoenix, AZ................................                 27.24               33.41
San Diego, CA..............................                 17.35               17.29
UNITED STATES..............................                  8.49               12.01
--------------------------------------------------------------------------------------------

Source: Compiled from information published by Economy.com, Inc.

Based on rental revenues from office leases in effect as of March 31, 2002, no single customer accounted for more than 5% of our total Office Segment rental revenues for the quarter ended March 31, 2002. As a result, we do not believe that the loss of a single customer or a few major customers within the Office Segment would have a material adverse effect on our financial condition or results of operations.

We apply a well-defined leasing strategy in order to capture the potential rental growth in our portfolio of Office Properties as occupancy and rental rates increase within the markets and the submarkets in which we have invested. Our strategy is based, in part, on identifying and focusing on investments in submarkets in which weighted average full-service rental rates (representing base rent after giving effect to free rent and scheduled rent increases that would be taken into account under GAAP, and including adjustments for expenses payable by or reimbursed from customers) are significantly less than weighted average full-service replacement cost rental rates (the rate management estimates to be necessary to provide a return to a developer of a comparable, multi-tenant building sufficient to justify construction of new buildings) in that submarket. In calculating replacement cost rental rates, management relies on available third-party data and its own estimates of construction costs (including materials and labor in a particular market) and assumes replacement cost rental rates are achieved at a 95% occupancy level. We believe that the difference between the two rates is a useful measure of the additional revenue that we may be able to obtain from a property, because the difference should represent the amount by which rental rates would be required to increase in order to justify construction of new properties. For our Office Properties, the weighted average full-service rental rate as of March 31, 2002 was $22.94 per square foot, compared to an estimated weighted average full-service replacement cost rental rate of $30.19 per square foot.

COMPETITION

Our Office Properties, primarily Class A properties located within the southwest, individually compete against a wide range of property owners and developers, including property management companies and other REITs, that offer space in similar classes of office properties (for example, Class A and Class B properties.) A number of these owners and developers may own more than one property. The number and type of competing properties in a particular market or submarket could have a material effect on our ability to lease space and maintain or increase occupancy or rents in our existing Office Properties. Management believes, however, that the quality services and individualized attention that we offer our customers, together with our active preventive maintenance program and superior building locations within markets, enhance our ability to attract and retain customers for our Office Properties. In addition, as of March 31, 2002, on a weighted average basis, we owned 16% of the Class A office space in the 26 submarkets in which we owned Class A office properties, and 19% of the Class B office space in the two submarkets in which we owned Class B office properties. Management believes that ownership of a significant percentage of office space in a particular market reduces property operating expenses, enhances our ability to attract and retain customers and potentially results in increases in our operating income.

DISPOSITIONS

During the year ended December 31, 2001, we disposed of five of our fully consolidated Office Properties. On September 18, 2001, we completed the sale of the two Washington Harbour Office Properties. The Washington Harbour Office Properties were our only Office Properties in Washington, D.C. On September 28, 2001, the Woodlands Office Equities--'95 Limited, which we call WOE, owned by us and the Woodlands Commercial Properties Company, L.P., which we call Woodlands CPC, sold two Office Properties located within The Woodlands, Texas. On December 20, 2001, WOE sold another Office Property located within The Woodlands, Texas. In addition, we disposed of one more fully consolidated Office Property, Cedar Springs Plaza in Dallas, Texas, during the three months ended March 31, 2002.

During the year ended December 31, 2001, two of the unconsolidated companies in which we have an equity interest sold three office properties and one retail property. On September 27, 2001, the Woodlands CPC, owned by us and an affiliate of Morgan Stanley, sold one office/ venture tech property located within The Woodlands, Texas. On November 9, 2001, The Woodlands Land Development Company, L.P., owned by The Woodlands Land Company, Inc. and an affiliate of Morgan Stanley, sold two office properties and one retail property located within The Woodlands, Texas.

DEVELOPMENT

AVALLON IV OFFICE PROPERTY

In May 2001, we completed the construction of the Avallon IV Office Property in Austin, Texas. The property is a Class A Office Property with 86,315 net rentable square feet. Construction of this property commenced in September 2000.

5 HOUSTON CENTER OFFICE PROPERTY

We are currently developing the 5 Houston Center Office Property in Houston, Texas. Construction of the planned 27-story, Class A Office Property, consisting of 577,000 net rentable square feet, commenced in November 2000, and is expected to be completed in the fourth quarter of 2002. In June 2001, we entered into a joint venture arrangement with a pension fund advised by JPM to construct this Office Property. The joint venture is structured such that the fund holds a 75% equity interest, and we hold a 25% equity interest in the property.

RESORT/HOTEL SEGMENT

OWNERSHIP STRUCTURE

We own five luxury and destination fitness resorts and spas with a total of 1,036 rooms/guest nights and four upscale business-class hotel properties with a total of 1,771 rooms, and which we collectively refer to as the Resort/Hotel Properties. As of March 31, 2002, all of the Resort/Hotel Properties, other than the Omni Austin Hotel, were leased to subsidiaries of Crescent Operating pursuant to eight separate leases. The Omni Austin Hotel was leased, under a separate lease, to HCD Austin Corporation, an unrelated third party.

Under the leases, each having a term of 10 years, the Resort/Hotel Property lessees assumed the rights and obligations of the property owner under the respective management agreements with the hotel operators, as well as the obligation to pay all property taxes and other costs related to the Properties.

The leases provided for the payment by the Resort/Hotel Property lessees of all or a combination of the following:

o        base rent, with periodic rent increases if applicable;

o percentage rent based on a percentage of gross hotel receipts or gross room revenues, as applicable, above a specified amount; and

o a percentage of gross food and beverage revenues above a specified amount.

On February 14, 2002, we executed an agreement with Crescent Operating, pursuant to which Crescent Operating transferred to some of our subsidiaries, in lieu of foreclosure, Crescent Operating 's lessee interests in the eight Resort/Hotel Properties leased to subsidiaries of Crescent Operating. As a result, these subsidiaries became the lessees of the eight Resort/Hotel Properties. We fully consolidated the operations of the eight Resort/Hotel Properties beginning on the date of the asset transfers.

Additional information regarding our agreement with Crescent Operating is included in "Management's discussion and analysis of financial condition and results of operations" in this Prospectus.

The following table shows certain information for the three months ended March 31, 2002 and 2001, with respect to our Resort/Hotel Properties. The information for the Resort/Hotel Properties is based on available rooms, except for Canyon Ranch-Tucson and Canyon Ranch-Lenox, which measure their performance based on available guest nights.

                                                                                          FOR THE THREE MONTHS ENDED MARCH 31,
                                                                                     ---------------------------------------------
                                                                                                                       REVENUE
                                                                                        AVERAGE        AVERAGE           PER
                                                                                       OCCUPANCY        DAILY          AVAILABLE
                                                                  YEAR                    RATE           RATE         ROOM/GUEST
                                                               COMPLETED/            -------------  -------------   --------------
RESORT/HOTEL PROPERTY(1)                       LOCATION        RENOVATED     ROOMS    2002    2001  2002     2001    2002     2001
------------------------                       --------        ----------    -----   -----    ----  -----   -----   -----    -----
   UPSCALE BUSINESS CLASS HOTELS:
     Denver Marriott City Center           Denver, CO          1982/1994       613     66%    76%   $ 112   $ 126    $ 74    $  96
     Hyatt Regency Albuquerque             Albuquerque, NM        1990         395     62     72      110      98      68       71
     Omni Austin Hotel                     Austin, TX             1986         375     68     74      124     141      84      104
     Renaissance Houston Hotel             Houston, TX         1975/2000       388     66     66      118     117      78       78
                                                                             -----     --     --    -----   -----    ----    -----
          TOTAL/WEIGHTED AVERAGE                                             1,771     65%    73%   $ 116   $ 121    $ 76    $  88
                                                                             =====     ==     ==    =====   =====    ====    =====

   LUXURY RESORTS AND SPAS:
     Park Hyatt Beaver Creek Resort
       and Spa                             Avon, CO               1989         275     81%    85%   $ 445   $ 431   $ 359    $ 365
     Sonoma Mission Inn & Spa              Sonoma, CA        1927/1987/1997    228     46     57      233     240     108      138
     Ventana Inn & Spa                     Big Sur, CA       1975/1982/1988     62     66     67      322     364     211      244
                                                                             -----     --     --    -----   -----   -----    -----
          TOTAL/WEIGHTED AVERAGE                                               565     65%    72%   $ 371   $ 363   $ 242    $ 260
                                                                             =====     ==     ==    =====   =====   =====    =====

                                                                            GUEST
   DESTINATION FITNESS RESORTS AND SPAS:                                    NIGHTS
     Canyon Ranch-Tucson                   Tucson, AZ             1980         259(2)
     Canyon Ranch-Lenox                    Lenox, MA              1989         212(2)
                                                                             -----     --     --    -----   -----   -----    -----
          TOTAL/WEIGHTED AVERAGE                                               471     86%    89%   $ 649   $ 651   $ 542    $ 559
                                                                             =====     ==     ==    =====   =====   =====    =====

                                                                                       --     --    -----   -----   -----    -----
   LUXURY AND DESTINATION FITNESS RESORTS COMBINED                                     75%    79%   $ 515   $ 507   $ 378    $ 396
                                                                                       ==     ==    =====   =====   =====    =====


          GRAND TOTAL/WEIGHTED AVERAGE FOR RESORT/HOTEL PROPERTIES                     69%    75%   $ 278   $ 274   $ 190    $ 205
                                                                                       ==     ==    =====   =====   =====    =====


----------

(1) As of December 31, 2001, we had leased all of the Resort/Hotel Properties, except the Omni Austin Hotel, to subsidiaries of Crescent Operating. As of December 31, 2001, the Omni Austin Hotel was leased pursuant to a separate lease to HCD Austin Corporation. On February 14, 2002, we executed an agreement with Crescent Operating, pursuant to which Crescent Operating transferred to our subsidiaries, in lieu of foreclosure, Crescent Operating's lessee interests in the eight Resort/Hotel Properties.

(2) Represents available guest nights, which is the maximum number of guests that the resort can accommodate per night.


CR LICENSE, LLC AND CRL INVESTMENTS, INC.

As of March 31, 2002, we had a 30.0% interest in CR License, LLC, the entity which owns the right to the future use of the "Canyon Ranch" name. We also had a 100% economic interest, representing all of the common stock, in CRL Investments, Inc., which has an approximately 65% economic interest in the Canyon Ranch Spa Club in the Venetian Hotel in Las Vegas, Nevada.

On February 14, 2002, we executed an agreement with Crescent Operating, pursuant to which we acquired, in lieu of foreclosure, Crescent Operating 's 1.5% interest in CR License, LLC and 5.0% interest, representing all of the voting stock, in CRL Investments, Inc.

MARKET INFORMATION

Lodging demand is highly dependent upon the global economy and volume of business travel. The uncertainty surrounding the weak global economy and the costs and fear resulting from the events of September 11, 2001 are expected to result in weak performance for much of 2002. This is evidenced by declines in both business and leisure travel in the United States.

COMPETITION

Most of our upscale business class Resort/Hotel Properties in Denver, Albuquerque, Austin and Houston are business and convention center hotels that compete against other business and convention center hotels. We believe, however, that our luxury and destination fitness resorts and spas are unique properties that have no significant direct competitors due either to their high replacement cost or unique concept and location. However, the luxury and destination fitness resorts and spas do compete against business-class hotels or middle-market resorts in their geographic areas, as well as against luxury resorts nationwide and around the world.

RESIDENTIAL DEVELOPMENT SEGMENT

OWNERSHIP STRUCTURE

As of March 31, 2002, we owned or had economic interests in five unconsolidated residential development corporations, which we collectively refer to as the Residential Development Corporations. The Residential Development Corporations in turn, through joint ventures or partnership arrangements, own interests in 22 upscale residential development properties, which we collectively refer to as the Residential Development Properties. The Residential Development Corporations are responsible for the continued development and the day-to-day operations of the Residential Development Properties. Management plans to reinvest returned capital from the Residential Development Segment primarily into the Office Segment where we expect to achieve favorable rates of return.

On February 14, 2002, we executed an agreement with Crescent Operating, pursuant to which Crescent Operating transferred to some of our subsidiaries, in lieu of foreclosure, Crescent Operating's voting interests in three of the Residential Development Corporations: Desert Mountain Development Corporation, which we call Desert Mountain, The Woodlands Land Company, Inc., which we call The Woodlands, and Crescent Resort Development, Inc., which we call CRD. We fully consolidated the operations of the three Residential Development Corporations beginning on the date of the asset transfers.

Additional information regarding our agreement with Crescent Operating is included in "Management's discussion and analysis of financial condition and results of operations" in this Prospectus.

The following table shows certain information as of March 31, 2002, relating to the Residential Development Properties.

                                                                                                                  TOTAL
                          RESIDENTIAL                                              RESIDENTIAL      TOTAL       LOTS/UNITS
     RESIDENTIAL          DEVELOPMENT                                              DEVELOPMENT      LOTS/        DEVELOPED
     DEVELOPMENT          PROPERTIES           TYPE OF                            CORPORATION'S     UNITS          SINCE
    CORPORATION              (RDP)             RDP(3)            LOCATION          OWNERSHIP %     PLANNED       INCEPTION
------------------    -------------------      -------       -----------------    -------------    -------      ----------
Desert Mountain
    Development
    Corporation(1)    Desert Mountain            SF          Scottsdale, AZ           93.0%          2,665          2,352
                                                                                                    ------         ------

The Woodlands
    Land Company,
    Inc.(1)           The Woodlands              SF          The Woodlands, TX        42.5%(9)      37,554         26,146
                                                                                                    ------         ------

Crescent              Bear Paw  Lodge            CO          Avon, CO                 60.0%             53(7)          53
    Resort            Eagle Ranch                SF          Eagle, CO                60.0%          1,100(7)         405
    Development,      Main Street
    Inc.(1)            Junction                  CO          Breckenridge, CO         30.0%             36(7)          36
                      Main Street
                       Station                   CO          Breckenridge, CO         30.0%             82(7)          82
                      Main Street Station
                       Vacation Club             TS          Breckenridge, CO         30.0%             42             42
                      Riverbend                  SF          Charlotte, NC            60.0%            650            161
                      Three Peaks
                       (Eagle's Nest)            SF          Silverthorne, CO         30.0%            391            253
                      Park Place at
                       Riverfront                CO          Denver, CO               64.0%             70(7)          70
                      Park Tower at
                       Riverfront                CO          Denver, CO               64.0%             61(7)          61
                      Promenade Lofts
                       at Riverfront             CO          Denver, CO               64.0%             66             66
                      Cresta                   TH/SFH        Edwards, CO              60.0%             25(7)          19
                      Snow Cloud                 CO          Avon, CO                 64.0%             54(7)          26
                      One Vendue Range           CO          Charleston, SC           62.0%             49(7)          --
                      Old Greenwood             SF/TS        Truckee, CA              86.5%            249             --
                      Tahoe Mountain Resorts     (8)         Tahoe, CA                                  --(8)          --(8)
                                                                                                    ------         ------
     TOTAL CRESCENT RESORT DEVELOPMENT , INC.                                                        2,928          1,274
                                                                                                    ------         ------

Mira Vista            Mira Vista                 SF          Fort Worth, TX          100.0%            740            740
    Development
    Corp.(2)          The Highlands              SF          Breckenridge, CO         12.3%            750            480
                                                                                                    ------         ------

     TOTAL MIRA VISTA DEVELOPMENT CORP.                                                              1,490          1,220
                                                                                                    ------         ------

Houston Area          Falcon Point               SF          Houston, TX             100.0%            510            364
    Development       Falcon Landing             SF          Houston, TX             100.0%            623            566
    Corp.(2)          Spring Lakes               SF          Houston, TX             100.0%            520            338
                                                                                                    ------         ------
     TOTAL HOUSTON AREA DEVELOPMENT CORP.                                                            1,653          1,268
                                                                                                    ------         ------
              TOTAL                                                                                 46,290         32,260
                                                                                                    ======         ======
                                                 TOTAL          AVERAGE
                            RESIDENTIAL        LOTS/UNITS        CLOSED             RANGE OF
     RESIDENTIAL            DEVELOPMENT         CLOSED         SALE PRICE           PROPOSED
     DEVELOPMENT            PROPERTIES          SINCE           PER LOT/          SALE PRICES
    CORPORATION                (RDP)           INCEPTION       UNIT ($)(4)     PER LOT/UNIT ($)(5)
------------------    ----------------------   ----------      -----------    --------------------
Desert Mountain
    Development
    Corporation(1)    Desert Mountain             2,214           518,000      400,000 - 3,250,000(6)
                                                -------
The Woodlands
    Land Company,
    Inc.(1)           The Woodlands              24,699            57,000       16,000 - 1,035,000
                                                -------

Crescent              Bear Paw  Lodge                52         1,450,000      665,000 - 2,025,000
    Resort            Eagle Ranch                   351           105,000       80,000 -   150,000
    Development,      Main Street
    Inc.(1)            Junction                      28           467,000      300,000 -   580,000
                      Main Street
                       Station                       68                        215,000 - 1,065,000
                      Main Street Station
                       Vacation Club                 16                        380,000 - 4,600,000
                      Riverbend                     161                         25,000 -    38,000
                      Three Peaks
                       (Eagle's Nest)               176           253,000      135,000 -   425,000
                      Park Place at
                       Riverfront                    60                        195,000 - 1,445,000
                      Park Tower at
                       Riverfront                    35                        180,000 - 2,100,000
                      Promenade Lofts
                       at Riverfront                 51                        180,000 - 2,100,000
                      Cresta                         16                      1,900,000 - 2,600,000
                      Snow Cloud                     23                        840,000 - 4,545,000
                      One Vendue Range               --               N/A      450,000 - 3,100,000
                      Old Greenwood                  --               N/A          N/A         N/A
                      Tahoe Mountain Resorts         --(8)            N/A          N/A         N/A
     TOTAL CRESCENT RESORT DEVELOPMENT , INC.     1,037
                                                -------

Mira Vista            Mira Vista                    697            99,000       50,000 -   265,000
    Development
    Corp.(2)          The Highlands                 442           193,000       55,000 -   625,000
                                                -------

     TOTAL MIRA VISTA DEVELOPMENT CORP.           1,139
                                                -------

Houston Area          Falcon Point                  312            42,000       28,000 -    52,000
    Development       Falcon Landing                509            21,000       22,000 -    26,000
    Corp.(2)          Spring Lakes                  283            31,000       35,000 -    50,000
                                                -------

     TOTAL HOUSTON AREA DEVELOPMENT CORP.         1,104
                                                -------

              TOTAL                              30,193
                                                =======

---------

(1) On February 14, 2002, we executed an agreement with Crescent Operating, pursuant to which Crescent Operating transferred to our subsidiaries, in lieu of foreclosure, Crescent Operating's interest in Desert Mountain, The Woodlands and CRD resulting in ownership interests of 100%, 100% and approximately 96%, respectively.

(2) We have an approximately 94% ownership interest in each of Mira Vista Development Corp., which we refer to as MVDC, and Houston Area Development Corp., which we refer to as HADC, through ownership of non-voting common stock.

(3) SF (Single-Family Lots); CO (Condominium:; TH (Townhome); SFH (Single Family Homes) and TS (Timeshare Equivalent Units).

(4) Based on lots/units closed during our ownership period.

(5) Based on existing inventory of developed lots and lots to be developed.

(6) Includes golf membership, which as of March 31, 2002, is $225,000.

(7) As of March 31, 2002, one unit was under contract at Bear Paw Lodge representing $1.6 million in sales; 11 lots were under contract at Eagle Ranch representing $1.6 million in sales; one unit was under contract at Main Street Junction representing $0.4 million in sales; seven units were under contract at Main Street Station representing $3.0 million in sales; one unit was under contract at Park Place at Riverfront representing $.7 million in sales; six units were under contract at Park Tower at Riverfront representing $7.2 million in sales; one unit was under contract at Cresta representing $1.8 million in sales; 22 units were under contract at Snow Cloud representing $39.0 million in sales and 41 units were under contract at One Vendue Range representing $47.9 million in sales.

(8) This project is in the early stages of development, and this information is not available as of March 31, 2002.

(9) Distributions are made to partners based on specified payout percentages. During the three months ended March 31, 2002, the payout percentage to us was 52.5%.

MARKET INFORMATION

A slowing economy, combined with the events of September 11, 2001, contributed to the reduction in lot sales, primarily at Desert Mountain. CRD, which was formerly called Crescent Development Management Corp., was not significantly impacted because most of its products were pre-sold. However, CRD did change its strategy by delaying the commencement of certain projects, which will impact its performance in 2002. In addition, The Woodlands experienced a reduction in lot absorption of its higher priced lots, including Carlton Woods, The Woodlands' new upscale gated residential development. However, The Woodlands was not significantly impacted due to the higher prices of the lots sold offsetting lower lot sales.

COMPETITION

Our Residential Development Properties compete against a variety of other housing alternatives in each of their respective areas. These alternatives include other planned developments, pre-existing single-family homes, condominiums, townhouses and non-owner occupied housing, such as luxury apartments. Management believes that the Properties owned by The Woodlands, CRD and Desert Mountain, representing our most significant investments in Residential Development Properties, contain certain features that provide competitive advantages to these developments.

The Woodlands, which is an approximately 27,000-acre, master-planned residential and commercial community north of Houston, Texas, is unique among developments in the Houston area, because it functions as a self-contained community. Amenities contained in the development, which are not contained within most other local developments, include a shopping mall, retail centers, office buildings, a hospital, a community college, places of worship, a conference center, 85 parks, 117 holes of golf, including a Tournament Players Course and signature courses by Jack Nicklaus, Arnold Palmer, and Gary Player, two man-made lakes and a performing arts pavilion. The Woodlands competes with other master planned communities in the surrounding Houston market.

Desert Mountain, a luxury residential and recreational community in Scottsdale, Arizona, which also offers five 18-hole Jack Nicklaus signature golf courses and tennis courts, has few direct competitors due in part to the environmental attributes and the types of amenities that it offers.

CRD invests primarily in mountain resort residential real estate in Colorado and California, and residential real estate in downtown Denver, Colorado. We believe CRD does not have any direct competitors because the projects and project locations are unique and the land is limited in most of these locations.

TEMPERATURE-CONTROLLED LOGISTICS SEGMENT

OWNERSHIP STRUCTURE

As of March 31, 2002, we held a 40% interest in the Temperature-Controlled Logistics Partnership, which owns the Temperature-Controlled Logistics Corporation, which directly or indirectly owns 89 temperature-controlled logistics properties, which we collectively refer to as the Temperature-Controlled Logistics Properties, with an aggregate of approximately
445.2 million cubic feet (17.7 million square feet) of warehouse space.

The Temperature-Controlled Logistics Corporation leases the
Temperature-Controlled Logistics Properties to a partnership, which we call AmeriCold Logistics, owned 60% by Vornado Operating L.P. and 40% by a subsidiary of Crescent Operating. We have no interest in AmeriCold Logistics.

AmeriCold Logistics, as sole lessee of the Temperature-Controlled Logistics Properties, leases the Temperature-Controlled Logistics Properties from the Temperature-Controlled Logistics Corporation under three triple-net master leases, as amended. On February 22, 2001, the Temperature-Controlled Logistics Corporation and AmeriCold Logistics agreed to restructure certain financial terms of the leases, including the adjustment of the rental obligation for 2001 to $146.0 million, the adjustment of the rental obligation for 2002 to $150.0 million (plus contingent rent in certain circumstances), the increase of the Temperature-Controlled Logistics Corporation's share of capital expenditures for the maintenance of the properties from $5.0 million to $9.5 million (effective January 1, 2000) and the extension of the date on which deferred rent was required to be paid to December 31, 2003.

The following table shows the number and aggregate size of Temperature-Controlled Logistics Properties by state as of March 31, 2002:

                                 TOTAL CUBIC       TOTAL                                          TOTAL CUBIC       TOTAL
                  NUMBER OF        FOOTAGE       SQUARE FEET                       NUMBER OF       FOOTAGE        SQUARE FEET
   STATE        PROPERTIES(1)   (IN MILLIONS)   (IN MILLIONS)        STATE       PROPERTIES(1)   (IN MILLIONS)   (IN MILLIONS)
-------------   -------------   -------------   -------------    -------------   -------------   -------------   -------------
Alabama               4              10.7            0.3         Missouri(2)           2               46.8            2.8
Arizona               1               2.9            0.1         Nebraska              2                4.4            0.2
Arkansas              6              33.1            1.0         New York              1               11.8            0.4
California            9              28.6            1.1         North Carolina        3               10.0            0.4
Colorado              1               2.8            0.1         Ohio                  1                5.5            0.2
Florida               5               7.5            0.3         Oklahoma              2                2.1            0.1
Georgia               8              49.5            1.7         Oregon                6               40.4            1.7
Idaho                 2              18.7            0.8         Pennsylvania          2               27.4            0.9
Illinois              2              11.6            0.4         South Carolina        1                1.6            0.1
Indiana               1               9.1            0.3         South Dakota          1                2.9            0.1
Iowa                  2              12.5            0.5         Tennessee             3               10.6            0.4
Kansas                2               5.0            0.2         Texas                 2                6.6            0.2
Kentucky              1               2.7            0.1         Utah                  1                8.6            0.4
Maine                 1               1.8            0.2         Virginia              2                8.7            0.3
Massachusetts         5              10.5            0.5         Washington            6               28.7            1.1
Mississippi           1               4.7            0.2         Wisconsin             3               17.4            0.6
                                                                                 -------          ---------      ---------
                                                                 TOTAL                89(3)           445.2(3)        17.7(3)
                                                                                 =======          =========      =========

---------
(1) As of March 31, 2002, we held a 40% interest in the Temperature-Controlled Logistics Partnership, which owns the Temperature-Controlled Logistics Corporation, which directly or indirectly owns the 89 Temperature-Controlled Logistics Properties. The business operations associated with the Temperature-Controlled Logistics Properties are owned by AmeriCold Logistics, in which we have no interest. The Temperature-Controlled Logistics Corporation is entitled to receive lease payments from AmeriCold Logistics.

(2) Includes an underground storage facility, with approximately 33.1 million cubic feet.

(3) As of March 31, 2002, AmeriCold Logistics operated 100 temperature-controlled logistics properties with an aggregate of approximately
524.6 million cubic feet (20.2 million square feet).

BUSINESS AND INDUSTRY INFORMATION

AmeriCold Logistics provides frozen food manufacturers with refrigerated warehousing and transportation management services. The Temperature-Controlled Logistics Properties consist of production and distribution facilities. Production facilities differ from distribution facilities in that they typically serve one or a small number of customers located nearby. These customers store large quantities of processed or partially processed products in the facility until they are further processed or shipped to the next stage of production or distribution. Distribution facilities primarily serve customers who store a wide variety of finished products to support shipment to end-users, such as food retailers and food service companies, in a specific geographic market.

AmeriCold Logistics' transportation management services include freight routing, dispatching, freight rate negotiation, backhaul coordination, freight bill auditing, network flow management, order consolidation and distribution channel assessment. AmeriCold Logistics' temperature-controlled logistics expertise and access to both the frozen food warehouses and distribution channels enable the customers of AmeriCold Logistics to respond quickly and efficiently to time-sensitive orders from distributors and retailers.

AmeriCold Logistics' customers consist primarily of national, regional and local frozen food manufacturers, distributors, retailers and food service organizations. A breakdown of AmeriCold Logistics' largest customers include:

                                                                   PERCENTAGE OF
                                                                    2001 REVENUE
                                                                   -------------
HJ Heinz & Co. ...............................................          16%
Con-Agra, Inc. ...............................................           8
Sara Lee Corp. ...............................................           5
McCain Foods, Inc. ...........................................           5
Tyson Foods, Inc. ............................................           4
General Mills ................................................           4
JR Simplot ...................................................           3
Flowers Food, Inc. ...........................................           3
Pro-Fac Cooperative, Inc. ....................................           2
Farmland Industries, Inc. ....................................           2
Other ........................................................          48
                                                                       ---
TOTAL ........................................................         100%


Consolidation among retail and food service channels has limited the ability of manufacturers to pass along cost increases by raising prices. Because of this, manufacturers have been forced in the recent past to focus more intensely on supply chain cost (such as inventory management, transportation and distribution) reduction initiatives in an effort to improve operating performance. As the economy continues to recover from the current recession and stabilize, AmeriCold Logistics will continue to examine key areas of its operations to maximize long-term growth potential. These initiatives include customer profitability, reductions of energy and labor costs and providing complete supply chain solutions complemented by information systems to its customers. In addition, to the extent that socioeconomic events create spikes in demand and upset the planning balance between manufacturers and retailers, AmeriCold Logistics will experience variability in its short-term revenues. However, as AmeriCold Logistics focuses on its key initiatives, it intends to forge alliances with existing and new customers that will encourage movement of product into its facilities and strengthen long-term revenues.

COMPETITION

AmeriCold Logistics is the largest operator of public refrigerated warehouse space in North America in terms of cubic feet of space operated and has more than twice the cubic feet of the second largest operator. AmeriCold Logistics operated an aggregate of approximately 18% of total cubic feet of public refrigerated warehouse space as of December 31, 2001. No other person or entity operated more than 8% of total public refrigerated warehouse space as of December 31, 2001. As a result, AmeriCold Logistics does not have any competitors of comparable size. AmeriCold Logistics operates in an environment in which competition is national, regional and local in nature and in which the range of service, temperature-controlled logistics facilities, customer mix, service performance and price are the principal competitive factors.

DEVELOPMENT

The Temperature-Controlled Logistics Corporation completed the acquisition of one facility in the first quarter of 2001 for $10.0 million and completed the construction of one facility in the third quarter of 2001 for $15.8 million, representing in aggregate approximately 8.5 million cubic feet (0.2 million square feet) of additional warehouse space.

EMPLOYEES

As of May 22, 2002, we had 807 employees. None of these employees are covered by collective bargaining agreements. We consider our employee relations to be good.

ENVIRONMENTAL MATTERS

The company and our Properties are subject to a variety of federal, state and local environmental, health and safety laws, including:

         o Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or CERCLA;

         o        Resource Conservation & Recovery Act;

         o        Clean Water Act;

         o        Clean Air Act;

         o        Toxic Substances Control Act; and

         o        Occupational Safety & Health Act.

The application of these laws to a specific property that we own will be dependent on a variety of property-specific circumstances, including the former uses of the property and the building materials used at each property. Under certain environmental laws, principally CERCLA, and comparable state laws, a current or previous owner or operator of real estate may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at the property. They may also be held liable to a governmental entity or third parties for property damage and for investigation and clean up costs such parties incur in connection with the contamination, whether or not the owner or operator knew of, or was responsible for, the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The owner or operator of a site also may be liable under certain environmental laws and common law to third parties for damages and injuries resulting from environmental contamination emanating from the site. Such costs or liabilities could exceed the value of the affected real estate. The presence of contamination or the failure to remediate contamination may adversely affect the owner's ability to sell or lease real estate or to borrow using the real estate as collateral.

Our compliance with existing environmental, health and safety laws has not had a material adverse effect on our financial condition and results of operations, and management does not believe it will have such an impact in the future. In addition, we have not incurred, and do not expect to incur any material costs or liabilities due to environmental contamination at Properties we currently own or have owned in the past.

However, we cannot predict the impact of new or changed laws or regulations on our current properties or on properties that we may acquire in the future. We have no current plans for substantial capital expenditures with respect to compliance with environmental, health and safety laws.

                    SELECTED HISTORICAL FINANCIAL INFORMATION

The following table includes our selected financial information on a consolidated historical basis. You should read this section in conjunction with "Management's discussion and analysis of financial condition and results of operations" and the financial statements and notes to the financial statements included elsewhere in this Prospectus.

                                                                                   YEAR ENDED DECEMBER 31,
                                                        -----------------------------------------------------------------------

DOLLARS IN THOUSANDS                                        1997           1998          1999            2000           2001
--------------------                                    -----------    -----------    -----------    -----------    -----------
STATEMENT OF OPERATIONS DATA:(1)
Revenues:
   Office Properties ................................   $   363,324    $   563,005    $   614,493    $   606,040    $   610,116
   Resort/Hotel Properties ..........................        37,270         53,355         65,237         72,114         45,748
   Land Development Property.........................            --             --             --             --             --
   Interest and Other Income(1) .....................        46,779         81,983         66,549         61,543         69,462
                                                        -----------    -----------    -----------    -----------    -----------
Total Revenues ......................................       447,373        698,343        746,279        739,697        725,326
Expenses:
   Resort/Hotel Properties ..........................            --             --             --             --             --
   Land Development Properties ......................            --             --             --             --             --
   Real estate taxes ................................        44,154         75,076         84,401         83,939         84,488
   Other Office Property operating ..................       114,714        167,893        172,747        166,102        179,393
   Corporate general and administrative .............        12,858         16,264         16,274         24,073         24,249
   Interest expense .................................        86,441        152,214        192,033        203,197        182,410
   Amortization of deferred financing costs .........         3,499          6,486         10,283          9,497          9,327
   Depreciation and amortization ....................        74,426        118,082        131,657        123,839        126,157
   Settlement of merger dispute .....................            --             --         15,000             --             --
   Impairment and other charges related to real
    estate ..........................................            --         18,435        178,838         17,874         25,332
   Impairment and other charges related to
    Crescent Operating ..............................            --             --             --             --         92,782
                                                        -----------    -----------    -----------    -----------    -----------
Total Expenses ......................................       336,092        554,450        801,233        628,521        724,138
Total equity in net income of unconsolidated
   companies ........................................        23,743         39,317         68,297         75,711         51,231
Gain(loss) on property sales, net ...................            --             --             --        137,457          4,425
Income before income taxes, minority interest,
   discontinued operations, cumulative effect of
   a change in accounting principles and
   extraordinary items(1) ...........................       135,024        183,210         13,343        324,344         56,844
Minority Interests ..................................        (1,434)        (1,499)        (1,111)       (19,882)       (20,664)
Net income before extraordinary items, discontinued
   operations and cumulative effect of a change in
   accounting principle(1) ..........................       133,590        181,711         12,232        304,462         36,180
Net Income (Loss) Available to Partners(1) ..........       133,590        166,695         (6,168)       283,678         10,505
OTHER DATA:
Funds From Operations(1)(2) .........................       214,396        341,713        340,777        348,189        206,389
EBITDA(1)(3) ........................................       299,390        459,992        526,154        541,294        488,427
Capital expenditures ................................        22,005         31,339         20,254         26,559         46,427

BALANCE SHEET DATA:
Cash and cash equivalents (excludes restricted
   amounts) .........................................        66,622        110,292         72,102         38,643         31,664
Gross book value of consolidated real estate ........     3,423,130      4,129,372      4,095,574      3,690,915      3,428,757
Investments in unconsolidated companies .............       601,770        743,516        812,494        845,317        838,317
Total assets(1) .....................................     4,182,876      5,045,949      4,951,420      4,827,999      4,422,826
Total debt ..........................................     1,710,125      2,318,156      2,598,929      2,271,895      2,214,094
Minority interest in consolidated subsidiaries ......        28,178         26,727         24,648        236,919        232,137
Partners' Capital ...................................     2,317,353      2,551,624      2,156,863      2,116,594      1,759,190

                                                           THREE MONTHS ENDED MARCH 31,
                                                           ----------------------------

DOLLARS IN THOUSANDS                                           2001            2002
--------------------                                       -----------      -----------
                                                                    (unaudited)
STATEMENT OF OPERATIONS DATA:(1)
Revenues:
   Office Properties ................................      $   153,384      $   143,471
   Resort/Hotel Properties ..........................           15,949           38,524
   Land Development Property.........................               --           48,065
   Interest and Other Income(1) .....................           16,948            7,650
                                                           -----------      -----------
Total Revenues ......................................          186,281          237,710
Expenses:
   Resort/Hotel Properties ..........................               --           23,890
   Land Development Properties ......................               --           42,215
   Real estate taxes ................................           22,825           21,272
   Other Office Property operating ..................           43,661           44,555
   Corporate general and administrative .............            5,264            6,392
   Interest expense .................................           47,448           42,272
   Amortization of deferred financing costs .........            2,425            2,320
   Depreciation and amortization ....................           30,442           33,822
   Settlement of merger dispute .....................               --               --
   Impairment and other charges related to real
    estate ..........................................            2,150               --
   Impairment and other charges related to
    Crescent Operating ..............................               --               --
                                                           -----------      -----------
Total Expenses ......................................          154,215          216,738
Total equity in net income of unconsolidated
   companies ........................................           16,366            9,422
Gain(loss) on property sales, net ...................              330               --
Income before income taxes, minority interest,
   discontinued operations, cumulative effect of
   a change in accounting principles and
   extraordinary items(1) ...........................           48,762           30,394
Minority Interests ..................................           (5,683)          (5,364)
Net income before extraordinary items, discontinued
   operations and cumulative effect of a change in
   accounting principle(1) ..........................           43,079           29,313
Net Income (Loss) Available to Partners(1) ..........           39,887           19,308
OTHER DATA:
Funds From Operations(1)(2) .........................           80,206           69,551
EBITDA(1)(3) ........................................          130,897          108,808
Capital expenditures ................................            5,040           10,252

BALANCE SHEET DATA:
Cash and cash equivalents (excludes restricted
   amounts) .........................................           35,485           62,426
Gross book value of consolidated real estate ........        3,700,332        4,017,266
Investments in unconsolidated companies .............          862,315          526,918
Total assets(1) .....................................        4,787,998        4,730,789
Total debt ..........................................        2,351,840        2,380,383
Minority interest in consolidated subsidiaries ......          235,700          284,825
Partners' Capital ...................................        2,072,856        1,734,159


(1) The selected consolidated historical financial data, including the statement of operations data and total assets, have been prepared in accordance with GAAP. Because of the manner in which certain of our subsidiaries and those of Crescent are consolidated for purposes of GAAP, an intracompany loan is reflected as an asset, and the associated interest income of $29,272, $21,292, $7,945 and $5,424 is included in the statement of operations data and in our financial statements for the years ended December 31, 2001 and 2000 and the three months ended March 31, 2001 and 2002. If this intracompany loan and the associated interest income were eliminated, statement of operations data and total assets would be reduced, as shown in "Management's discussion and analysis of financial condition and results of operations."

(2) FFO, based on the revised definition adopted by the Board of Governors of NAREIT, effective January 1, 2000, and as used herein, means net income
    (loss) (determined in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, excluding extraordinary items (as defined by GAAP), plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. For a more detailed definition and description of FFO, and the reduction in FFO that would result for the years ended December 31, 2001 and 2000 and the three months ended March 31, 2001 and 2002 if the intracompany loan and the resulting interest income were eliminated, see "Management's discussion and analysis of financial condition and results of operations."

(3) EBITDA is computed as (i) the sum of net income before income taxes, minority interests, extraordinary items, discontinued operations and cumulative effect of a change in accounting principle, interest expense, depreciation and amortization, amortization of deferred financing costs, impairment and other charges related to Crescent Operating and impairment and other charges related to the real estate assets, less (ii) gain on property sales, net. EBITDA is presented because it provides useful information regarding the our ability to service debt. EBITDA should not be considered as an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. EBITDA as presented may not be comparable to other similarly titled measures used by other companies.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

You should read this section in conjunction with "Selected historical financial and operating information" and the financial statements and notes to the financial statements appearing in this Prospectus. Historical results and percentage relationships set forth in this section should not be taken as indicative of future operations.

Our limited partnership agreement acknowledges that all of the Crescent's operating expenses are incurred for our benefit of and provides that we shall reimburse Crescent for all such expenses. Accordingly, expenses of Crescent are reimbursed by us.

The following sections include information for each of our investment segments for the year ended December 31, 2001 and for the three months ended March 31, 2002.

The economic slowdown in the third quarter of 2001 combined with the events of the September 11, 2001 have had an adverse impact on Resort/Hotel operations and lot sales primarily at the Desert Mountain Residential Development Property. However, the Office Property portfolio, which represents approximately 56% of total assets, continues to be stable with same-store weighted average occupancy in excess of 92% and average remaining lease term of approximately five years at December 31, 2001 and approximately 8 years at March 31, 2002. Although management does not expect full recovery of these investment segments in the near-term, we remain committed to our fundamental investment segments.

OFFICE SEGMENT

We owned or had an interest in 74 Office Properties as of December 31, 2001, and we owned or had interest in 76 Office Properties as of March 31, 2002, which included three retail properties.

The following table shows the same-store net operating income growth for the approximately 25.4 million square feet of Office Property space owned as of December 31, 2001 and the approximately 25.8 million square feet of Office Property space owned as of March 31, 2002. These amounts exclude approximately
1.5 million square feet of Office Property space at Bank One Center, in which we own a 50% equity interest, approximately 1.0 million square feet of Office Property space at Four Westlake Park and Bank One Tower, in each of which we have a 20% equity interest, and 0.1 million square feet of Office Property space at Avallon IV, which was completed during the year ended December 31, 2001, and, with respect to the March 31, 2002 data, approximately 0.1 million square feet of space at Cedar Springs Plaza, which was sold during the three months ended March 31, 2002.

                                   FOR THE THREE MONTHS ENDED MARCH 31,        FOR THE YEAR ENDED DECEMBER 31,
                                   ------------------------------------     ------------------------------------
                                                          PERCENTAGE/                              PERCENTAGE/
                                                         POINT INCREASE                           POINT INCREASE
(IN MILLIONS)                       2002       2001        (DECREASE)        2001         2000      (DECREASE)
-------------                      ------    ------      --------------     ------      -------   --------------
Same-store Revenues .............  $141.6    $138.7           2.1%          $ 552.5     $ 519.9        6.3%
Same-store Expenses .............   (67.0)    (63.7)          5.2%           (250.1)     (229.3)       9.1%
                                   ------    ------          ----           -------     -------        ---
Net Operating Income ............  $ 74.6    $ 75.0          (0.5)%         $ 302.4     $ 290.6        4.1%
                                   ------    ------          ----           -------     -------        ---
Weighted Average Occupancy ......    90.0%     92.6%         (2.6) pt.         92.3%       91.8%       0.5 pt.
                                   ------    ------          ----           -------     -------        ---

The following table shows renewed or re-leased leasing activity and the percentage increase of leasing rates for signed leases compared to expiring leases at our Office Properties owned as of December 31, 2001 and March 31, 2002.

                                                    FOR THE THREE MONTHS ENDED MARCH 31, 2002   FOR THE YEAR ENDED DECEMBER 31, 2001
                                                    -----------------------------------------   ------------------------------------
                                                      SIGNED         EXPIRING      PERCENTAGE     SIGNED      EXPIRING    PERCENTAGE
                                                      LEASES          LEASES        INCREASE      LEASES       LEASES      INCREASE
                                                    ----------      ----------     ----------   ----------   ----------   ----------
Renewed or re-leased(1) ..........................  585,000            N/A            N/A       1,890,000       N/A          N/A
                                                    sq. ft.                                     sq. ft.

Weighted average full-service rental Rate(2) ...... $21.55 per      $20.14 per        7.0%      $23.67 per   $20.21 per       17%
                                                    sq. ft.         sq. ft.                     sq. ft.      sq. ft.

FFO annual net effective rental rate(3) ........... $11.91 per      $10.53 per       13.1%      $14.70 per   $11.21 per       31%
                                                    sq. ft.         sq. ft.                     sq. ft.      sq. ft.


(1) All of which have commenced or will commence during the next 12 months.

(2) Including free rent, scheduled rent increases taken into account under GAAP and expense recoveries.

(3) Calculated as weighted average full-service rental rate minus operating expenses.

RESORT/HOTEL SEGMENT

We owned nine Resort/Hotel Properties as of December 31, 2001 and March 31,
2002.

The following table shows weighted average occupancy, average daily rate and revenue per available room/guest for the nine Resort/Hotel Properties for the three months ended March 31, 2002 and 2001 and for the years ended December 31, 2001 and 2000.

                                              FOR THE THREE MONTHS ENDED MARCH 31,    FOR THE YEAR ENDED DECEMBER 31,
                                              ------------------------------------    -------------------------------
                                                                                                          PERCENTAGE/
                                                                       PERCENTAGE/                           POINT
                                                                         POINT                             INCREASE
UPSCALE BUSINESS-CLASS HOTELS(1)              2002         2001         DECREASE      2001      2000      (DECREASE)
--------------------------------              ----        -----        ----------     ----      ----      -----------
Weighted average occupancy .................    65%          73%         (8) pts        71%      75%         (4)pts
Average daily rate .........................  $116         $121          (4)%         $118      $116          2%
Revenue per available room/guest night .....  $ 76         $ 88         (14)%         $ 83      $ 86         (3)%


                                              FOR THE THREE MONTHS ENDED MARCH 31,    FOR THE YEAR ENDED DECEMBER 31,
                                              ------------------------------------    -------------------------------
                                                                                                          PERCENTAGE/
                                                                       PERCENTAGE/                          POINT
LUXURY AND DESTINATION FITNESS                                           POINT                             INCREASE
RESORTS AND SPAS                              2002         2001         DECREASE      2001      2000      (DECREASE)
--------------------------------              ----        -----        ----------     ----      ----      -----------
Weighted average occupancy .................    75%          79%         (4) pts        69%       79%       (10)pts
Average daily rate .........................  $515         $507           2%          $470      $442          6%
Revenue per available room/guest ...........  $378         $396          (5)%         $318      $340         (6)%


(1) Excludes the Four Seasons Hotel--Houston, which was sold on November 3,
    2000.

On February 14, 2002, we executed an agreement with Crescent Operating, pursuant to which Crescent Operating transferred to some of our subsidiaries, in lieu of foreclosure, Crescent Operating's lessee interests in the eight Resort/Hotel Properties leased to subsidiaries of Crescent Operating. As a result, our subsidiaries became the lessees of these Resort/Hotel Properties. We fully consolidated the operations of the eight Resort/Hotel Properties beginning on the date of the asset transfers.

The following table shows the Resort/Hotel Property same-store net operating income for the three months ended March 31, 2002 and 2001 and the years ended December 31, 2001 and 2000, for the nine Resort/Hotel Properties owned during these periods.

                                          FOR THE THREE MONTHS ENDED MARCH 31,     FOR THE YEAR ENDED DECEMBER 31,
                                          ------------------------------------     -------------------------------
                                                                   PERCENTAGE/                         PERCENTAGE/
                                                                      POINT                               POINT
(IN THOUSANDS)                              2002         2001        DECREASE       2001       2000     DECREASE
-------------                             -------      -------     -----------     -------   -------   -----------
Upscale Business-Class Hotels(1)          $ 4,353      $ 5,215        (17)%        $20,165   $22,157        (9)%
Luxury and Destination Fitness Resorts
and Spas                                  $10,770      $11,956        (10)%         29,451    36,837       (20)%
                                          -------      -------     ------          -------   -------   -------
All Resort/Hotel Properties(1)            $15,123      $17,171        (12)%        $49,616   $58,994       (16)%
                                          -------      -------     ------          -------   -------   -------


(1) Excludes the Four Seasons Hotel--Houston, which was sold on November 3,
    2000.

CR LICENSE, LLC AND CRL INVESTMENTS, INC.

As of December 31, 2001, we had a 28.5% interest in CR License, LLC, the entity which owns the right to the future use of the "Canyon Ranch" name. We also had a 95% economic interest, representing all of the non-voting common stock, in CRL Investments, Inc., which has an approximately 65% economic interest in the Canyon Ranch Spa Club in the Venetian Hotel in Las Vegas, Nevada.

On February 14, 2002, we executed an agreement with Crescent Operating, pursuant to which Crescent Operating transferred to our subsidiaries, in lieu of foreclosure, Crescent Operating's 1.5% interest in CR License, LLC and 5.0% interest, representing all of the voting stock, in CRL Investments, Inc. As a result, as of March 31, 2002, we had a 30.0% interest in CR License, LLC, the entity which owns the right to the future use of the "Canyon Ranch" name. We also had a 100% economic interest, representing all of the common stock, in CRL Investments, Inc., which has an approximately 65% economic interest in the Canyon Ranch Spa Club in the Venetian Hotel in Las Vegas, Nevada.

RESIDENTIAL DEVELOPMENT SEGMENT

As of December 31, 2001, we owned economic interests in five Residential Development Corporations through the Residential Development Property mortgages and the non-voting common stock of these Residential Development Corporations. The Residential Development Corporations in turn, through joint ventures or partnership arrangements, owned interests in 21 Residential Development Properties.

As of March 31, 2002, we owned or had economic interests in five Residential Development Corporations. The Residential Development Corporations in turn, through joint ventures or partnership arrangements, own interests in 22 Residential Development Properties. The Residential Development Corporations are responsible for the continued development and the day-to-day operations of the Residential Development Properties. Management plans to reinvest returned capital from the Residential Development Segment primarily into the Office Segment where we expect to achieve favorable rates of return.

On February 14, 2002, we executed an agreement with Crescent Operating, pursuant to which Crescent Operating transferred to our subsidiaries, in lieu of foreclosure, Crescent Operating's voting interests in three of the Residential Development Corporations: The Woodlands, Desert Mountain and CRD. We fully consolidated the operations of the three Residential Development Corporations beginning on the date of the asset transfers.

THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P. AND THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P., WHICH WE CALL, COLLECTIVELY, THE WOODLANDS GROUP, THE WOODLANDS, TEXAS:

The following table shows residential lot sales at an average price per lot and commercial land sales at an average price per acre.

                                     FOR THE THREE MONTHS ENDED MARCH 31,     FOR THE YEAR ENDED DECEMBER 31,
                                     ------------------------------------     -------------------------------
(DOLLARS IN THOUSANDS)                     2002               2001                2001                2000
----------------------                   --------           --------            --------           ---------
Residential lot sales ............            227                381               1,718               2,033
Average sales price per lot ......       $ 52,000           $ 69,000            $ 72,000             $62,000
Commercial land sales ............       34 acres            3 acres            94 acres           124 acres
Average sales price per acre .....       $274,000           $470,000            $337,000            $308,000

         o Average sales price per lot increased by $10,000, or 16%, due to a product mix of higher priced lots from the Carlton Woods development in the year ended December 31, 2001, compared to the same period in 2000, and decreased by $17,000, or 24.6%, due to fewer higher priced lots sold from the Carlton Woods development in the three months ended March 31, 2002, compared to the same period in 2001.

         o Carlton Woods is The Woodlands Group's new upscale residential development. It is a gated community consisting of 491 lots located around a Jack Nicklaus signature golf course. As of December 31, 2001, 213 lots had been sold at prices ranging from $0.1 million to $1.0 million per lot, or an average price of $343,000 per lot. As of March 31, 2002, 215 lots had been sold at prices ranging from $0.1 million to $1.0 million per lot, or an average price of $342,000 per lot. Additional phases within Carlton Woods are expected to be marketed to the public during the next two years.

         o Future buildout of The Woodlands Group is estimated at approximately 12,850 residential lots and approximately 1,625 acres of commercial land, of which approximately 1,447 residential lots and 1,000 acres are currently in inventory.

DESERT MOUNTAIN PROPERTIES LIMITED PARTNERSHIP, WHICH WE CALL DESERT MOUNTAIN LP, SCOTTSDALE, ARIZONA:

The following table shows residential lot sales at an average price per lot.

                                      FOR THE THREE MONTHS ENDED MARCH 31,     FOR THE YEAR ENDED DECEMBER 31,
                                      ------------------------------------     -------------------------------
(DOLLARS IN THOUSANDS)                    2002               2001                 2001                2000
----------------------                  --------           --------            --------            --------
Residential lot sales ..............          23                 19                  86                 178
Average sales price per lot(1) .....    $671,000           $612,000            $688,000            $619,000

(1) Including equity golf memberships.

         o With the higher priced residential lots being completed during the latter phases of development at Desert Mountain, the average sales price per lot increased by $69,000, or 11%, for the year ended December 31, 2001, as compared to the same period in 2000, and the average sales price per lot was $671,000 for the three months ended March 31, 2002, which is a $59,000, or 9.6%, increase over the same period in 2001. As a result of product mix and a decline in the economy combined with the events of September 11, 2001, the number of lot sales decreased to 86 lots for the year ended December 31, 2001, as compared to 178 lots for the same period in 2000.

         o Approved future buildout is estimated to be approximately 250 residential lots, of which approximately 138 are currently in inventory.

CRD, FORMERLY KNOWN AS CRESCENT DEVELOPMENT MANAGEMENT CORP., BEAVER CREEK,
COLORADO:

The following table shows total active projects, residential lot and residential unit sales and average sales price per lot and unit.

                                        FOR THE THREE MONTHS ENDED MARCH 31,     FOR THE YEAR ENDED DECEMBER 31,
                                        ------------------------------------     -------------------------------
                                              2002               2001                2001              2000
                                          ------------       ------------        ------------       ------------
Active projects .....................               15                 12                  14                12
Residential lot sales ...............                4                  2                 181               343
Residential unit sales:
   Townhome sales ...................                1                  4                  11                19
   Condominium sales ................              158                  9                 109                26
Timeshare equivalent unit sales .....                5                 --                  11                --
Average sale price per
residential lot .....................     $     51,000       $    240,000        $     73,000      $    136,000
Average sale price per
residential unit ....................     $0.5.million       $1.4 million        $1.0 million      $1.6 million
Average sale price per
timeshare unit ......................     $1.2.million       $ -- million                 N/A               N/A

         o Average sales price per lot decreased by $63,000, or 46%, and average sales price per unit decreased $0.6 million, or 38%, due to lower priced product mix sold in the year ended December 31, 2001, as compared to the same period in 2000. Average sales price per lot decreased by $189,000, or 78.8%, and average sales price per unit decreased $0.9 million, or 64.3%, due to lower priced product mix sold in the three months ended March 31, 2002, as compared to the same period in 2001.

         o The increase in units sold in the period is due to a lower priced product mix sold during the three months ended March 31, 2002, as compared to the same period in 2001.

TEMPERATURE-CONTROLLED LOGISTICS SEGMENT

As of December 31, 2001 and March 31, 2002, we held a 40% interest in the Temperature-Controlled Logistics Partnership, which owns the Temperature-Controlled Logistics Corporation, which directly or indirectly owns the 89 Temperature-Controlled Logistics Properties, with an aggregate of approximately 445.2 million cubic feet (17.7 million square feet) of warehouse space.

The Temperature-Controlled Logistics Corporation leases the
Temperature-Controlled Logistics Properties to AmeriCold Logistics, which is owned 60% by Vornado Operating L.P. and 40% by a subsidiary of Crescent Operating. We have no interest in AmeriCold Logistics.

AmeriCold Logistics, as sole lessee of the Temperature-Controlled Logistics Properties, leases the Temperature-Controlled Logistics Properties from the Temperature-Controlled Logistics Corporation under three triple-net master leases, as amended. On February 22, 2001, the Temperature-Controlled Logistics Corporation and AmeriCold Logistics agreed to restructure certain financial terms of the leases, including the adjustment of the rental obligation for 2001 to $146.0 million, the adjustment of the rental obligation for 2002 to $150.0 million (plus contingent rent in certain circumstances), the increase of the Temperature-Controlled Logistics Corporation's share of capital expenditures for the maintenance of the properties from $5.0 million to $9.5 million (effective January 1, 2000) and the extension of the date on which deferred rent was required to be paid to December 31, 2003.

AmeriCold Logistics' same-store earnings before interest, taxes, depreciation and amortization, and rent ("EBITDAR") declined 2% for the year ended December 31, 2000 compared to the year ended December 31, 1999, 11% for the year ended December 31, 2001 compared to the year ended December 31, 2000 and remained relatively unchanged for the three months ended March 31, 2002 compared with the same period of 2001. Declines throughout 2001 were the result of consolidation among retail and food service channels that began in 2000 and has continued to significantly limit the ability of manufacturers to pass along cost increases by raising prices. Because of this, manufacturers are focused on supply chain cost (such as inventory management, transportation and distribution) reduction initiatives in an effort to improve operating performance. AmeriCold Logistics continues to see low occupancy levels as compared to prior years; however, additional throughput and effective cost controls have helped stabilize earnings in the first quarter of 2002.

As a result of the reductions in revenues and the quarterly declines in same-store EBITDAR, Americold Logistics was unable to fulfill its rental obligation under the leases, which resulted in deferred rent. For the three months ended June 30, 2000, Americold Corporation recorded a valuation allowance for a portion of the rent that had been deferred during that period, and for the three months ended September 30, 2000 recorded a valuation allowance for 100% of the rent that had been deferred during the three months ended September 30, 2000 and has continued to record a valuation allowance for 100% of the deferred rent prospectively. These valuation allowances resulted in a decrease in the equity in net income of

Crescent in Americold Corporation. Americold Corporation had not recorded a valuation allowance with respect to rent deferred by Americold Logistics prior to the quarter ended June 30, 2000, because the financial condition of Americold Logistics prior to that time did not indicate that Americold Logistics' election to defer rent, in accordance with the terms of the leases of the temperature-controlled logistics properties, was a result of the inability of Americold Logistics to make the full rent payments.

AmeriCold Logistics deferred $3.0 million of rent for the three months ended March 31, 2002, of which our share of the deferred rent was $1.2 million. AmeriCold Logistics also deferred $25.5 million of rent for the year ended December 31, 2001, of which our share of the deferred rent was $10.2 million. In December 2001, the Temperature Controlled Logistics Corporation waived its right to collect $39.8 million of the total $49.9 million of deferred rent, of which our share was $15.9 million. AmeriCold Logistics also deferred $19.0 million and $5.4 million of rent for the years ended December 31, 2000 and 1999, respectively, of which our share was $7.5 million and $2.1 million, respectively. We and the Temperature-Controlled Logistics Corporation had recorded adequate valuation allowances related to the waived deferred rental revenue during the years ended December 31, 2000 and 2001; therefore, there was no financial statement impact to the Temperature-Controlled Logistics Corporation or to us related to the Temperature-Controlled Logistics Corporation's decision to waive collection of deferred rent.

                                         DEFERRED RENT           VALUATION ALLOWANCE
                                     ----------------------     ---------------------
                                                OPERATING                 OPERATING
                                              PARTNERSHIP'S             PARTNERSHIP'S
(IN MILLIONS)                         TOTAL      PORTION         TOTAL      PORTION
-------------                        ------   -------------     ------  -------------
For the year ended December 31,
1999 .............................   $  5.4       $  2.1        $   --      $   --
2000 .............................     19.0          7.5          16.3         6.5
2001 .............................     25.5         10.2          25.5        10.2
                                     ------       ------        ------      ------
Balance at December 31,
  2001 ...........................   $ 49.9       $ 19.8        $ 41.8      $ 16.7
Waived rent                           (39.8)       (15.9)        (41.8)      (16.7)
For the three months ended
         March 31, 2002 ..........      3.0          1.2           3.0         1.2
                                     ------       ------        ------      ------
                                     $ 13.1       $  5.1        $  3.0      $  1.2

Management believes that EBITDAR is a useful financial performance measure for assessing the relative stability of the financial condition of AmeriCold Logistics prior to the payment of rent to us. Therefore, management believes EBITDAR is a reasonable indication of AmeriCold Logistics' ability to make rent payments to us. The following table shows EBITDAR, lease payment and net loss for AmeriCold Logistics for the years ended December 31, 2001 and 2000 and for the three months ended March 31, 2002 and 2001.

                        FOR THE THREE MONTHS ENDED    FOR THE YEAR ENDED
                                 MARCH 31,                DECEMBER 31,
                        --------------------------    ------------------
(IN MILLIONS)              2001           2001         2001        2000
-------------             -----          -----        ------      ------
EBITDAR(1) ...........    $33.6          $33.2        $135.8      $162.1
LEASE PAYMENT(2) .....    $35.0          $32.9        $146.0      $160.5
NET LOSS .............     (6.1)          (3.4)         (5.7)      (18.4)

(1) EBITDAR does not represent net income or cash flows from operating, financing or investing activities as defined by GAAP.

(2) Represents the rental obligation (excluding the effect of straight-lining rents and deferred rent) of AmeriCold Logistics.

The Temperature-Controlled Logistics Corporation completed the acquisition of one facility in the first quarter of 2001 for $10.0 million and completed the construction of one facility in the third quarter of 2001 for $15.8 million, representing a total of approximately 8.5 million cubic feet (0.2 million square feet.)

CHARTER BEHAVIOR HEALTH SYSTEMS, OR CBHS

During 1999, our investment segments included a behavioral healthcare segment. As of December 31, 1999, the behavioral healthcare segment consisted of 88 behavioral healthcare properties in 24 states, all of which were leased to CBHS, and its subsidiaries under a triple-net master lease. During the year ended December 31, 1999, we received cash rental payments of approximately $35.3 million from CBHS. However, during 1999, CBHS's business was negatively affected by many factors, including adverse industry conditions, and CBHS failed to perform in accordance with its operating budget. In the third quarter of 1999 CBHS was unable to meet its rental obligation to us. In the third quarter of 1999, we, Crescent Operating, Magellan Health Services, Inc., which we refer to as Magellan, and CBHS commenced a recapitalization of CBHS. As part of this recapitalization, we commissioned an independent public accounting firm to assist in the evaluation of alternatives related to CBHS, which included an appraisal of the behavioral healthcare properties.

The following financial statement charges were made with respect to our investment in the behavioral healthcare properties for the year ended December 31, 1999:

o CBHS rent was reflected on a cash basis beginning in the third quarter of 1999;

o We wrote-off the rent that was deferred according to the CBHS lease agreement from the commencement of the lease in June of 1997 through June 30, 1999. The balance written-off totaled $25.6 million;

o We wrote-down our behavioral healthcare real estate assets by approximately $103.8 million to a book value of $245.0 million;

o We wrote-off the book value of warrants to purchase common shares of Magellan of $12.5 million;

o We recorded approximately $15.0 million of additional expense to be used by CBHS as working capital; and

o We ceased recording depreciation expense in the beginning of November of 1999 on the behavioral healthcare properties that were classified as held for disposition.

On February 16, 2000, CBHS and all of its subsidiaries that were subject to the master lease with us filed voluntary Chapter 11 bankruptcy petitions in the United States Bankruptcy Court for the District of Delaware.

During the year ended December 31, 2000, payment and treatment of rent for the behavioral healthcare properties was subject to a rent stipulation agreed to by certain of the parties involved in the CBHS bankruptcy proceeding. We received approximately $15.4 million in rent and interest from CBHS during the year ended December 31, 2000. We also completed the sale of 60 behavioral healthcare properties previously classified as held for disposition during the year ended December 31, 2000 (contained in Net Investment in Real Estate). The sales generated approximately $233.7 million in net proceeds and a net gain of approximately $58.6 million for the year ended December 31, 2000. During the year ended December 31, 2000, we recognized an impairment loss of approximately $9.3 million on the behavioral healthcare properties held for disposition. This amount represents the difference between the carrying values and the estimated sales prices less the costs of the sales. At December 31, 2000, the carrying value for the 28 behavior healthcare properties classified as held for disposition was $68.5 million (contained in Net Investment in Real Estate). Depreciation expense has not been recognized since the dates the behavioral healthcare properties were classified as held for sale.

We received approximately $6.0 million in repayment of a working capital loan from CBHS during the year ended December 31, 2001. We also completed the sale of 18 behavioral healthcare properties previously classified as held for disposition during the year ended December 31, 2001. The sales generated approximately $34.7 million in net proceeds and net gain of approximately $1.6 million for the year ended December 31, 2001. During the year ended December 31, 2001, we recognized an impairment loss of approximately $8.5 million on the behavioral healthcare properties held for disposition, and during the three months ended March 31, 2002, we recognized an impairment charge of approximately $0.6 million on one of the behavioral healthcare properties held for sale. These amounts represent the difference between the carrying values and the estimated sales prices less the costs of the sales. At December 31, 2001, the carrying value for the 10 behavior healthcare properties classified as held for disposition was

$27.9 million (contained in Net Investment in Real Estate), and the carrying value for these facilities at March 31, 2002 was approximately $27.3 million. Depreciation expense has not been recognized since the dates the behavioral healthcare properties were classified as held for sale.

                              RESULTS OF OPERATIONS

The following tables shows our financial data as a percentage of total revenues for the three years ended December 31, 2001, 2000 and 1999 and for the three months ended March 31, 2002 and 2001 and the variance in dollars between the years ended December 31, 2001 and 2000 and the years ended December 31, 2000 and 1999 and between the three months ended March 31, 2002 and 2001.

                                                                      FINANCIAL DATA AS A
                                                                      PERCENTAGE OF TOTAL                  TOTAL VARIANCE IN DOLLARS
                                                                     REVENUES FOR THE YEAR                  BETWEEN THE YEARS ENDED
                                                                       ENDED DECEMBER 31,                        DECEMBER 31,
                                                          -----------------------------------------------  -------------------------
(IN MILLIONS)                                              2001       2000       1999       2001 AND 2000        2000 AND 1999
-------------                                             ------     ------     ------     --------------        --------------
REVENUE
   Office properties ..................................     84.1%      81.9%      82.3%        $   4.1              $  (8.5)
   Resort/Hotel properties ............................      6.3        9.8        8.8           (26.4)                 6.9
   Interest and other income(1) .......................      9.6        8.3        8.9             7.9                 (5.0)
                                                          ------     ------     ------         -------              -------
      TOTAL REVENUES ..................................    100.0%     100.0%     100.0%        $ (14.4)             $  (6.6)
                                                          ------     ------     ------         -------              -------
EXPENSE
   Operating expenses .................................     36.5%      33.8%      34.4%        $  13.9              $  (7.1)
   Corporate general and administrative ...............      3.3        3.3        2.2             0.1                  7.8
   Interest expense ...................................     25.1       27.5       25.7           (20.8)                11.2
   Amortization of deferred financing costs ...........      1.3        1.3        1.4            (0.3)                (0.8)
   Depreciation and amortization ......................     17.4       16.7       17.6             2.4                 (7.9)
   Settlement of merger dispute .......................       --         --        2.0              --                (15.0)
   Impairment and other charges related to real
      estate assets ...................................      3.5        2.4       24.0             7.5               (160.9)
   Impairment and other charges related to
      Crescent Operating  .............................     12.8         --         --            92.8                   --
                                                          ------     ------     ------         ------               -------
      TOTAL EXPENSE ...................................     99.9%      85.0%     107.3%        $  95.6              $(172.7)
                                                          ------     ------     ------         -------              -------
OPERATING INCOME (LOSS)................................      0.1%      15.0%      (7.3)%       $(110.0)             $ 166.1
OTHER INCOME AND EXPENSES
   Equity in net income of unconsolidated companies:
      Office properties ...............................      0.8        0.4        0.7             2.9                 (2.1)
      Residential development properties ..............      5.7        7.2        5.7           (12.5)                10.6
      Temperature-controlled logistics properties .....      0.2        1.0        2.0            (6.3)                (7.6)
      Other ...........................................      0.4        1.6        0.7            (8.6)                 6.5
                                                          ------     ------     ------         --------             -------
      TOTAL EQUITY IN NET INCOME FROM UNCONSOLIDATED
         COMPANIES ....................................      7.1%      10.2%       9.1%        $ (24.5)             $   7.4
   Gain on property sales, net ........................      0.6       18.6         --          (133.1)               137.5
                                                          ------     ------     ------         -------              -------
      TOTAL OTHER INCOME AND EXPENSE ..................      7.7%      28.8%       9.1%        $(157.6)             $ 144.9
                                                          ------     ------     ------         -------              -------
(LOSS) INCOME BEFORE MINORITY
   INTERESTS AND EXTRAORDINARY ITEM ...................      7.8%      43.8%       1.8%        $(267.6)             $ 311.0
   Minority interests .................................     (2.9)      (2.7)      (0.1)           (0.8)               (18.7)
                                                          ------     ------     ------         -------              -------
NET INCOME (LOSS) BEFORE
   EXTRAORDINARY ITEM .................................      4.9%      41.1%       1.7%        $(268.4)             $ 292.3
      Extraordinary item--extinguishment of debt ......     (1.7)      (0.6)        --            (7.8)                (4.4)
                                                          ------     ------     ------         -------              -------
NET INCOME (LOSS) .....................................      3.2%      40.5%       1.7%        $(276.2)             $ 287.9
   6 3/4% Series A Preferred Unit distributions .......     (1.9)      (1.8)      (1.8)             --                   --
   Share repurchase agreement return ..................       --       (0.4)      (0.1)            2.9                 (2.3)
   Forward share purchase agreement return ............       --         --       (0.6)             --                  4.3
                                                          ------     ------     ------         -------              -------
NET INCOME (LOSS) AVAILABLE TO PARTNERS ...............      1.3%      38.3%      (0.8)%       $(273.3)             $ 289.9

(1) Includes interest income from our intracompany loan for the years ended December 31, 2001 and 2000. See "Sale of preferred equity interests in subsidiary and intracompany loan" for a description of this intracompany loan and its effects on certain items in the financial statements.

                                                                      FINANCIAL DATA AS A     TOTAL VARIANCE IN
                                                                      PERCENTAGE OF TOTAL      DOLLARS BETWEEN
                                                                        REVENUES FOR THE          THE THREE
                                                                       THREE MONTH PERIOD        MONTHS ENDED
                                                                         ENDED MARCH 31,            MARCH 31,
                                                                      -------------------     -----------------
  (IN MILLIONS)                                                         2002       2001         2001 and 2002
  -------------                                                        ------     ------      -----------------
  REVENUE
     Office properties .............................................     60.4%      82.3%            $ (9.9)
     Resort/Hotel properties .......................................     16.2        8.5               22.6
     Residential Development property ..............................     20.2         --               48.1
     Interest and other income(1) ..................................      3.2        9.2               (9.3)
                                                                       ------     ------             ------
        TOTAL REVENUES .............................................    100.0%     100.0%            $ 51.5
                                                                       ------     ------             ------
  EXPENSE
     Office property operating expense .............................     27.7%      35.7%            $ (0.7)
     Resort/Hotel property expense .................................     10.1         --               23.9
     Residential Development Property expense ......................     17.9         --               42.2
     Corporate general and administrative ..........................      2.7        2.8                1.1
     Interest expense ..............................................     17.7       25.5               (5.1)
     Amortization of deferred financing costs ......................      1.0        1.3               (0.1)
     Depreciation and amortization .................................     14.1       16.3                3.4
     Impairment and other charges related to real estate assets ....       --        1.2               (2.1)
                                                                       ------     ------             ------
        TOTAL EXPENSE ..............................................     91.2%      82.8%            $ 62.6
                                                                       ------     ------             ------
  OPERATING INCOME..................................................      8.8%      17.2%            $(11.1)
  OTHER INCOME AND EXPENSES
     Equity in net income of unconsolidated companies:
        Office properties ..........................................      0.5%       0.6%            $  0.2
        Residential development properties .........................      5.3        5.7                1.8
        Temperature-controlled logistics properties ................     (0.1)       1.4               (3.0)
        Other ......................................................     (1.7)       1.1               (5.9)
                                                                       ------     ------             ------
        TOTAL EQUITY IN NET INCOME FROM UNCONSOLIDATED
           COMPANIES ...............................................      4.0%       8.8%            $ (6.9)
     Gain on property sales, net ...................................       --        0.2               (0.3)
                                                                       ------     ------             ------
        TOTAL OTHER INCOME AND EXPENSE .............................      4.0%       9.0%            $ (7.2)
                                                                       ------     ------             ------
  INCOME BEFORE MINORITY INTERESTS, INCOME TAXES,
  DISCONTINUED OPERATIONS AND CUMULATIVE EFFECT OF A
  CHANGE IN ACCOUNTING PRINCIPLE ...................................     12.8%      26.2%            $(18.3)
     Minority interests ............................................     (2.3)      (3.1)               0.3
     Income tax benefit ............................................      1.8         --                4.3
                                                                       ------     ------             ------
  INCOME BEFORE DISCONTINUED OPERATIONS AND CUMULATIVE
  EFFECT OF A CHANGE IN AN ACCOUNTING PRINCIPLE ....................     12.3%      23.1%            $(13.7)
     Discontinued operations - income and gain on assets
     sold and held for sale .........................................      1.5        --                3.5
     Cumulative Effect of a Change in Accounting Principle .........     (4.3)        --              (10.3)
                                                                       ------     ------             ------
  NET INCOME .......................................................      9.5%      23.1%            $(20.5)
     6 3/4% Series A Preferred Unit distributions ..................     (1.4)      (1.8)                --
                                                                       ======     ======             ======
  NET INCOME AVAILABLE TO PARTNERS .................................      8.1%      21.3%            $(20.5)

(1) Includes interest income from our intracompany loan for the three months ended March 31, 2002 and 2001. See "Sale of preferred equity interests in subsidiary and intracompany loan" for a description of this intracompany loan and its effects on certain items in the financial statements.

COMPARISON OF THE THREE MONTHS ENDED MARCH 31, 2002 TO THE THREE MONTHS ENDED MARCH 31, 2001

REVENUES

Total revenues increased $51.5 million, or 27.6%, to $237.7 million for the quarter ended March 31, 2002, as compared to $186.2 million for the quarter ended March 31, 2001. The primary components of the increase are:

o increased Resort/Hotel Property revenue of $22.6 million due to the consolidation, beginning February 14, 2002, of the operations of eight of the Resort/Hotel Properties, as a result of the Crescent Operating transaction (previously we recognized a lease payment);

o inclusion of Residential Development Property revenue of $48.1 million due to the consolidation of three Residential Development Corporations beginning February 14, 2002, as a result of the Crescent Operating transaction (previously we recorded its share of earnings under the equity method); partially offset by

o decreased Office Property revenue of $9.9 million primarily due to the disposition of five Office Properties in 2001 and the contribution of two Office Properties to joint ventures in 2001; and

o        decreased interest and other income of $9.3 million.

EXPENSES

Total expense increased $62.6 million, or 40.6%, to $216.7 million for the three months ended March 31, 2002, as compared to $154.2 million for the three months ended March 31, 2001. The primary components of this increase are:

o increased Resort/Hotel Property expense of $23.9 million due to the consolidation of eight of the Resort/Hotel Properties, beginning February 14, 2002, as a result of the Crescent Operating transaction; and

o increased Residential Development Property expense of $42.2 million due to the consolidation of three Residential Development Corporations beginning February 14, 2002, as a result of the Crescent Operating transaction; partially offset by

o        decreased interest expense of $5.1 million.

OTHER INCOME

Other income and expense decreased $7.2 million, or 43.4%, to $9.4 million for the three months ended March 31, 2002, as compared to $16.6 million for the three months ended March 31, 2001, primarily as a result of:

o decreased equity in net income of unconsolidated companies of $6.9 million; and

o        decreased gain on property sales of $0.3 million.

Net income decreased $20.5 million, or 47.5%, to $22.7 million for the three months ended March 31, 2002, as compared to $43.2 million for the three months ended March 31, 2001, primarily as a result of:

o the changes in total revenue, total expense and other income and expense described above; and

o a loss of $10.3 million resulting from a cumulative effect of a change in accounting principle for the three months ended March 31, 2002, resulting in a charge that is attributable to an impairment (net of minority interests) of the goodwill of the Temperature-Controlled Logistics Corporation; partially offset by

o an income tax benefit of $4.3 million of tax expense, which includes a current tax expense of $2.4 million, offset by a tax benefit of $6.7 million that resulted from the temporary difference between the financial reporting basis and the respective tax basis of the hotel leases acquired as part of the Crescent Operating transaction; and

o increased income from discontinued operations from assets sold and held for sale of $3.5 million, primarily due to the gain of $4.5 million on a sale of one Office Property; partially offset by an impairment charge of $0.6 million related to a behavioral healthcare property.


OFFICE SEGMENT

                                                 FOR THE THREE MONTHS
(in millions)                                       ENDED MARCH 31,          VARIANCE
-------------                                    --------------------     --------------
                                                  2002         2001          $       %
                                                 ------       ------      -----    -----
Office Property Revenue ....................     $143.5       $153.4      $(9.9)   (6.5)%

Office Property Operating Expense ..........       65.8         66.5       (0.7)   (1.1)%
Equity in Earnings of Unconsolidated
   office properties .......................        1.3          1.1        0.2    18.2%

Office Property revenue decreased $9.9 million, or 6.5%, to $143.5 million for the three months ended March 31, 2002, as compared to $153.4 million for the three months ended March 31, 2001. The components of the decrease are as follows:

o decreased revenue of $12.1 million due to the disposition of five Office Properties in 2001; and the contribution of two Office Properties to joint ventures in 2001;

o        decreased other revenue of $1.2 million; partially offset by

o increased revenue of $3.4 million primarily as a result of increased full-service weighted average rental rates due to renewals at the Greenway Plaza Office Property and the Houston Center Office Property.


Office Property operating expense decreased $0.7 million, or 1.1%, to $65.8 million for the three months ended March 31, 2002, as compared to $66.5 million for the three months ended March 31, 2001. The primary components of the decrease are as follows:

o decreased expenses of $4.0 million due to the disposition of five Office Properties in 2001; and the contribution of two Office Properties to joint ventures in 2001;

o decreased office property utility expense of $2.9 million due to an energy contract effective for certain Texas Properties during the quarter ended March 31, 2002; partially offset by

o increased expenses of $6.0 million from the consolidated Office Properties that the Operating Partnership owned or had an interest in as of March 31, 2002, primarily as a result of increased operating expenses due to security, insurance and the timing of repairs and maintenance.


RESORT/HOTEL SEGMENT

On February 14, 2002, we executed an agreement with Crescent Operating, pursuant to which Crescent Operating transferred to our subsidiaries, in lieu of foreclosure, Crescent Operating's lessee interests in the eight Resort/Hotel Properties leased to subsidiaries of Crescent Operating. The financial statements reflect the consolidation of the operations for these eight Resort/Hotel Properties for the period February 14, 2002 through March 31, 2002. Revenues prior to February 14, 2002 represent lease payments to us.

                                                 FOR THE THREE MONTHS
(in millions)                                       ENDED MARCH 31,          VARIANCE
-------------                                    --------------------      ------------
                                                  2002        2001          $       %
                                                 ------       -----        ----   -----
Resort/Hotel Property Revenue ............       $ 38.5       $15.9
Resort/Hotel Property Expense ............        (23.9)         --
                                                 ------       -----        -----   ----
Net Operating Income .....................       $  4.6       $15.9        $(1.3)  (8.2)%

See "--Resort/Hotel Segment" above for same-store net operating income variance.

Resort/Hotel Property net operating income decreased $1.3 million, or 8.2%, to $14.6 million for the three months ended March 31, 2002, as compared to $15.9 million for the three months ended March 31, 2001. The primary components of the decrease are as follows:

o decrease in occupancy from 79% to 75% at the luxury and destination fitness resorts and spas; and

o decrease in occupancy from 73% to 65%, and average daily rates from $121 to $116 at the business-class hotels.


RESIDENTIAL DEVELOPMENT SEGMENT

On February 14, 2002, we executed an agreement with Crescent Operating, pursuant to which Crescent Operating transferred to our subsidiaries, in lieu of foreclosure, Crescent Operating's voting interests in three of the Residential Development Corporations: The Woodlands, Desert Mountain and CRD. We fully consolidated the operations of the three Residential Development Corporations beginning on the date of the asset transfers.

                                                 FOR THE THREE MONTHS
(in millions)                                       ENDED MARCH 31,          VARIANCE
-------------                                    --------------------     --------------
                                                  2002         2001          $       %
                                                 ------        -----      -----    -----
Residential Development Property Revenue .....   $ 48.1        $  --

Residential Development Property Expense .....    (42.2)          --

Depreciation/Amortization ....................     (0.9)          --
Equity in net income of Unconsolidated
   Residential Development Properties ........     12.5         10.7
Minority Interests ...........................     (1.3)          --
Income Tax Provision .........................     (2.2)          --
                                                 ------        -----      -----    ----
Net Operating Income .........................   $ 14.0        $10.7      $ 3.3    30.8%

Residential Development Property net operating income increased $3.3 million, or 30.8%, to $14.0 million for the three months ended March 31, 2002, as compared to $10.7 million for the three months ended March 31, 2001. The primary components of the increase in net operating income are:

o $6.0 million gain due to the disposition of two properties at the Woodlands and sales of commercial acreage at the Woodlands; partially offset by

o lower lot sales of $0.9 million due to a lower number of lot sales at the Woodlands Land Development Company and HADC; and

o        $1.4 million reduced capitalized interest at CRD.

TEMPERATURE-CONTROLLED LOGISTICS SEGMENT

                                                      FOR THE THREE MONTHS
(in millions)                                            ENDED MARCH 31,          VARIANCE
-------------                                         --------------------     ---------------
                                                       2002         2001         $        %
                                                      ------        -----      -----    ------
Equity in earnings (loss) of unconsolidated
  Temperature-Controlled Logistics Properties .....   $(0.3)        $ 2.7      $(3.0)   (111.1)%

Temperature-Controlled Logistics equity in earnings (loss) of unconsolidated properties decreased $3.0 million, or 111.1%, to a $0.3 million loss for the three months ended March 31, 2002, as compared to $2.7 million of earnings for the three months ended March 31, 2001. This decrease is primarily due to our $1.2 million portion of the valuation allowance related to the deferred rent recorded in 2002, and $1.7 million portion of the deferred partnership costs recorded in 2002; no such deferred rent or deferred partnership costs were recorded during the same period in 2001.

INTEREST AND OTHER INCOME

Interest and other income decreased $9.3 million, or 55.0%, to $7.6 million for the three months ended March 31, 2002, compared to $16.9 million for the three months ended March 31, 2001. The primary components of the decrease are as follows:

o        decreased interest income from Crescent Operating of $2.1 million;

o decreased interest income of $2.5 million from a loan between us and a wholly-owned subsidiary of Crescent as a result of interest earned on a loan which originated in March 2000 from us to Crescent SH IX, which we call SH IX, in connection with the repurchase of 14,468,623 common shares of Crescent;

o        decreased repayments from CBHS of $1.5 million;

o decreased dividend income of $0.8 million due to the sale of marketable securities in 2001; and

o decreased interest income of $1.3 million due to lower overnight interest rates and lower restricted cash balances.


INTEREST EXPENSE

The decrease in interest expense of $5.1 million, or 10.8%, for the three months ended March 31, 2002, as compared to the same period in 2001, is primarily attributable to a decrease in the weighted average interest rate of 0.94% (from 8.39% to 7.45%), or $5.4 million of interest expense, due to the debt refinancing in May of 2001 and lower LIBOR rates, partially offset by an increase in the average debt balance.

INCOME TAX BENEFIT

Our $4.3 million total consolidated income tax benefit at March 31, 2002 includes tax expense related to the operations of Crescent TRS Holding Corp., or TRS, of $2.4 million, offset by a tax benefit of $6.7 million. The $6.7 million benefit results from the temporary difference between the financial reporting basis and the respective tax basis of the hotel leases acquired as part of our agreement with Crescent Operating. This temporary difference will be reversed over an estimated five-year period, which is the remaining lease term of the hotel leases. The anticipated reversal of the tax benefit for the full year 2002 will total approximately $1.5 million. Cash paid for income taxes in the first quarter of 2002 totaled approximately $2.0 million.

DISCONTINUED OPERATIONS

The income from discontinued operations from assets held for sale increased $3.5 million, or 1750%, to $3.7 million for the three months ended March 31, 2002, compared to $0.2 million for the three months ended March 31, 2001. This increase is primarily due to:

o gain on disposals of $4.5 million (net of minority interest) primarily due to the sale of the Cedar Springs Plaza Office Property; partially offset by

o impairment charge of $0.6 million related to a behavioral healthcare property. This amount represents the difference between the carrying value and the estimated sales price less costs of the sale for this property.


CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE

In conjunction with the implementation of SFAS No. 142, "Goodwill and Other Intangible Assets," we reported a cumulative effect of a change in accounting principle for the three months ended March 31, 2002, which resulted in a charge of $10.3 million. This charge is due to an impairment (net of minority interests) of the goodwill of the Temperature-Controlled Logistics Corporation.

COMPARISON OF THE YEAR ENDED DECEMBER 31, 2001 TO THE YEAR ENDED
DECEMBER 31, 2000

REVENUES

Total revenues decreased $14.4 million, or 1.9%, to $725.3 million for the year ended December 31, 2001, as compared to $739.7 million for the year ended December 31, 2000. The primary components of the decrease in total revenues are discussed below.

The increase in Office Property revenues of $4.1 million, or 0.7%, for the year ended December 31, 2001, as compared to the year ended December 31, 2000, is attributable to:

         o increased revenues of $31.3 million from the 74 consolidated Office Properties that we owned or had an interest in as of December 31, 2001, primarily as a result of increased full-service weighted average rental rates (reflecting increases in both rental revenue and operating expense recoveries), and increased occupancy;

         o increased other income of $4.1 million, primarily due to parking revenue; partially offset by

         o decreased revenues of $27.3 million due to the disposition of 11 Office Properties and four retail properties during 2000, compared to the disposition of five Office Properties and the joint ventures of two Office Properties during 2001; and

         o decreased lease termination fees (net of the write-off of deferred rent receivables) of $4.0 million, from $12.0 million for the year ended December 31, 2000, to $8.0 million for the year ended December 31, 2001.

The decrease in Resort/Hotel Property revenues of $26.4 million, or 36.6%, for the year ended December 31, 2001, as compared to the year ended December 31, 2000, is attributable to:

         o decreased revenues from the upscale business-class hotels of $8.1 million, due to the disposition of the Four Seasons Hotel--Houston in November 2000;

         o decreased revenues of $6.3 million due to a decrease in rental income attributed to the softening of the economy and the events of September 11, 2001; and

         o decreased revenues of $12.0 million due to not recognizing revenue during the fourth quarter of 2001 under the leases with Crescent Operating.

Interest and other income increased $7.9 million, or 13.0%, primarily due to increased interest income of $8.0 million, as a result of interest earned on a loan which originated in March 2000 from us to SH IX, in connection with the repurchase of 14,468,623 common shares of Crescent.

EXPENSES

Total expenses increased $95.6 million, or 15.2%, to $724.1 million for the year ended December 31, 2001, as compared to $628.5 million for the year ended December 31, 2000. The primary components of the increase in total expenses are discussed below.

The increase in Office Property operating expenses of $13.9 million, or 0.6%, for the year ended December 31, 2001, as compared to the year ended December 31, 2000, is attributable to:

         o increased expenses of $24.7 million from the 74 consolidated Office Properties that we owned or had an interest in as of December 31, 2001, primarily as a result of increased operating expenses for utilities of $7.8 million, taxes of $3.6 million and other increased operating expenses such as insurance, security, and technology initiatives of $13.3 million during the year ended December 31, 2001, as compared to the same period in 2000; partially offset by

         o decreased expenses of $10.8 million due to the disposition of 11 Office Properties and four retail properties during 2000, compared to the disposition of five Office Properties and the joint ventures of two Office Properties during 2001.

The decrease in interest expense of $20.8 million, or 10.2%, for the year ended December 31, 2001, as compared to the same period in 2000, is primarily attributable to a decrease in the weighted average interest rate of 0.61%, or $14.0 million of interest expense, combined with a decrease in the average debt balance of $104.0 million, or $8.0 million of interest expense.

The increase in impairment and other charges related to real estate assets of $7.5 million is due to:

         o the conversion of our preferred member interest in Metropolitan Partners, LLC, which we call Metropolitan, into common stock of Reckson Associates Realty Corp., which we call Reckson, which resulted in an impairment charge of $11.9 million; partially offset by

         o a decrease in the impairment loss of $3.5 million, from $8.5 million in 2000 to $5.0 million in 2001, recognized on a fund which primarily holds real estate investments and marketable securities fund in which we have an interest; and

         o a decrease in the impairment of the behavioral healthcare properties of $0.9 million.

The increase in impairment and other charges related to Crescent Operating of $92.8 million is due to the reduction in net assets of $74.8 million, primarily attributable to the write-down of debt and rental obligations of Crescent Operating to the estimated underlying collateral value of assets to be received from Crescent Operating, and estimated Crescent Operating bankruptcy costs to be funded by us of $18.0 million.

OTHER INCOME

Other income decreased $157.6 million, or 73.9%, to $55.6 million for the year ended December 31, 2001, as compared to $213.2 million for the year ended December 31, 2000. This decrease is due to:

The decrease in equity in net income of unconsolidated companies of $24.5 million, or 32.4%, for the year ended December 31, 2001, as compared to the same period in 2000, which is primarily attributable to:

         o a decrease in equity in net income of unconsolidated Residential Development Properties of $12.5 million, or 24%, primarily attributable to lower lot sales at Desert Mountain during the year ended December 31, 2001, resulting in a decrease of $16.3 million; partially offset by higher unit sales at CRD, resulting in an increase of $4.5 million; and

         o a decrease in equity in net income of the Temperature-Controlled Logistics Properties of $6.3 million, or 85%, due to the lease restructuring in 2001 and an increase in deferred rent of $9.2 million; and

         o a decrease in equity in net income of other unconsolidated Properties of $8.6 million, or 75.0%, primarily attributable to lower earnings of $3.8 million from Metropolitan due to the conversion of our preferred member interest into common stock of Reckson in May 2001, the $1.0 million write-off of our investment in a retail distribution company and lower earnings from DBL Holdings, Inc., which we call DBL, of $1.7 million, due to an approximate $12.2 million return of investment received in March 2001; partially offset by

         o an increase in equity in net income of the unconsolidated Office Properties of $2.9 million, or 94.0%, primarily attributable to lower interest expense at one unconsolidated office property.

The net decrease in gain on property sales of $133.1 million for the year ended December 31, 2001, as compared to the same period in 2000, is attributable to a decrease in net gains recognized primarily on Office, Resort/Hotel and behavioral healthcare property sales for the year ended December 31, 2001, as compared with the same period in 2000.

EXTRAORDINARY ITEMS

The increase in extraordinary items of $7.8 million, or 177.3%, is attributable to the write-off of deferred financing costs related to the early extinguishment of the UBS Facility in May 2001 of $12.2 million, compared with the write-off of deferred financing costs related to the early extinguishment of the BankBoston Facility in February 2000 of $4.4 million.

COMPARISON OF THE YEAR ENDED DECEMBER 31, 2000 TO THE YEAR ENDED
DECEMBER 31, 1999

REVENUES

Total revenues decreased $6.6 million, or 0.9%, to $739.7 million for the year ended December 31, 2000, as compared to $746.3 million for the year ended December 31, 1999.

The decrease in Office Property revenues of $8.5 million, or 1.4%, for the year ended December 31, 2000, as compared to the same period in 1999, is attributable to:

         o decreased revenues of $38.0 million due to the disposition of 11 Office Properties and four retail properties during 2000, which contributed revenues during the full year of 1999, as compared to a partial year in 2000; partially offset by

         o increased revenues of $24.4 million from the 78 Office Properties owned as of December 31, 2000, primarily as a result of increased weighted average full-service rental rates at these Properties; and

         o increased revenues of $5.1 million from lease termination fees.

The increase in Resort/Hotel Property revenues of $6.9 million, or 10.6%, for the year ended December 31, 2000, as compared to the same period in 1999, is attributable to:

         o increased revenues of $3.1 million at the luxury resorts and spas primarily due to an increase in percentage rents resulting from increased room revenue due to the 30-room expansion at the Sonoma Mission Inn & Spa that opened in April 2000; and

         o increased revenues of $2.6 million at the business class hotels primarily due to (i) the reclassification of the Renaissance Houston Hotel from the Office segment to the Resort/Hotel segment as a result of the restructuring of its lease on July 1, 1999, which resulted in $2.4 million of incremental revenues under the new lease and (ii) increased percentage rents due to higher room and occupancy rates at the Omni Austin Hotel, partially offset by (iii) decreased revenues of $1.2 million due to the disposition of one Resort/Hotel Property during the fourth quarter of 2000, which contributed revenues during the full year of 1999, as compared to a partial year in 2000; and

         o increased revenues of $1.2 million at the destination fitness resorts and spas primarily due to an increase in percentage rents at the Canyon Ranch Properties as a result of higher room rates.

The decrease in interest and other income of $5.0 million, or 7.5%, for the year ended December 31, 2000, as compared to the same period in 1999, is primarily attributable to:

         o the recognition of rent from CBHS on a cash basis beginning in the third quarter of 1999, the filing of voluntary bankruptcy petitions by CBHS and its subsidiaries on February 16, 2000, and a rent stipulation agreed to by certain parties to the bankruptcy proceedings, which resulted in a reduction in behavioral healthcare property revenues, which are included in interest and other income, of $25.7 million, to $15.4 million for the year ended December 31, 2000 as compared to $41.1 million for the same period in 1999; and

         o decreased interest income earned on interest bearing accounts due to lower cash balances as a result of debt pay-downs; partially offset by

         o an increase of $21.3 million as a result of interest earned on a loan which originated in March 2000 from us to SH IX in connection with the repurchase of 14,468,623 common shares of Crescent.

EXPENSES

Total expenses decreased $172.7 million, or 21.6%, to $628.5 million for the year ended December 31, 2000, as compared to $801.2 million for the year ended December 31, 1999.

The decrease in Office Property operating expenses of $7.1 million, or 2.8%, for the year ended December 31, 2000, as compared to the same period in 1999, is attributable to:

         o decreased expenses of $17.2 million due to the disposition of 11 Office Properties and four retail properties during 2000, which incurred expenses during the full year of 1999, as compared to a partial year in 2000; partially offset by

         o increased expenses of $10.1 million from the 78 Office Properties owned as of December 31, 2000, as a result of (i) increased general repair and maintenance expenses at these Properties of $5.6 million and (ii) an increase in real estate taxes of $4.5 million.

The increase in corporate general and administrative expense of $7.8 million, or 47.9%, for the year ended December 31, 2000, as compared to the same period in 1999, is primarily attributable to technology initiatives, employee retention programs, incentive compensation and additional personnel.

The increase in interest expense of $11.2 million, or 5.8%, for the year ended December 31, 2000, as compared to the same period in 1999, is primarily attributable to an increase in the weighted-average interest rate from 7.4% in 1999 to 8.4% in 2000, partially offset by a decrease in average debt balance outstanding from $2.6 billion in 1999 to $2.4 billion in 2000.

The decrease in depreciation and amortization expense of $7.9 million, or 6.0%, for the year ended December 31, 2000, as compared to the same period in 1999, is primarily attributable to the cessation of the recognition of depreciation expense on Office Properties and behavioral healthcare properties from the dates they were classified as held for disposition.

An additional decrease in expenses of $175.9 million is primarily attributable to:

         o non-recurring costs of $15.0 million in connection with the settlement of litigation relating to the merger agreement entered into in January 1998 between our company and Station Casinos, Inc. in the first quarter of 1999; and

         o a decrease of $169.5 million due to the impairment and other charges related to the Behavioral Healthcare Properties in the third quarter of 1999 and the impairment charge in the fourth quarter of 1999 on one of the Office Properties held for disposition as compared to the year ended December 31, 2000; partially offset by

         o an impairment loss of $8.5 million recognized in 2000 on a fund which primarily holds real estate investments and marketable securities, in which we have an interest.

OTHER INCOME

Other income increased $144.9 million, or 212.2%, to $213.2 million for the year ended December 31, 2000, as compared to $68.3 million for the year ended December 31, 1999. The components of the increase in other income are discussed below.

The increase in equity in unconsolidated companies of $7.4 million, or 10.8%, for the year ended December 31, 2000, as compared to the same period in 1999, is attributable to:

         o an increase in equity in net income of the Residential Development Corporations of $10.6 million, or 24.7%, attributable to (i) an increase in average sales price per lot and an increase in membership conversion revenue at Desert Mountain, partially offset by a decrease in lot absorption, which resulted in an increase of $6.0 million in equity in net income to us; (ii) an increase in residential lot and commercial land sales and an increase in average sales price per lot at The Woodlands Land Development Company, L.P., partially offset by a decrease in average sales price per acre from commercial land sales, which resulted in an increase of $5.9 million in equity in net income to us; and (iii) an increase in commercial acreage sales at CRD, partially offset by a decrease in single-family home sales, which resulted in an increase of $0.8 million in equity in net income to us; partially offset by (iv) a decrease in commercial land sales at HADC, which resulted in a decrease of $2.1 million in equity in net income to us;

         o an increase in equity in net income of the other unconsolidated companies of $6.5 million, or 127.5%, primarily as a result of (i) the dividend income attributable to the 7.5% per annum cash flow preference of our $85.0 million preferred member interest in Metropolitan, which we purchased in May 1999; and (ii) an increase in the equity in earnings from DBL as a result of its investment in G2 Opportunity Fund, LP, which we call G2, which was made in the third quarter of 1999; partially offset by

         o a decrease in equity in net income of the Temperature-Controlled Logistics Partnership of $7.6 million, or 50.7%, resulting primarily from the recognition of a rent receivable valuation allowance for the year ended December 31, 2000 of $6.5 million; and

         o a decrease in equity in net income of the unconsolidated office properties of $2.1 million, or 39.6%, primarily attributable to an increase in interest expense as a result of additional financing obtained in July 2000 and an increase in the average rate of debt at The Woodlands Commercial Properties Company, L.P.

The increase in net gain on property sales of $137.5 million for the year ended December 31, 2000, as compared to the same period in 1999, is attributable to net gains primarily recognized on Office, Resort/Hotel and Behavioral Healthcare Property sales.

LIQUIDITY AND CAPITAL RESOURCES

THREE MONTHS ENDED MARCH 31, 2002

                                                             FOR THE THREE MONTHS ENDED
                                                       --------------------------------------
(in millions)                                                        MARCH 31,
                                                       --------------------------------------
                                                          2002          2001        $ CHANGE
                                                       ----------    ----------    ----------
Cash Provided by Operating Activities ..............   $     34.9    $     25.0    $      9.9
Cash Provided by (Used in) Investing Activities ....         16.8         (23.2)         40.0
Cash Used in Financing Activities ..................        (20.9)         (4.9)        (16.0)
                                                       ----------    ----------    ----------
Increase (Decrease) in Cash and Cash Equivalents ...   $     30.8    $     (3.1)   $     33.9
Cash and Cash Equivalents, Beginning of Period .....         31.6          38.6          (7.0)
                                                       ----------    ----------    ----------
Cash and Cash Equivalents, End of Period ...........   $     62.4    $     35.5    $     26.9
                                                       ----------    ----------    ----------

OPERATING ACTIVITIES

Our cash provided by operating activities of $34.9 million is attributable to:

    o    $35.6 million from Property operations; and

    o an $0.9 million increase representing distributions in excess of equity in earnings from unconsolidated entities.


Our cash provided by operating activities is partially offset by:

    o a $1.6 million decrease representing equity in earnings in excess of distributions from unconsolidated entities.

INVESTING ACTIVITIES

Our cash provided by investing activities of $16.8 million is attributable to:

    o $38.2 million in cash resulting from our February 14, 2002 transaction with Crescent Operating;

    o $11.9 million of net sales proceeds primarily attributable to the disposition of the Cedar Springs Office Property; and

    o $7.5 million from return of investment in unconsolidated Residential Development Properties and Office Properties.

Our cash provided by investing activities is partially offset by:

    o $14.2 million of additional investment in unconsolidated companies, consisting of investments in the upscale Residential Development Properties, primarily as a result of CRD's investment in the Tahoe Mountain Resorts;

    o $10.3 million for capital expenditures for rental properties, primarily attributable to non-recoverable building improvements for the Office Properties and replacement of furniture, fixtures and equipment for the Resort/Hotel Properties;

    o    $8.4 million for acquisition of certain rental properties; and

    o $8.3 million for recurring and non-recurring tenant improvement and leasing costs for certain rental properties.

FINANCING ACTIVITIES

Our use of cash for financing activities of $20.9 million is primarily attributable to:

    o   distributions to unitholders of $51.4 million;

    o   decrease in notes payable of $14.4 million;

    o net capital distributions to joint venture partners of $3.6 million, primarily due to distributions to joint venture preferred equity partners; and

    o   distributions to holders of preferred units of $3.4 million.


The use of cash for financing activities is partially offset by:

    o   net borrowings under the Fleet Facility of $51.5 million.



YEAR ENDED DECEMBER 31, 2001

LIQUIDITY RIDER

Cash and cash equivalents were $31.6 million and $38.6 million at December 31, 2001, and December 31, 2000, respectively. This 18.1% decrease is attributable to $456.0 million used in financing activities, partially offset by $210.4 million and $238.6 million provided by investing and operating activities, respectively.

                                                                                                       DECEMBER 31,
                                                                                                       ------------
  (IN MILLIONS)                                                                                            2001
                                                                                                       ------------
  Cash Provided by Operating Activities                                                                  $   238.6
  Cash Provided by Investing Activities.....................................................                 210.4
  Cash Used in Financing Activities.........................................................                (456.0)
                                                                                                         ---------
  Decrease in Cash and Cash Equivalents.....................................................             $    (7.0)
  Cash and Cash Equivalents, Beginning of Period............................................                  38.6
                                                                                                         ---------
  Cash and Cash Equivalents, End of Period..................................................             $    31.6
                                                                                                         ---------

OPERATING ACTIVITIES

Our cash provided by operating activities of $238.6 million is attributable to:

    o   $225.2 million from Property operations; and

    o $13.4 million representing distributions received in excess of equity in earnings from unconsolidated companies.

INVESTING ACTIVITIES

Our cash provided by investing activities of $210.4 million is attributable to:

    o $200.4 million of net sales proceeds primarily attributable to the disposition of the two Washington Harbour Office Properties, three Woodlands Office Properties and 18 behavioral healthcare properties;

    o $129.7 million of proceeds from joint venture partners, primarily as a result of the proceeds of $116.7 million from the joint ventures of two existing Office Properties, Bank One Tower in Austin,

        Texas and Four Westlake Park in Houston, Texas and $12.9 million from the joint venture of 5 Houston Center Office Property, which is currently being developed;

    o   $107.9 million of proceeds from the sale of marketable securities; and

    o $32.0 million from return of investment in unconsolidated Office Properties, Residential Development Properties and other unconsolidated companies.

Our cash provided by investing activities is partially offset by:

    o $124.6 million of additional investment in unconsolidated companies, consisting of investments in (i) the upscale Residential Development Properties of $89.0 million, primarily as a result of CRD's investment in Tahoe Mountain Resorts, (ii) Temperature-Controlled Logistics Properties of $10.8 million, (iii) Office Properties of $16.4 million and (iv) other unconsolidated companies of $8.4 million;

    o $51.8 million for recurring and non-recurring tenant improvement and leasing costs for the Office Properties;

    o $46.4 million for capital expenditures for rental properties, primarily attributable to non-recoverable building improvements for the Office Properties and replacement of furniture, fixtures and equipment for the Resort/Hotel Properties;

    o $23.7 million for the development of investment properties, including $12.3 million for development of the 5 Houston Center Office Property and expansions and renovations at the Resort/Hotel Properties; and

    o a $10.9 million increase in notes receivable, primarily as a result of approximately $10.0 million related to secured loans to AmeriCold Logistics;

    o a $2.2 million increase in restricted cash and cash equivalents, primarily related to the escrow of funds to purchase a parking garage in Denver, Colorado, which was purchased during the first quarter of 2002, partially offset by escrow reimbursements for capital expenditures at the Resort/Hotel Properties and the Office Properties.

FINANCING ACTIVITIES

Our use of cash for financing activities of $456.0 million is primarily attributable to:

    o   net repayment of the UBS Facility of $553.5 million;

    o   distributions to unitholders of $352.9 million;

    o   repayment and retirement of the iStar Financial Note of $97.1 million;

    o repayment and retirement of the Deutsche Bank Short-term Loan of $75.0 million;

    o net capital distributions to joint venture partners of $25.4 million, primarily due to distributions to joint venture preferred equity partners;

    o   debt financing costs of $16.0 million; and

    o   distributions to the holder of preferred units of $13.5 million.

The use of cash for financing activities is partially offset by:

    o   net borrowings under the Fleet Facility of $283.0 million; and

    o proceeds from notes payable of $393.3 million, primarily attributable to the May 2001 debt refinancing.

Crescent Operating

In April 1997, we established a new Delaware corporation, Crescent Operating, Inc., or Crescent Operating. All of the outstanding stock of Crescent Operating, valued at $0.99 per share, was distributed, effective June 12, 1997, to those persons who were our limited partners or shareholders of Crescent on May 30, 1997, in a spin-off.

Crescent Operating was formed, to become a lessee and operator of various assets to be acquired by our company and to perform the intercompany agreement between Crescent Operating and our company, pursuant to which each agreed to provide the other with rights to participate in certain transactions. We were not permitted to operate or lease these assets under then-existing tax laws applicable to REITs. In connection with the formation and capitalization of Crescent Operating, and the subsequent operations and investments of Crescent Operating since 1997, we made loans to Crescent Operating under a line of credit and various term loans.

On January 1, 2001, The REIT Modernization Act became effective. This legislation allows us, through our subsidiaries, to operate or lease certain of our investments that had been previously operated or leased by Crescent Operating.

On February 14, 2002, we entered into an agreement, which we call the Agreement, with Crescent Operating, pursuant to which Crescent Operating transferred to some of our subsidiaries, in lieu of foreclosure, Crescent Operating's lessee interests in the eight Resort/Hotel Properties leased to subsidiaries of Crescent Operating and Crescent Operating's voting interests in three of our Residential Development Corporations and other assets and we agreed to assist and provide funding to Crescent Operating for the implementation of a prepackaged bankruptcy of Crescent Operating. In connection with the transfer, Crescent Operating's rent obligations to us were reduced by $23.6 million, and its debt obligations were reduced by $40.1 million. These amounts include $18.3 million of value attributed to the lessee interests transferred by Crescent Operating to us, however, in accordance with GAAP, we assigned no value to these interests for financial reporting purposes.

We hold the eight lessee interests and the voting interests in the three Residential Development Corporations through three newly organized entities that are our wholly owned subsidiaries, or taxable REIT subsidiaries. We have included these assets in our Resort/Hotel Segment and our Residential Development Segment, and fully consolidated the operations of the eight Resort/Hotel Properties and the three Residential Development Corporations, beginning on the date of the transfers of these assets.

Under the Agreement, we agreed to provide approximately $14.0 million to Crescent Operating in the form of cash and common shares of Crescent to fund costs, claims and expenses relating to the bankruptcy and related transactions, and to provide for the distribution of Crescent's common shares to the Crescent Operating stockholders. We estimate that the value of the common shares that will be issued to the Crescent Operating stockholders will be approximately $5.0 million to $8.0 million. The Agreement provides that we and Crescent Operating will seek to have a plan of reorganization for Crescent Operating, reflecting the terms of the agreement and a draft plan of reorganization, approved by the bankruptcy court. The actual value of the common shares issued to the Crescent Operating stockholders will not be determined until the confirmation of Crescent Operating 's bankruptcy plan and could vary substantially from the estimated amount.

In addition, we have agreed to use commercially reasonable efforts to assist Crescent Operating in arranging Crescent Operating's repayment of its $15.0 million obligation to Bank of America, together with any accrued interest. Crescent Operating obtained the loan primarily to participate with us in investments. At the time Crescent Operating obtained the loan, Bank of America required, as a condition to making the loan, that Richard E. Rainwater, the Chairman of the Board of Trust Managers of Crescent, and John C. Goff, Vice Chairman of the Board of Trust Managers and Chief Executive Officer of Crescent and sole director and Chief Executive Officer of the General Partner, enter into a support agreement with Crescent Operating and Bank of America, pursuant to which they agreed to make additional equity investments in Crescent Operating if Crescent Operating defaulted on payment obligations under its line of credit with Bank of America and the net proceeds of an offering of Crescent Operating securities were insufficient to allow Crescent Operating to pay Bank of America in full. We believe, based on advice of counsel, that the support agreement should be unenforceable in a Crescent Operating bankruptcy. Effective December 31, 2001, the parties executed an amendment to the line of credit providing that any defaults existing under the line of credit on or before March 8, 2002 are temporarily cured unless and until a new default shall occur.

Completion and effectiveness of the plan of reorganization for Crescent Operating is contingent upon a number of conditions, including the vote of Crescent Operating's stockholders, the approval of the plan by certain of Crescent Operating's creditors and the approval of the bankruptcy court.

INVESTMENTS IN REAL ESTATE MORTGAGES AND EQUITY OF UNCONSOLIDATED COMPANIES

Investments in which we don't have a controlling interest are accounted for under the equity method. The following is a summary of our ownership in significant unconsolidated companies or equity investments:

                                                                                                COMPANY'S OWNERSHIP
ENTITY                                                   CLASSIFICATION                         AS OF MARCH 31, 2002
------                                                   --------------                         --------------------
Mira Vista Development Corp..........................    Residential Development Corporation           94.0%(2)(3)
Houston Area Development Corp........................    Residential Development Corporation           94.0%(2)(4)
The Woodlands Land Development Company, L.P.(1)......
Desert Mountain Commercial, L.L.C.(1)................    Residential Development Corporation           46.5%(2)(7)
East West Resorts Development II, L.P., L.L.L.P.(1)..    Residential Development Corporation           38.5%(2)(8)
Blue River Land Company, L.L.C.(1)...................    Residential Development Corporation           31.8%(2)(9)
Iron Horse Investments, L.L.C.(1)....................    Residential Development Corporation           27.1%(2)(10)
Manalapan Hotel Partners(1)..........................    Residential Development Corporation           24.0%(2)(11)
Temperature-Controlled Logistics Partnership.........    Temperature-Controlled Logistics              40.0%(12)
Main Street Partners, L.P. ..........................    Office (Bank One Center)                      50.0%(13)
The Woodlands Commercial Properties Company, L.P.....    Office                                        42.5%(6)(14)
Crescent 5 Houston Center, L.P.......................    Office (5 Houston Center)                     25.0%(15)
Austin PT BK One Tower Office Limited Partnership....    Office (Bank One Tower)                       20.0%(16)
Houston PT Four Westlake Office Limited Partnership..    Office (Four Westlake Park)                   20.0%(16)
DBL Holdings, Inc....................................    Other                                         97.4%(17)
CR License, L.L.C. ..................................    Other                                         30.0%(18)
Woodlands Operating Company, L.P.....................    Other                                         42.5%(5)(6)

(1) On February 14, 2002, we executed an agreement with Crescent Operating, pursuant to which Crescent Operating transferred to our subsidiaries, in lieu of foreclosure, Crescent Operating's interests in substantially all of the voting stock in three of our Residential Development Corporations (Desert Mountain, The Woodlands, and CRD), and in CRL Investments, Inc., which we call CRLI. As a result, we fully consolidated the operations of these entities beginning on the date of the asset transfers. Desert Mountain Commercial, L.L.C. is an unconsolidated equity investment of Desert Mountain. The Woodlands Land Development Company, L.P. is an unconsolidated equity investment of The Woodlands. East West Resorts Development II, L.P., L.L.L.P., Blue River Land Company, L.L.C., Iron Horse Investments, L.L.C., and Manalapan Hotel Partners, which we call, collectively, the CRD Subsidiaries, are unconsolidated equity investments of CRDI.

(2) See the Residential Development Properties Table for the Residential Development Corporation's ownership interest in the Residential Development Properties.

(3) The remaining 6.0% interest in MVDC, which represents 100% of the voting stock, is owned 4.0% by DBL Holdings, Inc., which we call DBL, and 2.0% by third parties.

(4) The remaining 6.0% interest in HADC, which represents 100% of the voting stock, is owned 4.0% by DBL and 2.0% by a third party.

(5) The remaining 57.5% interest in The Woodlands Land Development Company, L.P. and The Woodlands Operating Company, L.P. is owned by an affiliate of Morgan Stanley.

(6) Distributions are made to partners based on specified payout percentages. During the three months ended March 31, 2002, the payout percentage to us was 52.5%.

(7) The remaining 53.5% interest in Desert Mountain Commercial, L.L.C. is owned by parties unrelated to us.

(8) Of the remaining 61.5% interest in East West Resorts Development II, L.P., L.L.L.P., 0.8% is indirectly owned by John C. Goff, Vice-Chairman of the Board of Trust Managers and Chief Executive Officer of Crescent and Chief Executive Officer and sole director of the General Partner, through his 20% ownership of COPI Colorado, L.P. and 60.7% is owned by parties unrelated to us.

(9) Of the remaining 68.2% interest in Blue River Land Company, L.L.C., 0.7% is indirectly owned by John C. Goff, Vice-Chairman of the Board of Trust Managers and Chief Executive Officer of Crescent and Chief Executive Officer and sole director of the General Partner, through his 20% ownership of COPI Colorado, L.P. and 67.5% is owned by parties unrelated to us.

(10) Of the remaining 72.9% interest in Iron Horse Investments, L.L.C., 0.6% is indirectly owned by John C. Goff, Vice-Chairman of the Board of Trust Managers and Chief Executive Officer of Crescent and Chief Executive Officer and sole director of the General Partner, through his 20% ownership of COPI Colorado, L.P. and 72.3% is owned by parties unrelated to us.

(11) Of the remaining 76.0% interest in Manalapan Hotel Partners, 0.5% is indirectly owned by John C. Goff, Vice-Chairman of the Board of Trust Managers and Chief Executive Officer of Crescent and Chief Executive Officer and sole director of the General Partner, through his 20% ownership of COPI Colorado, L.P. and 75.5% is owned by parties unrelated to us.

(12) The remaining 60.0% interest in the Temperature-Controlled Logistics Partnership is owned by Vornado Realty Trust, L.P.

(13) The remaining 50.0% interest in Main Street Partners, L.P. is owned by TrizecHahn Corporation.

(14) The remaining 57.5% interest in The Woodlands Commercial Properties Company, L.P. is owned by an affiliate of Morgan Stanley.

(15) The remaining 75% interest in Crescent 5 Houston Center, L.P. is owned by a pension fund advised by JP Morgan Investment Management, Inc. We recorded $0.3 million in development, management and leasing fees, related to this investment during the three months ended March 31, 2002. The 5 Houston Center Office Property is currently under construction.

(16) The remaining 80% interest in Austin PT BK One Tower Office Limited Partnership and Houston PT Four Westlake Office Limited Partnership is owned by an affiliate of General Electric Pension Fund. We recorded $0.1 million in management and leasing fees for these Office Properties during the three months ended March 31, 2002.

(17) John C. Goff, Vice-Chairman of the Board of Trust Managers and Chief Executive Officer of Crescent and Chief Executive Officer and sole director of the General Partner, obtained the remaining 2.6% economic interest in DBL (including 100% of the voting interest in DBL) in exchange for his voting interests in MVDC and HADC, originally valued at approximately $0.4 million, and approximately $0.1 million in cash, or total consideration valued at approximately $0.4 million. At March 31, 2002, Mr. Goff's interest in DBL was approximately $0.4 million.

(18) The remaining 70% interest in CR License, LLC is owned by a group of individuals unrelated to the us.

JOINT VENTURE ARRANGEMENTS

5 Houston Center

On June 4, 2001, we entered into a joint venture arrangement with a pension fund advised by JPM to construct the 5 Houston Center Office Property within our Houston Center mixed-use Office Property complex in Houston, Texas. The Class A Office Property will consist of 577,000 net rentable square feet. The joint venture is structured such that the fund holds a 75% equity interest, and we hold a 25% equity interest, which is accounted for under the equity method. We contributed approximately $8.5 million of land and $12.3 million of development costs to the joint venture entity and received $14.8 million in net proceeds. We recognized no gain or loss on this transaction. In addition, we are developing, and will manage and lease the Property on a fee basis. During the year ended December 31, 2001, we recognized $2.3 million for these services.

During the second quarter of 2001, the joint venture entity obtained an $82.5 million construction loan guaranteed by us, due May 2004, that bears interest at Prime (as defined in the loan agreement) plus 100 basis points or LIBOR plus 225 basis points, at the discretion of the borrower. The interest rate on the loan at December 31, 2001 was 4.12%. The balance outstanding on this construction loan at December 31, 2001, was $10.4 million.

Four Westlake Park and Bank One Tower

On July 30, 2001, we entered into joint venture arrangements with an affiliate of General Electric Pension Fund, or GE, in which we contributed two Office Properties, Four Westlake Park in Houston, Texas, and Bank One Tower in Austin, Texas into the joint ventures and GE made a cash contribution. The joint ventures are structured such that GE holds an 80% equity interest in each of Four Westlake Park, a 560,000 square foot Class A Office Property located in the Katy Freeway submarket of Houston, and Bank One Tower, a 390,000 square foot Class A Office Property located in downtown Austin. We continue to hold the remaining 20% equity interests in each Property, which are accounted for under the equity method. The joint ventures generated approximately $120.0 million in net cash proceeds to us, including distributions to us resulting from the sale of its 80% equity interest and from mortgage financing at the joint venture level. None of the mortgage financing at the joint venture level is guaranteed by us. We have no commitment to reinvest the cash proceeds back into the joint ventures. The joint ventures were accounted for as partial sales of these Office Properties, resulting in a gain of approximately $7.6 million, net of a deferred gain of approximately $1.9 million. In addition, we manage and lease the Office Properties on a fee basis. During the year ended December 31, 2001, we recognized $0.2 million for these services.

METROPOLITAN

On May 24, 2001, we converted our $85.0 million preferred member interest in Metropolitan and $1.9 million of deferred acquisition costs, into approximately $75.0 million of common stock of Reckson, resulting in an impairment charge of approximately $11.9 million. We subsequently sold the Reckson common stock on August 17, 2001, for approximately $78.6 million, resulting in a gain of approximately $3.6 million. The proceeds were used to pay down the Fleet Facility.

UNCONSOLIDATED PROPERTY DISPOSITIONS

On September 27, 2001, the Woodlands CPC, owned by us and an affiliate of Morgan Stanley, sold one office/venture tech property located within The Woodlands, Texas. The sale generated net proceeds, after the repayment of debt, of approximately $2.7 million, of which our portion was approximately $1.3 million. The sale generated a net gain of approximately $3.5 million, of which our portion was approximately $1.7 million. The net proceeds received by us were used primarily to pay down variable-rate debt.

On November 9, 2001, The Woodlands Land Development Company, L.P., owned by the Woodlands Land Company, Inc. and an affiliate of Morgan Stanley, sold two office properties and one retail property located within The Woodlands, Texas. The sales generated net proceeds, after the repayment of debt, of approximately $41.8 million, of which our portion was approximately $19.7 million. The sale generated a net gain of approximately $8.0 million, of which our portion was approximately $3.8 million. The net proceeds received by us were used primarily to pay down variable-rate debt.

During the three months ended March 31, 2002, the Woodlands CPC sold two office properties located within The Woodlands, Texas. The sales generated net proceeds, after the repayment of debt, of approximately $8.9 million, of which our portion was approximately $4.7 million. The sales generated a net gain of approximately $11.5 million, of which our portion was approximately $6.0 million. The proceeds received by us were used primarily for working capital purposes.

DISPOSITIONS

During the year ended December 31, 2001, we sold five Office Properties, 18 behavioral healthcare properties and other assets. The sales generated net proceeds of approximately $200.4 million and a net gain of approximately $4.4 million.

OFFICE SEGMENT

On July 30, 2001, the GE joint ventures were accounted for as partial sales of two Office Properties, Four Westlake Park in Houston, Texas, and Bank One Tower in Austin, Texas, resulting in a net gain of approximately $7.6 million, net of a deferred gain of $1.9 million.

On September 18, 2001, we completed the sale of the two Washington Harbour Office Properties. The sale generated net proceeds of approximately $153.0 million and a net loss of approximately $9.8 million. The proceeds from the sale of the Washington Harbour Office Properties were used primarily to pay down variable-rate debt and pay for the repurchase by Crescent of approximately 4.3 million of Crescent's common shares. The Washington Harbour Office Properties were our only Office Properties in Washington, D.C.

On September 28, 2001, WOE, owned by us and the Woodlands CPC, sold two Office Properties located within The Woodlands. The sale generated net proceeds of approximately $11.3 million, of which our portion was approximately $9.9 million. The sale generated a net gain of approximately $3.4 million, of which our portion was approximately $3.0 million. The proceeds received by us were used primarily to pay down variable-rate debt.

On December 20, 2001, WOE sold one Office Property located within The Woodlands. The sale generated net proceeds of approximately $2.0 million, of which our portion was approximately $1.8 million. The sale generated a net gain of approximately $1.7 million, of which our portion was approximately $1.5 million. The proceeds received by us were used primarily to pay down variable-rate debt.

During the three months ended March 31, 2002, we completed the sale of the Cedar Springs Plaza Office Property in Dallas, Texas. The sale generated net proceeds of approximately $11.9 million and a net gain of approximately $4.5 million. The proceeds from the sale of the Cedar Springs Plaza Office Property were used primarily for working capital purposes.

BEHAVIORAL HEALTHCARE PROPERTIES

During the year ended December 31, 2001, we completed the sale of 18 behavioral healthcare properties. The sales generated approximately $34.7 million in net proceeds and a net gain of approximately $1.6 million for the year ended December 31, 2001. The net proceeds from the sale of the 18 behavioral healthcare properties sold during the year ended December 31, 2001 were used primarily to pay down variable-rate debt. As of December 31, 2001, we owned 10 behavioral healthcare properties. We are actively marketing these 10 behavioral healthcare properties for sale.

During the year ended December 31, 2001, we recognized an impairment loss of $8.5 million on seven of the behavioral healthcare properties held for disposition. During the three months ended March 31, 2002, we recognized an impairment charge of approximately $0.6 million on one of the behavioral healthcare properties held for sale. These amounts represent the difference between the carrying values and the estimated sales prices less costs of the sales for these properties.

As of March 31, 2002, we owned 10 behavioral healthcare properties, all of which were classified as held for sale. The carrying value of the behavioral healthcare properties at March 31, 2002 was approximately $27.3 million. During the three months ended March 31, 2002, we recognized an impairment charge of approximately $0.6 million on one of the behavioral healthcare properties held for sale. This amount represents the difference between the carrying value and the estimated sales price less costs of the sale for this property. For more information on the this impairment charge, please see the Notes to the Financial Statements incorporated in this Prospectus. Depreciation expense has not been recognized since the dates the behavioral healthcare properties were classified as held for sale. We have entered into contracts or letters of intent to sell five behavioral healthcare properties and are actively marketing for sale the remaining five behavioral healthcare properties. The sales of these behavioral healthcare properties are expected to close within the next year.

RELATED PARTY DISCLOSURES

DBL

As of March 31, 2002, we owned 97.44% of DBL with the remaining 2.56% economic interest in DBL (including 100% of the voting interest in DBL) held by John C. Goff, Vice-Chairman of the Board of Trust Managers and Chief Executive Officer of Crescent and sole director and Chief Executive Officer of the General Partner. Originally, Mr. Goff contributed his voting interests in MVDC and HADC originally valued at approximately $0.4 million, and approximately $0.06 million in cash, or total consideration valued at approximately $0.4 million for his interest in DBL.

DBL has two wholly owned subsidiaries, DBL-ABC, Inc., and DBL-CBO, Inc., the assets of which are described in the following paragraphs, and DBL directly holds 66% of the voting stock in MVDC and HADC. At March 31, 2002, Mr. Goff's interest in DBL was approximately $0.5 million.

Since June 1999, we have contributed approximately $23.8 million to DBL, in the form of cash and loans. These funds were used by DBL to make an equity contribution to DBL-ABC, Inc., which committed to purchase a limited partnership interest representing a 12.5% interest in G2 Opportunity Fund, LP, which we call G2. G2 was formed for the purpose of investing in commercial mortgage backed securities and other commercial real estate investments and is managed and controlled by an entity that is owned equally by Goff-Moore Strategic Partners, LP, which we call GMSP, and GMAC Commercial Mortgage Corporation, which we call GMACCM. The ownership structure of the entity that ultimately controls GMSP consists of 50% ownership by Darla Moore, who is married to Richard E. Rainwater, Chairman of the Board of Trust Managers of Crescent, and 50% by Mr. Goff. Mr. Rainwater is also a limited partner of GMSP. At March 31, 2002, DBL had an approximately $14.1 million investment in G2 and had repaid in full the loans from us.

In March 1999, DBL-CBO, Inc. acquired $6.0 million aggregate principal amount of Class C-1 Notes issued by Juniper CBO 1999-1 Ltd., a Cayman Island limited liability company, which we call the Juniper Notes. During the three months ended March 31, 2002, we recognized an impairment charge related to this investment of $2.6 million. At March 31, 2002, this investment was valued at approximately $2.7 million.

COPI COLORADO, L.P.

As of December 31, 2001, CRD was owned 90% by our company and the remaining 10%, representing 100% of the voting stock, was owned by COPI Colorado, L.P., which we call COPI Colorado, of which 60% was owned by Crescent Operating, 20% was owned by Mr. Goff, Vice-Chairman of the Board of Trust Managers and Chief Executive Officer of Crescent and sole director and Chief Executive Officer of the General Partner, and 20% was owned by a third party.

On February 14, 2002, we executed an agreement with Crescent Operating, pursuant to which Crescent Operating transferred to us, in lieu of foreclosure, Crescent Operating's 60% general partner interest in COPI Colorado, which owns 10% of the voting stock of CRD. As a result, we increased our ownership interest in CRD from 90% to 96%, Mr. Goff owns a 2.0% interest in CRD and the remaining 2.0% interest is owned by a third party.

LOANS TO OUR EMPLOYEES AND TRUST MANAGERS OF CRESCENT FOR EXERCISE OF STOCK OPTIONS AND UNIT OPTIONS

As of December 31, 2001, we had approximately $32.9 million of loans outstanding (including approximately $3.9 million loaned during the year ended December 31, 2001) and as of March 31, 2002, we had approximately $36.5 million of loans outstanding (including approximately $4.0 million loaned during the three months ended March 31, 2002) to certain of our employees and trust managers of Crescent on a recourse basis pursuant to Crescent's stock incentive plans and our unit incentive plans pursuant to an agreement approved by the Board of Trust Managers and the Executive Compensation Committee of Crescent. The proceeds of these loans were used by the employees and the trust managers to acquire common shares of Crescent and our units pursuant to the exercise of vested stock and unit options. According to the loan agreements, these loans may be repaid in full or in part at any time without premium or penalty. John C. Goff, Vice-Chairman of the Board of Trust Managers and Chief Executive Officer of Crescent and sole director and Chief Executive Officer of the General Partner, had a loan representing $26.3 million of the $32.9 million total outstanding loans at December 31, 2001 and of the $36.5 million total outstanding at March 31, 2002.

Every month, federal short-term, mid-term and long-term rates (Applicable Federal Rates) are determined and published by the IRS based upon average market yields of specified maturities. Effective November 1, 2001, these loans were amended to reduce the interest rates for their remaining terms to the Applicable Federal Rates. As a result, the interest rates on loans with remaining terms of three years or less at November 1, 2001 were reduced to approximately 2.7% per year and the interest rates on loans with remaining terms greater than three years as of November 1, 2001 were reduced to approximately 4.07% per year. These amended interest rates reflect below prevailing market interest rates; therefore, we recorded $0.8 million and $0.1 million of compensation expense for the year ended December 31, 2001 and the three months ended March 31, 2002, respectively. Approximately $0.5 million and $0.6 million of interest was outstanding related to these loans as of December 31, 2001 and the three months ended March 31, 2002, respectively.

SHELF REGISTRATION STATEMENT

On October 29, 1997, Crescent filed a shelf registration statement with the Commission relating to the future offering of up to an aggregate of $1.5 billion of common shares, preferred shares and warrants exercisable for common shares. Management believes the shelf registration statement will provide Crescent with more efficient and immediate access to capital markets when considered appropriate. As of December 31, 2001, approximately $782.7 million was available under the shelf registration statement for the issuance of securities.

SALE OF PREFERRED EQUITY INTERESTS IN SUBSIDIARY AND INTRACOMPANY LOAN

Sale of Class A Units in Funding IX

During the year ended December 31, 2000, we formed Crescent Real Estate Funding IX, L.P., which we call Funding IX, and contributed seven Office Properties and two Resort/Hotel Properties to Funding IX. As of March 31, 2002, Funding IX held seven Office Properties and one Resort/Hotel Property. We own 100% of the common voting interests in Funding IX, 0.1% in the form of a general partner interest and 99.9% in the form of a limited partner interest.

As of March 31, 2002, GMACCM held $218.4 million of non-voting, redeemable preferred Class A Units in Funding IX, which we call the Class A Units. The Class A Units receive a preferred variable-rate dividend previously calculated at LIBOR plus 450 basis points. Beginning March 16, 2002, the preferred variable-rate dividend increased to LIBOR plus 550 basis points, which resulted in a dividend rate of approximately 7.38% per annum as of March 31, 2002. Subsequent to March 31, 2002, we redeemed approximately $101.1 million of the Class A Units from GMACCM. The Class A Units are redeemable at our option for the original purchase price.

IMPACT ON FINANCIAL STATEMENTS OF INTRACOMPANY LOAN

As of March 31, 2002, Funding IX had loaned a total of approximately $281.1 million from the net proceeds from the sale of the Class A Units and a portion of the net proceeds of the sale of one of the Properties held by Funding IX to SH IX for the purchase of common shares of Crescent. The note, which is included in Notes Receivable, Net, bears interest based on the dividends paid on the common shares held by SH IX, a wholly-owned subsidiary of Crescent, and matures on March 15, 2003. SH IX is required to repay the loan, plus any accrued and unpaid interest, at that time. SH IX will receive the funds to repay the loan from Crescent, pursuant to an agreement that requires the Crescent to repurchase, on or before March 15, 2003, the common shares of Crescent held by SH IX. Crescent will receive the funds to repurchase the common shares from SH IX from us, pursuant to our limited partnership agreement, which requires us to repurchase from Crescent a corresponding portion of Crescent's limited partnership interest at such time as Crescent repurchases shares. The proceeds received by Funding IX for the repayment of the principal amount of the note will be used to redeem Class A Units.

As of March 31, 2002, the annual interest rate on the note was approximately 7.72%. For the three months ended March 31, 2002, we recognized interest income of $5.4 million on the note. The repurchased common shares will be held in SH IX until all the Class A Units are redeemed. Crescent, as a partner in our company, receives quarterly distributions from us, which it then uses to make distributions to it shareholders. Distributions on these repurchased common shares will continue to be paid by Crescent to SH IX , as a Crescent shareholder, and will be used by SH IX to make payments of interest due to Funding IX on the loan. Funding IX in turn will use these funds to pay dividends on the Class A Units.

The operations, assets and liabilities of Funding IX and SH IX are consolidated with those of Crescent in Crescent's consolidated financial statements. The operations, assets and liabilities of Funding IX (but not those of SH IX) are consolidated with our operating assets and liabilities in our consolidated financial statements. As a result, the note and the payments on the note by SH IX to Funding IX are eliminated in Crescent's financial statements but are not eliminated in our financial statements. These items therefore are included in Notes Receivable, Net and in Interest and Other Income in our financial statements.

The following table compares our current financial statements and our adjusted financial statements, adjusted for the elimination of the intracompany loan and associated interest income. This table provides certain components of the financial statements which would be affected by the elimination of the intracompany loan and associated interest income.

                                                                                        AFTER ELIMINATION OF
(DOLLARS IN THOUSANDS)                             GAAP PRESENTATION                     INTRACOMPANY LOAN
                                              ==================================================================
                                              MARCH 31,        DECEMBER 31,          MARCH 31,       DECEMBER 31,
                                              ------------------------------------------------------------------
                                                 2002              2001                2002              2001
                                              ----------        ----------          ----------        ----------
BALANCE SHEET DATA:
Total assets.......................           $4,730,789        $4,422,826          $4,446,999        $4,138,102

                                               Three months ended March 31           Three months ended March 31
                                                 2002              2001                2002              2001
                                              ----------        ----------          ----------        ----------
OPERATING DATA:
Total Revenues                                $  237,710        $  186,281          $  232,286        $  178,336
Operating income                                  20,972            32,066              15,548            24,121
Income from continuing operations                 25,938            39,704              20,514            31,759
Net income                                        22,683            43,262              17,259            35,317
Basic earnings per unit(1):
    Income from continuing operations         $     0.39        $     0.59          $     0.31        $     0.47
Diluted earnings per unit(1):
    Income from continuing operations         $     0.39        $     0.58          $     0.31        $     0.46
                                              ----------        ----------          ----------        ----------

(1) The weighted average units used to calculate basic and diluted earnings per unit in accordance with GAAP include the common shares of Crescent held in SH IX of 14,468,623 (7,234,312 equivalent units) for the three months ended March 31, 2002 and 2001. The adjusted basic and diluted earnings per unit after the elimination of the intracompany loan exclude the common shares of Crescent held in SH IX.

EMPLOYEE STOCK PURCHASE PLAN

On June 25, 2001, the shareholders of Crescent approved a new Employee Stock Purchase Plan, of the ESPP, that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code, or the IRC, of 1986, as amended. The ESPP is regarded as a noncompensatory plan under APB No. 25, because it meets the qualifications under IRC 423. Under the terms of the ESPP, eligible employees may purchase common shares of Crescent at a price that is equal to 90% of the lower of the common shares' fair market value at the beginning or the end of a quarterly period. The fair market value of a common share is equal to the last sale price of the common shares on the New York Stock Exchange. Eligible employees may purchase the common shares through payroll deductions of up to 10% of eligible compensation. The ESPP is not subject to the provisions of ERISA. The ESPP was effective October 1, 2001, and will terminate on May 14, 2011.

The 1,000,000 common shares that may be issued pursuant to the purchase of common shares under the ESPP represent less than 0.95% of Crescent's outstanding common shares at March 31, 2002.

SHARE REPURCHASE PROGRAM

On October 15, 2001, Crescent's Board of Trust Managers authorized an increase in the amount of outstanding common shares that can be repurchased from time to time in the open market or through privately negotiated transactions, called the Share Repurchase Program, from $500.0 million to $800.0 million. The repurchase of common shares by Crescent will decrease Crescent's limited partner interest, which will result in an increase in net income per unit.

Crescent commenced its Share Repurchase Program in March 2000. As of December 31, 2001, Crescent had repurchased 18,756,423 common shares, 20,286 of which have been retired, at an average price of $19.09 per common share for an aggregate of approximately $358.1 million. As of March 31, 2002, Crescent held 14,468,623 of the repurchased common shares in SH IX. The 14,468,623 common shares were repurchased with the net proceeds of the Class A Units in Funding IX and a portion of the net proceeds from sale of one of the Properties held by Funding IX. See "Sale of preferred equity interests in subsidiary and intracompany loan" above. These common shares are consolidated as treasury shares in accordance with GAAP in Crescent's financial statements. However, these shares are held in SH IX until all of the Class A Units are redeemed, and are considered outstanding for our financial statements. Distributions will continue to be paid on these repurchased common shares and will be used to pay dividends on the Class A Units.

Crescent expects the Share Repurchase Program to continue to be funded through a combination of debt, equity, joint venture capital and selected asset disposition alternatives available to Crescent which, in some cases, may be secured by the repurchased common shares. The amount of common shares that Crescent will actually purchase will be determined from time to time, in its reasonable judgment, based on market conditions and the availability of funds, among other factors. There can be no assurance that any number of common shares will actually be purchased within any particular time period.

SHARE REPURCHASE AGREEMENT

On November 19, 1999, Crescent entered into an agreement, or the Share Repurchase Agreement, with UBS to purchase a portion of its common shares from UBS. Crescent had the option to settle the Share Repurchase Agreement in cash or common shares. During the year ended December 31, 2000, Crescent purchased the 5,809,180 common shares from UBS at an average cost of $17.62 per common share for an aggregate of approximately $102.3 million under the Share Repurchase Agreement with UBS.

The Share Repurchase Agreement was accounted for under EITF 96-13 and was considered an equity instrument similar to a preferred stock instrument with a cumulative fixed dividend, the forward accretion component or guaranteed return to UBS was accounted for like a preferred dividend. Additionally, the common shares actually issued and outstanding were considered in both the basic and diluted weighted-average shares calculations. The diluted earnings per share calculation also included any contingently issuable common shares.

Crescent has no further obligation under the Share Repurchase Agreement. The purchases were funded primarily through the sale of Class A Units in Funding IX. See "Sale of preferred equity interests in subsidiary and intracompany loan" above.

SERIES A PREFERRED OFFERING

On April 26, 2002, Crescent completed the April 2002 Series A Preferred Offering of 2.8 million shares of Series A preferred shares with a liquidation preference of $25.00 per share. The Series A preferred shares are convertible at any time, in whole or in part, at the option of the holders thereof into common shares of Crescent at a conversion price of $40.86 per common share (equivalent to a conversion rate of .6119 common shares per Series A Preferred Share), subject to adjustment in certain circumstances. In connection with the April 2002 Series A Preferred Offering, we issued additional Preferred Units which are owned by Crescent. Net proceeds contributed to us from the April 2002 Series A Preferred Offering after underwriting discounts and other offering costs of approximately $1.3 million were approximately $49.1 million. The net proceeds from the April 2002 Series A Preferred Offering were used by us to redeem Class A Units in Funding IX from GMACCM.

SERIES B PREFERRED OFFERING

On May 17, 2002, Crescent completed the May 2002 Series B Preferred Offering of 3,000,000 shares of Series B preferred shares with a liquidation preference of $25.00 per share. In connection with the May 2002 Series B Preferred Offering, we issued additional Preferred Units which are owned by Crescent. Net proceeds contributed to us from the May 2002 Series B Preferred Offering after underwriting discounts and other offering costs of approximately $2.7 million were approximately $72.3 million. The net proceeds from the May 2002 Series B Preferred Offering were used by us to redeem Class A Units in Funding IX from GMACCM.

BROADBAND

In 2000, we made an equity investment in Broadband Office, Inc., or Broadband, (a facilities-based provider of broadband data, video and voice communication services delivered over fiber optic networks), and related entities. In May 2001, Broadband filed for Chapter 11 bankruptcy protection and our investment in Broadband was approximately $7.2 million. Yipes Communications Group, Inc., or Yipes, another telecom provider, has received approval from the federal bankruptcy court to acquire certain rights formerly owned by Broadband. In addition, Yipes has executed agreements with nine major real estate entities, including us, to assume telecom licensing agreements, in modified formats. As part of this transaction, we acquired ownership of certain telecom assets previously owned by Broadband and located within office properties in consideration for conveyance of its equity interest in Broadband to Yipes. These telecom assets were independently appraised and valued in excess of our equity interest in Broadband. As a result, we reclassified our investment in Broadband of approximately $7.2 million from Other Assets to Building Improvements during the year ended December 31, 2001. Therefore, Broadband's bankruptcy did not have a material effect on our results of operations for the year ended December 31, 2001 or our financial position as of December 31, 2001.

STATION CASINOS, INC.

As of April 14, 1999, Crescent and Station Casinos, Inc., or Station, entered into a settlement agreement for the mutual settlement and release of all claims between Crescent and Station arising out of the agreement and plan of merger between Crescent and Station, which Crescent terminated in August 1998. As part of the settlement agreement, Crescent paid $15.0 million to Station on April 22, 1999.

ADOPTION OF NEW ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board, known as FASB, issued SFAS No. 141, "Business Combinations," which provides that all business combinations in the scope of the statement are to be accounted for under the purchase method. This statement is effective for all business combinations initiated after June 30, 2001, as well as all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001, or later. Since we currently account for our acquisitions under the purchase method, the adoption of this statement did not have a material effect on our interim or annual financial statements.

In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," which specifies that goodwill and certain other types of intangible assets may no longer be amortized, but instead are subject to periodic impairment testing. During the three months ended March 31, 2002, we recognized a goodwill impairment charge of approximately $10.3 million due to the initial application of this statement. This charge was due to an impairment (net of minority interest) of the goodwill of the Temperature-Controlled Logistics Corporation. This charge is reported as a change in accounting principle and is included in Cumulative Effect of Change in Accounting Principle. SFAS No. 142 provides for a transitional period of up to 12 months. Any need for impairment must be assessed within the first six months and the amount of impairment must be determined within the next six months. Any additional impairment taken in subsequent interim periods during 2002 related to the initial adoption of this statement will require the first quarter financial statements to be restated. We expect our additional impairment losses to range between $0 and $9.0 million due to the initial application of this statement.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The statement is effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. The adoption of this statement did not materially effect our interim or annual financial statements; however, for the three months ended March 31, 2002, financial statement presentation was modified to report the results of operations including any gains or losses recognized in accordance with this statement, and financial position of our real estate assets classified as held for sale as discontinued operations. As a result, we have reclassified certain amounts in prior period financial statements to conform with the new presentation requirements.

LIQUIDITY REQUIREMENTS

As of March 31, 2002, we had unfunded capital requirements of approximately $46.3 million relating to capital investments. The table below specifies our total capital requirements relating to these projects, amounts funded as of March 31, 2002, amounts remaining to be funded, and short-term and long-term capital requirements.

                                                                            CAPITAL EXPENDITURES
                                                 AMOUNT                   ------------------------
                                    TOTAL     FUNDED AS OF      AMOUNT    SHORT-TERM    LONG-TERM
                                   PROJECT      MARCH 31,      REMAINING    (NEXT 12      (12+
(IN MILLIONS)                      COST(1)         2002         TO FUND    MONTHS)(2)   MONTHS)(2)
                                  ----------  ------------    ----------  -----------   ----------
PROJECT

RESIDENTIAL DEVELOPMENT SEGMENT
     Tahoe Mountain Resorts       $    100.0    $    (80.8)   $     19.2   $     19.2   $       --
                                  ----------    ----------    ----------   ----------   ----------
OTHER
     SunTx(3)                     $     19.0    $     (7.4)   $     11.6   $      4.0   $      7.6
     Spinco(4)                          15.5            --          15.5         15.5           --
                                  ----------    ----------    ----------   ----------   ----------
                                  $     34.5    $     (7.4)   $     27.1   $     19.5   $      7.6
                                  ----------    ----------    ----------   ----------   ----------
TOTAL                             $    134.5    $    (88.2)   $     46.3   $     38.7   $      7.6
                                  ----------    ----------    ----------   ----------   ----------

(1) All amounts are approximate.

(2) Reflects our estimate of the breakdown between short-term and long-term capital expenditures.

(3) This commitment is related to our investment in a private equity fund.

(4) We and Crescent intend to complete the distribution to our unitholders and shareholders of Crescent of the shares of a new entity to purchase Crescent Operating's interest in AmeriCold Logistics.

We expect to fund our short-term capital requirements of approximately $38.7 million, through a combination of cash, net cash flow from operations, return of capital (investment) from the Residential Development Corporations and borrowings under the Fleet Facility. We plan to meet our maturing debt obligations during 2002 of approximately $272 million, primarily with borrowings under the Fleet Facility.

We expect to meet our other short-term capital requirements, consisting of normal recurring operating expenses, regular debt service requirements (including debt service relating to additional and replacement debt), additional interest expense related to the cash flow hedge agreements, recurring capital expenditures, non-recurring capital expenditures, such as tenant improvement and leasing costs, distributions to shareholders and unitholders, and expenses related to the Crescent Operating bankruptcy of approximately $9.7 million, primarily through cash flow provided by operating activities. To the extent that our cash flow from operating activities is not sufficient to finance such short-term liquidity requirements, we expect to finance such requirements with available cash proceeds received from joint ventures and select property sales, and borrowings under the Fleet Facility or additional debt financing.

We expect to fund our long-term capital requirements of approximately $7.6 million with available cash proceeds received from joint ventures and select property sales, borrowings under the Fleet Facility or additional debt financing and return of capital (investment) from the Residential Development Corporations. We expect to redeem the Class A Units in Funding IX, $218.4 million of which were outstanding on March 31, 2002 and $41.4 million of which currently remain outstanding, with the proceeds from equity offerings, joint ventures and borrowings under the Fleet Facility. Our other long-term liquidity requirements as of March 31, 2002 consist primarily of debt maturities after December 31, 2002, which totaled approximately $2.1 billion as of March 31, 2002. We expect to meet these long-term liquidity requirements primarily through long-term secured and unsecured borrowings and other debt and equity financing alternatives as well as cash proceeds received from joint ventures and select property sales. We also intend to repay the intracompany loan of approximately $285.0 million from Funding IX to SH IX at or prior to maturity on March 15, 2003.

Debt and equity financing alternatives that we believe should currently be available to us to satisfy our liquidity requirements and commitments for material capital expenditures include:

    o Additional proceeds from the refinancing of existing secured and unsecured debt;

    o Additional debt secured by existing underleveraged properties, investment properties, or by investment property acquisitions or developments;

    o   Issuance of additional unsecured debt;

    o   Equity offerings including preferred and/or convertible securities; and

    o   Proceeds from joint ventures and property sales.

The following factors could limit our ability to utilize these financing alternatives:

    o We may be unable to obtain debt or equity financing on favorable terms, or at all, as a result of our financial condition or market conditions at the time we seek additional financing;

    o Restrictions in our debt instruments, including the notes, or outstanding equity may prohibit us from incurring debt or issuing equity at all, or on terms available under then-prevailing market conditions; and

    o We may be unable to service additional or replacement debt due to increases in interest rates or a decline in our operating performance.

In addition to our liquidity requirements stated above, as of March 31, 2002, we guaranteed or provided letters of credit related to approximately $30.0 million of unconsolidated debt and had obligations to potentially provide an additional $60.0 million in guarantees, primarily related to construction loans. More information about our unconsolidated investments and the underlying debt related to these investments is included in Note 7 to the unaudited financial statements appearing in this Prospectus.

FUNDS FROM OPERATIONS

FFO, based on the revised definition adopted by the Board of Governors of the NAREIT, effective January 1, 2000, and as used in this document, means:

    o   Net Income (Loss) -- determined in accordance with GAAP;

    o excluding gains (or losses) from sales of depreciable operating property;

    o   excluding extraordinary items (as defined by GAAP);

    o   plus depreciation and amortization of real estate assets; and

    o   after adjustments for unconsolidated partnerships and joint ventures.

NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We consider FFO an appropriate measure of performance for an operating partnership of an equity REIT, and for its investment segments. However, FFO:

    o does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income);

    o   is not necessarily indicative of cash flow available to fund cash needs;
        and

    o should not be considered as an alternative to net income determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make distributions.

We have historically distributed an amount less than FFO, primarily due to reserves required for capital expenditures, including leasing costs. The aggregate cash distributions paid to our unitholders and shareholders of Crescent for the three months ended March 31, 2002 and 2001 were $51.4 million and $74.8 million, respectively, and for the years ended December 31, 2001 and 2000 were $275.6 million and $300.0 million, respectively.

An increase or decrease in FFO does not necessarily result in an increase or decrease in aggregate distributions because Crescent's Board of Trust Managers is not required to increase distributions on a quarterly basis unless necessary for Crescent to maintain REIT status. However, Crescent must distribute 90% of its REIT taxable income, as defined in the IRC. Therefore, a significant increase in FFO will generally require an increase in distributions to shareholders and unitholders although not necessarily on a proportionate basis.

Accordingly, we believe that to facilitate a clear understanding of our consolidated historical operating results, FFO should be considered in conjunction with our net income (loss) and cash flows reported in the consolidated financial statements and notes to the financial statements. However, our measure of FFO may not be comparable to similarly titled measures of operating partnerships of REITs (other than Crescent) because these REITs may apply the definition of FFO in a manner different than ours.

                       STATEMENTS OF FUNDS FROM OPERATIONS

                                                                                FOR THE YEAR ENDED
                                                                           ----------------------------
  (DOLLARS AND UNITS IN THOUSANDS)                                                 DECEMBER 31,
                                                                           ----------------------------
                                                                               2001            2000
                                                                           ------------    ------------

  Net (loss) income ................................................       $     24,006    $    300,084
  Adjustments to reconcile net (loss) income to funds from
     operations:
     Depreciation and amortization of real estate assets ...........            122,033         119,999
     Gain on rental property sales, net ............................             (2,835)       (136,880)
     Cumulative effect of a change in accounting principle .........                 --              --
     Impairment and other charges related to real estate assets ....             21,705          17,874
     Extraordinary item -- extinguishment of debt ..................             12,174           4,378
     Adjustment for investments in real estate mortgages and
     equity of unconsolidated companies:
        Office Properties ..........................................              6,955           4,973
        Residential Development Properties .........................             13,037          25,130
        Temperature-Controlled Logistics Properties ................             22,671          26,131
        Other ......................................................                144              --
     6 3/4% Series A Preferred Share distributions .................            (13,501)        (13,500)
                                                                           ------------    ------------
  Funds from operations ............................................       $    206,389    $    348,189
                                                                           ------------    ------------
  Investment Segments:
     Office Segment ................................................       $    358,348    $    361,574
     Resort/Hotel Segment ..........................................             45,282          71,446
     Residential Development Segment ...............................             54,051          78,600
     Temperature-Controlled Logistics Segment ......................             23,806          33,563
     Corporate and other adjustments:
        Interest expense ...........................................           (182,410)       (203,197)
        6 3/4% Series A Preferred Share distributions ..............            (13,501)        (13,500)
        Other(1)(2) ................................................             37,844          43,776
        Corporate general & administrative .........................            (24,249)        (24,073)
        Impairment and other charges related to Crescent Operating .            (92,782)             --
                                                                           ------------    ------------
  Funds from operations ............................................       $    206,389    $    348,189
                                                                           ------------    ------------
  Basic weighted average units .....................................             67,815          67,860
  Diluted weighted average units(3) ................................             68,578          68,458
                                                                           ------------    ------------

(1) Includes interest and other income, preferred return paid to GMACCM, other unconsolidated companies, less depreciation and amortization of non-real estate assets and amortization of deferred financing costs.

(2) For purposes of this schedule, the behavioral healthcare properties' financial information has been included in this line item.

(3) See calculations for the amounts presented in the reconciliation following this table.

                                                                              FOR THE THREE MONTHS
       (DOLLARS AND UNITS IN THOUSANDS)                                           ENDED MARCH 31,
                                                                            ------------------------
                                                                               2002          2001
                                                                            ----------    ----------
                                                                                  (UNAUDITED)
       Net (loss) income ................................................   $   22,683    $   43,262
       Adjustments to reconcile net income to funds from operations:
          Depreciation and amortization of real estate assets ...........       32,139        29,495
          Gain on rental property sales, net ............................       (4,244)       (1,330)
          Cumulative effect of a change in accounting principle .........       10,326            --
          Impairment and other charges related to real estate assets ....          600         2,150
          Adjustment for investments in real estate mortgages and
             equity of unconsolidated companies:
             Office Properties ..........................................        2,162         2,040
             Residential Development Properties .........................          903         2,358
             Temperature-Controlled Logistics Properties ................        5,711         5,606
             Other ......................................................        2,646            --
          6 3/4% Series A Preferred Share distributions .................       (3,375)       (3,375)
                                                                            ----------    ----------
       Funds from operations ............................................   $   69,551    $   80,206
                                                                            ----------    ----------
       Investment Segments:
          Office Segment ................................................   $   80,572    $   90,153
          Resort/Hotel Segment ..........................................       20,910        15,752
          Residential Development Segment ...............................       15,561        13,066
          Temperature-Controlled Logistics Segment ......................        5,401         8,325
          Corporate and other adjustments:
             Interest expense ...........................................      (42,272)      (47,448)
             6 3/4% Series A Preferred Share distributions ..............       (3,375)       (3,375)
             Other(1)(2) ................................................         (854)        8,997
             Corporate general & administrative .........................       (6,392)       (5,264)
             Impairment and other charges related to Crescent Operating .           --            --
                                                                            ----------    ----------
       Funds from operations ............................................   $   69,551    $   80,206
                                                                            ==========    ==========
       Basic weighted average units .....................................       66,303        67,913
       Diluted weighted average units(3) ................................       66,558        68,721
                                                                            ----------    ----------

(1) Includes interest and other income, preferred return paid to GMACCM, other unconsolidated companies, less depreciation and amortization of non-real estate assets and amortization of deferred financing costs.

(2) For purposes of this schedule, the behavioral healthcare properties' financial information has been included in this line item.

(3) See calculations for the amounts presented in the reconciliation following this table.

The following schedule reconciles our basic weighted average units to the diluted weighted average units presented above:

                                                  FOR THE THREE              FOR THE YEAR ENDED
       (Units in thousands)                   MONTHS ENDED MARCH 31,            DECEMBER 31,
                                           ---------------------------   ---------------------------
                                               2002           2001           2001           2000
                                           ------------   ------------   ------------   ------------
       Basic weighted average units: ...         66,303         67,913         67,815         67,860
         Add:  Unit options ............            255            808            763            598
                                           ------------   ------------   ------------   ------------
       Diluted weighted average units ..         66,558         68,721         68,578         68,458
                                           ------------   ------------   ------------   ------------

         RECONCILIATION OF FUNDS FROM OPERATIONS TO NET CASH PROVIDED BY
                              OPERATING ACTIVITIES

                                                                      FOR THE YEAR ENDED
                                                                         DECEMBER 31,
                                                                ----------------------------
(DOLLARS IN THOUSANDS)                                              2001            2000
                                                                ------------    ------------
Funds from operations .......................................   $    206,389    $    348,189
Adjustments:
   Depreciation and amortization of non-real estate
     Assets .................................................          2,934           2,646
   Impairment and other charges related to real estate
     Assets .................................................         96,409              --
   Amortization of deferred financing costs .................          9,327           9,497
   Gain on undeveloped land .................................         (1,590)           (577)
   Increase in Receivables from Crescent Operating ..........        (20,458)             --
   Minority interest in joint ventures profit and
     depreciation and amortization ..........................         21,854          21,076
   Adjustment for investments in real estate mortgages and
     equity of unconsolidated companies .....................        (42,807)        (56,234)
   Change in deferred rent receivable .......................          3,744          (8,504)
   Change in current assets and liabilities .................        (64,229)        (25,736)
   Distributions received in excess of earnings from
     unconsolidated companies ...............................         13,874           3,897
   Equity in earnings in excess of distributions received
     from unconsolidated companies ..........................           (476)        (10,641)
   6 3/4% Series A Preferred Share distributions ............         13,501          13,500
   Non cash compensation ....................................            149             114
                                                                ------------    ------------
Net cash provided by operating activities ...................   $    238,621    $    297,227
                                                                ------------    ------------

                                                                 FOR THE THREE MONTHS ENDED
                                                                          MARCH 31,
                                                                ----------------------------
(DOLLARS IN THOUSANDS)                                              2002            2001
                                                                ------------    ------------
Funds from operations .......................................   $     69,551    $     80,206
Adjustments:
   Depreciation and amortization of non-real estate
     Assets .................................................          1,449             755
   Other adjustments related to behavioral healthcare
     assets..................................................           (600)          1,000
   Recognition of capitalized development costs..............         12,946              --
   Amortization of deferred financing costs .................          2,320           2,425
   Gain on undeveloped land .................................             --              --
   Increase in Receivables from Crescent Operating ..........             --              --
   Minority interest in joint ventures profit and
     depreciation and amortization ..........................          6,198           5,979
   Adjustment for investments in real estate mortgages and
     equity of unconsolidated companies .....................        (11,422)        (10,004)
   Change in deferred rent receivable .......................            523            (780)
   Change in current assets and liabilities .................        (42,711)        (48,679)
   Changes in income taxes -- current and deferred ..........         (6,022)             --
   Distributions received in excess of earnings from
     unconsolidated companies ...............................            894              --
   Equity in earnings in excess of distributions received
     from unconsolidated companies ..........................         (1,617)         (9,327)
   6 3/4% Series A Preferred Share distributions ............          3,375           3,375
   Non cash compensation ....................................             37              32
                                                                ------------    ------------
Net cash provided by operating activities ...................   $     34,921    $     24,982
                                                                ------------    ------------

Historical recurring office property capital expenditures, tenant improvement and leasing costs

The following table sets forth annual and per square foot recurring capital expenditures (excluding those expenditures which are recoverable from customers) and tenant improvement and leasing costs for the years ended December 31, 2001, 2000 and 1999, attributable to signed leases, all of which have commenced or will commence during the next 12 months (i.e., the renewal or replacement tenant began or will begin to pay rent) for the Office Properties consolidated in our financial statements during each of the periods presented. Tenant improvement and leasing costs for signed leases during a particular period do not necessarily equal the cash paid for tenant improvement and leasing costs during such period due to timing of payments.

                                                     2001           2000           1999
                                                 ------------   ------------   ------------
CAPITAL EXPENDITURES:
   Capital Expenditures (in thousands) .......   $     15,672   $      9,199   $      6,048
   Per square foot ...........................   $       0.58   $       0.33   $       0.19
TENANT IMPROVEMENT AND LEASING COSTS:(1)
   Replacement Tenant Square Feet ............      1,099,868      1,126,394      1,259,660
   Renewal Tenant Square Feet ................        790,203      1,490,930      1,385,911
   Tenant Improvement Costs (in thousands) ...   $     12,154   $     16,541   $     14,339
   Per square foot leased ....................   $       6.43   $       6.32   $       5.42
   Tenant Leasing Costs (in thousands) .......   $      7,238   $     11,621   $      7,804
   Per square foot leased ....................   $       3.83   $       4.44   $       2.95
   Total (in thousands) ......................   $     19,392   $     28,162   $     22,143
      Total per square foot ..................   $      10.26   $      10.76   $       8.37
      Average lease term .....................      5.2 years      5.1 years      4.5 years
      Total per square foot per year .........   $       1.97   $       2.10   $       1.87
                                                 ------------   ------------   ------------

(1) Excludes leasing activity for leases that have less than a one-year term (i.e., storage and temporary space).

Capital expenditures may fluctuate in any given period subject to the nature, extent and timing of improvements required to be made in our Office Property portfolio. We maintain an active preventive maintenance program in order to minimize required capital improvements. In addition, certain capital improvement costs are recoverable from customers.

Tenant improvement and leasing costs also may fluctuate in any given year depending upon factors such as the property, the term of the lease, the type of lease (renewal or replacement tenant), the involvement of external leasing agents and overall competitive market conditions. Management believes that future recurring tenant improvements and leasing costs for our existing Office Properties will approximate on average for "renewal customers", $6.00 to $10.00 per square foot, or $1.20 to $2.00 per square foot per year based on an average five-year lease term, and, on average for "replacement customers," $12.00 to $16.00 per square foot, or $2.40 to $3.20 per square foot per year based on an average five-year lease term.

                           DESCRIPTION OF INDEBTEDNESS

DEBT FINANCING ARRANGEMENTS

The significant terms of our primary debt financing arrangements existing as of March 31, 2002, are shown below (dollars in thousands):

                                                                INTEREST
                                                                RATE AT
                                                  MAXIMUM       MARCH 31,                  MATURITY
             DESCRIPTION                         BORROWINGS       2002                        DATE
----------------------------------------------   ----------   -----------        --------------------------------
SECURED FIXED RATE DEBT:
    AEGON Partnership Note(1)                    $  268,781          7.53%                  July 2009
    LaSalle Note I(2)                               239,000          7.83                  August 2027
    JP Morgan Mortgage Note(3)                      198,448          8.31                  October 2016
    LaSalle Note II(4)                              161,000          7.79                   March 2028
    CIGNA Note(5)                                    63,500          7.47                 December 2002
    Metropolitan Life Note V(6)                      38,558          8.49                 December 2005
    Northwestern Life Note(7)                        26,000          7.66                  January 2004
    Woodmen of the World Note(8)                      8,500          8.20                   April 2009
    Nomura Funding VI Note(9)                         8,148         10.07                   July 2020
    Mitchell Mortgage Note(10)                        6,244          7.00                  August 2002
    Rigney Promissory Note(11)                          641          8.50                 November 2012
    Construction, Acquisition and other
      obligations for various CRDI projects          25,871   6.5 to 10.0                Nov 02 to Dec 04
                                                 ----------  ------------
         Subtotal/Weighted Average               $1,044,691          7.84%
                                                 ----------  ------------

UNSECURED FIXED RATE DEBT:
    Notes due 2007(12)                           $  250,000          7.50%                September 2007
    Notes due 2002(12)                              150,000          7.00                 September 2002
    Other obligations                                   541   8.0 to 12.0                Nov 02 to Jan 04
                                                 ----------  ------------
         Subtotal/Weighted Average               $  400,541          7.32%
                                                 ----------  ------------
SECURED VARIABLE RATE DEBT:(13)
    Fleet Fund I and II Term Loan(14)            $  275,000          5.17%                   May 2005
    Deutsche Bank - CMBS Loan(15)                   220,000          5.84                    May 2004
    National Bank of Arizona(16)                     21,110          5.11                 November 2003
    Construction, Acquisition and other
      obligations for various CRDI projects(17)     126,265  4.40 to 5.75               June 02 to Sept 03
                                                 ----------  ------------
         Subtotal/Weighted Average               $  642,375          5.27%
                                                 ----------  ------------

UNSECURED VARIABLE RATE DEBT:
    Fleet Facility(14)                           $  400,000          3.76%                   May 2004
    JP Morgan Loan Sales Facility(18)                50,000          3.25                   April 2002
    Fleet Bridge Loan(19)                            50,000          5.62                  August 2002
                                                 ----------  ------------
         Subtotal/Weighted Average               $  500,000          3.77%
                                                 ----------  ------------

      TOTAL/WEIGHTED AVERAGE                     $2,587,607          6.55%(20)
                                                 ==========  ============
                                                                           BALANCE
                                                       EXPECTED         OUTSTANDING AT
                                                        PAYOFF             MARCH 31,
             DESCRIPTION                                 DATE                2002
----------------------------------------------    -------------------   --------------
SECURED FIXED RATE DEBT:
    AEGON Partnership Note(1)                          July 2009        $      268,781
    LaSalle Note I(2)                                 August 2007              239,000
    JP Morgan Mortgage Note(3)                      September 2006             198,448
    LaSalle Note II(4)                                March 2006               161,000
    CIGNA Note(5)                                    December 2002              63,500
    Metropolitan Life Note V(6)                      December 2005              38,558
    Northwestern Life Note(7)                        January 2004               26,000
    Woodmen of the World Note(8)                      April 2009                 8,500
    Nomura Funding VI Note(9)                          July 2010                 8,148
    Mitchell Mortgage Note(10)                        August 2002                6,244
    Rigney Promissory Note(11)                       November 2012                 641
    Construction, Acquisition and other
      obligations for various CRDI projects        Apr 02 to Dec 04             20,618
                                                                        --------------
         Subtotal/Weighted Average                                      $    1,039,438
                                                                        --------------

UNSECURED FIXED RATE DEBT:
    Notes due 2007(12)                              September 2007      $      250,000
    Notes due 2002(12)                              September 2002             150,000
    Other obligations                              Nov 02 to Jan 04                541
                                                                        --------------
         Subtotal/Weighted Average                                      $      400,541
                                                                        --------------
SECURED VARIABLE RATE DEBT:(13)
    Fleet Fund I and II Term Loan(14)                  May 2005         $      275,000
    Deutsche Bank - CMBS Loan(15)                     May 2004(2)              220,000
    National Bank of Arizona(16)                     November 2003              21,110
    Construction, Acquisition and other
      obligations for various CRDI projects(17)    Jun 02 to Jan 08(4)          74,794
                                                                        --------------
         Subtotal/Weighted Average                                      $      590,904
                                                                        --------------

UNSECURED VARIABLE RATE DEBT:
    Fleet Facility(14)                                May 2005(3)       $      334,500
    JP Morgan Loan Sales Facility(18)                 April 2002                10,000
    Fleet Bridge Loan(19)                             August 2002                5,000
                                                                        --------------
         Subtotal/Weighted Average                                      $      349,500
                                                                        --------------

      TOTAL/WEIGHTED AVERAGE                                            $    2,380,383
                                                                        ==============

----------

(1) The outstanding principal balance of this note at maturity will be approximately $224.1 million. This note is secured by the Greenway Plaza Office Properties. The note agreement requires us to maintain compliance with a number of customary covenants, including maintaining the Properties that secure the note and not creating any lien with respect to or otherwise encumbering such Properties.

(2) The note has a seven-year period during which only interest is payable (through August 2002), followed by principal amortization based on a 25-year amortization schedule through maturity. In August 2007, the interest rate will increase, and we will be required to remit, in addition to the monthly debt service payment, excess property cash flow, as defined, to be applied first against principal until the note is paid in full and thereafter, against accrued excess interest, as defined. It is our intention to repay the note in full at such time (August 2007) by making a final payment of approximately $220.5 million. LaSalle Note I is secured by Properties owned by Crescent Real Estate Funding I, L.P., which we call Funding I (See Note 1 to the unaudited financial statements appearing in this Prospectus). The note agreement restricts Funding I from engaging in certain activities, including incurring liens on the Properties securing the note, pledging the Properties securing the note, incurring certain other indebtedness, canceling a material claim or debt owed to it, entering into certain transactions, distributing funds derived from operation of the Properties securing the note (except as specifically permitted in the note agreement), or creating easements with respect to the Properties securing the note.

(3) At the end of seven years (October 2006), the interest rate will adjust based on current interest rates at that time. It is our intention to repay the note in full at such time (October 2006) by making a final payment of approximately $177.8 million.

(4) The note has a seven-year period during which only interest is payable (through March 2003), followed by principal amortization based on a 25-year amortization schedule through maturity. In March 2006, the interest rate will increase, and we will be required to remit, in addition to the monthly debt service payment, excess property cash flow, as defined, to be applied first against principal until the note is paid in full and thereafter, against accrued excess interest, as defined. It is our intention to repay the note in full at such time (March 2006) by making a final payment of approximately $154.1 million. LaSalle Note II is secured by Properties owned by Crescent Real Estate Funding II, L.P., which we call Funding II (See Note 1 to the unaudited financial statements appearing in this Prospectus). The note agreement restricts Funding II from engaging in certain activities, including incurring liens on the Properties securing the note, pledging the Properties securing the note, incurring certain other indebtedness, canceling a material claim or debt owed to it, entering into certain affiliate transactions, distributing funds derived from operation of the Properties securing the note (except as specifically permitted in the note agreement), or creating easements with respect to the Properties securing the note.

(5) The note requires payments of interest only during its term. The CIGNA Note is secured by the MCI Tower and Denver Marriott City Center Resort/Hotel Property. The note agreement has no negative covenants. The deed of trust requires us to maintain the Properties that secure the note, and requires approval to grant liens, transfer the Properties, or issue new leases.

(6) The Metropolitan Life Note V requires monthly principal and interest payments based on a 25-year amortization schedule through maturity, at which time the outstanding principal balance is due and payable. The note is secured by the Datran Center Office Property. The note agreement requires us to maintain compliance with a number of customary covenants, including maintaining the Property that secures the note and not creating any lien with respect to or otherwise encumbering such Property.

(7) The note requires payments of interest only during its term. The Northwestern Life Note is secured by the 301 Congress Avenue Office Property. The note agreement requires us to maintain compliance with a number of customary covenants, including maintaining the Property that secures the note and not creating any lien with respect to or otherwise encumbering such Property.

(8) The outstanding principal balance on this note at maturity will be approximately $8.5 million. This note is secured by the Avallon IV Office Property. The note agreement requires that we maintain compliance with a number of customary covenants, including, maintaining the Property that secures the note and not creating any lien with respect to or otherwise encumbering such Property.

(9) The note was assumed in connection with an acquisition and was not subsequently retired by us because of prepayment penalties. Under the terms of the note, principal and interest are payable based on a 25-year amortization schedule. We have the option to defease the note by purchasing Treasury obligations in an amount sufficient to pay the note without penalty. The Nomura Funding VI Note is secured by Canyon Ranch-Lenox, the Property owned by Crescent Real Estate Funding VI, L.P., which we call Funding VI (see Note 1 to the unaudited financial statements appearing in this Prospectus). In July 2010, the interest rate due under the note will change to a 10-year Treasury yield plus 500 basis points or, if we elect, we may repay the note without penalty at that date by making a final payment of approximately $6.1 million. The note agreement requires Funding VI to maintain compliance with a number of customary covenants, including a debt service coverage ratio for the Property that secures the note, a restriction on the ability to transfer or encumber the Property that secures the note, and covenants related to maintaining its single purpose nature, including restrictions on ownership by Funding VI of assets other than the Property that secures the note, restrictions on the ability to incur indebtedness and make loans, and restrictions on operations.

(10) The note requires payments of interest only during its term. The Mitchell Mortgage Note is secured by four of The Woodlands Office Properties. The note agreement has no negative covenants.

(11) The note requires quarterly payments of principal and interest based on a 15-year amortization schedule through maturity, at which time the outstanding principal balance is due and payable. The Rigney Promissory Note is secured by a parcel of land we own located across from an Office Property. The note agreement has no negative covenants.

(12) The notes are unsecured and require payments of interest only during their terms. The indenture requires us to maintain compliance with a number of customary financial and other covenants on an ongoing basis, including leverage ratios and debt service coverage ratios, limitations on the incurrence of additional indebtedness and maintaining our Properties. The notes were issued in an offering registered with the Commission.

(13) For the method of calculation of the interest rate for our variable-rate debt, see Note 6 to the audited financial statements appearing in this Prospectus.

(14) For a description of the Fleet Fund I and II Term Loan and the Fleet Facility, see Note 6 to the unaudited financial statements appearing in this Prospectus. The Fleet Term Loan note requires payments of interest only during the first four years with a one-year extension option. The note, due May 2004, bears interest at LIBOR plus 325 basis points (at March 31, 2002, the interest rate was 5.17%). The Fleet Term Loan note is secured by the equity interests in Funding I and Funding II, which own, respectively, eight Office Properties and 12 Office Properties. The Term Loan requires that we maintain compliance with a number of customary financial and other covenants on an on going basis, including leverage ratios based on book value and debt service coverage ratios, limitations on additional secured and total indebtedness, limitations on distributions, and a minimum net worth requirement and with respect solely to Funding I and Funding II adjusted net operating income to actual debt service and adjusted net operating income to pro forma debt service. As of March 31, 2002, we had $334.5 million outstanding under the Fleet facility. We used $309.5 million of the proceeds of the April 2002 note offering to pay amounts outstanding under the Fleet facility.

(15) This includes both a Deutsche Bank-CMBS note and a Fleet-Mezzanine note. The notes are due May 2004 and bear interest at the 30-day LIBOR rate plus a spread of (i) for the CMBS note, 164.7 basis points (at March 31, 2002, the interest rate was 5.15%), and (ii) for the Mezzanine note, 600 basis points (at March 31, 2002, the interest rate was 9.50%). The blended rate at March 31, 2002 for the two notes was 5.84%. The notes have three-year interest only terms and two one-year extension options, and are secured by the Office Properties owned by Crescent Real Estate Funding X, L.P., which we call Funding X, and the interest in the Spectrum Center property owned by Crescent Spectrum Center, L.P., which we call CSC. The Mezzanine note is also secured by our interest in Funding X and CSC and our interest in their general partners.

(16) This facility is a $50 million line of credit secured by certain Desert Mountain land and improvements, which call the vertical facility, club facilities, which we call the club loan, and notes receivable, which we call the warehouse facility. The line restricts the vertical facility and club loan to a maximum outstanding amount of $40 million and is subject to certain borrowing base limitations and bears interest at Prime (at March 31, 2002, the interest rate was 4.75%). The warehouse facility bears interest at Prime plus 100 basis points, (at March 31, 2002, the interest rate was 5.75%) and is limited to $10 million.

(17) This expected payoff includes extension options.

(18) The JP Morgan Loan Sales Facility is a $50.0 million credit facility. The lender is not obligated to fund draws under this loan unless certain conditions not within our control are satisfied at the time of the draw request. As a result, we maintain sufficient availability under the Fleet Facility to repay the JP Morgan Loan Sales Facility at any time.

(19) The Fleet Bridge Loan is a $50.0 million unsecured credit facility.

(20) The overall weighted average interest rate does not include the effect of our cash flow hedge agreements. Including the effect of these agreements, the overall weighted average interest rate would have been 7.39%.

Below are the aggregate principal payments required as of March 31, 2002 under our indebtedness by year. Scheduled principal installments and amounts due at maturity are included.

                                  SECURED           UNSECURED      TOTAL(1)
                                -----------         ---------    -----------
       (IN THOUSANDS)
2002                              $ 106,573         $ 165,416      $ 271,989
2003                                128,849                --        128,849
2004                                236,899           334,625        571,524
2005                                329,339                --        329,339
2006                                347,207                --        347,207
Thereafter                          481,475           250,000        731,475
                                -----------         ---------    -----------
                                $ 1,630,342         $ 750,041    $ 2,380,383
                                ===========         =========    ===========

----------

(1) These amounts do not represent the effect of a one-year extension option of the Fleet Facility and two one-year extension options on the Deutsche Bank
    - CMBS Loan.

We have $272.0 million of secured and unsecured debt due during 2002, consisting primarily of the Cigna Note, the Mitchell Mortgage Note, unsecured short-term borrowings and the 2002 Notes, which are expected to be funded through replacement debt financing.

Our policy with regard to the incurrence and maintenance of debt is based on a review and analysis of:

    o investment opportunities for which capital is required and the cost of debt in relation to such investment opportunities;

    o   the type of debt available (secured or unsecured);

    o   the effect of additional debt on existing coverage ratios;

    o the maturity of the proposed debt in relation to maturities of existing debt; and

    o exposure to variable-rate debt and alternatives such as interest-rate swaps and cash flow hedges to reduce this exposure.

Debt service coverage ratios for a particular period are generally calculated as net income plus depreciation and amortization, plus interest expense, plus extraordinary or non-recurring losses, minus extraordinary or non-recurring gains, divided by debt service (including principal and interest payable during the period of calculation). The calculation of the debt service coverage ratio for the Fleet Facility is calculated using the method described above, including certain pro forma adjustments.

Some of our debt restricts our activities, including our ability to pledge assets, create liens, incur additional debt, enter into transactions with affiliates and make some types of payments, issuances of equity and distributions on equity.

Any uncured or unwaived events of default on our loans can trigger an acceleration of payment on the loan in default. In addition, a default by us or any of our subsidiaries with respect to any indebtedness in excess of $5.0 million generally will result in a default under the Fleet Facility and the Fleet I and II Term Loan after the notice and cure periods for the other indebtedness have passed. As of March 31, 2002, we were in compliance with all of the debt service coverage ratios and other covenants related to our outstanding debt. Our debt facilities generally prohibit loan pre-payment for an initial period, allow pre-payment with a penalty during a following specified period and allow pre-payment without penalty after the expiration of that period. During year ended December 31, 2001 and the three months ended March 31, 2002, there were no circumstances that would require pre-payment penalties or increased collateral related to our existing debt.

DEBT REFINANCING AND FLEET FACILITY

In May 2001, we (i) repaid and retired the UBS Facility which consisted of the UBS Line of Credit, the UBS Term Loan I and the UBS Term Loan II; (ii) repaid and retired the iStar Financial Note; and (iii) modified and replaced the Fleet Term Note II with proceeds from a $970.0 million debt refinancing. In May 2001, we wrote off $12.2 million of deferred financing costs related to the early extinguishment of the UBS Facility which is included in "Extraordinary Item -- Extinguishment of Debt."

NEW DEBT RESULTING FROM REFINANCING

DESCRIPTION                                          MAXIMUM                                       MATURITY
(DOLLARS IN MILLIONS)                               BORROWING      INTEREST RATE                     DATE
---------------------                               ---------      -------------                   --------
Fleet Facility...............................       $  400.0(1)    LIBOR + 187.5 basis points      2004(2)
Fleet Fund I and II Term Loan................       $  275.0       LIBOR + 325 basis points        2005
Deutsche Bank -- CMBS Loan...................       $  220.0       LIBOR + 234 basis points        2004(3)
Deutsche Bank Short-Term Loan................       $   75.0       LIBOR + 300 basis points        2001(4)

(1) The $400.0 million Fleet Facility is an unsecured revolving line of credit. The weighted average interest rate from the origination of the loan in May 2001 through December 31, 2001 of 5.38% and the interest rate at March 31, 2002 was 9.50%.

(2) One-year extension option.

(3) Two one-year extension options.

(4) Repaid September 19, 2001.

DEBT REPAID OR MODIFIED BY REFINANCING

DESCRIPTION                            MAXIMUM                                 MATURITY        BALANCE
(DOLLARS IN MILLIONS)                 BORROWING   INTEREST RATE                  DATE     REPAID/MODIFIED(1)
---------------------                 ---------   -------------                --------   ------------------
UBS Line of Credit.........           $    300.0  LIBOR + 250 basis points       2003          $   165.0
UBS Term Loan I............           $    146.8  LIBOR + 250 basis points       2003          $   146.8
UBS Term Loan II...........           $    326.7  LIBOR + 275 basis points       2004          $   326.7
Fleet Term Note II.........           $    200.0  LIBOR + 400 basis points       2003          $   200.0
iStar Financial Note.......           $     97.1  LIBOR + 175 basis points       2001          $    97.1

(1) All the amounts listed, other than the Fleet Term Note II, were repaid. In May 2001, the Fleet Term Note II was modified and replaced by the Fleet Fund I and II Term Loan.

DEBT OFFERING

On April 15, 2002, we and Crescent Finance Company completed a private offering of $375.0 million in senior, unsecured notes due 2009. The notes bear interest at an annual rate of 9.25% and were issued at 100% of issue price. The notes are callable after April 15, 2006. Interest will be payable in cash on April 15 and October 15 of each year, beginning October 15, 2002. In connection with the offering, we agreed to conduct this exchange offer and, in certain cases, to register the notes for resale by their holders. In the event that the exchange offer or resale registration is not completed on or before October 15, 2002, the interest rate on the notes will increase to 9.75% and increase to 10.25% after another 90 days, in each case until the exchange offer or resale registration is completed.

The net proceeds from the offering of notes were approximately $366.5 million. Approximately $309.5 million of the proceeds were used to pay down amounts outstanding under the Fleet Facility, and the remaining proceeds were used to pay down short-term indebtedness and redeem approximately $52.0 million of preferred units in Funding IX from GMACCM. We expect to use borrowings under the Fleet Facility to repay or repurchase from time to time the remaining of our 7.0% unsecured notes due in September 2002 and that remain outstanding. Approximately $52.4 million of the $150 million of our 7.0% notes originally issued has been repurchased to date. In addition, borrowings under the Fleet Facility are expected to be used to repay a $63.5 million, 7.47% mortgage loan due in December 2002. We also expect to use borrowings under the Fleet Facility to repay a $63.5 million, 7.47% mortgage loan due in December. In that offering we also issued, in addition to the 2009 Private Notes and on the same terms and conditions, an additional $50.0 million of our $9.25% senior unsecured notes due 2009 to Richard E. Rainwater, the Chairman of the Board of Trust Managers of Crescent, and certain of his affiliates and family members. This exchange offer is not being made with respect to the Affiliate Notes.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The following discussion of market risk is based solely on hypothetical changes in interest rates related to our variable-rate debt. This discussion does not purport to take into account all of the factors that may affect the financial instruments discussed in this section.

INTEREST RATE RISK

Our interest rate risk is most sensitive to fluctuations in interest rates on its short-term variable-rate debt. We had total outstanding debt of approximately $2.4 billion at March 31, 2002, of which approximately $418.1 million, or approximately 17%, was unhedged variable-rate debt. The weighted average interest rate on such variable-rate debt was 4.09% as of March 31, 2002. A 10% (40.9 basis point) increase in the weighted average interest rate on such variable-rate debt would result in an annual decrease in net income and cash flows of approximately $1.7 million based on the unhedged variable-rate debt outstanding as of March 31, 2002, as a result of the increased interest expense associated with the change in rate. Conversely, a 10% (40.9 basis point) decrease in the weighted average interest rate on such unhedged variable-rate debt would result in an annual increase in net income and cash flows of approximately $1.7 million based on the unhedged variable rate debt outstanding as of March 31, 2002, as a result of the decreased interest expense associated with the change in rate.

CASH FLOW HEDGES

We use derivative financial instruments to convert a portion of our variable-rate debt to fixed-rate debt and to manage its fixed to variable-rate debt ratio. As of March 31, 2002, we had entered into three cash flow hedge agreements, which are accounted for in conformity with SFAS No. 133 "Accounting for Certain Derivatives Instruments and Hedging Activities," as amended by SFAS No. 138, "Accounting for Certain Derivatives Investments and Certain Hedging Activities -- an Amendment to FASB Statement No. 133."

The following table shows information regarding our cash flow hedge agreements as of March 31, 2002 and interest expense for the three months ended March 31, 2002:


   (IN MILLIONS)                                                                              ADDITIONAL
                                                                                           INTEREST EXPENSE
       ISSUE         NOTIONAL         MATURITY         REFERENCE           FAIR          FOR THE THREE MONTHS
        DATE          AMOUNT            DATE             RATE          MARKET VALUE      ENDED MARCH 31, 2002
       -----         --------         --------         ---------       ------------      --------------------
      7/21/99         $ 200.0          9/2/03             6.183%           $ (8.2)              $ 2.1
      5/15/01           200.0          2/3/03             7.11               (7.8)                2.6
      4/14/00           100.0         4/18/04             6.76               (5.7)                1.2

We have designated our three cash flow hedge agreements as cash flow hedges of LIBOR-based monthly interest payments on a designated pool of variable-rate LIBOR indexed debt that reprices closest to the reset dates of each cash flow hedge agreement. For retrospective effectiveness testing, we use the cumulative dollar offset approach as described in DIG Issue E8. The DIG is a task force designed to assist the FASB in answering questions that companies have resulting from implementation of SFAS No. 133 and SFAS 138. We use the change in variable cash flows method as described in DIG Issue G7 for prospective testing as well as for the actual recording of ineffectiveness, if any. Under this method, we will compare the changes in the floating rate portion of each cash flow hedge to the floating rate of the hedged items. The cash flow hedges have been and are expected to remain highly effective. Changes in the fair value of these highly effective hedging instruments are recorded in accumulated other comprehensive income. The effective portion that has been deferred in accumulated other comprehensive income will be reclassified to earnings as interest expense when the hedged items impact earnings. If a cash flow hedge falls outside 80%-125% effectiveness for a quarter, all changes in the fair value of the cash flow hedge for the quarter will be recognized in earnings during the current period. If it is determined based on prospective testing that it is no longer likely a hedge will be highly effective on a prospective basis, the hedge will no longer be designated as a cash flow hedge and no longer qualify for accounting in conformity with SFAS Nos. 133 and 138.

Over the next twelve months, an estimated $16.3 million to $18.5 million will be reclassified from accumulated other comprehensive income to earnings as interest expense related to the effective portions of the cash flow hedge agreements.

Additionally, CRD, one of our consolidated subsidiaries, also uses derivative financial instruments to convert a portion of its variable-rate debt to fixed-rate debt. As of March 31, 2002, CRD had entered into three cash flow hedge agreements, which are accounted for in conformity with SFAS Nos. 133 and 138.

The following table shows information regarding CRD's cash flow hedge agreements as of March 31, 2002 and additional capitalized interest for the three months ended March 31, 2002. Capitalized interest is related to debt for projects that are currently under development.

   (IN THOUSANDS)                                                                               ADDITIONAL
                                                                                           CAPITALIZED INTEREST
          ISSUE         NOTIONAL        MATURITY          REFERENCE           FAIR          FOR THE THREE MONTHS
          DATE           AMOUNT           DATE              RATE          MARKET VALUE      ENDED MARCH 31, 2002
        --------        --------       ----------         ---------       ------------     ---------------------
        1/2/2001        $ 10,818       11/16/2002          8.455%           $ (388)               $ 64
        9/4/2001           6,650         9/4/2003          7.12                (72)                 24
        9/4/2001           4,800         9/4/2003          7.12                (52)                 18

CRD uses the shortcut method described in SFAS No. 133, which eliminates the need to consider ineffectiveness of the hedges, and instead assumes that the hedges are highly effective.

INTEREST RATE CAPS

In connection with the closing of the Deutsche Bank-CMBS Loan in May 2001, we entered into a LIBOR interest rate cap struck at 7.16% for a notional amount of $220.0 million, and simultaneously sold a LIBOR interest rate cap with the same terms. Since these instruments do not reduce our net interest rate risk exposure, they do not qualify as hedges and changes to their respective fair values are charged to earnings. As the significant terms of these arrangements are substantially the same, the effects of a revaluation of these instruments are expected to substantially offset each other.

                                   MANAGEMENT

We are controlled by Crescent through Crescent's ownership of all of the outstanding stock of the General Partner, which is our sole general partner and owns a 1% general partner interest in our company. In addition, Crescent owns an approximately 89% limited partner interest in our company. The remaining limited partner interests are owned by senior members of management of Crescent and the General Partner and certain outside investors. Set forth below is information with respect to the sole director and the executive officers of the General Partner and certain trust managers of Crescent.

                                   TERM
  NAME                             EXPIRES    AGE(1)   TITLE
  ----                             -------    ------   -----
  Richard E. Rainwater             2003        57      Chairman of the Board of Trust Managers of Crescent

  John C. Goff                     2002        46      Vice Chairman of the Board of Trust Managers of Crescent,
                                                       Chief Executive Officer of the General Partner and Crescent
                                                       and Sole Director of the General Partner

  Dennis H. Alberts                2004        53      President and Chief Operating Officer of the General Partner
                                                       and Crescent and Member of the Board of Trust Managers of
                                                       Crescent

  Kenneth S. Moczulski             N/A         50      President of Investments and Chief Investment Officer of the
                                                       General Partner and Crescent

  David M. Dean                    N/A         41      Executive Vice President, Law and Administration, and
                                                       Secretary of the General Partner and Crescent

  Jane E. Mody                     N/A         51      Executive Vice President, Capital Markets of the General
                                                       Partner and Crescent

  Jerry R. Crenshaw, Jr.           N/A         38      Senior Vice President, Chief Financial and Accounting
                                                       Officer of Crescent and Senior Vice President and Chief
                                                       Financial Officer of the General Partner

  Jane B. Page                     N/A         41      Senior Vice President, Asset Management and Leasing, Houston
                                                       Region of the General Partner

  John L. Zogg, Jr.                N/A         38      Senior Vice President, Asset Management and Leasing, Dallas
                                                       Region of the General Partner

  Christopher T. Porter            N/A         36      Vice President and Treasurer of the General Partner and
                                                       Crescent

----------

(1)  At May 16, 2002.

MANAGEMENT OF THE OPERATING PARTNERSHIP

THE FOLLOWING IS A SUMMARY OF THE EXPERIENCE OF MANAGEMENT OF THE OPERATING PARTNERSHIP.

Richard E. Rainwater has been an independent investor since 1986. From 1970 to July 1986, he served as the chief investment advisor to the Bass family, whose overall wealth increased dramatically during his tenure. During that time, Mr. Rainwater was principally responsible for numerous major corporate and real estate acquisitions and dispositions. Upon beginning his independent investment activities, he founded ENSCO International Incorporated, an oil field service and offshore drilling company, in December 1986. Additionally, in June 1988, he co-founded Columbia Hospital Corporation, and in March 1989 he participated in a management-led buy out of HCA-Hospital Corporation of America. In November 1992, Mr. Rainwater co-founded Mid Ocean Limited, a provider of casualty re-insurance. In February 1994, he assisted in the merger of Columbia Hospital Corporation and HCA-Hospital Corporation of America that created Columbia/HCA Healthcare Corporation. Mr. Rainwater is a graduate of the University of Texas at Austin and the Graduate School of Business at Stanford University. Mr. Rainwater has served as the Chairman of the Board of Trust Managers since Crescent's inception in 1994.

John C. Goff co-founded Crescent with Mr. Rainwater while serving as principal of Rainwater, Inc. Mr. Goff served as Chief Executive Officer and as a trust manager from Crescent's inception in February 1994 through December 1996, when he became Vice Chairman. In June 1999, Mr. Goff returned as Chief Executive Officer of Crescent and remains as Vice Chairman. Mr. Goff has served as the managing principal of Goff Moore Strategic Partners, L.P., a private investment partnership, since its formation in February 1998. From June 1987 to May 1994, Mr. Goff was vice president of Rainwater, Inc. Prior to joining Rainwater, Inc., Mr. Goff was employed by KPMG Peat Marwick, with Mr. Rainwater as one of his principal clients. Mr. Goff also serves on the boards of Gainsco, Inc., The Staubach Company, OpenConnect Systems, Inc. and The National Association of Real Estate Investment Trusts. Mr. Goff is a graduate of the University of Texas and is a Certified Public Accountant.

Dennis H. Alberts, prior to joining Crescent, served as President and Chief Executive Officer of Pacific Retail Trust, a privately held retail shopping center REIT, which he founded in 1993. While at Pacific Retail Trust, Mr. Alberts directed all aspects of the company, including acquisition, development and operational activities, from 1993 until 1999 when Pacific Retail Trust merged into Regency Realty, Inc., a publicly traded REIT. In 1999, Mr. Alberts also served as a consultant to Regency Realty, Inc. Prior to founding Pacific Retail Trust, Mr. Alberts served as President and Chief Operating Officer of First Union Real Estate Investments, a publicly held retail, multi-family and office REIT, in 1992. From 1987 to 1991, Mr. Alberts served as President and Chief Executive Officer of Rosewood Property Company where he focused on asset management and leasing of Rosewood's office portfolio. Before joining Rosewood Property Company, he served as President and Managing Partner of Trammell Crow Residential Companies of Dallas from 1984 to 1987. Mr. Alberts holds a Bachelor of Science degree and Master of Business Administration degree from the University of Missouri. Since April 2000, Mr. Alberts has served as President and Chief Operating Officer of Crescent and the General Partner. In May 2002, Mr. Alberts was elected to serve as trust manager by the six members of the Board of Trust Managers then comprising the Board.

Kenneth S. Moczulski, prior to joining Crescent, served as President of Transworld Properties, Inc., a subsidiary of a privately held international oil company, which he founded in January 1992. While at Transworld Properties, Inc., Mr. Moczulski was responsible for the formation and implementation of real estate investment strategy, as well as management of on-going real estate development, asset management, and dispositions. Prior to founding Transworld Properties, Inc., Mr. Moczulski served as Vice President of Jaymont Properties in New York from April 1987 to December 1991, where he was responsible, on a national basis, for all acquisition and disposition activities. From February 1979 to March 1987, Mr. Moczulski served as Development Manager for a number of commercial developments for Gerald D. Hines Interests. Mr. Moczulski holds a Bachelor of Science degree in Civil Engineering from the University of Cincinnati and a Master of Business Administration degree from Harvard Graduate School of Business. Mr. Moczulski has served as President of Investments and Chief Investment Officer of Crescent and the General Partner since November 2000.

David M. Dean, prior to joining Crescent, was an attorney for Burlington Northern Railroad Company from 1992 to 1994, and he served as Assistant General Counsel in 1994. At Burlington Northern, he was responsible for the majority of that company's transactional and general corporate legal work. Mr. Dean was previously engaged in the private practice of law from 1986 to 1990 with Kelly, Hart & Hallman, and from 1990 to 1992 with Jackson & Walker, L.L.P., where he worked primarily on acquisition, financing and venture capital transactions for Mr. Rainwater and related investor groups. Mr. Dean graduated with honors from Texas A&M University with Bachelor of Arts degrees in English and philosophy in 1983. He also holds a Juris Doctor degree and a Master of Laws degree in taxation from Southern Methodist University School of Law. Mr. Dean served as Senior Vice President, Law, and Secretary from the time he joined Crescent in August 1994 to September 1999 when he became Senior Vice President, Law and Administration and Secretary, a position which he held until January 2001. Since January 2001, Mr. Dean has served as Executive Vice President, Law and Administration and Secretary of Crescent and the General Partner.

Jane E. Mody, prior to joining Crescent, served as Vice President of Goldman, Sachs & Co. from February 2000 to February 2001. While at Goldman, Sachs & Co., Ms. Mody worked with the real estate merchant banking division and was responsible for fund reporting for nine real estate opportunity funds. She served as Managing Director and Chief Financial Officer of Pacific Retail Trust, a private real estate investment trust, which she co-founded, from December 1993 until February 1999 when Pacific Retail Trust merged into Regency Realty, Inc., a publicly traded REIT. From February 1999 to August 1999 Ms. Mody served as a consultant to Regency Realty, Inc. Prior to co-founding Pacific Retail Trust, Ms. Mody served as Executive Vice President of Rosewood Property Company, a real estate investment company, from April 1988 to December 1993. Ms. Mody graduated from Austin College with a Bachelor of Arts degree and holds a Masters of Business Administration degree in International Business from the University of Dallas. Ms. Mody has served as Executive Vice President, Capital Markets of Crescent and the General Partner since February 2001.

Jerry R. Crenshaw, Jr., prior to joining Crescent, was the Controller of Carrington Laboratories, Inc., a pharmaceutical and medical device company, from 1991 until February 1994. From 1986 until 1991, Mr. Crenshaw was an audit senior in the real estate services group of Arthur Andersen LLP. Mr. Crenshaw holds a Bachelor of Business Administration degree in accounting from Baylor University and is a Certified Public Accountant. Mr. Crenshaw served as Controller from Crescent's inception in 1994 to March 1997 when he became Vice President and served as Vice President, Controller until December 1998 and Vice President, Finance until September 1999. In addition, Mr. Crenshaw served as Interim Co-Chief Financial Officer of Crescent and the General Partner from August 1998 until April 1999. Since September 1999, Mr. Crenshaw has served as Senior Vice President and Chief Financial Officer of Crescent and the General Partner.

Jane B. Page, prior to joining Crescent, was employed by Metropolitan Life Real Estate Investments from July 1984 to January 1998, holding positions of director of corporate property management and regional asset manager of Metropolitan's institutional portfolio in Houston, Austin and New Orleans. Ms. Page's 14-year tenure at Metropolitan also included membership on Metropolitan's Investment Committee, which reviewed and approved all significant transactions on a national basis. Ms. Page serves on the Boards of the Greater Houston Partnership, Central Houston, Inc. and the Downtown Houston Management District. Ms. Page graduated with a Bachelor of Arts degree from Point Loma College in San Diego and with a Master of Business Administration degree from the University of San Francisco. She also holds Certified Commercial Investments Manager and Certified Property Manager designations. Ms. Page served as Director of Asset Management, Houston Region from the time she joined Crescent in January 1998 to December 1998, when she became Vice President, Houston Region Asset Management and served in that capacity until September 1999 when she became Vice President, Asset Management, Houston Region. Since May 2000, Ms. Page has served as Senior Vice President, Asset Management and Leasing, Houston Region.

John L. Zogg, Jr. served as Vice President of the commercial real estate group of Rosewood Property Company, responsible for marketing and leasing office space in the Dallas and Denver areas, from January 1989 to May 1994. For three years prior to joining Rosewood Property Company, Mr. Zogg worked as Marketing Manager of Gerald D. Hines Interests, responsible for office leasing in the Dallas metropolitan area from June 1985 to January 1988. He graduated from the University of Texas at Austin with a Bachelor of Arts degree in economics and holds a Master of Business Administration degree from the University of Dallas. Mr. Zogg joined Crescent as a Vice President in May 1994 and served as Vice President, Leasing and Marketing, from June 1997 to September 1999 when he became Vice President, Leasing/Marketing, Southwest Region. Since May 2000, Mr. Zogg has served as Senior Vice President, Asset Management and Leasing, Dallas Region.

Christopher T. Porter, prior to joining Crescent, held the office of Senior Vice President, Investor Relations, for Associates First Capital Corporation, a leading financial services firm, from January 1999 through October 1999. Prior to 1999, Mr. Porter served as Vice President and Assistant Treasurer in banking relations and cash management at Associates First Capital Corporation from November 1991 through January 1999. Mr. Porter received a Bachelor of Science degree in economics from the University of Texas at Austin and a Master of Business Administration degree in finance from the University of North Texas and is a certified cash manager. Mr. Porter has served as Vice President and Treasurer of Crescent and the General Partner since December 1999.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation paid or awarded for the years ended December 31, 2001, 2000, and 1999, to the current Chief Executive Officer and to the four most highly compensated executive officers of the General Partner, whom we call collectively, the Named Executive Officers. As a result of Crescent's umbrella partnership REIT structure, the General Partner, rather than Crescent, compensates all employees. Neither Crescent nor the Operating Partnership granted any stock appreciation rights, or SARs, during this period.

                           SUMMARY COMPENSATION TABLE

                                                                 Annual Compensation
                                                    ---------------------------------------------

     Name and                                       ---------------------------------------------
     Principal                                                                        Annual
     Position                             Year      Salary($)      Bonus($)       Compensation($)
     ---------                          ---------   ---------      ---------      ---------------
John C. Goff,                                2001     750,000        750,000                   --
Chief Executive Officer                      2000     684,615      2,000,000              826,700(2)
                                             1999     355,814(4)     200,000                   --

Dennis H. Alberts,                           2001     366,827        353,000                   --
President and Chief Operating Officer        2000     235,577        525,000              550,000(2)
                                             1999          --             --                   --

Kenneth S. Moczulski,                        2001     300,000        270,000                   --
President of Investments and Chief           2000      38,077         25,000                   --
Investment Officer                           1999          --             --                   --

David M. Dean,                               2001     286,346        207,000                   --
Executive Vice President, Law and            2000     250,000        275,000              276,700(2)
Administration, and Secretary                1999     204,339        165,000(7)                --

Jane E. Mody,                                2001     238,692        207,000                   --
Executive Vice President, Capital            2000          --             --                   --
Markets                                      1999          --             --                   --
                                                   Long-Term Compensation
                                         ----------------------------------------
                                                   Awards                Payouts
     Name and                            -------------------------      ---------
     Principal                            Stock         Underlying        LTIP            All Other
     Position                            Awards($)      Options(#)       Payouts       Compensation($)
     ---------                           ---------      ----------      ---------      ---------------
John C. Goff,                                   --              --             --               55,171(1)
Chief Executive Officer                         --              --             --                5,250(3)
                                                --         600,000(5)          --                  919(3)

Dennis H. Alberts,                              --         700,000(6)          --              (41,828)(1)
President and Chief Operating Officer           --         300,000             --                   --
                                                --              --             --                   --

Kenneth S. Moczulski,                           --              --             --                2,520(3)
President of Investments and Chief              --         350,000             --                   --
Investment Officer                              --              --             --                   --

David M. Dean,                                  --              --             --               16,577(1)
Executive Vice President, Law and               --              --             --                6,133(3)
Administration, and Secretary                   --         240,000             --                3,414(3)

Jane E. Mody,                                   --         180,000             --                   --
Executive Vice President, Capital               --              --             --                   --
Markets                                         --              --             --                   --

----------

(1) Amounts represent matching contributions that the General Partner made to Mr. Goff's, Mr. Albert's and Mr. Dean's individual 401(k) Plan accounts in the amount of $7,875, $1,404 and $7,893, respectively, and dividends earned on dividend incentive units, which we call DIUs, of $47,296, $(43,312) and $8,684, respectively, that are invested in public mutual funds made available to the holders by the General Partner. See Note 2 below for additional explanation of DIUs.

(2) This amount includes a non-cash distribution for DIUs into separate interest bearing accounts maintained by Crescent for Mr. Goff, Mr. Alberts and Mr. Dean at December 31, 2000 ($825,000, $550,000 and $275,000, respectively). The amount of the distribution to any account is based on the number of DIUs held by the participant, the amount of dividends paid by Crescent (with each DIU entitled to an amount equal to the dividend per Common Share) and the performance multiples associated with the performance targets that are achieved or surpassed. The amount also includes interest on the amounts invested in public mutual funds made available to the holders by the General Partner. The amounts will be paid to the participant on or about the fifth anniversary of the date the DIUs were granted. See "-- Report of the Executive Compensation Committee" for a definition of DIUs.

(3) Amounts represent matching contributions that the General Partner made to the individual's 401(k) Plan account.

(4) Amount includes a portion of salary that was paid in January 2000 but earned in 1999 and inadvertently omitted in Crescent's Proxy Statement for its 2000 annual meeting of shareholders.

(5) Amount includes 200,000 Common Shares, which represents the number of Common Shares that may be issued following (i) exercise of options, which we call Plan Unit Options, granted under the 1996 Crescent Real Estate Equities Limited Partnership Unit Incentive Plan, as amended, which we call the Unit Plan, for Units on a one-for-one basis, and (ii) exchange of partnership units of the Operating Partnership, which we call Units, for Common Shares on the basis of two Common Shares for each Unit.

(6) Amount includes 300,000 Common Shares, which represents the number of Common Shares that may be issued following (i) exercise of options, which we call the Unit Options, granted pursuant to an agreement to purchase Units for Units on a one-for-one basis, and (ii) exchange of Units for Common Shares on the basis of two Common Shares for each Unit.

(7) Amount includes $45,000 of restricted stock. These Common Shares were acquired by the General Partner as part of Crescent's on-going share repurchase program and granted to Mr. Dean as restricted stock during the second quarter of 2000. On March 6, 2002, the restrictions on such stock were lifted.

OPTION/SAR GRANTS FOR THE YEAR ENDED DECEMBER 31, 2001

The following table provides certain information regarding options, which we call Options, granted pursuant to the 1994 Crescent Real Estate Equities, Inc. Stock Incentive Plan, which we call the 1994 Plan, or the 1995 Crescent Real Estate Equities, Inc. Stock Incentive Plan, which we call the 1995 Plan, granted to the Named Executive Officers for the year ended December 31, 2001. Neither Crescent nor the Operating Partnership granted any SARs during this period.

                                          Individual Grants
                          -------------------------------------------------------------------
                                                                                                    Potential Realizable
                                                                                                          Value At
                                                 Percent Of                                         Assumed Annual Rates
                           Number Of                Total                                               Of Stock Price
                           Securities             Options/                                         Appreciation For Option
                           Underlying           SARS Granted     Exercise Of                                Term(1)
                           Option/SARs          To Employees     Base Price      Expiration     -----------------------------
       Name                Granted (#)         In Fiscal Year      ($/Sh)           Date            5%($)          10%($)
       ----               -------------        --------------   -------------   -------------   -------------   -------------
John C. Goff ..........              --                    --              --              --              --              --

Dennis H. Alberts .....         700,000(2)(3)           52.45           21.84      March 2011           9,615          24,365

Kenneth S. Moczulski ..              --                    --              --              --              --              --

David M. Dean .........              --                    --              --              --              --              --

Jane E. Mody ..........         180,000(4)              13.49           22.50   February 2011           2,254           5,988

----------

(1) Potential Realizable Value is the value of the granted Options, based on the assumed annual growth rates of the share price shown during their 10-year Option term. For example, a 5% growth rate, compounded annually, for Mr. Alberts' grant results in a share price of $35.58 per share, and a 10% growth rate, compounded annually, results in a share price of $56.65 per share. These potential realizable values are listed to comply with the regulations of the Commission, and Crescent cannot predict whether these values will be achieved. Actual gains, if any, on Option exercises are dependent on the future performance of the Common Shares.

(2) Amount includes 400,000 Options that vest in equal one-fifth installments on March 4, 2001, 2002, 2003, 2004 and 2005.

(3) Amount includes 300,000 Common Shares which represents the number of Common Shares that may be issued following (i) exercise of Unit Options for Units on a one-for-one basis, and (ii) exchange of Units for Common Shares on the basis of two Common Shares for each Unit. Such Unit Options become fully vested if and when the average fair market value of a Common Share for the 10 trading days ending with that date reaches $25.00.

(4) Options vest in equal one-fifth installments on February 20, 2002, 2003, 2004, 2005 and 2006.

AGGREGATED OPTION EXERCISES DURING 2001 AND OPTIONS VALUES AT DECEMBER 31, 2001

The following table provides information about Options that the Named Executive Officers exercised during the year ended December 31, 2001 and Options that each of them held at December 31, 2001. Neither Crescent nor the Operating Partnership granted any SARs during this period.

                                                                                                         Value Of
                                                                                                        Unexercised
                                                                                                        In-The-Money
                                                                Securities Underlying              Options At Fiscal Year
                                                                Options At Fiscal Year                  End ($)(1)
                              Shares          Value                    End (#)                         (in thousands)
                            Acquired On     Realized      --------------------------------      -----------------------------
       Name                 Exercise(#)       ($)          Exercisable       Unexercisable       Exercisable    Unexercisable
       ----               -------------   -------------   -------------      -------------      -------------   -------------
John C. Goff ..........              --              --         428,572(2)       1,028,572(3)             236           1,614

Dennis H. Alberts .....          60,000         310,650              --            940,000(4)              --              12

Kenneth S. Moczulski ..              --              --          70,000            280,000                 --              --

David M. Dean .........          24,000          48,180         161,850            175,900                232             331

Jane E. Mody ..........              --              --              --            180,000                 --              --

----------

(1) Market value of securities underlying in-the-money Options is based on the closing price of the Common Shares on December 31, 2001 (the last trading day of the fiscal year) on the New York Stock Exchange of $18.11, minus the exercise price.

(2) The number of securities underlying exercisable but unexercised Options represents 428,572 Common Shares that may be issued following (i) vesting of Plan Unit Options, (ii) exercise of Plan Unit Options for Units on a one-for-one basis, and (iii) exchange of Units for Common Shares on the basis of two Common Shares for each Unit.

(3) The number of securities underlying unexercisable and unexercised options includes 642,858 Common Shares that may be issued following (i) vesting of Plan Unit Options, (ii) exercise of Plan Unit Options for Units on a one-for-one basis, and (iii) exchange of Units for Common Shares on the basis of two Common Shares for each Unit.

(4) The number of securities underlying unexercisable and unexercised options includes 300,000 Common Shares that may be issued following (i) vesting of Plan Unit Options, (ii) exercise of Unit Options for Units on a one-for-one basis, and (iii) exchange of Units for Common Shares on the basis of two

Common Shares for each Unit (assuming the Company elects to issue Common Shares rather than pay cash upon such exchange).

EMPLOYMENT AGREEMENT

As part of the transactions in connection with formation of Crescent, we assumed an Employment Agreement between Rainwater, Inc. and John C. Goff. We take action through the General Partner. Mr. Goff serves as the sole member of the board of directors of the General Partner. As of January 1, 2002, Mr. Goff served as Vice Chairman of the Board of Trust Managers of Crescent and as Chief Executive Officer of Crescent and the General Partner, and he was entitled to an annual salary of $750,000. The term of the Employment Agreement with Mr. Goff would have expired on April 14, 2002, but a new employment agreement, replacing the prior employment agreement, was entered into effective February 19, 2002. Pursuant to the new employment agreement, which will terminate on February 19, 2007, Mr. Goff is entitled to an annual salary of $750,000 and a bonus as determined in the discretion of the Compensation Committee of the General Partner. In addition, pursuant to the employment agreement, Mr. Goff was provided the right to earn (i) 300,000 restricted Common Shares, one-third of which will be earned on each of the third, fourth and fifth anniversaries of Mr. Goff's employment agreement and (ii) 1,500,000 Unit Options, one-fifth of which will be earned on each of the first through fifth anniversaries of Mr. Goff's employment agreement. The Units underlying such Unit Options are convertible into two Common Shares of Crescent upon the satisfaction of certain conditions.

The salary under the Employment Agreement, which is not subject to a cap, may be increased at our discretion, although, at its request, Crescent's Executive Compensation Committee may review and ratify all such increases in salary. We similarly determine any bonus to be paid under the Employment Agreement, although, at its request, the Executive Compensation Committee may review and ratify all such bonuses granted to Mr. Goff.

AGREEMENTS NOT TO COMPETE

Both we and Crescent are dependent on the services of Richard E. Rainwater and John C. Goff. Mr. Rainwater serves as Chairman of the Board of Trust Managers but has no employment agreement with Crescent and, therefore, is not obligated to remain with Crescent for any specified term. In connection with the initial public offering of the Common Shares in May 1994, each of Messrs. Rainwater and Goff entered into a Noncompetition Agreement with Crescent that restricts him from engaging in certain real estate-related activities during specified periods of time.

The restrictions that Mr. Rainwater's Noncompetition Agreement imposes will terminate one year after the later to occur of (i) the date on which Mr. Rainwater ceases to serve as a trust manager of Crescent, and (ii) the date on which Mr. Rainwater's beneficial ownership of Crescent (including Common Shares and Units) first represents less than a 2.5% ownership interest in Crescent. The restrictions that Mr. Goff's Noncompetition Agreement imposes will terminate one year after Mr. Goff first ceases to be a trust manager or an executive officer of Crescent. The Noncompetition Agreements do not, among other things, prohibit Messrs. Rainwater and Goff from engaging in certain activities in which they were engaged at the time of formation of Crescent in 1994 or from making certain passive real estate investments.

DIRECTOR COMPENSATION

During 2001, Mr. Goff did not receive any compensation for his services as the sole director of the General Partner.

COMPENSATION POLICIES

We determine salary, bonus, option and other long-term incentive compensation awards based on a variety of factors, including overall our performance (as measured by Crescent stock price performance as well as the achievement of defined short-term and long-term goals and objectives), the compensation levels of executives of the Crescent's industry peers and the individual contributions of the executive. We




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

do not have a compensation committee (other than for the 1996 Unit Plan), but it is our practice to have our compensation decisions reviewed by Crescent's Compensation Committee and, with respect to certain salary and option grants to executive officers of the General Partner and us, ratified by the Compensation Committee. All compensation decisions involving Common Shares of Crescent and exchange rights with respect to the Common Shares are made by Crescent's Compensation Committee. Crescent's Compensation Committee is composed of two trust managers, each of whom is an outside trust manager of Crescent.



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
                             PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of Common Shares for (i) each Crescent shareholder who beneficially owns more than 5% of the Common Shares, (ii) the sole director of the General Partner and each Named Executive Officer of Crescent or the General Partner, and (iii) the sole director of the General Partner and the executive officers of Crescent or the General Partner as a group. Unless otherwise indicated in the footnotes, the listed beneficial owner directly owns all Common Shares.

                             BENEFICIAL OWNERSHIP(1)

Name and Address of Beneficial Owner(2)                 Number of Common Shares        Percent of Common Shares(7)
                                                              (3)(4)(5)(6)
Richard E. Rainwater..........................              13,538,404(8)                        12.1%
John C. Goff..................................               3,630,248(9)                         3.4%
Dennis H. Alberts.............................                 345,000(10)                          *
Kenneth S. Moczulski..........................                  70,200(11)                          *
David M. Dean.................................                 270,396(12)                          *
Jane E. Mody..................................                  41,000(13)                          *
Barrow, Hanley, Mewhinney & Strauss...........               7,834,250(14)                        7.5%
  One McKinney Plaza
  3232 McKinney Avenue, 15th Floor
  Dallas Texas, 75204-2429
Franklin Resources, Inc.......................               6,110,006(15)                        5.8%
  One Franklin Parkway
  San Mateo, California 94403-1906
Director and Executive Officers as a Group
(10 Persons)..................................              18,419,933(8)(9)(12)(13)             16.7%

----------

* Less than 1%.

(1) All information is as of April 12, 2002, which we call the Record Date, unless otherwise indicated. For purposes of calculations of percentage ownership interests, the number of Common Shares outstanding as of the Record Date excludes the 14,468,623 Common Shares held of record by Crescent SH IX, Inc., an indirect wholly owned subsidiary of Crescent, because Crescent SH IX, Inc. is not entitled to vote those Common Shares under applicable law. The number of Common Shares beneficially owned is reported on the basis of regulations of the Commission governing the determination of beneficial ownership of securities. Accordingly, the number of Common Shares a person beneficially owns includes (i) the number of Common Shares that such person has the right to acquire within 60 days of the Record Date upon the exercise of Options granted pursuant to the 1994 Plan or the 1995 Plan, (ii) the number of Common Shares that may be issued within 60 days of the Record Date upon exchange of Units that such person owns for Common Shares, with such exchange made on the basis of two Common Shares for each Unit exchanged (assuming Crescent elects to issue Common Shares rather than pay cash upon such exchange), (iii) the number of Common Shares that may be issued within 60 days of the Record Date upon exercise of Plan Unit Options granted under the Unit Plan, as amended, to purchase Units and the subsequent exchange of such Units for Common Shares, with such exchange made on the basis of two Common Shares for each Unit exchanged (assuming Crescent elects to issue Common Shares rather than pay cash upon such exchange and (iv) the number of Common Shares that may be issued within 60 days of the Record Date upon exercise of Unit Options granted pursuant to an agreement to purchase Units and the subsequent exchange of such Units for Common Shares, with such exchange made on the basis of two Common Shares for each Unit exchanged (assuming Crescent elects to issue Common Shares rather than pay cash upon such exchange). In addition, the number of Common Shares a person beneficially owns is deemed to include the number of Common Shares issuable upon exchange of the Preferred Shares, each of which is currently convertible into .6119 Common Shares. As of the Record Date, none of the persons listed in the Beneficial Ownership table, and no executive officer not listed in the table, beneficially owned any Preferred Shares.



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

(2) Unless otherwise indicated, the address of each beneficial owner is 777 Main Street, Suite 2100, Fort Worth, Texas 76102.

(3) The number of Common Shares the following persons beneficially own includes the number of Common Shares indicated due to the vesting of unexercised Options, as follows: Dennis A. Alberts--140,000; Kenneth S. Moczulski--70,000; David M. Dean--78,850; Jane E. Mody--36,000; and Director and Executive Officers as a Group -- 593,250.

(4) The number of Common Shares the following persons beneficially own includes the number of Common Shares owned indirectly through participation in the General Partner's 401(k) Plan as of March 31, 2002, as follows: John C. Goff--5,990; David M. Dean--7,125; and Director and Executive Officers as a Group--17,634.

(5) The number of Common Shares the following persons beneficially own includes the number of Common Shares that may be issued upon exchange of Units that such person owns, as follows: Richard E. Rainwater--6,651,202; John C.
Goff--1,912,970; and Director and Executive Officers as a Group--8,564,172.

(6) The number of Common Shares the following person beneficially owns includes the number of Common Shares owned through participation in the General Partner's Employee Stock Purchase Plan as of April 3, 2002, as follows: John C. Goff -- 2,282; and Director and Executive Officers as a Group--2,282.

(7) The percentage of Common Shares that a person listed in the Beneficial Ownership table beneficially owns assumes that (i) as to that person, all Units are exchanged for Common Shares, all Preferred Shares are exchanged for Common Shares, all Options exercisable within 60 days of the Record Date are exercised and all Plan Unit Options and Unit Options exercisable within 60 days of the Record Date are exercised and the Units so acquired are subsequently exchanged for Common Shares, and (ii) as to all other persons, no Units are exchanged for Common Shares, no Preferred Shares are exchanged for Common Shares, and no Options, Plan Unit Options or Unit Options are exercised.

(8) The number of Common Shares that Mr. Rainwater beneficially owns includes 743,920 Common Shares and 264 Common Shares that may be issued upon exchange of Units that Darla Moore, Mr. Rainwater's spouse, owns. Mr. Rainwater disclaims beneficial ownership of these Common Shares. In addition, the number of Common Shares that Mr. Rainwater beneficially owns includes 2,943,744 Common Shares and 6,320,468 Common Shares that may be issued upon exchange of Units that Mr. Rainwater owns indirectly, including (i) 12,346 Common Shares and 49,506 Common Shares that may be issued upon exchange of Units owned by Rainwater, Inc., a Texas corporation, of which Mr. Rainwater is a director and the sole owner, (ii) 6,270,962 Common Shares that may be issued upon exchange of Units owned by Office Towers LLC, a Nevada limited liability company, of which Mr. Rainwater and Rainwater, Inc. own an aggregate 100% interest, and (iii) 2,931,398 Common Shares owned by the Richard E. Rainwater 1995 Charitable Remainder Unitrust No. 1, of which Mr. Rainwater is the settlor and has the power to remove the trustee and designate a successor, including himself.

(9) The number of Common Shares that Mr. Goff beneficially owns includes (i) 152,560 Common Shares that may be issued upon exchange of Units that the Goff Family, L.P., a Delaware limited partnership, owns, (ii) 428,572 Common Shares that may be issued upon exchange of Units due to the vesting of Plan Unit Options, and (iii) 300,000 shares of restricted stock, which will vest (i.e., the restrictions will lapse) one-third on February 19, 2005, one-third on February 19, 2006, and one-third on February 19, 2007. Mr. Goff disclaims beneficial ownership of the Common Shares that may be issued upon exchange of Units that the Goff Family, L.P. owns in excess of his pecuniary interest in such Units. Mr. Goff has sole voting power with respect to the shares of restricted stock.

(10) The number of Units that Mr. Alberts beneficially owns includes 60,000 Common Shares that may be issued upon exchange of Units due to vesting of Unit Options.



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
(11) The number of Common Shares that Mr. Moczulski beneficially owns includes 200 Common Shares of which are owned by The Kenneth and Cara Moczulski Living Trust, of which Mr. Moczulski and his spouse Cara A. Moczulski are co-settlors, co-beneficiaries and co-trustees. Mr. Moczulski disclaims beneficial ownership of all shares held by the Trust in excess of his pecuniary interest in the Trust.

(12) The number of Common Shares that Mr. Dean beneficially owns includes 33,884 Common Shares, 23,000 Common Shares that may be issued upon exercise of Options, and 4,052 Common Shares of the General Partner's 401(k) Plan, all of which are owned by Theresa E. Black, Mr. Dean's spouse. Mr. Dean disclaims beneficial ownership of all of Ms. Black's Common Shares.

(13) The number of Common Shares that Ms. Mody beneficially owns includes 5,000 Common Shares owned by the Mody Family Living Trust, of which Ms. Mody and her spouse Haji Mody are the Trustees and beneficiaries.

(14) Barrow, Hanley, Mewhinney & Strauss, which we call Barrow, filed a Schedule 13G, which we call Barrow Schedule 13G, as of February 8, 2002, reporting that Barrow beneficially owns 7,834,250 Common Shares. Barrow holds 4,645,750 of the 7,834,250 Common Shares for the benefit of its general account and has sole voting and dispositive power as to such Common Shares. All information presented above relating to Barrow is based solely on the Barrow Schedule 13G.

(15) Franklin Resources, Inc., which we call Franklin, filed a Schedule 13G/A, which we call Franklin Schedule 13G/A, as of January 25, 2002, reporting that Franklin beneficially owns 6,110,006 Common Shares. Franklin does not have the power to vote or dispose of any of these Common Shares. According to the Franklin Schedule 13G/A, the 6,110,006 Common Shares are beneficially owned by one or more open-end or closed-end investment companies and other managed accounts. These investment companies and managed accounts are advised by direct and indirect advisory subsidiaries, which we call the Adviser Subsidiaries, of Franklin. Under the advisory contracts, the Adviser Subsidiaries hold all voting and dispositive power with regard to these Common Shares and, therefore, according to the Franklin Schedule 13G/A, may be deemed to have beneficial ownership of the securities. Each of Charles B. Johnson and Rupert H. Johnson, Jr., who we call the Principal Stockholders, own in excess of 10% of the outstanding common stock of Franklin and are the principal stockholders of Franklin. Franklin and the Principal Stockholders may be deemed to be the beneficial owner of securities held by Adviser Subsidiaries. Each of Franklin, the Adviser Subsidiaries and the Principal Stockholders disclaim any economic interest in or beneficial ownership of the securities covered by the Franklin
Schedule 13G/A. Each of Franklin, the Principal Stockholders, and the Adviser Subsidiaries state in the Franklin Schedule 13G/A that they do not believe that they are acting as a "group" for purposes of Schedule 13(d) of the Exchange Act and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities held by any of them or by any persons or entities advised by Adviser Subsidiaries. All information presented above relating to Franklin is based solely on the Franklin Schedule 13G/A.




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
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


For purposes of the following discussion, the term "Crescent" includes, unless the context otherwise requires, the Operating Partnership and the other subsidiaries of Crescent and the Operating Partnership, in addition to Crescent.

LOANS TO TRUST MANAGERS FOR EXERCISE OF OPTIONS.

Effective July 17, 1996, February 2, 1998, June 12, 1998 and November 26, 1999, Crescent loaned to Anthony M. Frank, an independent trust manager of Crescent, $187,425, $45,298, $120,869 and $45,297 respectively, on a recourse basis, pursuant to the 1994 Plan and the 1995 Plan. Mr. Frank used the proceeds of the first loan, together with $75.00 in cash, to acquire 15,000 Common Shares pursuant to the exercise of 15,000 Options that were granted to him on May 5, 1994 under the 1994 Plan. Mr. Frank used the proceeds of the second loan, together with $28.00 in cash, to acquire 2,800 Common Shares pursuant to the exercise of 2,800 Options that were granted to him on March 14, 1996 under the 1995 Plan. Mr. Frank used the proceeds of the third loan, together with $56.00 in cash, to acquire 5,600 Common Shares pursuant to the exercise of 2,800 Options that were granted to him on March 14, 1996 under the 1995 Plan and 2,800 Options that were granted to him on June 9, 1997 under the 1995 Plan. Mr. Frank used the proceeds of the fourth loan, together with $28.00 in cash, to acquire 2,800 Common Shares pursuant to the exercise of 2,800 Options that were granted to him on March 14, 1996 under the 1995 Plan.

On July 17, 2001, the loan that Mr. Frank entered into on July 17, 1996 matured and was extended for and additional three years, until July 17, 2004, at its original interest rate of 6.115%.

Each of the loans made to Mr. Frank is payable, interest only, on a quarterly basis with a final payment of all accrued and unpaid interest, plus the entire original principal balance, due on July 17, 2004, November 1, 2004, February 2, 2003, and June 12, 2003. Mr. Frank's loans are secured by 15,000 Common Shares, 2,800 Common Shares, 5,600 Common Shares and 2,800 Common Shares, respectively, that Mr. Frank owns. Prior to November 1, 2001, each loan bore interest at a fixed annual rate based on the weighted average interest rate of Crescent at the end of the quarter preceding the quarter in which the loan was made, plus 50 basis points. Effective as of November 1, 2001, each loan was amended to bear interest over the remainder of its term at 2.7% per annum, the applicable Federal rate for loans with remaining terms of three years or less, and Mr. Frank exercised his option to reduce the remaining term of the loan scheduled to expire on November 26, 2004 to provide that the loan would expire on November 1, 2004. As of March 31, 2002, no accrued interest was outstanding and unpaid on Mr. Frank's loans.

Effective June 10, 1997, Crescent loaned to Paul E. Rowsey, III, an independent trust manager of Crescent, $419,997 on a recourse basis, pursuant to the 1994 Plan and the 1995 Plan. Mr. Rowsey used the proceeds of the loan, together with $328.00 in cash, to acquire 30,000 Common Shares pursuant to the exercise of 30,000 Options that were granted to him on May 5, 1994 under the 1994 Plan, and 2,800 Common Shares pursuant to the exercise of 2,800 Options that were granted to him on March 14, 1996 under the 1995 Plan. Mr. Rowsey paid Crescent in full for the principal balance and interest due on March 27, 2002 (an aggregate amount of $437,384.06).

LOANS TO OFFICERS FOR EXERCISE OF OPTIONS AND PLAN UNIT OPTIONS.

Effective November 4, 1999, Crescent loaned $26,272,631.46 to John C. Goff, on a recourse basis, pursuant to the 1994 Plan, the 1995 Plan and the Unit Plan. Mr. Goff used the proceeds of the loan, together with $4,452.04 in cash, to acquire 195,204 Common Shares pursuant to the exercise of 195,204 Options that were granted to him on April 27, 1994 under the 1994 Plan, 250,000 Common Shares pursuant to the exercise of 250,000 Options that were granted to him on June 12, 1995 under the 1995 Plan and 571,428 Operating Partnership Units pursuant to the exercise of 571,428 Plan Unit Options that were granted to him on July 16, 1996 pursuant to the Unit Plan. The Board of Trust Managers has capped the amount that Mr. Goff may borrow from Crescent at $30,000,000.



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
Effective November 5, 1999, February 16, 2000, March 14, 2000, July 31, 2001 and January 31, 2002, Crescent loaned to David M. Dean, $32,475.00, $10,242.00, $97,065.00, $523,260.00 and $1,875,735.00, respectively, on a recourse basis, pursuant to the 1994 Plan and the 1995 Plan. Mr. Dean used the proceeds of the first loan, together with $25.00 in cash, to acquire 2,500 Common Shares pursuant to the exercise of 2,500 Options that were granted to him on July 27, 1994 under the 1994 Plan. Mr. Dean used the proceeds of the second loan, together with $8.00 in cash, to acquire 800 Common Shares pursuant to the exercise of 800 Options that were granted to him on February 6, 1995 under the 1994 Plan. Mr. Dean used the proceeds of the third loan, together with $60.00 in cash, to acquire 6,000 Common Shares pursuant to the exercise of 6,000 Options that were granted to him on March 14, 1996 under the 1995 Plan. Mr. Dean used the proceeds of the fourth loan, together with $240.00 in cash, to acquire 24,000 Common Shares pursuant to the exercise of 24,000 Options that were granted to him on November 19, 1996 under the 1995 Plan. Mr. Dean used the proceeds of the fifth loan, together with $1,140.00 in cash, to acquire 6,000 Common Shares pursuant to the exercise of 6,000 Options that were granted to him on March 14, 1996 under the 1995 Plan, 12,000 Common Shares pursuant to the exercise of 12,000 Options that were granted to him on November 19, 1996 under the 1995 Plan and 96,000 Common Shares pursuant to the exercise of 96,000 Options that were granted to him on November 5, 1999 under the 1995 Plan.

Effective November 5, 1999, March 14, 2000 and January 31, 2002, Crescent loaned to Theresa E. Black, Mr. Dean's spouse, $87,358.50, $29,119.50 and $408,379.50, respectively, on a recourse basis, pursuant to the 1995 Plan. Ms. Black used the proceeds of the first loan, together with $54.00 in cash, to acquire 5,400 Common Shares pursuant to the exercise of 5,400 Options that were granted to her on March 14, 1996 under the 1995 Plan. Ms. Black used the proceeds of the second loan, together with $18.00 in cash, to acquire 1,800 Common Shares pursuant to the exercise of 1,800 Options that were granted to her on March 14, 1996 under the 1995 Plan. Ms. Black used the proceeds of the third loan, together with $258.00 in cash, to acquire 1,800 Common Shares pursuant to the exercise of 1,800 Stock Options that were granted to her on March 14, 1996 under the 1995 Plan and 24,000 Common Shares pursuant to the exercise of 24,000 Options that were granted to her on November 5, 1999 under the 1995 Plan.

Effective November 5, 1999 and January 31, 2002, Crescent loaned to Jerry R. Crenshaw, Jr. $78,723.00 and $1,738,275.00, respectively, on a recourse basis, pursuant to the 1994 Plan and the 1995 Plan. Mr. Crenshaw used the proceeds of the first loan, together with $52.00 in cash, to acquire 1,600 Common Shares pursuant to the exercise of 1,600 Options that were granted to him on February 6, 1995 under the 1994 Plan and 3,600 Common Shares pursuant to the exercise of 3,600 Options that were granted to him on March 14, 1996 under the 1995 Plan. Mr. Crenshaw used the proceeds of the second loan, together with $1,100.00 in cash, to acquire 110,000 Common Shares pursuant to the exercise of 110,000 Options that were granted to him on November 5, 1999 under the 1995 Plan.

Effective January 24, 2000, October 31, 2000 and July 31, 2001, Crescent loaned to John L. Zogg, Jr. $637,090.00, $206,993.00 and $1,539,897.50, respectively, on a recourse basis, pursuant to the 1994 Plan and the 1995 Plan. Mr. Zogg used the proceeds of the first loan, together with $410.00 in cash, to acquire 1,000 Common Shares pursuant to the exercise of 1,000 Options that were granted to him on April 27, 1994 under the 1994 Plan, 16,000 Common Shares pursuant to the exercise of 16,000 Options that were granted to him on August 1, 1995 under the 1995 Plan and 24,000 Common Shares pursuant to the exercise of 24,000 Options that were granted to him on March 14, 1996 under the 1995 Plan. On June 7, 2001, Mr. Zogg sold 100 such Common Shares and used all such proceeds (in the amount of $1,618.75) to reduce the principal amount of the first loan to $635,471.25. Mr. Zogg used the proceeds of the second loan, together with $132.00 in cash, to acquire 1,200 Common Shares pursuant to the exercise of 1,200 Options that were granted to him on February 6, 1995 under the 1994 Plan, 4,000 Common Shares pursuant to the exercise of 4,000 Options that were granted to him on August 1, 1995 under the 1995 Plan and 8,000 Common Shares pursuant to the exercise of 8,000 Options that were granted to him on March 14, 1996 under the 1995 Plan. Mr. Zogg used the proceeds of the third loan, together with $790.00 in cash, to acquire 8,000 Common Shares pursuant to the exercise of 8,000 Options that were granted to him on March 14, 1996 under the 1995 Plan, 6,000 Common Shares pursuant to the exercise of 6,000 Options that were granted to him on November 19, 1996 under the 1995 Plan, 40,000 Common Shares pursuant to the exercise of 40,000 Options that were granted to him on October 19, 1998 under the 1995 Plan and 25,000 Common Shares pursuant to the exercise of 25,000



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

Options that were granted to him on November 5, 1999 under the 1995 Plan. On July 1, 2001, Mr. Zogg paid Crescent in full for the principal balance and interest due on the October 31, 2000 loan (an aggregate of $215,711.70)

Effective April 17, 2001, Crescent loaned to Dennis H. Alberts $1,083,150.00, on a recourse basis, pursuant to the 1995 Plan. Mr. Alberts used the proceeds of the loan, together with $600.00 in cash, to acquire 60,000 Common Shares pursuant to the exercise of 60,000 Options that were granted to him on April 17, 2000 under the 1995 Plan.

Mr. Goff's loan is secured by 400,000 Common Shares, 300,000 shares of restricted stock and 1,500,000 Unit Options that Mr. Goff owns. Mr. Goff has assigned the dividends he will receive on the 300,000 shares of restricted stock to payment of future interest due on his loan. In addition, Mr. Goff is required to use the net proceeds from the sale of the 300,000 shares of restricted stock or the 1,500,000 Units underlying the 1,500,000 Unit Options to pay down the amount of his loan. Mr. Dean's loans are secured by 2,500 Common Shares, 800 Common Shares, 6,000 Common Shares, 24,000 Common Shares and 114,000 Common Shares, respectively, that Mr. Dean owns. Mr. Crenshaw's loans are secured by 5,200 Common Shares and 110,000 Common Shares, respectively, that Mr. Crenshaw owns. Ms. Black's loans are secured by 5,400 Common Shares, 1,800 Common Shares and 25,800 Common Shares, respectively, that Ms. Black owns. Mr. Zogg's loans are secured by 40,900 Common Shares, 13,200 Common Shares and 79,000 Common Shares, respectively, that Mr. Zogg owns. All of the above-referenced loans are full recourse.

Prior to November 1, 2001, each of the loans made to Mr. Goff, Mr. Dean, Mr. Crenshaw, Ms. Black, Mr. Zogg and Mr. Alberts accrued interest at a fixed annual rate based on the weighted average interest rate of Crescent at the end of the quarter preceding the quarter in which the loan was made, plus 50 basis points. Effective as of November 1, 2001, each loan was amended to bear interest over the remainder of its term at 2.7% per annum, the applicable Federal rate for loans with remaining terms of three years or less, and each holder whose loan had a remaining term of more than three years exercised the holder's option to reduce the remaining term of each such loan to reduce the remaining term of the loan to three years. As of March 31, 2002, no accrued interest was outstanding and unpaid on any of these loans.

LOANS AND CONTRIBUTIONS TO DBL

As of April 15, 2002, the Company owned 97.44% of DBL, with the remaining 2.56% economic interest in DBL (including 100% of the voting interest in DBL) held by Mr. Goff. Originally, Mr. Goff contributed his voting interests in Houston Area Development Corp., which we call HADC, and Mira Vista Development Corp., which we call MVDC, two of Crescent's residential development corporations, for his interest in DBL.

DBL has two wholly owned subsidiaries, DBL-ABC, Inc. and DBL-CBO, Inc., the assets of which are described in the following paragraphs, and DBL directly holds 66% of the voting stock, representing a 4% economic interest, in MVDC and HADC.

Since June 1999, Crescent has contributed approximately $23.8 million to DBL in the form of cash and loans. These funds were used by DBL to make an equity contribution to DBL-ABC, which committed to purchase a limited partnership interest representing a 12.5% interest in G2 Opportunity Fund, LP, which we call G2. G2 was formed for the purpose of investing in commercial mortgage backed securities and other commercial real estate investments and is managed and controlled by an entity, which we call the G2 General Partner, that is owned equally by Goff-Moore Strategic Partners, L.P., which we call GMSP, and GMAC Commercial Mortgage Corporation. The G2 General Partner is entitled to an annual asset management fee. Additionally, the G2 General Partner has a 1% interest in profits and losses of G2 and, after payment of specified amounts to partners, a 50% interest in G2. The ownership structure of the entity that ultimately controls GMSP consists of 50% ownership by Darla Moore, who is married to Richard E. Rainwater, Chairman of the Board of Trust Managers of Crescent, and 50% by Mr. Goff, Chief Executive Officer of Crescent. In addition, Mr. Rainwater is a limited partner of GMSP. At April 15, 2002, DBL had an approximately $14.1 million investment in G2 and had repaid in full the loans from us.



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On March 31, 1999, DBL-CBO acquired a $6.0 million aggregate principal amount of the Juniper Notes. DBL-CBO obtained the funds to purchase the Juniper Notes by selling all of the equity interest in DBL-CBO, which we call the Equity
Interest, to DBL for $6.0 million. DBL, in turn, obtained the purchase price for the Equity Interest pursuant to a $6.0 million loan agreement and related term note from Crescent that was secured by the Equity Interest. The loan accrued interest at the rate of 12% per annum and was paid in full in March 2001.

LOANS TO RESIDENTIAL DEVELOPMENT CORPORATIONS

HADC AND MVDC. As of March 31, 2002, Crescent owned 94% of the outstanding stock (all of which is nonvoting) of HADC and MVDC. Mr. Goff is a director of both HADC and MVDC. In addition, DBL, in which Messrs. Rainwater and Goff are investors, owned 4% of HADC and MVDC as of March 31, 2002.

LOANS TO HADC AND MVDC. On May 5, 1994, Crescent made a loan to each of HADC and MVDC, with each loan in the original principal amount of $14.4 million and bearing interest at a rate of 12.5% per annum. Originally, each of these loans was scheduled to mature in May 2001. The HADC loan was amended January 16, 1997 to extend the maturity date to May 5, 2006. MVDC has repaid its loan in full.

On January 16, 1997, Crescent entered into a revolving development loan agreement with HADC, pursuant to which Crescent agreed to loan up to an additional $5.0 million to HADC at an interest rate of 14% per annum. As of December 31, 2001, this revolving loan was amended to reduce the principal amount to $2.5 million and to reduce the interest rate to 12% per annum. The maturity date of the revolving loan is January 27, 2003. As of March 31, 2002, $250,063 was outstanding under this loan.

The aggregate outstanding balance of the loans to HADC as of March 31, 2002 was $11.9 million.

CRESCENT RESORT DEVELOPMENT, INC., WHICH WE CALL CRD. Crescent owns 90% of the outstanding stock (all of which is non-voting) of CRD, a Delaware corporation, and COPI Colorado owns 10% of the outstanding stock (all of which is voting stock) of CRD. On February 14, 2002, Crescent acquired the 60% general partner interest in COPI Colorado previously owned by Crescent Operating. As of March 31, 2002, the following credit facilities that the Company extended to CRD were outstanding: (i) a $56.2 million line of credit that matures in August 2004 and bears interest at the rate of 11.5% per annum, (ii) a $40 million line of credit that matures in December 2006 and bears interest at the rate of 11.5% per annum and (iii) a $72 million line of credit. The aggregate outstanding balance of these facilities as of March 31, 2002 was $223 million, and they are cross-defaulted and cross-collateralized with CRD's interests in the real estate development companies and resort management company in which the loan proceeds have been invested.

As of March 31, 2002, Crescent had guaranteed approximately $1.3 million of mortgage loan indebtedness of a general partnership in which CRD's wholly owned subsidiary holds a non-managing minority interest.

TRANSACTIONS WITH CRESCENT OPERATING

MANAGEMENT AND GENERAL BUSINESS RELATIONSHIPS. In April 1997, Crescent established Crescent Operating to be the lessee and operator of certain assets to be acquired by Crescent and to perform the Intercompany Agreement, pursuant to which each party agreed to provide the other with rights to participate in certain transactions. Crescent was not permitted to operate or lease these assets under then-existing federal income tax laws applicable to REITs.

Messrs. Rainwater and Goff are, respectively, the Chairman of the Board and the Vice Chairman of the Board of Crescent and, until February 14, 2002, were also, respectively, the Chairman of the Board and the Vice Chairman of the Board of Crescent Operating. In addition, Mr. Goff serves as the Chief Executive Officer of Crescent and the General Partner and as the sole director of the General Partner and, until February 14, 2002, also served as Chief Executive Officer of Crescent Operating. Messrs. Frank and Rowsey are members of the Board of Crescent and, until their resignations on February 14, 2002, were members of the board of directors of Crescent Operating. As of March 31, 2002, Messrs.




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Rainwater and Goff beneficially owned an aggregate of approximately 18.4% of the outstanding common stock of Crescent Operating through their aggregate ownership of 2,111,835 shares of Crescent Operating common stock, including shares underlying vested options. In addition, Mr. Goff directly owns shares of the common stock of Crescent Operating through his ownership interest in COPI Colorado, L.P., which we call COPI Colorado, as described below.

LOANS TO CRESCENT OPERATING AND COPI COLORADO.

CRESCENT OPERATING. In connection with the formation and capitalization of Crescent Operating, Crescent contributed $14.1 million to Crescent Operating and loaned approximately $35.9 million to Crescent Operating pursuant to a five-year loan, which we call the Crescent Operating Term Loan, which bears interest at 12% per annum, is collateralized by a lien on certain assets that Crescent Operating now owns or may acquire in the future and matures in May 2002. Also in connection with Crescent Operating's formation, Crescent established a $20.4 million line of credit, which we call the Line of Credit, which bears interest at 12% per annum. The Line of Credit is cross-defaulted and cross-collateralized with the Crescent Operating Term Loan and matures no later than June 2007. In March 1999, Crescent loaned approximately $19.5 million to Crescent Operating pursuant to a three-year loan, which bears interest at 9% per annum and is collateralized by certain assets that Crescent Operating owned at the time the loan was made, now owns or may acquire in the future, which we call the 1999 Crescent Operating Term Loan. As of March 31, 2002, the outstanding principal balance on the Crescent Operating Term Loan was approximately $18.0 million, plus accrued interest of approximately $200,000. As of March 31, 2002, the outstanding principal balance on the Line of Credit was $19.7 million, plus accrued interest of approximately $100,000. As of March 31, 2002, the outstanding principal balance on the 1999 Crescent Operating Term Loan was $23.6 million, plus accrued interest of $200,000.

COPI COLORADO. As of March 31, 2002, Crescent owned approximately 90% of the outstanding stock (all of which is non-voting) of CRD. The voting stock of CRD is owned by COPI Colorado, L.P., a Delaware limited Partnership, which we call COPI Colorado, in which, as of March 31, 2002, Crescent Operating owned a 60% general partner interest, and Mr. Goff owned a 20% limited partner interest. Crescent Operating funded its acquisition of the general partner interest with proceeds of a $9.0 million loan from Crescent, which we call the COPI Colorado NOTE. This note bears interest at 12% per annum, with interest payable quarterly, and matures in May 2002. The note is secured by Crescent Operating's general partner interest in COPI Colorado and is cross-collateralized and cross-defaulted with Crescent Operating's other borrowings from us. As of December 31, 2001, the note had an outstanding principal balance of $11.7 million (due to the addition of accrued interest to the original principal balance), plus accrued interest of $100,000.

DEFAULTS UNDER CRESCENT OPERATING AND COPI COLORADO LOANS. As of February 12, 2001, Crescent notified Crescent Operating that $76.2 million of principal and accrued interest due under the Crescent Operating Term Loan, the Line of Credit, the 1999 Crescent Operating Term Loan and the COPI Colorado Note was past due. See " -- Reorganization Transactions" below for a description of the transfers of specified Crescent Operating assets to Crescent and the resulting reduction in amounts due under these loans.

LOANS TO OTHER AFFILIATES OF CRESCENT OPERATING.

CR LICENSE AND CRL INVESTMENTS. As of March 31, 2002, Crescent had a 30.0% interest in CR License, LLC, the entity which owns the right to the future use of the "Canyon Ranch" name. Crescent also had a 100% economic interest, representing all of the common stock, in CRL Investments, Inc., which has an approximately 65% economic interest in the Canyon Ranch Spa Club in the Venetian Hotel in Las Vegas, Nevada.

Crescent has provided CRL with a $7.0 million credit facility which bears interest at 12% per annum and matures in August 2003. As of March 31, 2002, the total amount outstanding under the credit facility was $8.87 million. Crescent also committed to invest $8.0 million in equity in CRL. As of March 31, 2002, Crescent had made equity contributions aggregating $8.87 million to CRL.



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CR NOTES AND SONOMA NOTE. In connection with the acquisition by Crescent
Operating, effective July 31, 1997, of the companies that leased certain Crescent-owned hotel properties, Crescent Operating acquired 100% of an entity that had outstanding debt under notes in the original principal amounts of approximately $2.4 million and $650,000, which we call collectively, the CR Notes, payable to Crescent in connection with the acquisition of Canyon Ranch-Tucson. The CR Notes bear interest at a rate of 10.75% per annum, are secured by deeds of trust for certain real and personal property and mature in August 2003. The aggregate outstanding balance at March 31, 2002 on the CR Notes was approximately $908,656. In addition, Crescent Operating acquired 100% of an entity that had outstanding debt under a promissory note of approximately $190,964, which we call the Sonoma Note, payable to Crescent in connection with the acquisition of Sonoma Mission Inn & Spa. The Sonoma Note bears interest at a rate of 7.5% per annum and matures in November 2006. The outstanding balance of the Sonoma Note at March 31, 2002 was approximately $190,964.

LEASES OF HOTEL AND RESORT PROPERTIES TO CRESCENT OPERATING SUBSIDIARIES. As of December 31, 2001, Crescent owned nine hotel and resort properties, which we call collectively, the Hotel Properties, eight of which Crescent leased to subsidiaries of Crescent Operating, which we call the Hotel Lessees, pursuant to eight separate leases, which we call the Hotel Leases. Under the Hotel Leases, each having an initial term of 10 years, the Hotel Lessees assumed the rights and obligations of the property owner under any related management agreement with the hotel operators, as well as the obligation to pay all property taxes and other costs related to the property. Each of the Hotel Leases provides for the respective Hotel Lessee to pay (i) base rent, with periodic rent increases, if applicable, (ii) percentage rent based on a percentage of gross hotel receipts or gross room revenues, as applicable, above a specified amount; and
(iii) a percentage of gross food and beverage revenues above a specified amount.

Crescent Operating executed a master guaranty and other guaranties pursuant to which Crescent Operating unconditionally guarantees payment and performance under the Hotel Leases by the Hotel Lessee solely from Crescent Operating's hotel and resort-related assets and income streams.

During the year ended December 31, 2001, Crescent received approximately $19.1 million in cash rent payments under the Hotel Leases. Between January 1, 2002 and February 14, 2002, Crescent received approximately $6.0 million in rent under the Hotel Leases. On February 14, 2002, Crescent Operating transferred to Crescent, in lieu of foreclosure, all of Crescent Operating's assets associated with the Hotel Properties, including the lessee interests in the Hotel Leases, in consideration of Crescent's agreement to cancel $23.6 million of rent due under the Hotel Leases.

LEASE OF TEMPERATURE-CONTROLLED LOGISTICS PROPERTIES. As of March 31, 2002, Crescent held a 40% interest in a general partnership, which we call the Temperature-Controlled Logistics Partnership, which, through its ownership of a corporation owns 89 temperature-controlled logistics properties, which we call the Temperature-Controlled Logistics Properties. The business operations associated with the Temperature-Controlled Logistics Properties are owned by AmeriCold Logistics, which is owned 60% by Vornado Operating, L.P. and 40% by a subsidiary of Crescent Operating. Crescent has no interest in AmeriCold Logistics.

AmeriCold Logistics, as sole lessee of the Temperature-Controlled Logistics Properties, leases the Temperature-Controlled Logistics Properties from the Temperature-Controlled Logistics Corporation under three triple-net master leases, as amended. On February 22, 2001, the Temperature-Controlled Logistics Corporation and AmeriCold Logistics agreed to restructure certain financial terms of the leases, including the adjustment of the rental obligation for 2001 to $146 million, the adjustment of the rental obligation for 2002 to $150 million (plus contingent rent in certain circumstances), the increase of the Temperature-Controlled Logistics Corporation's share of capital expenditures for the maintenance of the properties from $5.0 million to $9.5 million (effective January 1, 2000) and the extension of the date on which deferred rent was required to be paid to December 31, 2003.

As of March 31, 2002, Crescent had loaned AmeriCold Logistics an aggregate of approximately $11 million pursuant to three separate loans that bear interest at rates ranging from 12% to 14% per annum. The loans, which originally were scheduled to mature on December 31, 2002, have been extended and are now scheduled to mature on December 31, 2004.



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AmeriCold Logistics deferred $25.5 million of rent for the year ended December
31, 2001, of which the Crescent's share was $10.2 million. In December 2001, the Temperature-Controlled Logistics Corporation waived its right to collect $39.8 million of the total $49.9 million of deferred rent, of which Crescent's share was $15.9 million.

RESIDENTIAL DEVELOPMENT CORPORATIONS. As of March 31, 2002, Crescent owned 100% of the outstanding stock of two residential development corporations, Desert Mountain and The Woodlands. As of March 31, 2002, Crescent owned approximately 90% of a third residential development corporation, CRD (representing all of the non-voting stock) and COPI Colorado owned the remaining 10% (representing all of the voting stock).

REORGANIZATION TRANSACTIONS. On January 1, 2001, the provisions of a new federal law relating to REITs, known as the REIT Modernization Act, became effective. This legislation allows Crescent, through our subsidiaries, to operate or lease certain of our investments that had been previously operated or leased by Crescent Operating.

On June 28, 2001, Crescent and Crescent Operating entered into an asset and stock purchase agreement in which Crescent agreed to pay to Crescent Operating approximately $78.4 million, payable in cancellation of certain debt and rent obligation and cash, in exchange for (i) all of the assets related to Crescent Operating's hospitality business, including lessee interests in the eight Hotel Properties leased to subsidiaries of Crescent Operating, (ii) all of the voting equity owned by Crescent Operating and its subsidiaries in three residential development corporations (CRD, Desert Mountain and The Woodlands) and (iii) all of the membership interests of CR License LLC owned by Crescent Operating. In connection with that agreement, Crescent agreed that it would not charge interest on the loans to Crescent Operating from May 1, 2001 and that it would allow Crescent Operating to defer all principal and interest payments due under the loans until December 31, 2001.

Also on June 28, 2001, Crescent entered into an agreement to make a $10.0 million investment in Crescent Machinery Company, a wholly owned subsidiary of Crescent Operating, which we call Crescent Machinery. This investment, together with $19.0 million of capital from a third-party investment firm, was expected to put Crescent Machinery on solid financial footing.

In October 2001, management of Crescent Operating, Crescent and the third-party investor amended the terms of the original securities purchase agreement to reflect changes in the market price of the Crescent Operating common stock since the date of the original agreements.

Crescent stopped recording rent from the leases of the Hotel Properties on October 1, 2001, and recorded impairment and other adjustments related to Crescent Operating in the fourth quarter of 2001, based on the estimated fair value of the underlying collateral.

On January 22, 2002, Crescent terminated the purchase agreement pursuant to which Crescent would have acquired the lessee interests in the eight Hotel Properties leased to subsidiaries of Crescent Operating, the voting interests held by subsidiaries of Crescent Operating in three of the residential development corporations in which Crescent also owns interests, and other assets.

On February 4, 2002, Crescent terminated the agreement relating to its planned investment in Crescent Machinery. On February 6, 2002, Crescent Machinery Company filed for protection under the federal bankruptcy laws.

On February 12, 2002, Crescent delivered default notices to Crescent Operating relating to approximately $49.0 million of unpaid rent and approximately $76.2 million of principal and accrued interest due to Crescent under the Crescent Operating Term Loan, the Line of Credit, the 1999 Crescent Operating Term Loan and the COPI Colorado Note.

On February 14, 2002, Crescent executed an agreement, which we call the Agreement, with Crescent Operating, pursuant to which (i) Crescent Operating transferred to Crescent's subsidiaries, in lieu of




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foreclosure, Crescent Operating 's lessee interests in the eight Hotel
Properties leased to subsidiaries of Crescent Operating and the voting interests in three of Crescent's residential development corporations and other assets and
(ii) Crescent agreed to assist and provide funding to Crescent Operating for the implementation of a prepackaged bankruptcy of Crescent Operating. As a result of the transfer, Crescent reduced Crescent Operating's rent obligations by $23.6 million, and its debt obligations by $40.1 million.

As part of the February 14 transactions, Crescent acquired Crescent Operating's general partner interest in COPI Colorado through a strict foreclosure. Immediately prior to Crescent's acquisition of the interest, COPI Colorado distributed to its partners, pro rata in accordance with their relative percentage interests in COPI Colorado, the 1,102,530 shares of Crescent Operating common stock that it owned. The shares distributed to Crescent Operating were canceled.

In addition, Crescent acquired, in a strict foreclosure on February 14, 2002, Crescent Operating's 1.5% interest in CR License, LLC and 5.0% interest, representing all of the voting stock, in CRL Investments, Inc.

Under the Agreement, Crescent will provide approximately $14.0 million to Crescent Operating in the form of cash and Common Shares of Crescent to fund costs, claims and expenses relating to the bankruptcy and related transactions, and to provide for the distribution of Crescent's Common Shares to the Crescent Operating stockholders. Crescent estimates that the value of the Common Shares that will be issued to the Crescent Operating stockholders will be between approximately $5.0 million and $8.0 million. The Agreement provides that Crescent Operating and Crescent will seek to have a plan of reorganization for Crescent Operating, reflecting the terms of the Agreement and a draft plan of reorganization, approved by the bankruptcy court. The actual value of the Common Shares issued to the Crescent Operating stockholders will not be determined until the confirmation of Crescent Operating's bankruptcy plan and could vary substantially from the estimated amount. If the Crescent Operating bankruptcy plan is approved by the required vote of the shares of Crescent Operating common stock, the stockholders of Crescent Operating will receive Crescent Common Shares. As stockholders of Crescent Operating, Mr. Rainwater and Mr. Goff will also receive Crescent Common Shares.

In addition, Crescent has agreed to use commercially reasonable efforts to assist Crescent Operating in arranging Crescent Operating's repayment of its $15.0 million obligation to Bank of America, together with any accrued interest. Crescent Operating obtained the loan primarily to participate in investments with Crescent. At the time Crescent Operating obtained the loan, Bank of America required, as a condition to making the loan, that Richard E. Rainwater, the Chairman of the Board, and Mr. Goff, the Chief Executive Officer of Crescent, enter into a support agreement with Crescent Operating and Bank of America, pursuant to which they agreed to make additional equity investments in Crescent Operating if Crescent Operating defaulted on payment obligations under its line of credit with Bank of America and the net proceeds of an offering of Crescent Operating securities were insufficient to allow Crescent Operating to pay Bank of America in full. Crescent believes, based on advice of counsel, that the support agreement should be unenforceable in a Crescent Operating bankruptcy. Effective December 31, 2001, the parties executed an amendment to the line of credit providing that any defaults existing under the line of credit on or before March 8, 2002 are temporarily cured unless and until a new default shall occur.

Crescent holds a first lien security interest in Crescent Operating's entire membership interest in AmeriCold Logistics. REIT rules prohibit Crescent from acquiring or owning the membership interest that Crescent Operating owns in AmeriCold Logistics. Under the Agreement, Crescent agreed to allow Crescent Operating to grant Bank of America a first priority security interest in the membership interest and to subordinate its own security interest to Bank of America. In addition, Crescent has agreed to form and capitalize a separate entity to be owned by Crescent's shareholders, and to cause the new entity to commit to acquire Crescent Operating's entire membership interest in the tenant, for approximately $15.5 million. Under the Agreement, Crescent Operating has agreed that it will use the proceeds of the sale of the membership interest to repay Bank of America in full.

Pursuant to the Crescent Operating bankruptcy plan, the current and former directors and officers of Crescent Operating and the current and former trust managers and officers of Crescent also have received a release from Crescent Operating of liability for any actions taken prior to February 14, 2001,




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and, depending on various factors, will receive certain liability releases from
Crescent Operating and its stockholders.

MANAGEMENT PARTICIPATION IN APRIL 2002 NOTES OFFERING

On April 15, 2002, we and Crescent Finance completed a private offering of $375.0 million in senior, unsecured notes due 2009. The notes bear interest at an annual rate of 9.25% and were issued at 100% of issue price. The notes are callable after April 15, 2006. Richard E. Rainwater, Chairman of the Board of Trust Managers, and certain of his immediate family members and affiliates, purchased $50 million of these notes on the same terms as unaffiliated third-party investors. We have agreed to register a similar series of notes with the Commission and to effect an exchange offer of the registered notes for the privately placed notes and, in the case of Mr. Rainwater and his family and affiliates, to register the notes they hold for resale by them.

Management believes that the foregoing transactions are on terms no less favorable than those that could have been obtained in comparable transactions with unaffiliated parties.





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
                       DESCRIPTION OF 2009 EXCHANGE NOTES

We issued the 2009 Private Notes and will issue the 2009 Exchange Notes under an Indenture dated as of April 15, 2002, among Crescent Real Estate Equities Limited Partnership ("Crescent LP") and Crescent Finance Company ("Crescent Finance"), as joint and several obligors (the "Issuers"), and UMB Bank, N.A., as Trustee. You can obtain a copy of the Indenture upon request from us. The following description of certain provisions of the Indenture is a summary only. We urge you to read the Indenture because it defines your rights. More specific terms as well as definitions of relevant terms can be found in the Indenture and the Trust Indenture Act of 1939, as amended. You can find definitions of certain capitalized terms used in this description under " -- Certain Definitions." For purposes of this section only, references to the Issuers are to Crescent Real Estate Equities Limited Partnership and Crescent Finance Company only, and in each case do not include their respective subsidiaries.

GENERAL

The 2009 Exchange Notes offered by this Prospectus will be in the aggregate principal amount of $325 million. The Notes will mature on April 15, 2009. The Notes will bear yearly interest at 9.25% from April 15, 2002 or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on the April 1 or the October 1 immediately preceding the interest payment date on April 15 and October 15 of each year, commencing October 15, 2002.

The Notes will be unsecured obligations of the Issuers ranking pari passu in right of payment with all existing and future unsecured senior debt of the Issuers and senior to all future subordinated debt of the Issuers. The Notes will not be guaranteed by Crescent LP's subsidiaries. The Notes will be effectively subordinated to all of the Issuers' secured debt and to all debt of Crescent LP's subsidiaries. Crescent LP derives a significant portion of its operating income from its subsidiaries. As a holder of Notes, you will have no direct claim against Crescent LP's subsidiaries for payment under the Notes. As of March 31, 2002, Crescent LP had approximately $1.6 billion of secured debt, all of which was senior to the Notes to the extent of the value of the underlying assets. At March 31, 2002, Crescent LP's subsidiaries had $1.5 billion of debt outstanding which was effectively senior to the Notes. In addition, as of May 23, 2002, a subsidiary of Crescent LP had $41.4 million in liquidation preference of preferred units outstanding which Crescent LP expects to redeem on or prior to March 2003.

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Issuers, which initially will be the corporate trust office of the Trustee; provided that, at the option of the Issuers, payment of interest may be made by check mailed to the holders at their addresses as they appear in the security register for the Notes.

The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 principal amount and any integral multiple thereof. See "Book-entry settlement and clearance." No service charge will be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer.

Subject to the covenants described below under "Covenants" and applicable law, the Issuers may issue additional Notes under the Indenture ("Additional Notes"). The Notes offered by this Prospectus and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture.

OPTIONAL REDEMPTION

The Issuers at their option may, from time to time, redeem all or a part of the Notes at any time on or after April 15, 2006 on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or integral




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multiples thereof at the following redemption prices (expressed as percentages of principal amount), plus accrued interest, if any, to the redemption date, if redeemed during the 12-month period beginning on the dates indicated below (subject to the right of holders of record on relevant record dates to receive interest due on interest payment dates):

  PERIOD                                                            REDEMPTION PRICE
                                                                    ----------------
  April 15, 2006..................................................        104.625%
  April 15, 2007..................................................        102.313%
  April 15, 2008 and thereafter...................................        100.000%

In addition, prior to April 15, 2005, the Issuers may on one or more occasions redeem up to 35% of the initial aggregate principal amount of the Notes (including the original principal amount of any Additional Notes) with all or a portion of the net proceeds of one or more Public Equity Offerings at a redemption price equal to 109.250% of the principal amount thereof plus accrued interest thereon, if any, to the date of redemption (subject to the right of holders of record on record dates to receive interest due on interest payment dates); provided that

    o immediately after the redemption at least 65% of the initial aggregate principal amount of the Notes (including the original principal amount of any Additional Notes) remains outstanding (it being agreed that Notes held by the Issuers or any of their Affiliates shall not be deemed outstanding for this purpose); and

    o the redemption must occur within 60 days of the closing of the Public Equity Offering.

In addition, prior to April 15, 2006, the Issuers may on not less than 30 nor more then 60 days' notice redeem the Notes in whole but not in part at any time at a redemption price equal to 100% of the principal amount thereof plus the Make-Whole Premium, together with accrued and unpaid interest thereon, if any, to the applicable redemption date (subject to the right of holders of record on record dates to receive interest due on an interest payment dates).

SELECTION OF NOTES FOR REDEMPTION

No Notes of a principal amount of $1,000 or less shall be redeemed in part. If a partial redemption is made, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to Depository Trust Company procedures) unless such method is otherwise prohibited. Unless the Issuers default in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

SINKING FUND

There will be no sinking fund payments for the Notes.

REGISTRATION RIGHTS

The Issuers entered into a registration rights agreement with the initial purchasers of the 2009 Private Notes on the closing date of the April 2002 note offering. In that agreement, the Issuers agreed for the benefit of the holders of the 2009 Private Notes that they will use their reasonable best efforts to file with the Commission and cause to become effective a registration statement relating to an offer to exchange the 2009 Private Notes for an issue of Commission-registered notes with terms identical to the 2009 Private Notes (except that the exchange notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

When the Commission declares this exchange offer registration statement effective, the Issuers will offer the 2009 Exchange Notes in return for the 2009 Private Notes. This exchange offer will remain open for at least 20 business days after the date the Issuers mail notice of the exchange offer to Noteholders. For



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each 2009 Private Note surrendered to the Issuers under the exchange offer, the
Noteholder will receive a 2009 Exchange Note of equal principal amount. Interest on each 2009 Exchange Note will accrue from the last interest payment date on which interest was paid on the 2009 Private Notes or, if no interest has been paid on the 2009 Private Notes, from the closing date.

If applicable interpretations of the staff of the Commission do not permit the Issuers to effect the exchange offer, the Issuers will use their reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the 2009 Private Notes and to keep that shelf registration statement effective until the earliest of the expiration of the time period referred to in Rule 144(k) under the Securities Act, the date on which all 2009 Private Notes covered by the shelf registration statement have been sold or the date on which no unregistered 2009 Private Notes are outstanding. The Issuers will, in the event of such a shelf registration, provide to each Noteholder copies of the Prospectus that is a part of the shelf registration statement, notify each Noteholder when the shelf registration statement has become effective and take certain other actions to permit resales of the 2009 Private Notes. A Noteholder that sells 2009 Private Notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a Noteholder (including certain indemnification obligations).

If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the date that is six months after the closing date (the "Target Registration Date"), the annual interest rate borne by the Notes will be increased 0.50% per annum, with respect to the first 90 days after the Target Registration Date, and, if the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) by the end of such 90-day period, by an additional 0.50% per annum, in each case until the exchange offer is completed or the shelf registration statement is declared effective.

If, after any required shelf registration statement has been declared effective, it either ceases to be effective or the related prospectus contained in the shelf registration statement ceases to be usable at any time during the period described in the second preceding paragraph and remains ineffective or unusable for more than 30 days, whether or not consecutive, in any 12-month period, then the interest rate on the applicable Notes will be increased by 1.00% per annum commencing on the 31st day in the 12-month period and ending on the date that the shelf registration statement has again been declared effective or the related prospectus again becomes usable.

If the Issuers effect the exchange offer, they will be entitled to close the exchange offer 20 business days after its commencement, provided that they have accepted all 2009 Private Notes validly surrendered in accordance with the terms of the exchange offer. 2009 Private Notes not tendered in the exchange offer shall continue to bear interest at 9.25% and be subject to all the terms and conditions specified in the Indenture, including transfer restrictions.

This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is available from us upon request.

CERTAIN DEFINITIONS

Set forth below are definitions of certain terms contained in the Indenture that are used in this description. Please refer to the Indenture for the definition of other capitalized terms used in this description that are not defined below.

"Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person by Crescent LP or a Restricted Subsidiary and not incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of



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such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

"Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) before minority interests of Crescent LP and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:

    (1) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to Crescent LP or any of its Restricted Subsidiaries by such Person during such period;

    (2) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

    (3) any after-tax gains or losses attributable to Asset Sales; and

    (4) all extraordinary gains and extraordinary losses.

"Adjusted Total Assets" means, for any Person, the sum of:

    (1) Total Assets for such Person as of the end of the calendar quarter preceding the Transaction Date as set forth on the most recent quarterly or annual consolidated balance sheet of Crescent LP and its Restricted Subsidiaries prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant, and

    (2) any increase in Total Assets following the end of such quarter to the Transaction Date including, without limitation, any increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

"Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"Asset Acquisition" means:

    (1) an Investment by Crescent LP or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with Crescent LP or any of its Restricted Subsidiaries; provided that such Person's primary business is a Related Business on the date of such Investment; or

    (2) an acquisition by Crescent LP or any of its Restricted Subsidiaries from any other Person of one or more real properties or all or substantially all of the assets that constitute a division or line of business of such Person; provided that the assets acquired are primarily useful in a Related Business on the date of such acquisition.

"Asset Disposition" means the sale or other disposition by Crescent LP or any of its Restricted Subsidiaries, other than to Crescent LP or another of its Restricted Subsidiaries, of:

    (1) all or substantially all of the Capital Stock of any Restricted Subsidiary, or



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    (2) one or more real properties or all or substantially all of the assets that constitute a division or line of business of Crescent LP or any of its Restricted Subsidiaries.

"Asset Sale" means any sale, transfer or other disposition, including by way of merger, consolidation or sale-leaseback transaction, in one transaction or a series of related transactions, by Crescent LP or any of its Restricted Subsidiaries to any Person other than Crescent LP or any of its respective Restricted Subsidiaries of:

    (1) all or any of the Capital Stock of any Restricted Subsidiary;

    (2) all or substantially all of the assets of a division or line of business, or one or more real properties, of Crescent LP or any of its Restricted Subsidiaries; or

    (3) any other property and assets of Crescent LP or any of its Restricted Subsidiaries outside the ordinary course of business of Crescent LP or such Restricted Subsidiary and, in each case, that is not governed by the "Consolidation, Merger and Sale of Assets" covenant;

provided that "Asset Sale" shall not include:

    o sales or other dispositions of inventory, receivables and other current assets;

    o sales of residential land development lots or units in the ordinary course of business; or

    o sales, transfers or other dispositions of assets with a fair market value not in excess of $10.0 million in any transaction or series of related transactions.

"Average Life" means at any date of determination with respect to any debt security, the quotient obtained by dividing:

    (1) the sum of the products of:

        o the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security, and

        o  the amount of such principal payment, by

    (2) the sum of all such principal payments.

"Board of Directors" means the sole director of Crescent Real Estate Equities, Ltd., the general partner of Crescent LP.

"Board of Trust Managers" means the Board of Trust Managers of Crescent REIT.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York, Fort Worth, Texas or St. Louis, Missouri are authorized or obligated by law or executive order to close.

"Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, of such Person's equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock or Preferred Stock.

"Capitalized Lease" means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.



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"Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person in accordance with GAAP.

"Change of Control" means such time as:

    (1) a "person" or "group" (as such terms are defined in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than one or more Permitted Holders and, in the case of clause (y) only, Crescent REIT, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of (x) Crescent REIT or (y) Crescent LP, in each case on a fully diluted basis;

    (2) Crescent REIT ceases to be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of at least a majority of (x) the total voting power of the Voting Stock of Crescent LP or (y) the outstanding Capital Stock of Crescent LP;

    (3) individuals who on the Closing Date constitute the Board of Trust Managers (together with any new or replacement members of the Board of Trust Managers whose election by the Board of Trust Managers or whose nomination by the Board of Trust Managers for election by Crescent REIT's shareholders was approved by a vote of at least a majority of the members of the Board of Trust Managers then still in office who either were members of the Board of Trust Managers on the Closing Date or whose election or nomination for election was so approved) of Crescent REIT cease for any reason to constitute a majority of the members of the Board of Trust Managers then in office;

    (4) Crescent LP's or Crescent REIT's merger or consolidation with or into another corporation or the merger of another corporation into Crescent LP or Crescent REIT with the effect that immediately after that transaction Crescent LP's or Crescent REIT's existing securityholders immediately before the transaction hold, directly or indirectly, less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the Person surviving the merger or consolidation; or

    (5) Crescent LP ceases to own 100% of the issued and outstanding Capital Stock of Crescent Finance, other than by reason of a merger of Crescent Finance into and with a corporate successor to Crescent LP.

"Closing Date" means April 15, 2002.

"Code" means the Internal Revenue Code of 1986, as amended.

"Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person's equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.

"Consolidated" or "consolidated" means, with respect to any Person, the consolidation of the accounts of the Restricted Subsidiaries (including those of the Consolidated Restricted Entities) of such Person with those of such Person; provided that:

    (1) "consolidation" will not include consolidation of the accounts of any other Person other than a Restricted Subsidiary of such Person with such Person; and

    (2) notwithstanding clause (1), "consolidation" will include consolidation of the accounts of any Consolidated Restricted Entities if such consolidation would be required or permitted under GAAP.

"Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:



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    (1) Consolidated Interest Expense,

    (2) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets),

    (3) depreciation expense,

    (4) amortization expense, and

    (5) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made),

less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for Crescent LP and its Restricted Subsidiaries in conformity with GAAP.

"Consolidated Interest Expense" means, for any period, without duplication, the aggregate amount of interest expense of Crescent LP and its Restricted Subsidiaries during such period, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP including, without limitation, to the extent treated as interest expense in accordance with GAAP:

    o amortization of original issue discount and debt issuance costs on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with GAAP;

    o   capitalized interest and non-cash interest expense;

    o all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers' acceptance financing;

    o the net costs associated with Interest Rate Agreements and Indebtedness that is secured by assets of Crescent LP or any of its Restricted Subsidiaries; and

    o all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or due to be paid or to be accrued by Crescent LP or any of its Restricted Subsidiaries;

excluding the amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof).

"Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Stock of such Person.

"Consolidated Restricted Entity" means a Fifty Percent Venture which has been designated by Crescent LP (by notice to the Trustee) as a Restricted Subsidiary and which designation has not been revoked (by notice to the Trustee). Revocation of a previous designation of a Fifty Percent Venture as a Consolidated Restricted Entity shall be deemed to be a designation of such entity to be a Person that is not a Restricted Subsidiary. As of the Closing Date, 301 Congress Avenue, LP will be designated as a Consolidated Restricted Entity.

"Construction Loan Guarantees" means a Guarantee by Crescent LP or any Restricted Subsidiary of Indebtedness of any Permitted Joint Venture which Indebtedness is used to primarily finance construction, development, redevelopment or rehabilitation of one or more real properties.

" Crescent Operating Settlement" means the transactions contemplated by the Settlement Agreement dated as of February 14, 2002 by and among Crescent LP, Crescent REIT, Crescent Operating, Inc.,




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Rosestar Management LLC, Canyon Ranch Leasing, L.L.C., Wine Country Hotel, LLC,
Rosestar Southwest, LLC and COI Hotel Group, Inc., as amended or otherwise modified from time to time, and by the final Plan of Reorganization contemplated by such Settlement Agreement.

"Crescent REIT" means Crescent Real Estate Equities Company, a Texas real estate investment trust.

"Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

"Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

"Designated Refinance Indebtedness" means Indebtedness of Crescent LP or any of its Restricted Subsidiaries that has a Stated Maturity after the Stated Maturity of the Notes and that is characterized by a significant increase in the cost of capital of such Indebtedness in accordance with the terms of such Indebtedness upon the expiration of a designated period of time after issuance (the date of the expiration of such designated period being referred to as the "Refinancing Date"), and which increase is not related to an increase in underlying market interest rates. Crescent LP shall set forth from time to time in an Officers' Certificate which Indebtedness shall constitute Designated Refinance Indebtedness.

"Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

    (1) required to be redeemed prior to the Stated Maturity of the Notes,

    (2) redeemable at the option of the holders of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes, or

    (3) convertible into or exchangeable for at the option of the holder (x) Capital Stock referred to in clause (1) or (2) above or (y) Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes;

provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuers' repurchase of the Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below.

"Existing Investments" means Investments existing as of the Closing Date.

"fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by senior management of Crescent LP.

"Fifty Percent Venture" means a Person:

    (1) in which Crescent LP owns (directly or indirectly) at least 50% of the aggregate Voting Stock;

    (2) in which Crescent LP or a Restricted Subsidiary participates in control as a general partner, a managing member or through similar means; and

    (3) which is consolidated for financial reporting purposes with Crescent LP under GAAP.



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"Funding IX Preferred Shares" means $218,423,000 aggregate liquidation preference of non-voting, redeemable preferred Class A Units of Crescent Real Estate Funding IX, L.P., as in effect on the Closing Date.

"Funding IX Transactions" means the redemption by Crescent LP of limited partnership units of Crescent LP from Crescent REIT from time to time in an aggregate amount not to exceed $290,000,000, the proceeds of which are contemporaneously used by Crescent REIT to repurchase shares of Common Stock from Crescent SH IX, Inc., the proceeds of which are contemporaneously used by Crescent SH IX, Inc. to repay a loan owed to Crescent Real Estate Funding IX, L.P.

"Funds From Operations" for any period means the consolidated net income (loss) of Crescent LP and its Restricted Subsidiaries for such period in conformity with GAAP excluding gains or losses from sales of depreciable operating property and excluding extraordinary items in accordance with and as defined by GAAP, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures (it being understood that the accounts of such Person's Restricted Subsidiaries shall be consolidated only to the extent of such Person's proportionate interest therein).

"GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

"General Partner" means Crescent Real Estate Equities, Ltd., a Delaware corporation, and any successor thereto as general partner of Crescent LP.

"Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

    (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise), or

    (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

"Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person by Crescent LP or a Restricted Subsidiary shall be deemed "Incurred" at the time such Person becomes a Restricted Subsidiary or at the time of such Asset Acquisition, as applicable.

"Indebtedness" means, with respect to any Person at any date of determination (without duplication):

    (1) all indebtedness of such Person for borrowed money,

    (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,




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    (3) the face amount of letters of credit or other similar instruments
    (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in
    (1) or (2) above or (5), (6), (7) or (8) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement),

    (4) all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables to the extent not more than 60 days overdue,

    (5) all Capitalized Lease Obligations,

    (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person,

    (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; provided that Construction Loan Guarantees permitted to be made under clause (8) of the second paragraph under the "Limitation on Restricted Payments" covenant shall not be deemed Indebtedness for purposes of the Indenture, and

    (8) to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, all net obligations of such Person under Currency Agreements and Interest Rate Agreements to the extent included as indebtedness in conformity with GAAP.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, that:

    o the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP, and

    o Indebtedness shall not include any liability for federal, state, local or other taxes.

"Interest Coverage Ratio" means, on any Transaction Date, the ratio of:

    o the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant ("Four Quarter Period") to

    o   the aggregate Consolidated Interest Expense during such Four Quarter
        Period.

In making the foregoing calculation,

    (1) pro forma effect shall be given to any Indebtedness Incurred or repaid (other than in connection with an Asset Acquisition or Asset Disposition) during the period ("Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of Crescent LP, to remain outstanding for a period in excess of 12




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    months from the date of the Incurrence thereof), in each case as if such
    Indebtedness had been Incurred or repaid on the first day of such Reference Period;

    (2) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred or issued) computed on a pro forma basis and bearing a floating interest rate shall be computed, since the date of Incurrence, on an actual basis and, from the first day of the Four Quarter Period to the date of incurrence, as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for such entire period;

    (3) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period and Consolidated EBITDA for such Reference Period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, provided that, if such Asset Acquisition relates to the purchase of one or more real properties and, in connection with such purchase, Crescent LP or such Restricted Subsidiary enters into or assumes an effective and enforceable lease to rent space in such real property, Consolidated EBITDA for such Reference Period shall be calculated on a pro forma basis to give effect to the entering into or assumption of such lease; and

    (4) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid in connection with any such asset acquisitions or asset dispositions) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into Crescent LP or any of its Restricted Subsidiaries during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions during such Reference Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period and Consolidated EBITDA for such Reference Period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, provided that, if such Asset Acquisition relates to the purchase of one or more real properties and, in connection with such purchase, Crescent LP or such Restricted Subsidiary enters into or assumes an effective and enforceable lease to rent space in such real property, Consolidated EBITDA for such Reference Period shall be calculated on a pro forma basis to give effect to the entering into or assumption of such lease;

provided that to the extent that clause (3) or (4) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition or an asset acquisition or asset disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more real properties, of the Person that is acquired or disposed of to the extent that such financial information is available.

For purposes of the Interest Coverage Ratio only, if Crescent LP or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a third Person, the Interest Coverage Ratio shall not give effect to the incurrence of such Guaranteed Indebtedness, unless Crescent LP or any of its Restricted Subsidiaries had directly Incurred or otherwise assumed such guaranteed Indebtedness.

"Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

"Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts




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receivable on the consolidated balance sheet of Crescent LP and its Restricted
Subsidiaries) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

    (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, and

    (2) the fair market value of the Capital Stock (or any other Investment) held by Crescent LP or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary, such Investment being deemed to have been made at the time such Person has ceased to be a Restricted Subsidiary.

For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below:

    o "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to Crescent LP or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary,

    o the fair market value of the assets (net of liabilities (other than liabilities to Crescent LP or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments, and

    o any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

"Investment Grade Status" means a rating of the Notes by both S&P and Moody's, each such rating being in one of such agencies' four highest generic rating categories that signify investment grade (i.e. BBB -- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided, in each case, that such ratings are publicly available; provided, further, that in the event Moody's or S&P is no longer in existence for purposes of determining whether the Notes are rated "Investment Grade Status," such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by Crescent LP, notice of which shall be given to the Trustee.

"Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

"Line of Credit" means the credit facility dated as of May 11, 2001 among Crescent Real Estate Funding VIII, L.P., the lenders party thereto and Fleet National Bank, as Administrative Agent, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith (including, without limitation, any guarantee agreements and security documents), in each case as such agreements, instruments or documents may be amended (including any amendment and restatement thereof), supplemented, extended, renewed, refinanced, replaced, increased, restructured or otherwise modified from time to time (including (i) through execution of a new facility with one or more different lenders, (ii) adding or replacing Crescent LP or other Restricted Subsidiaries as borrowers thereunder or (iii) through increasing the amount of available borrowings thereunder; provided that such increase in borrowings is permitted by the "Limitation on Indebtedness" covenant).

"Make-Whole Premium" means with respect to any Note at any redemption date, the excess, if any, of (a) the present value of the sum of the principal amount and premium, if any, that would be payable on such Note on April 15, 2006 and all remaining interest payments (not including any portion of such payments of interest accrued as of the redemption date) to and including April 15, 2006, discounted on a semi-annual bond equivalent basis from such maturity date to the redemption date at a per annum interest rate equal



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to the sum of the Treasury Yield (determined on the Business Day immediately preceding the date of such redemption), plus 50 basis points, over (b) the principal amount of the Note being redeemed.

"Moody's" means Moody's Investors Service, Inc. and its successors.

"Net Cash Proceeds" means:

    (1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

        o brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

        o provisions for all taxes actually paid or payable as a result of such Asset Sale by Crescent LP and its Restricted Subsidiaries, taken as a whole,

        o payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale, and

        o amounts reserved by Crescent LP and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP, and

    (2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountant's fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof.

"Offer to Purchase" means an offer to purchase Notes by the Issuers from the Noteholders commenced by mailing a notice to the Trustee and each Noteholder stating:

    (1) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

    (2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) ("Payment Date");

    (3) that any Note not tendered will continue to accrue interest pursuant to its terms;

    (4) that, unless the Issuers default in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

    (5) that Noteholders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;



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    (6) that Noteholders will be entitled to withdraw their election if the
    Payment Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Noteholder, the principal amount of Notes delivered for purchase and a statement that such Noteholder is withdrawing his election to have such Notes or portions thereof purchased; and

    (7) that Noteholders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

On the Payment Date, the Issuers shall:

    o accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

    o deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

    o promptly thereafter deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an officers' certificate specifying the Notes or portions thereof accepted for payment by the Issuers.

The Paying Agent shall promptly mail to the Noteholders so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such holders a new Note equal in principal amount to any unpurchased portion of any Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Issuers will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Issuers will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuers are required to repurchase Notes pursuant to an Offer to Purchase.

"Pari Passu Indebtedness" means Indebtedness of Crescent LP that is not subordinated to the Notes.

"Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of Crescent LP, dated as of November 1, 1997, as amended, in effect on the Closing Date, as such agreement may be amended from time to time after the Closing Date, provided that any such amendment, made after the Closing Date, shall be given effect for the purposes hereof only to the extent such amendment does not change or modify Section 7.4.B of such agreement in a way that is materially disadvantageous to the Noteholders.

"Permitted Holders" means each of Richard E. Rainwater, John C. Goff, Dennis H. Alberts, David M. Dean, Jane E. Mody, Kenneth S. Moczulski, Jerry R. Crenshaw, Jr., Jane B. Page and John L. Zogg, Jr. and their respective Affiliates.

"Permitted Investment" means:

    (1) an Investment in any Restricted Subsidiary of Crescent LP or a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or that will transfer or convey all or substantially all its assets to, Crescent LP or any of its Restricted Subsidiaries; provided that such Person's primary business is a Related Business on the date of such Investment;

    (2) Existing Investments;

    (3) Temporary Cash Investments;



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    (4) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

    (5) securities received in connection with the Crescent Operating Settlement; and

    (6) stock, obligations or securities received in satisfaction of judgments.

"Permitted Joint Venture" means a Person in which Crescent LP or any Restricted Subsidiary has an Investment; provided that

    (a) such Person's primary business is a Related Business on the date of such Investment; and

    (b) Crescent LP or one or more of its Restricted Subsidiaries participate in the management of such Person, as a general partner, member of such Person's governing board or otherwise.

"Permitted REIT Payments" means payments required by the Partnership Agreement to be made by Crescent LP to Crescent REIT or the General Partner (including, for purposes of this definition, each of their respective wholly-owned subsidiaries) with respect to expenses such entities incur related to the ownership and operation of, or for the benefit of, Crescent LP, which payments include, without limitation, costs and expenses relating to or associated with
(i) the continuity of existence of Crescent REIT or the General Partner, (ii) compliance with the periodic reporting requirements and all other rules and regulations of the Commission or any other federal, state or local regulatory body, (iii) salaries payable to officers and employees of Crescent REIT or the General Partner and fees and expenses payable to members of the Board of Trust Managers or Board of Directors, and (iv) all other operating or administrative costs of Crescent REIT or the General Partner.

"Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality or other entity, enterprise, authority or business organization.

"Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, of such Person's preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

"Public Equity Offering" means any primary public offering of Common Stock pursuant to an effective registration statement under the Securities Act of Crescent REIT (to the extent the net proceeds thereof are contributed to the capital of Crescent LP).

"Related Business" means, as of any date, a business that is related, ancillary, incidental or complementary to the business of Crescent LP or any of its Restricted Subsidiaries on such date and includes, without limitation, any investment in real estate.

"Replacement Assets" has the definition set forth in the "Limitations on Asset Sales" covenant.

"Restricted Subsidiary" means (i) any Subsidiary of Crescent LP other than an Unrestricted Subsidiary and (ii) any Consolidated Restricted Entity.

"Secured Indebtedness" means any Indebtedness secured by a Lien upon the property of Crescent LP or any of its Restricted Subsidiaries.

"Series A Preferred Stock" means the $200,000,000 aggregate liquidation preference of 6 3/4% Series A Convertible Cumulative Preferred Shares of Crescent REIT, as in effect on the Closing Date.



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"Series A Preferred Units" means the $200,000,000 aggregate liquidation preference of 6 3/4% Series A Units of Crescent LP, as is in effect on the Closing Date.

"Significant Subsidiary" means, any Subsidiary of Crescent LP that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

"S&P" means Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc., and its successors.

"Stated Maturity" means:

    (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable, and

    (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

"Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

"Subsidiary Debt" means all unsecured Indebtedness of which a Restricted Subsidiary is the primary obligor, other than up to $400 million in principal amount of Indebtedness incurred under the Line of Credit.

"Subsidiary Guarantee" means a Guarantee by each Subsidiary Guarantor for payment of the Notes by such Subsidiary Guarantor. The Subsidiary Guarantee will be an unsecured senior obligation of each Subsidiary Guarantor and will be unconditional regardless of the enforceability of the Notes and the Indenture. Notwithstanding the foregoing, each Subsidiary Guarantee by a Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of Crescent LP or Crescent REIT, of all of the Capital Stock owned by Crescent LP and its Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not then prohibited by the Indenture).

"Subsidiary Guarantor" means each Person that issues a Subsidiary Guarantee after the Closing Date.

"Temporary Cash Investment" means any of the following:

    (1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof,

    (2) time deposits accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

    (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above,



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    (4) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of Crescent LP or Crescent REIT) organized and in existence under the laws of the United States of America or any state of the United States of America with a rating at the time as of which any investment therein is made of (a) "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P or (b) provided that the commercial paper described in this clause (b) does not represent in excess of 30% of all Temporary Cash Investments at any time outstanding, "P-2" according to Moody's or "A-2" according to S&P, and

    (5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

"Total Assets" means the sum of:

    (1) Undepreciated Real Estate Assets, and

    (2) all other assets (but excluding intangibles and accounts receivables) of Crescent LP and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP.

"Total Unencumbered Assets" as of any date means the sum of:

    (1) those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness, and

    (2) all other assets (but excluding intangibles and accounts receivable) of Crescent LP and its Restricted Subsidiaries not securing any portion of Secured Indebtedness determined on a consolidated basis in accordance with GAAP.

"Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

"Transaction Date" means, with respect to the Incurrence of any Indebtedness by Crescent LP or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made and, with respect to any Asset Acquisition or Asset Disposition, the date of consummation thereof.

"Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the period from the date of redemption to April 15, 2006, provided that if the period from the date of redemption to April 15, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of two United States Treasury securities having a constant maturity most nearly equal to the period from the date of redemption to April 15, 2006 for which such yields are given, except that if the average life of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

"Undepreciated Real Estate Assets" means, as of any date, the cost (being the original cost to Crescent LP or any of its Restricted Subsidiaries plus capital improvements) of real estate assets of Crescent LP and its Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP.

"Unrestricted Subsidiary" means



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    (1) any Subsidiary of Crescent LP that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

    (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of Crescent LP) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Crescent LP or any of its Restricted Subsidiaries; provided that:

    o any Guarantee by Crescent LP or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by Crescent LP or such Restricted Subsidiary (or both, if applicable) at the time of such designation;

    o if applicable, the Incurrence of Indebtedness and the Investment referred to in the first bullet of this proviso would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described below; and

    o either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant described below.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

    o no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

    o all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

"Unsecured Indebtedness" means any Indebtedness of Crescent LP or any of its Restricted Subsidiaries that is not Secured Indebtedness.

"U.S. Government Obligations" means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.

"Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

"Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.



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SUSPENSION PERIOD

During the Suspension Period, the provisions of the Indenture described under "Certain Covenants That Will Cease to Apply During Suspension Period" will not apply. The provisions of the Indenture described under "Certain Covenants Applicable at All Times" will apply at all times during the Suspension Period so long as any Notes remain outstanding thereunder.

"Suspension Period" means the period (a) beginning on the date that:

    (1) the Notes have Investment Grade Status;

    (2) no Default or Event of Default has occurred and is continuing; and

    (3) Crescent LP has delivered an officers' certificate to the Trustee certifying that the conditions set forth in clauses (1) and (2) above are satisfied,

and (b) ending on the date (the "Reversion Date") that:

    (1) either Moody's or S&P ceases to have the applicable ratings specified in the definition of "Investment Grade Status" for the Notes; or

    (2) a Default or Event of Default has occurred and is continuing.

For purposes of calculating the amount available to be made as Restricted Payments under clause (C) of the first paragraph of the " -- Limitation on Restricted Payments" covenant, calculations under that clause will be made with reference to the Closing Date as set forth in that clause. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under clause (C) and the items specified in the bullets under clause (C) that occur during the Suspension Period will increase the amount available to be made as Restricted Payments under clause (C).

For purposes of the " -- Limitation on Asset Sales" covenant, on the Reversion Date, the Excess Proceeds will be reset to zero.

CERTAIN COVENANTS APPLICABLE AT ALL TIMES

Set forth below are summaries of certain covenants contained in the Indenture that will apply at all times so long as any Notes remain outstanding.

LIMITATION ON INDEBTEDNESS

(1) Crescent LP will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness if, immediately after giving effect to the Incurrence of such additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of Crescent LP and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of Adjusted Total Assets.

(2) Crescent LP will not, and will not permit any of its Restricted Subsidiaries to, Incur any Subsidiary Debt or any Secured Indebtedness if, immediately after giving effect to the Incurrence of such additional Subsidiary Debt or Secured Indebtedness, the aggregate principal amount of all outstanding Subsidiary Debt and Secured Indebtedness of Crescent LP and its Restricted Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets.

(3) Crescent LP will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided that Crescent LP or any of its Restricted Subsidiaries may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of Crescent LP and its Restricted Subsidiaries on a consolidated basis would



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be greater than (i) if such date of Incurrence is prior to April 15, 2005, 1.75 to 1 and (ii) if such date of Incurrence is after April 15, 2005, 2.0 to 1.

(4) Notwithstanding paragraph (1), (2) or (3), Crescent LP or any of its Restricted Subsidiaries (except as specified below) may Incur each and all of the following:

    (A) Indebtedness outstanding under the Line of Credit at any time in an aggregate principal amount not to exceed the greater of (x) $400 million and
    (y) 0.85 times Consolidated EBITDA for the then most recent four fiscal quarters ended prior to the date of incurrence of such Indebtedness for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below;

    (B) (x) the 2009 Private Notes (other than Additional Notes) and any Subsidiary Guarantees of the 2009 Private Notes and (y) 2009 Exchange Notes issued in exchange for the 2009 Private Notes (other than Additional Notes) and any Subsidiary Guarantee of such 2009 Exchange Notes;

    (C) Indebtedness existing on the Closing Date;

    (D) Indebtedness of Crescent LP or any Restricted Subsidiary owed to:

        o  Crescent LP, or

        o  any Restricted Subsidiary;

    provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to Crescent LP or any other Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (D).

    (E) Acquired Indebtedness incurred in connection with the consummation of the Crescent Operating Settlement;

    (F) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance, refund, repay or defease, outstanding Indebtedness (other than Indebtedness Incurred under clause (A), (D), (G) or (H) of this paragraph (4)) and any refinancings thereof in an amount not to exceed the amount so refinanced, refunded, repaid or defeased (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that ranks equally with, or subordinate in right of payment to, the Notes shall only be permitted under this clause (F) if:

        o in case the Notes are refinanced in part or the Indebtedness to be refinanced ranks equally with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, ranks equally with or is expressly made subordinate in right of payment to the remaining Notes,

        o in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes, and

        o such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced, refunded, repaid or defeased, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced, refunded, repaid or defeased; provided that if such Indebtedness being refinanced is Designated Refinance Indebtedness, the




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           conditions in this bullet shall be deemed to be satisfied so long as such new Indebtedness, determined as of the date of incurrence of such new Indebtedness, does not mature prior to the Refinancing Date and has an Average Life at least equal to the Average Life of the Indebtedness to be refinanced (assuming the Indebtedness to be refinanced has a final Stated Maturity and is repaid in full on the Refinancing Date);

    provided further that (x) in no event may Indebtedness of Crescent LP that ranks equally with or subordinate in right of payment to the Notes be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (F) and (y) for purposes of this clause (F), Subsidiary Debt and Secured Indebtedness shall be deemed to rank prior to the Notes;

    (G) Indebtedness:

        o in respect of performance, surety or appeal bonds provided in the ordinary course of business,

        o under Currency Agreements and Interest Rate Agreements; provided that such agreements (i) are designed solely to protect Crescent LP or any of its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and

        o arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Crescent LP or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by Crescent LP and its Restricted Subsidiaries on a consolidated basis in connection with such disposition; and

    (H) Guarantees of Indebtedness of Crescent LP by any of its Restricted Subsidiaries, provided the Guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant described below.

(5) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that Crescent LP or any of its Restricted Subsidiaries may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

(6) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant,

    o Indebtedness Incurred under the Line of Credit on or prior to the Closing Date shall be treated as Incurred pursuant to clause (A) of paragraph (4) of this "Limitation on Indebtedness" covenant,

    o Obligations with respect to letters of credit, Guarantees or Liens supporting Indebtedness otherwise included in the determination of such particular amount shall not be included, and

    o any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness.

For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in the first bullet in this paragraph (6)), Crescent LP, in




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its sole discretion, shall classify (and may reclassify) such item of
Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

MAINTENANCE OF TOTAL UNENCUMBERED ASSETS

Crescent LP will, and will cause its Restricted Subsidiaries to, maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of Crescent LP and its Restricted Subsidiaries on a consolidated basis.

LIMITATION ON BUSINESS ACTIVITIES OF CRESCENT FINANCE

Crescent Finance will not hold any assets, become liable for any obligations, engage in any trade or business or conduct any business activity other than the issuance of all of its Capital Stock to Crescent LP or any Wholly Owned Restricted Subsidiary of Crescent LP, the Incurrence of Indebtedness as a co-obligor or guarantor of Indebtedness Incurred by Crescent LP, including the 2009 Private Notes and the 2009 Exchange Notes, if any, that is permitted to be Incurred by Crescent LP under " -- Limitation on Indebtedness" above (provided that the net proceeds of such Indebtedness are retained by Crescent LP or loaned to or contributed as capital to one or more of the Restricted Subsidiaries other than Crescent Finance), and activities and obligations incidental thereto. Neither Crescent LP nor any Restricted Subsidiary shall engage in any transactions with Crescent Finance in violation of the immediately preceding sentence.

CERTAIN COVENANTS THAT WILL CEASE TO APPLY DURING SUSPENSION PERIOD

Set forth below are summaries of certain covenants contained in the Indenture that will apply at all times except during any Suspension Period.

LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES

Crescent LP will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee any Indebtedness of Crescent LP ("Guaranteed Indebtedness"), unless:

    (1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary, and

    (2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against Crescent LP or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee.

If the Guaranteed Indebtedness:

        o ranks equally with the Notes, then the Guarantee of such Guaranteed Indebtedness shall rank equally with, or subordinate to, the Subsidiary Guarantee, or

        o is subordinate to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

    (1) any sale, exchange or transfer, to any Person not an Affiliate of Crescent LP or Crescent REIT, of all of the Capital Stock held by Crescent LP and its Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture), or



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    (2) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee and all other Guarantees of Indebtedness of Crescent LP by such Restricted Subsidiary, except a discharge or release by or as a result of payment under such Guarantee.

LIMITATION ON LIENS

Crescent LP will not, and will not permit any of its Restricted Subsidiaries to, secure any Indebtedness, which term includes for purposes of this "Limitation on Liens" covenant, any refinancings of such Indebtedness, of Crescent LP outstanding on the Closing Date (other than Indebtedness of Crescent LP secured on the Closing Date by a Lien to the extent of the assets securing such Indebtedness on the Closing Date and other than Indebtedness under the Line of Credit) by a Lien unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Indebtedness for so long as such Indebtedness is secured by such Lien; provided, however, that this covenant shall not apply to assets subject to Liens or other restrictions in favor of any Indebtedness of Crescent LP outstanding on the Closing Date, if the terms of such Indebtedness prohibit Crescent LP or any of its Restricted Subsidiaries from creating, or suffering to be created, the limitation on Liens contained in this covenant with respect to such assets.

LIMITATION ON SALE-LEASEBACK TRANSACTIONS

Crescent LP will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby any of them sells or transfers such assets or properties and then or thereafter leases such assets or properties or any substantial part thereof.

The foregoing restriction does not apply to any sale-leaseback transaction if:

    (1) the transaction is solely between Crescent LP and any Restricted Subsidiary or solely between Restricted Subsidiaries; or

    (2) Crescent LP or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (1) or (2) of the second paragraph of the "Limitation on Asset Sales" covenant described below.

LIMITATION ON RESTRICTED PAYMENTS

Crescent LP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

    (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than Crescent LP or any of its Restricted Subsidiaries, other than:

        o dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock, and

        o pro rata dividends or distributions on Common Stock of any Restricted Subsidiary held by minority stockholders;

    (2) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of:

        o Crescent LP or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than Crescent LP or any of its Restricted Subsidiaries unless in connection with such purchase the Unrestricted Subsidiary is designated as a Restricted Subsidiary, or



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        o  a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) other than Capital Stock owned by Crescent LP or another Restricted Subsidiary;

    (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of Crescent LP that is subordinated in right of payment to the Notes; or

    (4) make an Investment, other than a Permitted Investment, in any Person,

(such payments or any other actions described in clauses (1) through (4) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

    (A) a Default or Event of Default shall have occurred and be continuing,

    (B) Crescent LP or such Restricted Subsidiary could not Incur at least $1.00 of Indebtedness under any of the paragraphs (1), (2) and (3) of the "Limitation on Indebtedness" covenant, or

    (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of:

        o 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by Crescent LP or any of its Restricted Subsidiaries to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the first full fiscal quarter beginning prior to the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant, plus

        o the aggregate Net Cash Proceeds received by Crescent LP after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock and other than in respect of the Crescent Operating Settlement and without duplication of the proceeds from the issuance of Capital Stock utilized pursuant to clause (3) or (4) of the following paragraph) to a Person who is not a Subsidiary of Crescent LP, including an issuance or sale permitted by the Indenture of Indebtedness of Crescent LP for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of Crescent LP, or from the issuance to a Person who is not a Subsidiary of Crescent LP of any options, warrants or other rights to acquire Capital Stock of Crescent LP (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes), plus

        o an amount equal to the net reduction in Investments (other than reductions in Permitted Investments (without giving effect to clause
           (2) in the definition thereof)) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to Crescent LP or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments").

The foregoing provisions shall not be violated by reason of:

    (1) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;



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    (2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (F) of paragraph (4) of the "Limitation on Indebtedness" covenant;

    (3) the repurchase, redemption or other acquisition of Capital Stock of Crescent LP or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent issuance of, shares of Capital Stock (other than Disqualified Stock) of Crescent LP (or options, warrants or other rights to acquire such Capital Stock);

    (4) the making of any principal payment on, or the repurchase, redemption, retirement, defeasance or other acquisition for value of, Indebtedness of Crescent LP which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent issuance of, shares of the Capital Stock (other than Disqualified Stock) of Crescent LP (or options, warrants or other rights to acquire such Capital Stock);

    (5) dividends or distributions by Crescent LP to its limited partners that are necessary for Crescent REIT to maintain its status as a real estate investment trust under the Code, provided that Crescent REIT contemporaneously distributes such dividends or distributions as it so receives to its shareholders;

    (6) payments or distributions to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the "Consolidation, Merger and Sale of Assets" covenant;

    (7) the retirement of Capital Stock of Crescent LP (i) upon conversion of limited partnership units solely into Common Stock of Crescent REIT or (ii) solely in connection with the retirement of any Capital Stock of Crescent REIT without the payment of cash or assets by Crescent LP;

    (8) the making of Construction Loan Guarantees; provided that (x) the total amount of Indebtedness guaranteed in reliance on this clause (8) shall not exceed $300 million at any time and (y) at the time of the making of such Construction Loan Guarantee, Crescent LP could Incur at least $1.00 of Indebtedness under each of paragraphs (1), (2) and (3) of the "Limitation on Indebtedness" covenant;

    (9) the distribution by Crescent LP of shares of Common Stock of a Subsidiary of Crescent LP to its limited partners in connection with the Crescent Operating Settlement; provided that (a) the fair market value of assets owned or held by such Subsidiary does not to exceed $30 million and
    (b) Crescent REIT contemporaneously distributes any shares of Common Stock received by it in the distribution to its shareholders;

    (10) the redemption of the Funding IX Preferred Shares at a redemption price not to exceed $218,423,000, plus accrued and unpaid dividends;

    (11) the consummation of the Funding IX Transactions;

    (12) the payment of regularly scheduled dividends on the Series A Preferred Units of Crescent LP to Crescent REIT to the extent Crescent REIT is contemporaneously paying regularly scheduled dividends on the Series A Preferred Stock of Crescent REIT, not to exceed $13.5 million in any fiscal year;

    (13) the redemption or repurchase of shares of Common Stock of Restricted Subsidiaries held by Persons other than Crescent LP or another Restricted Subsidiary; provided that, at the time thereof and after giving effect thereto, Crescent LP could Incur at least $1.00 of Indebtedness under each of paragraphs (1), (2) and (3) of the "Limitation on Indebtedness" covenant;

    (14) Investments in Permitted Joint Ventures in an aggregate amount made in reliance on this clause (14) not to exceed 10% of Adjusted Total Assets at the time of any such Investment; provided that at




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    the time of, and after giving effect to, the proposed Investment,
    Crescent LP could have Incurred at least $1.00 of Indebtedness under each of paragraphs (1), (2) and (3) of the "Limitation on Indebtedness" covenant;

    (15) other Investments in an aggregate amount made in reliance on this clause (15) not to exceed $250 million at any time; or

    (16) Restricted Payments in an aggregate amount made in reliance on this clause (16) not to exceed the greater of (x) $250 million and (y) 5% of Adjusted Total Assets, in each case after the Closing Date; provided that at the time of, and after giving effect to, the proposed Restricted Payment, the Interest Coverage Ratio of Crescent LP and its Restricted Subsidiaries on a consolidated basis would be greater than 2.0 to 1.

provided that, except in the case of clauses (1) and (7), no Default or Event of Default shall have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein. The Restricted Payments permitted pursuant to paragraphs (1), (5) and (12) of this paragraph only shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments; provided that if Crescent LP or any Restricted Subsidiary is required to or make any payment under any Construction Loan Guarantee referred to in clause (8) of this paragraph, then the amount of such Construction Loan Guarantee shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments.

LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

Crescent LP will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

    o pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by Crescent LP or any other Restricted Subsidiary,

    o   pay any Indebtedness owed to Crescent LP or any other Restricted
        Subsidiary,

    o   make loans or advances to Crescent LP or any other Restricted
        Subsidiary, or

    o transfer its property or assets to Crescent LP or any other Restricted Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

    (1) existing on the Closing Date in the Line of Credit and any other agreement in effect on the Closing Date and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders of the Notes than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

    (2) in the case of the last two bullets in the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, imposed under any applicable documents or instruments pertaining to any Secured Indebtedness (and relating solely to assets constituting collateral thereunder or cash proceeds from or generated by such assets);

    (3) existing under or by reason of applicable law;

    (4) existing with respect to any Person or the property or assets of such Person acquired by Crescent LP or any of its Restricted Subsidiaries, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the




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    property or assets of any Person other than such Person or the property or assets of such Person so acquired;

    (5) in the case of the last bullet in the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant:

        o that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

        o existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Crescent LP or any of its Restricted Subsidiaries not otherwise prohibited by the Indenture, or

        o arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Crescent LP or any of its Restricted Subsidiaries in any manner material to Crescent LP and its Restricted Subsidiaries taken as a whole;

    (6) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

    (7) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

        o the encumbrance or restriction applies only in the event of a default after the expiration of any cure period and the giving of any required notice contained in such Indebtedness or agreement,

        o the encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings (as determined by Crescent LP), and

        o Crescent LP determines that such an encumbrance or restriction will not materially affect such Person's ability to make principal or interest payments on the Notes.

Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent Crescent LP or any Restricted Subsidiary from: creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant, or restricting the sale or other disposition of property or assets of Crescent LP or any of its Restricted Subsidiaries that secure Indebtedness of Crescent LP or any of its Restricted Subsidiaries.

LIMITATION ON TRANSACTIONS WITH AFFILIATES

Crescent LP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including, without limitations, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of either Crescent LP or Crescent REIT or with any Affiliate of either Crescent LP or Crescent REIT or any of their respective Restricted Subsidiaries, except upon fair and reasonable terms no less favorable to Crescent LP or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

    (1) any transaction solely between Crescent LP and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;



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    (2) the payment of reasonable and customary compensation, fees and expenses to trust managers, directors or executive officers of Crescent REIT, the General Partner, Crescent LP or any of Crescent LP's Restricted Subsidiaries so long as a majority of the independent trust managers of Crescent REIT (or by any committee of independent trust managers of Crescent REIT) has approved the terms thereof;

    (3) subject to the provisions of (2) above, Permitted REIT Payments; or

    (4) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant or any Permitted Investments.

Any transaction or series of related transactions covered by the first paragraph of this "Limitation on Transactions with Affiliates" covenant and not covered by
(1) through (4) of the immediately foregoing paragraph, the aggregate amount of which exceeds $25 million in value must be determined to be fair by a majority of the independent trust managers of Crescent REIT or by any committee of independent trust managers of Crescent REIT.

LIMITATION ON ASSET SALES

Crescent LP will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless:

    (1) the consideration received by Crescent LP or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of, and

    (2) at least 75% of the consideration received consists of cash or Temporary Cash Investments.

In the event and to the extent that the Net Cash Proceeds received by Crescent LP or such Restricted Subsidiary from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 5% of Adjusted Total Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of Crescent LP and its Restricted Subsidiaries has been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant), then Crescent LP shall or shall cause the relevant Restricted Subsidiary to:

    (1) within 12 months after the date Net Cash Proceeds so received exceed 5% of Adjusted Total Assets:

        o apply an amount equal to such excess Net Cash Proceeds to permanently reduce Indebtedness of any Restricted Subsidiary owing to a Person other than Crescent LP or any of its Restricted Subsidiaries or, in the case of an Asset Sale of assets of Crescent Real Estate Funding IX, L.P., to redeem the Funding IX Preferred Shares, or

        o invest an equal amount, or the amount not so applied pursuant to the foregoing bullet (or enter into a definitive agreement committing to so invest within 6 months after the date of such agreement), in property or assets (other than current assets and other than notes, bonds, obligations or securities) of a nature or type (or in a Restricted Subsidiary or a Permitted Joint Venture having property and assets of a nature or type) useful in a Related Business ("Replacement Assets") on the date of such investment, and

    (2) apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant.

The amount of Net Cash Proceeds shall be reduced from time to time to the extent applied in accordance with this paragraph.



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The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the second preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds." If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $50 million, the Issuers must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the holders (and holders of other Pari Passu Indebtedness to the extent required by the terms thereof) on a pro rata basis an aggregate principal amount of Notes (and other such Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof, plus, in each case, accrued interest (if any) to the Payment Date.

Notwithstanding the first two paragraphs of this covenant, Crescent LP and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

    (1) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and

    (2) such Asset Sale is for fair market value; provided that any cash or Temporary Cash Investments received by Crescent LP or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the first three paragraphs of this covenant.

REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

The Issuers must commence, within 30 days of the occurrence of a Change of Control, and, within 60 days of the occurrence of a Change of Control, consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount of the Notes, plus accrued interest (if any) to the Payment Date.

There can be no assurance that the Issuers will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as any covenant that may be contained in other securities of the Issuers that might be outstanding at the time). The above covenant requiring the Issuers to repurchase the Notes will, unless consents are obtained, require the Issuers to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

COMMISSION REPORTS AND REPORTS TO HOLDERS

Whether or not Crescent LP is then required to file reports with the Commission, Crescent LP shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Exchange Act if it were subject thereto; provided that, if filing such documents by Crescent LP with the Commission is not permitted under the Exchange Act, Crescent LP shall provide such documents to the Trustee and upon written request supply copies of such documents to any prospective holder. Crescent LP shall supply the Trustee and each holder or shall supply to the Trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information. In addition, Crescent LP shall furnish to any holder and to any prospective investor, upon request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act by Persons who are not "affiliates" under the Securities Act.

EVENTS OF DEFAULT

Events of Default under the Indenture include the following:

    (1) default in the payment of principal of, or premium, if any, on any Note when due and payable at maturity, upon acceleration, redemption or otherwise;



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    (2) default in the payment of interest on any Note when due and payable, and such default continues for a period of 30 days;

    (3) default in the performance or breach of the provisions of "Consolidation, Merger and Sale of Assets" covenant or the failure by the Issuers to make or consummate an Offer to Purchase in accordance with the "Limitations on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenants;

    (4) default in the performance of or breaches any other covenant or agreement in the Indenture or under the Notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of the Notes;

    (5) there occurs with respect to any issue or issues of Indebtedness of either Issuer or any of the Restricted Subsidiaries having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,

        o an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity; or

        o the failure to make a principal payment at the final (but not any interim) fixed maturity;

    (6) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not covered by insurance):

        o shall be rendered against either Issuer or any Restricted Subsidiary and shall not be paid or discharged, and

        o there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

    (7) a court having jurisdiction in the premises enters a decree or order for:

        o relief in respect of either Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

        o appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of either Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of either Issuer or any Significant Subsidiary, or

        o the winding up or liquidation of the affairs of either Issuer or any Significant Subsidiary,

    and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

    (8) either Issuer or any Significant Subsidiary:

        o commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,



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        o  consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, Trustee, sequestrator or similar official of either Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of either Issuer or any Significant Subsidiary, or

        o  effects any general assignment for the benefit of its creditors.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above that occurs with respect to either Issuer) occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuers (and to the Trustee if such notice is given by the holders), may, and the Trustee at the request of the holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable.

If an Event or Default specified in clause (7) or (8) above occurs with respect to either Issuer, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder. The holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuers and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

    o all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived, and

    o the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

As to the waiver of defaults, see " -- Modification and Waiver."

The holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of Notes. A holder may not pursue any remedy with respect to the Indenture or the Notes unless:

    (1) the holder gives the Trustee written notice of a continuing Event of Default;

    (2) the holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

    (3) such holder or holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

    (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

    (5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a Note to receive payment of the principal of, premium, if any, or interest on such Note or to bring suit for the enforcement of any such




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payment on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the holder.

The Indenture requires certain officers of the Issuers to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Issuers and their respective Restricted Subsidiaries and of their performance under the Indenture and that the Issuers have fulfilled all obligations thereunder, or, if there has been a default in fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Issuers will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

Neither of the Issuers will merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into either of the Issuers unless:

    (1) such Issuer shall be the continuing Person, or the Person formed by such consolidation or into which such Issuer is merged or that acquired or leased such property and assets of such Issuer shall be an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof (provided that for so long as Crescent LP or any successor Person is a partnership there must be a co-issuer of the Notes that is a Wholly Owned Restricted Subsidiary of Crescent LP and that is a corporation organized and existing under the laws of the United States or any state or jurisdiction thereof) and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of such Issuer on the Notes and under the Indenture;

    (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

    (3) immediately after giving effect to such transaction on a pro forma basis, Crescent LP or any Person becoming the successor obligor of the Notes replacing Crescent LP (x) could Incur at least $1.00 of Indebtedness under each of paragraphs (1), (2) and (3) of the "Limitation on Indebtedness" covenant and (y) has a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Crescent LP immediately prior to such transaction; and

    (4) Crescent LP delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided that clause (3) above will not apply if, in the good faith determination of the Board of Directors of Crescent LP, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of either Issuer; and provided, further, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

For purposes of the foregoing, the transfer (by lease, assignment, sale, or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of Crescent LP, the Capital Stock of which constitutes all or substantially all of the properties and assets of Crescent LP, shall be deemed to be the transfer of all or substantially all of the properties and assets of Crescent LP.

DEFEASANCE

Defeasance and Discharge. The Indenture provides that the Issuers will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit




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referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes (except for, among other things: certain obligations to register the transfer or exchange of the Notes; to replace stolen, lost or mutilated Notes; to maintain paying agencies; and to hold monies for payment in trust) if, among other things,

    (1) the Issuers have deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes,

    (2) the Issuers have delivered to the Trustee:

       (A) either

           o an Opinion of Counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuers' exercise of the option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required, or

           o a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel, and

       (B) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, and

    (3) immediately after giving effect to such deposit on a pro forma basis, no Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which Crescent LP or any of its Restricted Subsidiaries is a party or by which Crescent LP or any of its Restricted Subsidiaries is bound.

Defeasance of Certain Covenants and Certain Events of Default. The Indenture further provides that the provisions of the Indenture will no longer be in effect with respect to clause (3) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Certain Covenants Applicable At All Times," "Certain Covenants That Will Cease to Apply During Suspension Period," "Repurchase of Notes upon a Change of Control" and "Commission Reports and Reports to Holders" and clause (3) under "Events of Default," clause (4) under "Events of Default" with respect to such other covenants described above and clauses (5) and (6) under "Events of Default" shall be deemed not to be Events of Default upon, among other things:

    (1) the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes,

    (2) the satisfaction of the provisions described in clauses (2)(B), and (3) of the preceding paragraph titled "Defeasance and Discharge," and



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    (3) the delivery by Crescent LP to the Trustee of an Opinion of Counsel to
    the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default. In the event the Issuers exercise their option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, the Issuers will remain liable for such payments.

MODIFICATION AND WAIVER

Subject to certain limited exceptions, modifications and amendments of the Indenture may be made by the Issuers and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided that no such modification or amendment may, without the consent of each holder affected thereby:

    (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note,

    (2) reduce the principal amount of, or premium, if any, or interest on, any Note,

    (3) change the place of payment of principal of, or premium, if any, or interest on, any Note,

    (4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note,

    (5) waive a default in the payment of principal of, premium, if any, or interest on the Notes,

    (6) following the occurrence of a Change of Control, amend, change, or modify in any respect the obligation of the Issuers to make and consummate an Offer to Purchase in the event of a Change of Control that has occurred or modify any of the provisions or definitions with respect thereto,

    (7) alter the provisions relating to the redemption of the Notes at the option of the Issuers,

    (8) make the Notes subordinated in right of payment to any other Indebtedness of the Issuers, or

    (9) reduce the above-stated percentages of outstanding Notes the consent of whose holders is necessary to modify, amend or waive compliance with certain provisions of the Indenture.

NO PERSONAL LIABILITY OF INCORPORATORS, PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS, OR EMPLOYEES

The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling person of the Issuers or of any successor Person thereof. Each holder, by accepting the Notes, waives and releases all such liability.



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CONCERNING THE TRUSTEE

The Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

The Indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference into the Indenture contain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.



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                       BOOK-ENTRY SETTLEMENT AND CLEARANCE

THE GLOBAL NOTES

The Notes will be issued in the form of several registered notes in global form, without interest coupons, which are called the global notes, as follows:

    o 2009 Private Notes sold to qualified institutional buyers under Rule 144A will be represented by the Rule 144A global note;

    o 2009 Private Notes sold in offshore transactions to non-U.S. persons in reliance on Regulation S will initially be represented by the temporary Regulation S global note and, after completion of the global note exchange described below, by the permanent Regulation S global note;

    o 2009 Private Notes sold in the secondary market to institutional accredited investors will be represented by the Institutional Accredited Investor global note;

    o 2009 Private Notes sold in the secondary market to affiliated accredited investors will be represented by the Affiliate Accredited Investor global note; and

    o any 2009 Exchange Notes issued in accordance with the exchange offer will be represented by the 2009 Exchange Offer global note.

Upon issuance, each of the global notes will be deposited with the Trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC.

    Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC, which are called DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of the operations and procedures of DTC solely for the convenience of investors. The operations and procedures of the DTC settlement system are controlled by DTC and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is:

    o a limited purpose trust company organized under the laws of the State of New York;

    o a "banking organization" within the meaning of the New York State Banking Law;

    o   a member of the Federal Reserve System;

    o a "clearing corporation" within the meaning of the Uniform Commercial Code; and

    o a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.



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
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

As long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

    o will not be entitled to have notes represented by the global note registered in their names;

    o will not receive or be entitled to receive physical, certificated notes; and

    o will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the Notes represented by a global note will be made by the Trustee to DTC's nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.


CERTIFICATED NOTES

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

    o DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

    o DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

    o we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

    o   certain other events provided in the indenture should occur.



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            CERTAIN TAX CONSIDERATIONS RELATING TO THE EXCHANGE OFFER

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes the material United States federal income tax consequences relating to the exchange offer to holders of the 2009 Private Notes as of the date hereof. Except where noted, this summary deals only with 2009 Private Notes held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, tax-exempt organizations, partnerships or other pass-through entities, individual retirement accounts and other tax deferred accounts, financial institutions, life insurance companies, persons holding 2009 Private Notes as a part of a hedging or conversion transaction or a straddle, expatriates, persons subject to the alternative minimum tax or holders of notes whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based upon the current federal income tax laws and interpretations thereof as of the date hereof. Such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in federal income tax consequences different from those discussed below. In addition, except as otherwise indicated, the following summary does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations. Persons considering the ownership or disposition of 2009 Exchange Notes should consult their own tax advisors concerning the federal income tax consequences of such ownership or disposition in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

The exchange of 2009 Private Notes for 2009 Exchange Notes pursuant to the exchange offer should not constitute a taxable exchange. As a result, a holder
(1) should not recognize taxable gain or loss as a result of exchanging 2009 Private Notes for 2009 Exchange Notes pursuant to the exchange offer, (2) the holding period of the 2009 Exchange Notes should include the holding period of the 2009 Private Notes exchanged therefor and (3) the adjusted tax basis of the 2009 Exchange Notes should be the same as the adjusted tax basis of the 2009 Private Notes exchanged therefor immediately before the exchange.

THE FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS OF 2009 PRIVATE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED ABOVE IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, INCLUDING THE EFFECTS OF CHANGES IN SUCH LAWS.



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                              PLAN OF DISTRIBUTION

Each broker-dealer that receives 2009 Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such 2009 Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of 2009 Exchange Notes received in exchange for 2009 Private Notes where such 2009 Private Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending 180 days after the expiration date, we will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sales of 2009 Exchange Notes by broker-dealers. 2009 Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the 2009 Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such 2009 Exchange Notes. Any broker-dealer that resells 2009 Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such 2009 Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of 2009 Exchange Notes and any commissions or concessions received by such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of 2009 Private Notes (including any broker-dealers), and certain parties related to such holders, against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

The legality of the 2009 Exchange Notes offered hereby and the material tax considerations with respect to the exchange offer will be passed upon for the Operating Partnership and Crescent Finance Company by Shaw Pittman LLP, a limited liability partnership including professional corporations, counsel to the Operating Partnership and Crescent Finance Company.

                              INDEPENDENT AUDITORS

Our consolidated financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                  PAGE
  FINANCIAL STATEMENTS AS OF MARCH 31, 2002 (UNAUDITED)
  Consolidated Balance Sheets as of March 31, 2002 and
    December 31, 2001.........................................................      F-2
  Consolidated Statement of Operations for the three months
    ended March 31, 2002 and 2001.............................................      F-3
  Consolidated Statements of Partners' Capital for the three months
    ended March 31, 2002 and 2001.............................................      F-4
  Consolidated Statements of Cash Flows for the three months
    March 31, 2002 and 2001...................................................      F-5
  Notes to Unaudited Consolidated Financial Statements........................      F-6

  FINANCIAL STATEMENTS AS OF DECEMBER 31, 2001 (AUDITED)
  Report of Independent Public Accountants....................................      F-31
  Consolidated Balance Sheets at December 31, 2001 and 2000...................      F-32
  Consolidated Statements of Operations for the years ended
    December 31, 2001, 2000 and 1999..........................................      F-33
  Consolidated Statements of Partners' Capital for the years
    ended December 31, 2001, 2000 and 1999....................................      F-34
  Consolidated Statements of Cash Flows for the years ended
    December 31, 2001, 2000 and 1999..........................................      F-35
  Notes to Audited Consolidated Financial Statements..........................      F-37
  Schedule III Consolidated Real Estate Investments and
    Accumulated Depreciation..................................................      F-90

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                          CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)




                                                                                 MARCH 31,         DECEMBER 31,
                                                                                   2002               2001
                                                                               --------------    --------------
ASSETS:                                                                          (UNAUDITED)        (AUDITED)
Investments in real estate:
   Land                                                                        $      314,577    $      252,109
   Land held for investment or development                                            521,199           108,274
   Building and improvements                                                        3,049,553         2,954,666
   Furniture, fixtures and equipment                                                  104,600            72,247
   Properties held for disposition, net                                                27,337            35,158
   Less -  accumulated depreciation                                                  (694,622)         (642,531)
                                                                               --------------    --------------
               Net investment in real estate                                   $    3,322,644    $    2,779,923

   Cash and cash equivalents                                                   $       62,426    $       31,644
   Restricted cash and cash equivalents                                                82,252           115,531
   Accounts receivable, net                                                            52,744            28,610
   Deferred rent receivable                                                            65,839            66,362
   Investments in real estate mortgages and
       equity of unconsolidated companies                                             526,918           838,317
   Notes receivable, net                                                              387,460           416,789
   Income tax asset-current and deferred, net                                          27,806                --
   Other assets, net                                                                  202,700           145,650
                                                                               --------------    --------------
               Total assets                                                    $    4,730,789    $    4,422,826
                                                                               ==============    ==============

LIABILITIES:
   Borrowings under Credit Facility                                            $      334,500    $      283,000
   Notes payable                                                                    2,045,883         1,931,094
   Accounts payable, accrued expenses and other liabilities                           331,422           217,405
                                                                               --------------    --------------
              Total liabilities                                                $    2,711,805    $    2,431,499
                                                                               --------------    --------------

COMMITMENTS AND CONTINGENCIES:

MINORITY INTERESTS:                                                            $      284,825    $      232,137
                                                                               --------------    --------------
PARTNERS' CAPITAL:
   6 3/4 % Series A Convertible Cumulative Preferred Units, liquidation preference $25.00 per unit, 8,000,000 units issued and outstanding at
       March 31, 2002
       and December 31, 2001                                                   $      200,000    $      200,000
   Units of Partnership Interests, 66,427,918 and 66,141,632 issued and outstanding at March 31, 2002 and December 31, 2001,
        respectively:
       General partner -- outstanding 664,279 and 661,486                              15,863            16,179
       Limited partners -- outstanding 65,763,639 and 65,487,144                    1,543,218         1,574,495
   Accumulated other comprehensive income                                             (24,922)          (31,484)
                                                                               --------------    --------------
              Total partners' capital                                          $    1,734,159    $    1,759,190
                                                                               --------------    --------------
              Total liabilities and partners' capital                          $    4,730,789    $    4,422,826
                                                                               ==============    ==============




   The accompanying notes are an integral part of these financial statements.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  (dollars in thousands, except per unit data)


                                                                                  FOR THE THREE MONTHS
                                                                                     ENDED MARCH 31,
                                                                              ----------------------------
                                                                                 2002             2001
                                                                              ------------    ------------
                                                                                      (UNAUDITED)
REVENUE:
   Office property                                                            $    143,471    $    153,384
   Resort/Hotel property                                                            38,524          15,949
   Residential Development property                                                 48,065              --
   Interest and other income                                                         7,650          16,948
                                                                              ------------    ------------
          Total revenue                                                       $    237,710    $    186,281
                                                                              ------------    ------------

EXPENSE:
   Office property real estate taxes                                          $     21,272    $     22,825
   Office property operating expenses                                               44,555          43,661
   Resort/Hotel property expense                                                    23,890              --
   Residential Development property expense                                         42,215              --
   Corporate general and administrative                                              6,392           5,264
   Interest expense                                                                 42,272          47,448
   Amortization of deferred financing costs                                          2,320           2,425
   Depreciation and amortization                                                    33,822          30,442
   Impairment and other charges related to
      real estate assets                                                                --           2,150
                                                                              ------------    ------------
          Total expense                                                       $    216,738    $    154,215
                                                                              ------------    ------------
         Operating income                                                     $     20,972    $     32,066
                                                                              ------------    ------------
OTHER INCOME AND EXPENSE:
   Equity in net income (loss) of unconsolidated companies:
         Office properties                                                    $      1,310    $      1,093
         Residential development properties                                         12,483          10,708
         Temperature-controlled logistics properties                                  (310)          2,719
         Other                                                                      (4,061)          1,846
                                                                              ------------    ------------
     Total equity in net income of unconsolidated companies                   $      9,422    $     16,366

   Gain on property sales, net                                                          --             330
                                                                              ------------    ------------
         Total other income and expense                                       $      9,422    $     16,696
                                                                              ------------    ------------

INCOME BEFORE INCOME TAXES, MINORITY INTERESTS,
  DISCONTINUED OPERATIONS AND CUMULATIVE EFFECT
  OF A CHANGE IN ACCOUNTING PRINCIPLE                                         $     30,394    $     48,762
   Minority interests                                                               (5,364)         (5,683)
   Income tax benefit                                                                4,283              --
                                                                              ------------    ------------
INCOME BEFORE DISCONTINUED OPERATIONS AND
  CUMULATIVE EFFECT OF A CHANGE IN
  ACCOUNTING PRINCIPLE                                                        $     29,313    $     43,079

   Discontinued operations-income and gain on assets sold or held for sale           3,696             183
   Cumulative effect of a change in accounting principle                           (10,326)             --
                                                                              ------------    ------------
NET INCOME                                                                    $     22,683    $     43,262

   6 3/4 Series A Preferred Share distributions                                     (3,375)         (3,375)
                                                                              ------------    ------------

NET INCOME AVAILABLE TO PARTNERS                                              $     19,308    $     39,887
                                                                              ============    ============

BASIC EARNINGS PER UNIT DATA:
   Income from continuing operations                                          $       0.39    $       0.59
   Discontinued operations-income and gain on assets sold and held for sale           0.06              --
   Cumulative effect of a change in accounting principle                             (0.16)             --
                                                                              ------------    ------------
   Net income available to partners - basic                                   $       0.29    $       0.59
                                                                              ============    ============

DILUTED EARNINGS PER UNIT DATA:
   Income from continuing operations                                                  0.39    $       0.58
   Discontinued operations-income and gain on assets sold and held for sale           0.06              --
   Cumulative effect of a change in accounting principle                             (0.16)             --
                                                                              ------------    ------------
   Net income available to partners- diluted                                  $       0.29    $       0.58
                                                                              ============    ============


   The accompanying notes are an integral part of these financial statements.

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                  CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)



                                                                                                  ACCUMULATED
                                                  PREFERRED       GENERAL         LIMITED             OTHER            TOTAL
                                                  PARTNERS'       PARTNER'S       PARTNERS'       COMPREHENSIVE       PARTNERS'
                                                   CAPITAL        CAPITAL          CAPITAL           INCOME           CAPITAL
                                                -------------   -------------    -------------    -------------    -------------

PARTNERS' CAPITAL, December 31, 2001            $     200,000   $      16,179    $   1,574,495    $     (31,484)   $   1,759,190

Contributions                                              --               5              487               --              492
Distributions                                              --            (514)         (50,879)              --          (51,393)
Net Income Available to Partners                           --             193           19,115               --           19,308
Unrealized Loss on Marketable Securities                   --              --               --             (631)            (631)
Unrealized Net Gain on Cash Flow Hedges                    --              --               --            7,193            7,193
                                                -------------   -------------    -------------    -------------    -------------

PARTNERS' CAPITAL, March 31, 2002               $     200,000   $      15,863    $   1,543,218    $     (24,922)   $   1,734,159
                                                =============   =============    =============    =============    =============


   The accompanying notes are an integral part of this financial statement.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)
                                  (unaudited)



                                                                                 FOR THE THREE MONTHS
                                                                                    ENDED MARCH 31,
                                                                              ----------------------------
                                                                                  2002             2001
                                                                              ------------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                    $     22,683    $     43,262
Adjustments to reconcile net income to
    net cash provided by operating activities:
    Depreciation and amortization                                                   36,142          32,971
    Recognition of capitalized residential development costs                        12,946              --
    Impairment and other charges related to real estate assets                          --           2,150
    Gain on property sales, net                                                     (3,644)           (330)
    Minority interests                                                               5,364           5,683
    Cumulative effect of a change in accounting principle                           10,326              --
    Non-cash compensation                                                               37              32
    Distributions received in excess of earnings
       from unconsolidated companies:
       Office properties                                                               894              --
    Equity in (earnings) loss in excess of distributions received from unconsolidated companies:
       Office properties                                                                --            (115)
       Residential development properties                                           (5,315)         (7,637)
       Temperature-controlled logistics                                               (385)         (1,326)
       Other                                                                         4,083            (249)
Change in assets and liabilities:
    Restricted cash and cash equivalents                                            35,802          24,173
    Accounts receivable, net                                                          (796)         (8,360)
    Deferred rent receivable                                                           523            (780)
    Income tax asset-current and deferred, net                                      (6,022)             --
    Other assets, net                                                                3,555            (536)
    Accounts payable, accrued expenses and
      other liabilities                                                            (81,272)        (63,956)
                                                                              ------------    ------------
       Net cash provided by operating activities                              $     34,921    $     24,982
                                                                              ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Increase in cash resulting from the COPI agreement                              38,226              --
    Acquisition of rental properties                                                (8,410)             --
    Proceeds from property sales                                                    11,878           9,400
    Development of investment properties                                              (637)        (11,110)
    Capital expenditures - rental properties                                       (10,252)         (5,040)
    Tenant improvement and leasing costs - rental properties                        (8,347)        (10,134)
    Decrease in restricted cash and cash equivalents                                 1,445           3,869
    Return of investment in unconsolidated companies:
       Office properties                                                               376           6,346
       Residential development properties                                            7,173           5,360
       Other                                                                            --           7,025
    Investment in unconsolidated companies:
       Residential development properties                                          (14,203)        (22,593)
       Temperature-controlled logistics properties                                      --          (1,400)
       Other                                                                            --          (2,409)
    Increase in notes receivable                                                      (487)         (2,530)
                                                                              ------------    ------------
       Net cash provided by (used in) investing activities                    $     16,762    $    (23,216)
                                                                              ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Debt financing costs                                                              (107)           (275)
    Borrowings under Credit Facility                                                51,500          90,000
    Payments under Credit Facility                                                      --         (15,000)
    Notes Payable proceeds                                                              --           6,240
    Notes Payable payments                                                         (14,368)         (1,295)
    Capital distributions - joint venture preferred equity partner                  (3,522)         (5,917)
    Capital distributions - joint venture partner                                     (128)           (986)
    Capital contributions to the Operating Partnership                                 492             451
    6 3/4 Series A Preferred Unit distributions                                     (3,375)         (3,375)
    Distributions from the Operating Partnership                                   (51,393)        (74,767)
                                                                              ------------    ------------
       Net cash used in investing activities                                  $    (20,901)   $     (4,924)
                                                                              ------------    ------------


INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    30,782          (3,158)
CASH AND CASH EQUIVALENTS,
    Beginning of period                                                             31,644          38,643
                                                                              ------------    ------------
CASH AND CASH EQUIVALENTS,
    End of period                                                             $     62,426    $     35,485
                                                                              ============    ============



   The accompanying notes are an integral part of these financial statements.

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)

1.   ORGANIZATION AND BASIS OF PRESENTATION:

ORGANIZATION

         Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership ("CREELP" and,, together with its direct and indirect ownership interests in limited partnerships, corporations and limited liability companies, the "Operating Partnership"), was formed under the terms of a limited partnership agreement dated February 9, 1994. The Operating Partnership is controlled by Crescent Real Estate Equities Company, a Texas real estate investment trust (the "Company"), through the Company's ownership of all of the outstanding stock of Crescent Real Estate Equities, Ltd., a Delaware corporation ("the General Partner"), which owns an approximately 1% general partner interest in the Operating Partnership. In addition, the Company owns an approximately 89% limited partner interest in the Operating Partnership, with the remaining approximately 10% limited partner interest held by other limited partners.

         All of the limited partners of the Operating Partnership, other than the Company, own, in addition to limited partner interests, units. Each unit entitles the holder to exchange the unit (and the related limited partner interest) for two common shares of the Company or, at the Company's option, an equivalent amount of cash. For purposes of this report, the term "unit" or "unit of partnership interest" refers to the limited partner interest and, if applicable, related units held by a limited partner. Accordingly, as of March 31, 2002, the Company's approximately 89% limited partner interest has been treated as equivalent, for purposes of this report, to 59,171,802 units, and the remaining approximately 10% limited partner interest has been treated as equivalent, for purposes of this report, to 6,591,837 units. In addition, the Company's 1% general partner interest has been treated as equivalent, for purposes of this report, to 664,279 units.

         The Company owns its assets and carries on its operations and other activities through the Operating Partnership and its other subsidiaries. The limited partnership agreement of the Operating Partnership acknowledges that all of the Company's operating expenses are incurred for the benefit of the Operating Partnership and provides that the Operating Partnership shall reimburse the Company for all such expenses. Accordingly, expenses of the Company are reimbursed by the Operating Partnership.

         Crescent Finance Company, a Delaware corporation wholly-owned by the Operating partnership, was organized in March 2002 for the sole purpose of acting as co-issuer with the Operating Partnership of $375,000 aggregate principal amount of 9.25% senior notes due 2009. Crescent Finance Company does not conduct operations of its own.

         The following table shows, by entity, the real estate assets ( the "Properties") that the Operating Partnership owned or had an interest in as of March 31, 2002:

Operating Partnership (1):   The Avallon IV, Bank One Center, Bank One Tower,
                             Datran Center (two Office Properties), Four
                             Westlake Park, Houston Center (three Office
                             Properties), The Park Shops at Houston Center, The
                             Woodlands Office Properties (eight Office
                             Properties), 301 Congress Avenue, Mira Vista, The
                             Highlands, Falcon Point, Falcon Landing, and Spring
                             Lakes

Crescent TRS                 Desert Mountain and the Woodlands
Holding Corp.:

COPI Colorado, L.P.:         Bear Paw Lodge, Eagle Ranch, Main Street Junction,
                             Main Street Station, Main Street Station Vacation
                             Club, Riverbend, Three Peaks (Eagle's Nest), Park
                             Place at Riverfront, Park Tower at Riverfront,
                             Promenade Lofts at Riverfront, Cresta, Snow Cloud,
                             One Vendue Range, Old Greenwood, and Tahoe Mountain
                             Resort

Crescent Real Estate         The Aberdeen, The Avallon I, II & III, Carter
Funding I, L.P.:             Burgess Plaza, The Citadel, The Crescent Atrium,
("Funding I")                The Crescent Office Towers, Regency Plaza One,
                             Waterside Commons and 125 E. John Carpenter Freeway

Crescent Real Estate         Albuquerque Plaza, Barton Oaks Plaza One, Briargate
Funding II, L.P.:            Office and Research Center, Hyatt Regency
("Funding II")               Albuquerque, Park Hyatt Beaver Creek Resort and
                             Spa, Las Colinas Plaza, Liberty Plaza I & II,
                             MacArthur Center I & II, Ptarmigan Place, Stanford
                             Corporate Centre, Two Renaissance Square and 12404
                             Park Central

Crescent Real Estate         Greenway Plaza Office Properties (ten Office
Funding III, IV and V,       Properties) and Renaissance Houston Hotel
L.P.: ("Funding III, IV
and V")(2)

Crescent Real Estate         Canyon Ranch - Lenox
Funding VI, L.P.:
("Funding VI")

Crescent Real Estate         10 Behavioral Healthcare Properties
Funding VII, L.P.:
("Funding VII")

Crescent Real Estate         The Addison, Addison Tower, Austin Centre, The
Funding VIII, L.P.:          Avallon V, Canyon Ranch - Tucson, Frost Bank Plaza,
("Funding VIII")             Greenway I & IA (two Office Properties), Greenway
                             II, Omni Austin Hotel, Palisades Central I,
                             Palisades Central II, Sonoma Mission Inn & Spa,
                             Stemmons Place, Three Westlake Park, Trammell Crow
                             Center, 3333 Lee Parkway, Ventana Inn & Spa, 1800
                             West Loop South and 5050 Quorum

Crescent Real Estate         Chancellor Park, Denver Marriott City Center, MCI
Funding IX, L.P.:            Tower, Miami Center, Reverchon Plaza, 44 Cook
("Funding IX") (3)           Street, 55 Madison and 6225 N. 24th Street

Crescent Real Estate         Fountain Place and Post Oak Central (three Office
Funding X, L.P.              Properties)
("Funding X")

Crescent Spectrum            Spectrum Center
Center, L.P. (4):

-------------------------------------

 (1) The Operating Partnership has a 50% interest in Bank One Center, a 20% interest in Bank One Tower and a 20% interest in Four Westlake Park. See "Note 7. Investments in Real Estate Mortgages and Equity of Unconsolidated Companies" for a description of the ownership structure of these Office Properties.

(2) Funding III owns nine of the 10 Office Properties in the Greenway Plaza Office portfolio and the Renaissance Houston Hotel; Funding IV owns the central heated and chilled water plant building located at Greenway Plaza; and Funding V owns Coastal Tower, the remaining Office Property in the Greenway Plaza Office portfolio.

(3) Funding IX holds its interests in Chancellor Park and Miami Center through its 100% membership interests in the owners of the Properties, Crescent Chancellor Park, LLC and Crescent Miami Center, LLC.

(4) Crescent Spectrum Center, L.P. holds its interest in Spectrum Center through its ownership of the underlying land and notes and a mortgage on the Property.

         See "Note 7. Investments in Real Estate Mortgages and Equity of Unconsolidated Companies" for a table that lists the Operating Partnership's ownership in significant unconsolidated subsidiaries and equity investments as of March 31, 2002, including the three Office Properties and one office property under construction in which the Operating Partnership owned an interest through these unconsolidated subsidiaries and equity investments and the Operating Partnership's ownership interests in eight Residential Development entities, the Temperature-Controlled Logistics Segment and other investments.

         See "Note 8. Notes Payable and Borrowings under Fleet Facility" for a list of certain other subsidiaries of the Operating Partnership, all of which are consolidated in the Operating Partnership's financial statements and were formed primarily for the purpose of obtaining secured debt or joint venture financing.

SEGMENTS

         As of March 31, 2002, the Operating Partnership's assets and operations were composed of four investment segments:

         o    Office Segment;

         o    Resort/Hotel Segment;

         o    Residential Development Segment; and

         o    Temperature-Controlled Logistics Segment.

         Within these segments, the Operating Partnership owned or had an interest in the following Properties as of March 31, 2002:

         o OFFICE SEGMENT consisted of 76 office properties, which includes three retail properties (collectively referred to as the "Office Properties") located in 26 metropolitan submarkets in six states, with an aggregate of approximately 28.4 million net rentable square feet.

         o RESORT/HOTEL SEGMENT consisted of five luxury and destination fitness resorts and spas with a total of 1,036 rooms/guest nights and four upscale business-class hotel properties with a total of 1,771 rooms (collectively referred to as the "Resort/Hotel Properties").

         o RESIDENTIAL DEVELOPMENT SEGMENT consisted of the Operating Partnership's ownership of real estate mortgages and voting and non-voting common stock representing interests of 94% to 100% in five residential development corporations (collectively referred to as the "Residential Development Corporations"), which in turn, through joint venture or partnership arrangements, owned 22 upscale residential development properties (collectively referred to as the "Residential Development Properties").

         o TEMPERATURE-CONTROLLED LOGISTICS SEGMENT consisted of the Operating Partnership's 40% interest in a general partnership (the "Temperature-Controlled Logistics Partnership"), which owns all of the common stock, representing substantially all of the economic interest, of AmeriCold Corporation (the "Temperature-Controlled Logistics Corporation"), a real estate investment trust ("REIT"), which, as of March 31, 2002, directly or indirectly owned 89 temperature-controlled logistics properties (collectively referred to as the "Temperature-Controlled Logistics Properties") with an aggregate of approximately 445.2 million cubic feet (17.7 million square feet) of warehouse space.

         On February 14, 2002, the Operating Partnership executed an agreement with Crescent Operating, Inc. ("COPI"), pursuant to which COPI transferred to the Operating Partnership, in lieu of foreclosure, COPI's lessee interests in the eight Resort/Hotel Properties leased to subsidiaries of COPI and COPI's voting common stock in three of the Operating Partnership's Residential Development Corporations. See "Note 17. COPI" for additional information related to the Operating Partnership's agreement with COPI.

         For purposes of investor communications, the Operating Partnership classifies its luxury and destination fitness resorts and spas and Residential Development Properties as a single group referred to as the "Resort and Residential Development Sector" due to their similar targeted customer characteristics. This group does not contain the four business-class hotel properties. Additionally, for investor communications, the Operating Partnership classifies its Temperature-Controlled Logistics Properties and its business-class hotel properties as the "Investment Sector." However, for purposes of segment reporting as defined in Statement of Financial Accounting Standard ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information" and this Quarterly Report on Form 10-Q, the Resort/Hotel Properties, including the business-class hotel properties, the Residential Development Properties and the Temperature-Controlled Logistics Properties are considered three separate reportable segments.

         See "Note 6. Segment Reporting" for a table showing total revenues, equity in net income (loss) of unconsolidated companies and funds from operations for each of these investment segments for the three months ended March 31, 2002 and 2001 and identifiable assets for each of these investment segments at March 31, 2002 and December 31, 2001.

BASIS OF PRESENTATION

         The accompanying unaudited financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") for interim financial information, as well as in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, the information and footnotes required by GAAP for complete financial statements are not included. In management's opinion, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the unaudited interim financial statements are included. Operating results for interim periods reflected do not necessarily indicate the results that may be expected for a full fiscal year. You should read these financial statements in conjunction with the financial statements and the accompanying notes included in the Operating Partnership's Form 10-K, as amended, for the year ended December 31, 2001.

         Certain amounts in prior period financial statements have been reclassified to conform with current period presentation.

2.   ADOPTION OF NEW ACCOUNTING STANDARDS:

         In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" (effective July 1, 2001) and SFAS No. 142, "Goodwill and Other Intangible Assets" (effective January 1, 2002). SFAS No. 141 requires that all business combinations within the scope of the statement are to be accounted for under the purchase method. Since the Operating Partnership accounts for its acquisitions under the purchase method, the adoption of this statement did not have a material effect on its interim financial statements.

         SFAS No. 142 specifies that goodwill and certain other types of intangible assets may no longer be amortized, but instead are subject to periodic impairment testing. During the three months ended March 31, 2002, the Operating Partnership recognized a goodwill impairment charge of approximately $10,300 due to the initial application of this statement. This charge was due to an impairment of the goodwill of the Temperature-Controlled Logistics Corporation. This charge is reported as a change in accounting principle and is included in Cumulative Effect of a Change in Accounting Principle. SFAS No. 142 provides for a transitional period of up to 12 months. Any need for impairment must be assessed within the first six months and the amount of impairment must be determined within the next six months. Any additional impairment taken in subsequent interim periods during 2002 related to the initial adoption of this statement will require the first quarter financial statements to be restated. The Operating Partnership expects its additional impairment losses to range between $0 and $9,000 due to the initial application of this statement.

         In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The statement is effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. The adoption of this statement did not materially affect the Operating Partnership's interim or annual financial statements; however, for the three months ended March 31, 2002, financial statement presentation was modified to report the results of operations including any gains or losses recognized in accordance with this statement, and financial position of the Operating Partnership's real estate assets sold or classified as held for sale as discontinued operations. As a result, the Operating Partnership has reclassified certain amounts in prior period financial statements to conform with the new presentation requirements.

3.   PROPERTIES HELD FOR SALE:

BEHAVIORAL HEALTHCARE PROPERTIES

         As of March 31, 2002, the Operating Partnership owned 10 behavioral healthcare properties, all of which were classified as held for sale. The carrying value of the behavioral healthcare properties at March 31, 2002 was approximately $27,337. During the three months ended March 31, 2002, the Operating Partnership recognized an impairment charge of approximately $600 on one of the behavioral healthcare properties held for sale, which is included in Discontinued Operations - Income and Gain on Assets Sold and Held for Sale. This amount represents the difference between the carrying value and the estimated sales price less costs of the sale for this property. Depreciation expense has not been recognized since the dates the behavioral healthcare properties were classified as held for sale. The Operating Partnership has entered into contracts or letters of intent to sell five behavioral healthcare properties and is actively marketing for sale the remaining five behavioral healthcare properties. The sales of these behavioral healthcare properties are expected to close within the next year.

         The major classes of assets and liabilities associated with the behavioral healthcare properties held for sale are as follows:


                                                        AS OF
                                           -------------------------------------
                                           MARCH 31, 2002  DECEMBER 31, 2001(1)
                                           --------------  --------------------


Land                                       $       12,785    $         12,785
Buildings and improvements                         17,019              17,619
Furniture, Fixtures and Equipment                   2,526               2,526
Accumulated Depreciation                           (4,993)             (4,993)
                                           --------------    ----------------
Net Investment in Real Estate              $       27,337    $         27,937
                                           ==============    ================


-----------------------------------
(1) Excludes $7,221 of net investment in real estate related to the Cedar Springs Plaza Office Property, which was sold during the three months ended March 31, 2002.

4.   EARNINGS PER UNIT OF PARTNERSHIP INTEREST:

         SFAS No. 128 "Earnings Per Share" ("EPS") specifies the computation, presentation and disclosure requirements for earnings per share. Basic EPS excludes all dilution while Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares.

                                                                          FOR THE THREE MONTHS ENDED MARCH 31,
                                                          -------------------------------------------------------------------------
                                                                       2002                              2001
                                                          ------------------------------------  -----------------------------------
                                                                        Wtd. Avg.    Per Unit                 Wtd. Avg.   Per Unit
                                                            Income        Units       Amount      Income        Units      Amount
                                                          ----------   ----------   ----------  ----------   ----------  ----------
BASIC EPS -
Income before discontinued operations and
   cumulative effect of a change in accounting principle  $   29,313       66,303               $   43,079       67,913
6 3/4% Series A Preferred unit distributions                  (3,375)          --                   (3,375)          --
                                                          ----------   ----------   ----------  ----------   ----------  ----------

Income available to partners before
    discontinued operations and cumulative
   effect of a change in accounting principle             $   25,938       66,303   $     0.39  $   39,704       67,913  $     0.59
Discontinued operations                                        3,696           --         0.06         183           --          --
Cumulative effect of a change in
   accounting principle                                      (10,326)          --        (0.16)         --           --          --
                                                          ----------   ----------   ----------  ----------   ----------  ----------

Net income available to partners                          $   19,308       66,303   $     0.29  $   39,887       67,913  $     0.59
                                                          ==========   ==========   ==========  ==========   ==========  ==========

DILUTED EPS -
Income available to partners before
    discontinued operations and cumulative
   effect of a change in accounting principle             $   25,938       66,303               $   39,704       67,913

Effect of dilutive securities:
   Unit options                                                   --          255                       --          808
                                                          ----------   ----------   ----------  ----------   ----------  ----------

Income available to partners before
    discontinued operations and cumulative
   effect of a change in accounting principle             $   25,938       66,558   $     0.39  $   39,704       68,721  $     0.58
Discontinued operations                                        3,696           --         0.06         183           --          --
Cumulative effect of a change in
   accounting principle                                      (10,326)          --        (0.16)         --           --          --
                                                          ----------   ----------   ----------  ----------   ----------  ----------

Net income available to partners                          $   19,308       66,558   $     0.29  $   39,887       68,721  $     0.58
                                                          ==========   ==========   ==========  ==========   ==========  ==========


         The effect of the conversion of the Series A Convertible Cumulative Preferred Units is not included in the computation of Diluted EPS for the three months ended March 31, 2002 or 2001, since the effect of their conversion is antidilutive.

5.   SUPPLEMENTAL DISCLOSURE TO STATEMENTS OF CASH FLOWS:



                                                                                           FOR THE THREE MONTHS
                                                                                              ENDED MARCH 31,
                                                                                        ----------------------------
                                                                                             2002            2001
                                                                                        ------------    ------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

    Interest paid on debt ............................................................  $     44,674    $     54,883
    Additional interest paid resulting from cash flow hedge agreements ...............         5,745             877
                                                                                        ------------    ------------
    Total interest paid ..............................................................  $     50,419    $     55,760
                                                                                        ============    ============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
   FINANCING ACTIVITIES:
    Unrealized net (loss) gain on available-for-sale securities ......................  $       (631)   $        224
    Adjustment of cash flow hedges to fair value .....................................         7,193          (9,532)
    Impairment related to real estate assets .........................................            --           2,150
    Impairment related to real estate assets held for sale ...........................           600              --

SUPPLEMENTAL SCHEDULE OF TRANSFER OF ASSETS AND ASSUMPTIONS OF LIABILITIES
    PURSUANT TO THE FEBRUARY 14, 2002 AGREEMENT WITH COPI:
     Net investment in real estate ...................................................  $    570,175    $         --
     Restricted cash and cash equivalents ............................................         3,968              --
     Accounts receivable, net ........................................................        23,338              --
     Investments in real estate mortgages and equity of unconsolidated companies .....      (309,103)             --
     Notes receivable - net ..........................................................       (29,816)             --
     Income tax asset - current and deferred, net ....................................        21,784              --
     Other assets, net ...............................................................        63,263              --
     Notes payable ...................................................................      (129,157)             --
     Accounts payable - accrued expenses and other liabilities .......................      (201,159)             --
     Minority Interest - Consolidated real estate partnerships .......................       (51,519)             --
                                                                                        ------------    ------------
        Increase in cash resulting from the COPI agreement ...........................  $    (38,226)   $         --
                                                                                        ============    ============

6.   SEGMENT REPORTING:

         The Operating Partnership currently has four major investment segments: the Office Segment; the Resort/Hotel Segment; the Residential Development Segment; and the Temperature-Controlled Logistics Segment. Management organizes these segments within the Operating Partnership based on property type for making operating decisions and assessing performance. Investment segments for SFAS No. 131 are determined on the same basis.

         The Operating Partnership uses funds from operations ("FFO") as the measure of segment profit or loss. FFO, as used in this document, means:

         o  Net Income (Loss) - determined in conformity with GAAP;

            o excluding gains (or losses) from sales of depreciable operating property;

            o  excluding extraordinary items (as defined by GAAP);

            o  plus depreciation and amortization of real estate assets; and

            o after adjustments for unconsolidated partnerships and joint ventures.

         The National Association of Real Estate Investment Trusts ("NAREIT") developed FFO as a relative measure of performance and liquidity of an equity REIT to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. The Operating Partnership considers FFO an appropriate measure of performance for an operating partnership of an equity REIT, and for its investment segments. However, the Operating Partnership's measure of FFO may not be comparable to similarly titled measures of operating partnerships of REITs (other than the Company) because these REITs may apply the definition of FFO in a different manner than the Operating Partnership.

         Selected financial information related to each segment for the three months ended March 31, 2002 and 2001 and identifiable assets for each of the segments at March 31, 2002 and December 31, 2001 are presented below.



SELECTED FINANCIAL INFORMATION:                                                               TEMPERATURE-
                                                                                  RESIDENTIAL CONTROLLED
                                                           OFFICE   RESORT/HOTEL DEVELOPMENT  LOGISTICS    CORPORATE
FOR THE THREE MONTHS ENDED MARCH 31, 2002                  SEGMENT    SEGMENT      SEGMENT     SEGMENT    AND OTHER(1)     TOTAL
-----------------------------------------                 --------- ------------ ----------- ------------ ------------   ---------

Revenue                                                  $ 143,471    $ 38,524     $ 48,065    $     --    $   7,650     $ 237,710
Equity in net income (loss) of unconsolidated companies      1,310          --       12,483        (310)      (4,061)        9,422
Segment funds from operations                               80,572      20,910       15,561       5,401      (52,893)(2)    69,551

Adjustments to reconcile Funds from Operations
  to Net Income:
  Depreciation and amortization of real estate assets                                                                      (32,139)
  Gain on property sales, net                                                                                                4,244
   Cumulative effect of a change in accounting principle                                                                   (10,326)
  Impairment related  to real estate assets
    and assets held for sale                                                                                                  (600)
  Adjustment for investments in real estate
    mortgages and equity of unconsolidated companies:
     Office Properties                                                                                                      (2,162)
     Residential Development Properties                                                                                       (903)
     Temperature-Controlled Logistics Properties                                                                            (5,711)
     Other                                                                                                                  (2,646)
    Preferred Unit distributions                                                                                             3,375
                                                                                                                         ---------
Net Income                                                                                                               $  22,683
                                                                                                                         =========



                                                                                              TEMPERATURE-
                                                                                  RESIDENTIAL  CONTROLLED
                                                          OFFICE     RESORT/HOTEL DEVELOPMENT   LOGISTICS   CORPORATE
FOR THE THREE MONTHS ENDED MARCH 31, 2001                  SEGMENT      SEGMENT     SEGMENT      SEGMENT   AND OTHER(1)    TOTAL
                                                          ---------  ------------ ------------ ----------- ------------  ---------

 Revenue                                                  $ 153,384    $ 15,949     $     --    $     --    $  16,948     $ 186,281
 Equity in net income of unconsolidated companies             1,093          --       10,708       2,719        1,846        16,366
 Segment funds from operations                               90,153      15,752       13,066       8,325      (47,090)(2)    80,206
 Adjustments to reconcile Funds from Operations
  to Net Income:
  Depreciation and amortization of real estate assets                                                                       (29,495)
  Gain on property sales, net                                                                                                 1,330
  Impairment and other adjustments related to the
   behavioral healthcare assets                                                                                              (2,150)
  Adjustment for investments in real estate
   mortgages and equity of unconsolidated companies:
     Office Properties                                                                                                       (2,040)
     Residential Development Properties                                                                                      (2,358)
     Temperature-Controlled Logistics Properties                                                                             (5,606)
   Preferred Unit distributions                                                                                               3,375
                                                                                                                          ---------
 Net Income                                                                                                               $  43,262
                                                                                                                          =========

IDENTIFIABLE ASSETS:                                                            Temperature-
                                                                 Residential    Controlled
                                     Office      Resort/Hotel    Development     Logistics    Corporate
                                    Segment         Segment        Segment        Segment     and Other(1)       Total
                                  -------------  --------------  -------------  ------------  ------------   -------------
BALANCE AT MARCH 31, 2002          $ 2,664,835       $ 506,655      $ 766,400     $ 297,910     $ 494,989     $ 4,730,789
                                                                                                              ===========

BALANCE AT DECEMBER 31, 2001       $ 2,727,939       $ 442,724      $ 371,535     $ 308,427     $ 572,201     $ 4,422,826
                                                                                                              ===========

--------------------------
(1) For purposes of this Note, the behavioral healthcare properties' financial information has been included in this column.

(2) Includes interest and other income, behavioral healthcare property income, preferred return paid to GMAC Commercial Mortgage Corporation ("GMACCM"), other unconsolidated companies, less depreciation and amortization of non-real estate assets and amortization of deferred financing costs.

         See "Note 7. Investments in Real Estate Mortgages and Equity of Unconsolidated Companies - Temperature-Controlled Logistics Properties" for a description of the sole lessee of the Temperature-Controlled Logistics Properties.

7.   INVESTMENTS IN REAL ESTATE MORTGAGES AND EQUITY OF UNCONSOLIDATED COMPANIES

         Investments in which the Operating Partnership does not have a controlling interest are accounted for under the equity method. The following is a summary of the Operating Partnership's ownership in significant unconsolidated companies or equity investments:


                                                                                              OPERATING PARTNERSHIP'S
                                                                                                 OWNERSHIP AS OF
                      Entity                                   CLASSIFICATION                     MARCH 31, 2002
--------------------------------------------------- -------------------------------------   --------------------------
Mira Vista Development Corp.                              Residential Development                 94.0%(2)(3)
Houston Area Development Corp.                            Residential Development                 94.0%(2)(4)
The Woodlands Land Development
    Company, L.P.(1)                                      Residential Development                 42.5%(2)(5)(6)
Desert Mountain Commercial, L.L.C.(1)                     Residential Development                 46.5%(2)(7)
East West Resorts Development II, L.P., L.L.L.P.(1)       Residential Development                 38.5%(2)(8)
Blue River Land Company, L.L.C.(1)                        Residential Development                 31.8%(2)(9)
Iron Horse Investments, L.L.C.(1)                         Residential Development                 27.1%(2)(10)
Manalapan Hotel Partners(1)                               Residential Development                 24.0%(2)(11)
Temperature-Controlled Logistics Partnership          Temperature-Controlled Logistics            40.0%(12)
Main Street Partners, L.P.                                Office (Bank One Center)                50.0%(13)
The Woodlands Commercial Properties Company, L.P.                  Office                         42.5%(6)(14)
Crescent 5 Houston Center, L.P.                          Office (5 Houston Center)                25.0%(15)
Austin PT BK One Tower Office Limited Partnership         Office (Bank One Tower)                 20.0%(16)
Houston PT Four Westlake Office Limited Partnership     Office (Four Westlake Park)               20.0%(16)
DBL Holdings, Inc.                                                 Other                          97.4%(17)
CR License, L.L.C.                                                 Other                          30.0%(18)
Woodlands Operating Company, L.P.                                  Other                          42.5%(5)(6)

----------------------------

(1) On February 14, 2002, the Operating Partnership executed an agreement with COPI, pursuant to which COPI transferred to subsidiaries of the Operating Partnership, in lieu of foreclosure, COPI's interests in substantially all of the voting stock in three of the Operating Partnership's Residential Development Corporations (Desert Mountain Development Corporation ("DMDC"), The Woodlands Land Company, Inc. ("TWLC"), and Crescent Resort Development, Inc. ("CRDI")) and in CRL Investments, Inc. ("CRLI"). As a result, the Operating Partnership fully consolidated the operations of these entities beginning on the date of the asset transfers. The Woodlands Land Development Company, L.P. is an unconsolidated equity investment of TWLC. Desert Mountain Commercial, L.L.C. is an unconsolidated equity investment of DMDC. East West Resorts Development II, L.P., L.L.L.P., Blue River Land Company, L.L.C., Iron Horse Investments, L.L.C., and Manalapan Hotel Partners, (collectively, the "CRD Subsidiaries") are unconsolidated equity investments of CRDI.

(2) See the Residential Development Properties Table included in "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" for the Residential Development Properties.

(3) The remaining 6.0% interest in Mira Vista Development, Corp. ("MVDC"), which represents 100% of the voting stock, is owned 4.0% by DBL Holdings, Inc. ("DBL") and 2.0% by third parties.

(4) The remaining 6.0% interest in Houston Area Development Corp. ("HADC"), which represents 100% of the voting stock, is owned 4.0% by DBL and 2.0% by a third party.

(5) The remaining 57.5% interest in The Woodlands Land Development Company, L.P. and The Woodlands Operating Company, L.P. is owned by an affiliate of Morgan Stanley.

(6) Distributions are made to partners based on specified payout percentages. During the three months ended March 31, 2002, the payout percentage to the Operating Partnership was 52.5%.

(7) The remaining 53.5% interest in Desert Mountain Commercial, L.L.C. is owned by parties unrelated to the Operating Partnership.

(8) Of the remaining 61.5% interest in East West Resorts Development II, L.P., L.L.L.P., 0.8% is indirectly owned by John Goff, Vice-Chairman of the Board of Trust Managers, Chief Executive Officer of the Company and sole director and Chief Executive Officer of the General Partner, through his 20% ownership of COPI Colorado, L.P. and 60.7% is owned by parties unrelated to the Operating Partnership.

(9) Of the remaining 68.2% interest in Blue River Land Company, L.L.C., 0.7% is indirectly owned by John Goff, Vice-Chairman of the Board of Trust Managers and Chief Executive Officer of the Company and sole director and Chief Executive Officer of the General Partner, through his 20% ownership of COPI Colorado, L.P. and 67.5% is owned by parties unrelated to the Operating Partnership.

(10) Of the remaining 72.9% interest in Iron Horse Investments, L.L.C., 0.6% is indirectly owned by John Goff, Vice-Chairman of the Board of Trust Managers and Chief Executive Officer of the Company and sole director and Chief Executive Officer of the General Partner, through his 20% ownership of COPI Colorado, L.P. and 72.3% is owned by parties unrelated to the Operating Partnership.

(11) Of the remaining 76.0% interest in Manalapan Hotel Partners, 0.5% is indirectly owned by John Goff, Vice-Chairman of the Board of Trust Managers and Chief Executive Officer of the Company and sole director and Chief Executive Officer of the General Partner, through his 20% ownership of COPI Colorado, L.P. and 75.5% is owned by parties unrelated to the Operating Partnership.

(12) The remaining 60.0% interest in the Temperature-Controlled Logistics Partnership is owned by Vornado Realty Trust, L.P.

(13) The remaining 50.0% interest in Main Street Partners, L.P. is owned by TrizecHahn Corporation.

(14) The remaining 57.5% interest in The Woodlands Commercial Properties Company, L.P. is owned by an affiliate of Morgan Stanley. Distributions are made to partners based on specified payout percentages.

(15) The remaining 75.0% interest in Crescent 5 Houston Center, L.P. is owned by a pension fund advised by JP Morgan Investment Management, Inc. The Operating Partnership recorded $279 in development, management and leasing fees, related to this investment during the three months ended March 31, 2002. The 5 Houston Center Office Property is currently under construction.

(16) The remaining 80.0% interest in Austin PT BK One Tower Office Limited Partnership and Houston PT Four Westlake Office Limited Partnership is owned by an affiliate of General Electric Pension Fund. The Operating Partnership recorded $122 in management and leasing fees for these Office Properties during the three months ended March 31, 2002.

(17) John Goff, Vice-Chairman of the Board of Trust Managers and Chief Executive Officer of the Company and sole director and Chief Executive Officer of the General Partner, obtained the remaining 2.6% economic interest in DBL (including 100% of the voting interest in DBL) in exchange for his voting interests in MVDC and HADC, originally valued at approximately $380, and approximately $63 in cash, or total consideration valued at approximately $443. At March 31, 2002, Mr. Goff's interest in DBL was approximately $506.

(18) The remaining 70.0% interest in CR License, LLC is owned by a group of individuals unrelated to the Operating Partnership.

UNCONSOLIDATED PROPERTY DISPOSITIONS

         During the three months ended March 31, 2002, the Woodlands Commercial Properties Company, L.P., ("Woodlands CPC") sold two office properties located within The Woodlands, Texas. The sales generated net proceeds, after the repayment of debt, of approximately $8,900, of which the Operating Partnership's portion was approximately $4,700. The sale generated a net gain of approximately $11,500, of which the Operating Partnership's portion was approximately $6,000. The proceeds received by the Operating Partnership were used primarily for working capital purposes.

TEMPERATURE-CONTROLLED LOGISTICS PROPERTIES

         As of March 31, 2002, the Operating Partnership held a 40% interest in the Temperature-Controlled Logistics Partnership, which owns the Temperature-Controlled Logistics Corporation, which directly or indirectly owns the 89 Temperature-Controlled Logistics Properties, with an aggregate of approximately 445.2 million cubic feet (17.7 million square feet) of warehouse space.

         The Temperature-Controlled Logistics Corporation leases the Temperature-Controlled Logistics Properties to a partnership ("AmeriCold Logistics") owned 60% by Vornado Operating L.P. and 40% by a subsidiary of COPI. The Operating Partnership has no interest in AmeriCold Logistics.

         AmeriCold Logistics, as sole lessee of the Temperature-Controlled Logistics Properties, leases the Temperature-Controlled Logistics Properties from the Temperature-Controlled Logistics Corporation under three triple-net master leases, as amended. On February 22, 2001, the Temperature-Controlled Logistics Corporation and AmeriCold Logistics agreed to restructure certain financial terms of the leases, including the adjustment of the rental obligation for 2001 to $146,000, the adjustment of the rental obligation for 2002 to $150,000 (plus contingent rent in certain circumstances), the increase of the Temperature-Controlled Logistics Corporation's share of capital expenditures for the maintenance of the properties from $5,000 to $9,500 (effective January 1, 2000) and the extension of the date on which deferred rent was required to be paid to December 31, 2003.

         AmeriCold Logistics' same-store earnings before interest, taxes, depreciation and amortization, and rent ("EBITDAR") for the three months ended March 31, 2002 remained relatively flat compared with the same period of 2001. Declines throughout 2001 were the result of consolidation among retail and food service channels that began in 2000 and has continued to significantly limit the ability of manufacturers to pass along cost increases by raising prices. AmeriCold Logistics continues to see low occupancy levels as compared to prior years; however, additional throughput and effective cost controls have helped stabilize earnings in the first quarter of 2002.

         AmeriCold Logistics deferred $3,000 of the total $35,000 of rent for the three months ended March 31, 2002. The Operating Partnership's share of the deferred rent was $1,200, and the Operating Partnership recorded a 100% valuation allowance for the deferred rent. In December 2001, the Temperature Controlled Logistics Corporation waived its right to collect $39,800 of the total $49,900 of deferred rent, of which the Operating Partnership's share was $15,900. The Temperature-Controlled Logistics Corporation and the Operating Partnership had recorded adequate valuation allowances related to the waived deferred rental revenue during the years ended December 31, 2000 and 2001; therefore, there was no financial statement impact to the Temperature-Controlled Logistics Corporation or to the Operating Partnership related to the Temperature-Controlled Logistics Corporation's decision to waive collection of deferred rent.

         The following table shows the total, and the Operating Partnership's portion of, deferred rent and valuation allowance at December 31, 2001 and for the three months ended March 31, 2002.



                                            DEFERRED RENT               VALUATION ALLOWANCE
                                      ---------------------------   ---------------------------
                                                      OPERATING                     OPERATING
                                                    PARTNERSHIP'S                 PARTNERSHIP'S
                                         TOTAL         PORTION         TOTAL         PORTION
                                      ------------  -------------   ------------  -------------
Balance at December 31, 2001          $     10,100   $      3,900   $         --   $         --
For the three months ended
   March 31, 2002                            3,000          1,200          3,000          1,200
                                      ------------   ------------   ------------   ------------
Total                                 $     13,100   $      5,100   $      3,000   $      1,200
                                      ============   ============   ============   ============


SUMMARY FINANCIAL INFORMATION

         The Operating Partnership reports its share of income and losses based on its ownership interest in its respective equity investments, adjusted for any preference payments. As a result of the Operating Partnership's transaction with COPI on February 14, 2002, certain entities that were reported as unconsolidated entities as of December 31, 2001 and for the three months ended March 31, 2001 are consolidated in the March 31, 2002 financial statements. Additionally, certain unconsolidated subsidiaries of the newly consolidated entities are now shown separately as unconsolidated entities of the Operating Partnership. The unconsolidated entities that are included under the headings on the following tables are summarized below.

         Balance Sheets as of March 31, 2002:

               o Other Residential Development Corporations - This includes Desert Mountain Commercial, L.L.C. ("DMC"), CRD Subsidiaries, MVDC and HADC. DMC and CRD Subsidiaries are unconsolidated investments of DMDC and CRDI, respectively;

               o The Woodlands Land Development Company, L.P. ("TWLDC") - This is an unconsolidated investment of TWLC;

               o    Temperature-Controlled Logistics ("TCL"); and

               o Office - This includes Main Street Partners, L.P., Houston PT Four Westlake Office Limited Partnership, Austin PT BK One Tower Office Limited Partnership, Crescent 5 Houston Center, L.P., and Woodlands CPC.

         Balance Sheets as of December 31, 2001:

               o Crescent Resort Development, Inc.- This entity was consolidated beginning February 14, 2002 as a result of the COPI transaction. Its unconsolidated investments, CRD Subsidiaries, are included under "Other Residential Development Corporations" in the following Balance Sheets as of March 31, 2002;

               o The Woodlands Land Company, Inc. - This entity was consolidated beginning February 14, 2002 as a result of the COPI transaction. Its unconsolidated subsidiary is included under "The Woodlands Land Development Company, L.P." in the following Balance Sheets as of March 31, 2002;

               o Other Residential Development Corporations - This includes DMDC, MVDC and HADC. DMDC was consolidated beginning February 14, 2002 as a result of the COPI transaction;

               o    Temperature-Controlled Logistics; and

               o Office - This includes Main Street Partners, L.P., Houston PT Four Westlake Office Limited Partnership, Austin PT BK One Tower Office Limited Partnership, Crescent 5 Houston Center, L.P. and Woodlands CPC.

         Summary Statement of Operations for the three months ended March 31, 2002:

               o Other Residential Development Corporations - This includes the operating results of DMDC and CRDI for the period January 1 through February 14, 2002; the operating results of CRD Subsidiaries and DMC for the period February 15 through March 31, 2002; and the operating results of MVDC, HADC for the three months ended March 31, 2002. CRD Subsidiaries are unconsolidated subsidiaries of CRDI;

               o The Woodlands Land Development Company, L.P. - This includes TWLDC's operating results for the period February 15 through March 31, 2002 and TWLC for the period January 1 through February 14, 2002. TWLDC is an unconsolidated subsidiary of TWLC;

               o Temperature-Controlled Logistics - This includes the operating results for TCL for the three months ended March 31, 2002; and

               o Office - This includes the operating results for Main Street Partners, L.P., Houston PT Four Westlake Office Limited Partnership, Austin PT BK One Tower Office Limited Partnership, Crescent 5 Houston Center, L.P. and Woodlands CPC for the three months ended March 31, 2002.

         Summary Statement of Operations for the three months ended March 31, 2001:

               o Crescent Resort Development, Inc.- This includes the operating results of CRDI for the three months ended March 31, 2001;

               o Other Residential Development Corporations - This includes the operating results of DMDC, MVDC and HADC for the three months ended March 31, 2001;

               o The Woodlands Land Company, LP - This includes the operating results of TWLC and TWLDC for the three months ended March 31, 2001;

               o Temperature-Controlled Logistics - This includes the operating results for TCL for the three months ended March 31, 2001; and

               o Office - This includes the operating results for Main Street Partners and Woodlands CPC, for the three months ended March 31, 2001.

BALANCE SHEETS:

                                                                                 AS OF MARCH 31, 2002
                                                          -------------------------------------------------------------------------
                                                                            THE
                                                             OTHER       WOODLANDS
                                                           RESIDENTIAL      LAND        TEMPERATURE-
                                                           DEVELOPMENT   DEVELOPMENT     CONTROLLED
                                                          CORPORATIONS   COMPANY, L.P.    LOGISTICS      OFFICE           OTHER
                                                          -------------  -------------  -------------  -------------  -------------
Real estate, net                                          $     111,976  $     372,289  $   1,255,764  $     547,429
Cash                                                              8,807          2,617         41,734         12,779
Other assets                                                      9,500         36,482         59,217         32,635
                                                          -------------  -------------  -------------  -------------
     Total assets                                         $     130,283  $     411,388  $   1,356,715  $     592,843
                                                          =============  =============  =============  =============

Notes payable                                             $      70,264  $     250,763  $     555,617  $     319,408
Notes payable to the Operating Partnership                          251         10,638          4,833             --
Other liabilities                                                41,701         53,309         52,361         18,532
Equity                                                           18,067         96,678        743,904        254,903
                                                          -------------  -------------  -------------  -------------
      Total liabilities and equity                        $     130,283  $     411,388  $   1,356,715  $     592,843
                                                          =============  =============  =============  =============

Operating Partnership's share of unconsolidated debt(1)   $      17,204  $     106,574  $     222,247  $     121,380
                                                          =============  =============  =============  =============

Operating Partnership's investments in real estate
  mortgages and equity of unconsolidated
  companies                                               $      47,431  $      41,469  $     297,910  $     100,395  $      39,713
                                                          =============  =============  =============  =============  =============

                                                                            AS OF DECEMBER 31, 2001
                                              -------------------------------------------------------------------------------------
                                               CRESCENT         OTHER           THE
                                                RESORT        RESIDENTIAL     WOODLANDS    TEMPERATURE-
                                              DEVELOPMENT,    DEVELOPMENT       LAND       CONTROLLED
                                                  INC.       CORPORATIONS   COMPANY,INC.    LOGISTICS        OFFICE        OTHER
                                              ------------   ------------   ------------   ------------  ------------  ------------
Real estate, net                              $    393,784   $    173,991   $    365,636   $  1,272,784  $    553,147
Cash                                                17,570          7,973          2,688         23,412        28,224
Other assets                                        31,749         94,392         32,244         82,967        31,654
                                              ------------   ------------   ------------   ------------  ------------
     Total assets                             $    443,103   $    276,356   $    400,568   $  1,379,163  $    613,025
                                              ============   ============   ============   ============  ============

Notes payable                                 $         --   $         --   $    225,263   $    558,949  $    324,718
Notes payable to the Operating Partnership         180,827         60,000             --          4,833            --
Other liabilities                                  232,767        168,671         74,271         46,395        29,394
Equity                                              29,509         47,685        101,034        768,986       258,913
                                              ------------   ------------   ------------   ------------  ------------
      Total liabilities and equity            $    443,103   $    276,356   $    400,568   $  1,379,163  $    613,025
                                              ============   ============   ============   ============  ============
Operating Partnership's share of
   unconsolidated debt (1)                    $         --   $         --   $     90,949   $    223,580  $    126,580
                                              ============   ============   ============   ============  ============

Operating Partnership's investments in real
  estate mortgages and equity of
  unconsolidated companies                    $    222,082   $    120,407   $     29,046   $    308,427  $    121,423  $     36,932
                                              ============   ============   ============   ============  ============  ============

--------------------------------
(1) As of March 31, 2002, the Operating Partnership guaranteed or provided letters of credit related to approximately $30,010 of unconsolidated debt and had obligations to potentially provide an additional $59,990 in guarantees, primarily related to construction loans. At December 31, 2001, the Operating Partnership guaranteed or provided letters of credit related to approximately $17,208 of unconsolidated debt.

SUMMARY STATEMENTS OF OPERATIONS:

                                                                   FOR THE THREE MONTHS ENDED MARCH 31, 2002
                                              ----------------------------------------------------------------------------------
                                                                   THE
                                                 OTHER          WOODLANDS
                                               RESIDENTIAL         LAND        TEMPERATURE-
                                               DEVELOPMENT      DEVELOPMENT     CONTROLLED
                                               CORPORATIONS     COMPANY, LP.    LOGISTICS(1)          OFFICE           OTHER
                                              -------------    -------------   -------------       -------------   -------------
Total revenue                                 $      88,014    $      35,856   $      31,959       $      24,111
Expense:
   Operating expense                                 79,498           15,383           6,986(2)           10,638
   Interest expense                                   1,619              929          10,932               4,420
   Depreciation and amortization                      1,830              871          14,816               5,493
   Tax (benefit) expense                                (70)             406              --                  --
                                              -------------    -------------   -------------       -------------
Total expense                                        82,877           17,589          32,734              20,551
                                              -------------    -------------   -------------       -------------

Net income                                    $       5,137    $      18,267   $        (775)(2)   $       3,560
                                              =============    =============   =============       =============

Operating Partnership's equity in net
  income of unconsolidated companies          $       2,783    $       9,700   $        (310)      $       1,310   $      (4,061)(3)
                                              =============    =============   =============       =============   =============

                                                              FOR THE THREE MONTHS ENDED MARCH 31, 2001
                                       -------------------------------------------------------------------------------------------
                                         CRESCENT        OTHER          THE
                                          RESORT       RESIDENTIAL    WOODLANDS      TEMPERATURE-
                                       DEVELOPMENT,   DEVELOPMENT        LAND        CONTROLLED
                                           INC.       CORPORATIONS   COMPANY, INC.     LOGISTICS          OFFICE          OTHER
                                       ------------   ------------   -------------   ------------      ------------   ------------
Total revenue                          $     60,928   $     19,364    $     31,764   $     38,106      $     19,919
Expense:
   Operating expense                         49,798         16,867          19,984          4,998(1)          8,040
   Interest expense                           1,447            315           1,283         11,416             5,282
   Depreciation and amortization              1,415          1,512           1,683         14,642             4,136
   Tax (benefit) expense                        791           (680)          3,526             --                --
                                       ------------   ------------    ------------   ------------      ------------
Total expense                                53,451         18,014          26,476         31,056            17,458
                                       ------------   ------------    ------------   ------------      ------------

Net income                             $      7,477   $      1,350    $      5,288   $      7,050      $      2,461
                                       ============   ============    ============   ============      ============

Operating Partnership's
  equity in net income of
  unconsolidated companies             $      6,730   $      1,305    $      2,673   $      2,719      $      1,093   $      1,846
                                       ============   ============    ============   ============      ============   ============

------------------------------------

(1) Inclusive of the preferred return paid to Vornado Realty Trust (1% per annum of the Total Combined Assets).

(2) Excludes the goodwill write-off for TCL, which is recorded on the accompanying financial statements as a cumulative effect of a change in accounting principle.

(3) Includes impairment of an investment in real estate partnership of $1,200 and impairment of DBL-CBO of $2,600.

8.   NOTES PAYABLE AND BORROWINGS UNDER FLEET FACILITY:

         The following is a summary of the Operating Partnership's debt financing at March 31, 2002:


                                                                                                         BALANCE
                                                                                                      OUTSTANDING AT
                                                                                                      MARCH 31, 2002
                                                                                                   ---------------------
SECURED DEBT

Fleet Fund I and II Term Loan due May 2005, bears interest at LIBOR plus 325 basis points (at March 31, 2002, the interest rate was 5.17%), with a four-year interest-only term,
secured by equity interests in Funding I and II ...................................................... $    275,000

AEGON Partnership Note(1) due July 2009, bears interest at 7.53% with monthly principal and interest payments based on a 25-year amortization schedule, secured by the Funding III, IV and V
Properties ...........................................................................................      268,781

LaSalle Note I(2) bears interest at 7.83% with an initial seven-year interest-only term (through
August 2002), followed by principal amortization based on a 25-year amortization schedule
through maturity in August 2027, secured by the Funding I Properties .................................      239,000

Deutsche Bank-CMBS Loan (3) due May 2004, bears interest at the 30-day LIBOR rate plus 234 basis points (at March 31, 2002, the interest rate was 5.84%),
with a three-year interest-only term..................................................................      220,000

JP Morgan Mortgage Note(4), bears interest at a fixed rate of 8.31% with principal amortization based on a 15-year amortization schedule through maturity in October 2016,
secured by the Houston Center mixed-use Office Property complex ......................................      198,448

LaSalle Note II(5) bears interest at 7.79% with an initial seven-year interest-only term (through
March 2003), followed by principal amortization based on a 25-year amortization schedule
through maturity in March 2028, secured by the Funding II Properties .................................      161,000

CIGNA Note due December 2002, bears interest at 7.47% with an interest-only term, secured
by the MCI Tower Office Property and Denver Marriott City Center Resort/Hotel Property ...............       63,500

Metropolitan Life Note V (6) due December 2005, bears interest at 8.49% with monthly principal and interest payments based on a 25-year amortization schedule, secured by the Datran
Center Office Property ...............................................................................       38,558

Northwestern Life Note due January 2004, bears interest at 7.66% with an interest-only term,
secured by the 301 Congress Avenue Office Property ...................................................       26,000

National Bank of Arizona Revolving Line of Credit (7) due November 2003, secured by certain
DMDC assets ..........................................................................................       21,110

Woodmen of the World Note(8) due April 2009, bears interest at 8.20% with an initial five-year interest-only term (through April 2006), followed by principal amortization based on a 25-year
amortization schedule, secured by the Avallon IV Office Property .....................................        8,500

Nomura Funding VI Note(9) bears interest at 10.07% with monthly principal and interest payments based on a 25-year amortization schedule through maturity in
July 2020, secured by the Funding VI Property ........................................................        8,148

                                                                                                         BALANCE
                                                                                                      OUTSTANDING AT
                                                                                                      MARCH 31, 2002
                                                                                                   ---------------------
SECURED DEBT - CONTINUED

  Mitchell Mortgage Note due August 2002, bears interest at 7.00% with an interest-only term,
  secured by four of The Woodlands Office Properties .................................................        6,244

  Rigney Promissory Note due November 2012, bears interest at 8.50% with quarterly principal and
  interest payments based on a 15-year amortization schedule, secured by a parcel of land ............          641

  Construction, acquisition and other obligations, bearing fixed and variable interest rates ranging from 4.40% to 10.00% at March 31, 2002, with maturities ranging between June 2002 and
  December 2004, secured by various CRDI projects ....................................................       95,412

UNSECURED DEBT

  Fleet Facility(10) due May 2004, bears interest at LIBOR plus 187.5 basis points (at March 31,
  2002, the interest rate was 3.76%), with a three-year interest-only term and a
  one-year extension option ..........................................................................      334,500

  2007 Notes (11) bear interest at a fixed rate of 7.50% with a ten-year interest-only term, due
  September 2007 .....................................................................................      250,000

  2002 Notes(11) bear interest at a fixed rate of 7.00% with a five-year interest-only term, due
  September 2002 .....................................................................................      150,000

  Other obligations, with fixed interest rates ranging from 8.00% to 12.00% and variable interest rates ranging from the Fed Funds rate plus 150 basis points to LIBOR plus 375 basis
  points and with maturities ranging between November 2002 and January 2004 ..........................       15,541
                                                                                                       ------------


       Total Notes Payable ........................................................................... $  2,380,383
                                                                                                       ============

-----------------
(1) The outstanding principal balance of this note at maturity will be approximately $224,100.

(2) In August 2007, the interest rate will increase, and the Operating Partnership is required to remit, in addition to the monthly debt service payment, excess property cash flow, as defined, to be applied first against principal until the note is paid in full and thereafter, against accrued excess interest, as defined. It is the Operating Partnership's intention to repay the note in full at such time (August 2007) by making a final payment of approximately $220,500.

(3) This includes both a Deutsche Bank-CMBS note and a Fleet-Mezzanine note. The notes are due May 2004 and bear interest at the 30-day LIBOR rate plus a spread of (i) 164.7 basis points for the CMBS note, (at March 31, 2002, the interest rate was 5.15%), and (ii) 600 basis points for the Mezzanine note, (at March 31, 2002, the interest rate was 9.50%). The blended rate at March 31, 2002 for the two notes was 5.84%. The notes have three-year interest only terms and two one-year extension options, and are secured by the Office Properties owned by Funding X and the interest in Spectrum Center. The Fleet-Mezzanine note is secured by the interest in Funding X and Crescent Spectrum Center, L.P. and the Operating Partnership's interest in their general partner.

(4) At the end of seven years (October 2006), the interest rate will adjust based on current interest rates at that time. It is the Operating Partnership's intention to repay the note in full at such time (October
     2006) by making a final payment of approximately $177,800.

(5) In March 2006, the interest rate will increase, and the Operating Partnership is required to remit, in addition to the monthly debt service payment, excess property cash flow, as defined, to be applied first against principal until the note is paid in full and thereafter, against accrued excess interest, as defined. It is the Operating Partnership's intention to repay the note in full at such time (March 2006) by making a final payment of approximately $154,100.

(6) The outstanding principal balance of this loan at maturity will be approximately $29,100.

(7) This facility is a $50,000 line of credit secured by certain DMDC land and improvements ("vertical facility"), club facilities ("club loan"), and notes receivable ("warehouse facility"). The line restricts the vertical facility and club loan to a maximum outstanding amount of $40,000 and is subject to certain borrowing base limitations and bears interest at Prime (at March 31, 2002, the interest rate was 4.75%). The warehouse facility bears interest at Prime plus 100 basis points, (at March 31, 2002, the interest rate was 5.75%) and is limited to $10,000.

(8) The outstanding principal balance of this loan at maturity will be approximately $8,200.

(9) In July 2010, the interest rate due under the note will change to a 10-year Treasury yield plus 500 basis points or, if the Operating Partnership so elects, it may repay the note without penalty at that date by making a final payment of $6,135.

(10) The $400,000 Fleet Facility is an unsecured revolving line of credit.

(11) The notes were issued in an offering registered with the SEC.

         Below are the aggregate principal payments required as of March 31, 2002 under indebtedness of the Operating Partnership by year. Scheduled principal installments and amounts due at maturity are included.

                                    SECURED        UNSECURED       TOTAL(1)
                                 -------------   -------------   -------------
2002                             $     106,573   $     165,416   $     271,989
2003                                   128,849              --         128,849
2004                                   236,899         334,625         571,524
2005                                   329,339              --         329,339
2006                                   347,207              --         347,207
Thereafter                             481,475         250,000         731,475
                                 -------------   -------------   -------------
                                 $   1,630,342   $     750,041   $   2,380,383
                                 =============   =============   =============

----------------------------

(1) These amounts do not represent the effect of a one-year extension option on the Fleet Facility and two one-year extension options on the Deutsche Bank
     - CMBS Loan.

         The Operating Partnership has $271,989 of secured and unsecured debt payments due during 2002, consisting primarily of the Cigna Note, the Mitchell Mortgage Note, unsecured short-term borrowings and the 2002 Notes, which are expected to be funded through replacement debt financing.

         Any uncured or unwaived events of default on the Operating Partnership's loans can trigger an acceleration of payment on the loan in default. In addition, a default by the Operating Partnership or any of its subsidiaries with respect to any indebtedness in excess of $5,000 generally will result in a default under the Fleet Facility and the Fleet I and II Term Loan after the notice and cure periods for the other indebtedness have passed. As of March 31, 2002, the Operating Partnership was in compliance with all of its debt service coverage ratios and other covenants related to its outstanding debt. The Operating Partnership's debt facilities generally prohibit loan pre-payment for an initial period, allow pre-payment with a penalty during a following specified period and allow pre-payment without penalty after the expiration of that period. During the three months ended March 31, 2002, there were no circumstances that would require pre-payment penalties or increased collateral related to the Operating Partnership's existing debt.

         In addition to the subsidiaries listed in "Note 1. Organization and Basis of Presentation," certain other subsidiaries of the Operating Partnership were formed primarily for the purpose of obtaining secured and unsecured debt or joint venture financings. The following lists these entities, all of which are consolidated and are grouped based on the Properties to which they relate:
Funding I and Funding II Properties (CREM Holdings, LLC, Crescent Capital Funding, LLC, Crescent Funding Interest, LLC, CRE Management I Corp., CRE Management II Corp.); Funding III Properties (CRE Management III Corp.); Funding IV Properties (CRE Management IV Corp.); Funding V Properties (CRE Management V Corp.); Funding VI Properties (CRE Management VI Corp.); Funding VIII Properties (CRE Management VIII, LLC); Funding IX Properties (CRE Management IX, LLC); Funding X Properties (CREF X Holdings Management, LLC, CREF X Holdings, L. P., CRE Management X, LLC); Spectrum Center, (Spectrum Center Partners, L.P., Spectrum Mortgage Associates, L. P., CSC Holdings Management, LLC, Crescent SC Holdings, L.P., CSC Management, LLC).

9.       INTEREST RATE CAPS:

         In connection with the closing of the Deutsche Bank - CMBS Loan in May 2001, the Operating Partnership entered into a LIBOR interest rate cap struck at 7.16% for a notional amount of $220,000, and simultaneously sold a LIBOR interest rate cap with the same terms. Since these instruments do not reduce the Operating Partnership's net interest rate risk exposure, they do not qualify as hedges and changes to their respective fair values are charged to earnings. As the significant terms of these arrangements are substantially the same, the effects of a revaluation of these instruments are expected to substantially offset each other.

10.      CASH FLOW HEDGES:

         The Operating Partnership uses derivative financial instruments to convert a portion of its variable-rate debt to fixed-rate debt and to manage its fixed to variable-rate debt ratio. As of March 31, 2002, the Operating Partnership had entered into three cash flow hedge agreements, which are accounted for in conformity with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - an Amendment of FASB Statement No. 133."

         The following table shows information regarding the Operating Partnership's cash flow hedge agreements as of March 31, 2002 and interest expense for the three months ended March 31, 2002:

                                                                                ADDITIONAL
                                                                              INTEREST EXPENSE
  ISSUE          NOTIONAL       MATURITY       REFERENCE         FAIR        FOR THE THREE MONTHS
  DATE            AMOUNT          DATE           RATE        MARKET VALUE    ENDED MARCH 31, 2002
------------   ------------   ------------   ------------    ------------    --------------------
 7/21/99       $    200,000       9/2/03            6.183%   $     (8,236)   $              2,051
 5/15/01            200,000       2/3/03             7.11          (7,840)                  2,627
 4/14/00            100,000      4/18/04             6.76          (5,658)                  1,199

         The Operating Partnership has designated its three cash flow hedge agreements as cash flow hedges of LIBOR-based monthly interest payments on a designated pool of variable-rate LIBOR indexed debt that reprices closest to the reset dates of each cash flow hedge agreement. For retrospective effectiveness testing, the Operating Partnership uses the cumulative dollar offset approach as described in DIG Issue E8. The DIG is a task force designed to assist the FASB in answering questions that companies have resulting from implementation of SFAS No. 133. The Operating Partnership uses the change in variable cash flows method as described in DIG Issue G7 for prospective testing as well as for the actual recording of ineffectiveness, if any. Under this method, the Operating Partnership will compare the changes in the floating rate portion of each cash flow hedge to the floating rate of the hedged items. The cash flow hedges have been and are expected to remain highly effective. Changes in the fair value of these highly effective hedging instruments are recorded in accumulated other comprehensive income. The effective portion that has been deferred in accumulated other comprehensive income will be reclassified to earnings as interest expense when the hedged items impact earnings. If a cash flow hedge falls outside 80%-125% effectiveness for a quarter, all changes in the fair value of the cash flow hedge for the quarter will be recognized in earnings during the current period. If it is determined based on prospective testing that it is no longer likely a hedge will be highly effective on a prospective basis, the hedge will no longer be designated as a cash flow hedge and no longer qualify for accounting in conformity with SFAS Nos. 133 and 138.

         Over the next twelve months, an estimated $16,300 to $18,500 will be reclassified from accumulated other comprehensive income to interest expense and charged against earnings related to the effective portions of the cash flow hedge agreements.

         Additionally, CRDI, a consolidated subsidiary of the Operating Partnership, also uses derivative financial instruments to convert a portion of its variable-rate debt to fixed-rate debt. As of March 31, 2002, CRDI had entered into three cash flow hedge agreements, which are accounted for in conformity with SFAS Nos. 133 and 138.

         The following table shows information regarding CRDI's cash flow hedge agreements as of March 31, 2002 and capitalized interest for the three months ended March 31, 2002. Capitalized interest is related to debt for projects that are currently under development.

                                                                                  ADDITIONAL
                                                                             CAPITALIZED INTEREST
   ISSUE         NOTIONAL       MATURITY       REFERENCE         FAIR         FOR THE THREE MONTHS
   DATE           AMOUNT          DATE           RATE        MARKET VALUE     ENDED MARCH 31, 2002
------------   ------------   ------------   ------------    ------------    --------------------
 1/2/2001      $     10,818     11/16/2002          8.455%   $       (388)   $                 64
 9/4/2001             6,650       9/4/2003           7.12             (72)                     24
 9/4/2001             4,800       9/4/2003           7.12             (52)                     18

         CRDI uses the shortcut method described in SFAS No. 133, which eliminates the need to consider ineffectiveness of the hedges, and instead assumes that the hedges are highly effective.

11.      INCOME TAXES:

         The Company intends to maintain its qualification as a REIT under
Section 856 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). As a REIT, the Company generally will not be subject to corporate federal income taxes as long as it satisfies certain technical requirements of the Code, including the requirement to distribute 90% of REIT taxable income to its shareholders. Accordingly, the Operating Partnership does not believe that the Company will be liable for current income taxes on its REIT taxable income at the Federal level or in most of the states in which the Company operates. Additionally, in conjunction with the Operating Partnership's agreement with COPI, the Operating Partnership consolidated certain taxable REIT subsidiaries (the "TRS"), which are subject to federal and state income tax. The Operating Partnership's $4,300 total consolidated income tax benefit at March 31, 2002 includes tax expense related to the operations of the TRS of $2,400, offset by a tax benefit of $6,700. The $6,700 benefit results from the temporary difference between the financial reporting basis and the respective tax basis of the hotel leases acquired as part of the Operating Partnership's agreement with COPI. This temporary difference will be reversed over an estimated five-year period, which is the remaining lease term of the hotel leases. The anticipated reversal of the tax benefit for the full year 2002 will total approximately $1,500. Cash paid for income taxes in the first quarter of 2002 totaled approximately $2,000.

         The Operating Partnership's total net tax asset of approximately $27,800 includes $20,900 of net deferred tax assets and a $6,900 net current tax receivable at March 31, 2002. The tax effects of each type of temporary difference that give rise to a significant portion of the $20,900 deferred tax asset are as follows:

                                                                ADDITIONAL
                                                               ------------
Deferred recognition of DMDC club membership revenue           $     26,800
Recognition of development land cost of sales at DMDC
   and TWLC                                                         (10,500)
Recognition of hotel lease cost                                       6,700
Other                                                                (2,100)
                                                               ------------
Total deferred tax asset                                       $     20,900
                                                               ============

         The Operating Partnership recognizes deferred tax assets only to the extent that it is more likely than not that they will be realized based on consideration of available evidence, including tax planning strategies and other factors. As of March 31, 2002, no valuation allowances have been recorded.

         The $6,900 net current tax receivable results primarily from anticipated tax refunds related to recognition of a net operating loss carryback and 2001 overpayments of $11,700 for DMDC, offset by $4,800 current taxes payable.

12.    MINORITY INTEREST:

         Minority interest represents joint venture and preferred equity interests held by third parties in consolidated subsidiaries.

13.  SALE OF PREFERRED EQUITY INTERESTS IN SUBSIDIARY AND INTRACOMPANY LOAN:

SALE OF CLASS A UNITS IN FUNDING IX

         During the year ended December 31, 2000, the Operating Partnership formed Funding IX and contributed seven Office Properties and two Resort/Hotel Properties to Funding IX. As of March 31, 2002, Funding IX held seven Office Properties and one Resort/Hotel Property. The Operating Partnership owns 100% of the common voting interests in Funding IX, 0.1% in the form of a general partner interest and 99.9% in the form of a limited partner interest.

         As of March 31, 2002, GMAC Commercial Mortgage Corporation ("GMACCM") held $218,400 of non-voting, redeemable preferred Class A Units in Funding IX (the "Class A Units"). The Class A Units receive a preferred variable-rate dividend previously calculated at LIBOR plus 450 basis points. Beginning March 16, 2002, the preferred variable-rate dividend increased to LIBOR plus 550 basis points, which resulted in a dividend rate of approximately 7.38% per annum as of March 31, 2002. The Class A Units are redeemable at the option of the Operating Partnership at the original purchase price. Subsequent to March 31, 2002, the Operating Partnership redeemed approximately $101,100 of the Class A Units from GMACCM.

IMPACT ON FINANCIAL STATEMENTS OF INTRACOMPANY LOAN

         As of March 31, 2002, Funding IX had loaned a total of $281,107 from the net proceeds from the sale of the Class A Units and a portion of the net proceeds of the sale of one of the Properties held by Funding IX to Crescent SH IX, Inc. ("SH IX"), for the purchase of common shares of the Company. The note, which is included in Notes Receivable, Net, bears interest based on the dividends paid on the common shares held by SH IX, a wholly-owned subsidiary of the General Partner, and matures on March 15, 2003. SH IX is required to repay the loan, plus any accrued and unpaid interest, at that time. SH IX will receive the funds to repay the loan from the Company, pursuant to an agreement that requires the Company to repurchase, on or before March 15, 2003, the common shares of the Company held by SH IX. The Company will receive the funds to repurchase the common shares from SH IX from the Operating Partnership, pursuant to the limited partnership agreement of the Operating Partnership, which requires the Operating Partnership to repurchase from the Company a corresponding portion of the Company's limited partnership interest at such time as the Company repurchases shares. A portion of the proceeds received by Funding IX for the repayment of the principal amount of the note will be used to redeem Class A Units.

         As of March 31, 2002, the annual interest rate on the note was approximately 7.72%. For the three months ended March 31, 2002, the Operating Partnership recognized interest income of $5,424 on the note. See "Note 14. Partners' Capital." The repurchased common shares will be held in SH IX until all the Class A Units are redeemed. The Company, as a partner of the Operating Partnership, receives quarterly distributions from the Operating Partnership, which it then uses to make distributions to it shareholders. Distributions on these repurchased common shares will continue to be paid by the Company to SH IX, as a shareholder of the Company, and will be used by SH IX to make payments of interest due to Funding IX on the loan. Funding IX in turn will use these funds to pay dividends on the Class A Units.

         The operations, assets and liabilities of Funding IX and SH IX are consolidated with those of the Company in the Company's consolidated financial statements. The operations, assets and liabilities of Funding IX (but not those of SH IX) are consolidated with those of the Operating Partnership in the consolidated financial statements of the Operating Partnership. As a result, the note and the payments on the note by SH IX to Funding IX are eliminated in the Company's financial statements but are not eliminated in the financial statements of the Operating Partnership. These items, therefore, are included in Notes Receivable, Net and in Interest and Other Income in the Operating Partnership's financial statements.

         The following table compares the current financial statements of the Operating Partnership prepared in accordance with GAAP and the adjusted Operating Partnership financial statements, adjusted for the elimination of the intracompany loan and associated interest income. This table provides certain components of the financial statements, which would be affected by the elimination of the intracompany loan, accrued interest related to the loan and associated interest income.


                                                                                               AFTER ELIMINATION OF
                                                             GAAP PRESENTATION                  INTRACOMPANY LOAN
                                                     ---------------------------------   ---------------------------------
Balance Sheet Data:                                     MARCH 31,       DECEMBER 31,       MARCH 31,        DECEMBER 31,
                                                          2002              2001             2002               2001
                                                     ---------------   ---------------   ---------------   ---------------
Total assets                                         $     4,730,789   $     4,422,826   $     4,446,999   $     4,138,102


                                                            THREE MONTHS ENDED                  THREE MONTHS ENDED
                                                                 MARCH 31,                          MARCH 31,
                                                          2002              2001              2001              2002
                                                     ---------------   ---------------   ---------------   ---------------
OPERATING DATA:
Total Revenues                                       $       237,710   $       186,281   $       232,286   $       178,336
Operating income                                              20,972            32,066            15,548            24,121
Income from continuing operations                             25,938            39,704            20,514            31,759
Net income                                                    22,683            43,262            17,259            35,317
Basic earnings per unit(1):
    Income from continuing operations                $          0.39   $          0.59   $          0.31   $          0.47
Diluted earnings per unit(1):
    Income from continuing operations                $          0.39   $          0.58   $          0.31   $          0.46

----------------------------
(1) The weighted average units used to calculate basic and diluted earnings per unit include the common shares of the Company held in SH IX of 14,468,623 (7,234,312 equivalent units) for the three months ended March 31, 2002 and 2001. The adjusted basic and diluted earnings per unit after the elimination of the intracompany loan exclude the common shares of the Company held in SH IX.

14.  PARTNERS' CAPITAL:

         Each unit may be exchanged for either two common shares or, at the election of the Company, cash equal to the fair market value of two common shares at the time of the exchange. When a unitholder exchanges a unit, the Company's percentage interest in the Operating Partnership increases. During the three months ended March 31, 2002, there were 2,684 units exchanged for 5,368 common shares of the Company.

SHARE REPURCHASE PROGRAM

         On October 15, 2001, the Company's Board of Trust Managers authorized an increase in the amount of outstanding common shares that can be repurchased from time to time in the open market or through privately negotiated transactions (the "Share Repurchase Program") from $500,000 to $800,000. The repurchase of common shares by the Company will decrease the Company's limited partner interest, which will result in an increase in net income per unit.

         The Company commenced its Share Repurchase Program in March 2000. As of March 31, 2002, the Company had repurchased 18,756,423 common shares, 20,286 of which have been retired, at an average price of $19.09 per common share for an aggregate of approximately $358,100. As of March 31, 2002, the Company held 14,468,623 of the repurchased common shares in SH IX. The 14,468,623 common shares were repurchased with the net proceeds of the sale of Class A Units in Funding IX and with a portion of the net proceeds from the sale of one of the Properties held by Funding IX. See "Note 13. Sale of Preferred Equity Interests in Subsidiary and Intracompany Loan." These common shares are consolidated as treasury shares in conformity with GAAP in the financial statements of the Company. However, these shares are held in SH IX until all of the Class A Units are redeemed, and are considered outstanding for the Operating Partnership's financial statements. Distributions will continue to be paid on these repurchased common shares and will be used to pay dividends on the Class A Units.

         The Company expects the Share Repurchase Program to continue to be funded through a combination of debt, equity, joint venture capital and selected asset disposition alternatives available to the Company. The amount of common shares that the Company will actually purchase will be determined from time to time, in its reasonable judgment, based on market conditions and the availability of funds, among other factors. There can be no assurance that any number of common shares will actually be purchased within any particular time period.

DISTRIBUTIONS

         The following table summarizes the distributions paid or declared to unitholders during the three months ended March 31, 2002.

                                                                                                           ANNUAL
                                           DIVIDEND/       TOTAL             RECORD        PAYMENT        DIVIDEND/
             SECURITY                    DISTRIBUTION      AMOUNT             DATE          DATE        DISTRIBUTION
--------------------------------------   ------------   ------------      ------------   ------------   ------------
 Units                                   $      0.750   $     49,706(1)        1/31/02        2/15/02   $       3.00
 Units                                          0.750         49,825(1)        4/30/02        5/15/02           3.00
 6 3/4% Series A Preferred Units                0.422          3,375           1/31/02        2/15/02         1.6875
 6 3/4% Series A Preferred Units                0.422          4,556(2)        4/30/02        5/15/02         1.6875


--------------------------

(1) As of March 31, 2002, the Company was holding 14,468,623 of its common shares in SH IX. These distribution amounts include $5,426 for the distribution paid on February 15, 2002, and for the distribution to be paid on May 15, 2002, related to these common shares.

(2) On April 26, 2002, the Company completed an institutional placement of 2,800,000 shares of 6 3/4% Series A Convertible Cumulative Preferred Shares. See "Note 18. Subsequent Events" for a description of this transaction.

15.   RELATED PARTY TRANSACTIONS:

DBL HOLDINGS, INC.

         As of March 31, 2002, the Operating Partnership owned 97.44% of DBL with the remaining 2.56% economic interest in DBL (including 100% of the voting interest in DBL) held by John Goff, Vice-Chairman of the Board of Trust Managers, Chief Executive Officer of the Company and sole director and Chief Executive Officer of the General Partner. Originally, Mr. Goff contributed his voting interests in MVDC and HADC, originally valued at approximately $380, and approximately $63 in cash, or total consideration valued at approximately $443 for his interest in DBL.

         DBL has two wholly owned subsidiaries, DBL-ABC, Inc. and DBL-CBO, Inc., the assets of which are described in the following paragraphs, and DBL directly holds 66% of the voting stock in MVDC and HADC. At March 31, 2002, Mr. Goff's interest in DBL was approximately $506.

         Since June 1999, the Operating Partnership has contributed approximately $23,800 to DBL, in the form of cash and loans. These funds were used by DBL to make an equity contribution to DBL-ABC, Inc., which committed to purchase a limited partnership interest representing a 12.5% interest in G2 Opportunity Fund, LP ("G2"). G2 was formed for the purpose of investing in commercial mortgage backed securities and other commercial real estate investments and is managed and controlled by an entity that is owned equally by Goff-Moore Strategic Partners, LP ("GMSP") and GMACCM. The ownership structure of the entity that ultimately controls GMSP consists of 50% ownership by Darla Moore, who is married to Richard Rainwater, Chairman of the Board of Trust Managers of the Company and 50% by John Goff. Mr. Rainwater is also a limited partner of GMSP. At March 31, 2002, DBL had an approximately $14,100 investment in G2 and had repaid in full the loans from the Operating Partnership.

         In March 1999, DBL-CBO, Inc. acquired $6,000 aggregate principal amount of Class C-1 Notes issued by Juniper CBO 1999-1 Ltd., a Cayman Island limited liability company. During the three months ended March 31, 2002, the Operating Partnership recognized an impairment charge related to this investment of $2,600. At March 31, 2002 this investment was valued at approximately $2,700.

COPI COLORADO, L. P.

         On February 14, 2002, the Operating Partnership executed an agreement with COPI, pursuant to which COPI transferred to the Operating Partnership, in lieu of foreclosure, COPI's 60% general partner interest in COPI Colorado which owns 10% of the voting stock in CRDI. As a result, the Operating Partnership increased its ownership interest in CRDI from 90% to 96%, John Goff, Vice-Chairman of the Board of Trust Managers, Chief Executive Officer of the Company and sole director and Chief Executive Officer of the General Partner, owns a 2.0% interest in CRDI and the remaining 2.0% interest is owned by a third party.

LOANS TO EMPLOYEES AND TRUST MANAGERS OF THE COMPANY FOR EXERCISE OF STOCK OPTIONS AND UNIT OPTIONS

         As of March 31, 2002, the Operating Partnership had approximately $36,492 of loans outstanding (including approximately $4,022 loaned during the three months ended March 31, 2002) to certain employees and trust managers of the Company on a recourse basis pursuant to the Company's stock incentive plans and unit incentive plans pursuant to agreements approved by the Board of Directors and the Executive Compensation Committee of the Company. The proceeds of these loans were used by the employees and the trust managers to acquire common shares of the Company pursuant to the exercise of vested stock and unit options. According to the loan agreements, these loans may be repaid in full or in part at any time without premium or penalty. John Goff, Vice-Chairman of the Board of Trust Managers, Chief Executive Officer of the Company and sole director and Chief Executive Officer of the General Partner, had a loan representing $26,300 of the $36,492 total outstanding loans at March 31, 2002.

         Every month, federal short-term, mid-term and long-term rates (Applicable Federal Rates) are determined and published by the IRS based upon average market yields of specified maturities. The loans granted during the three months ended March 31, 2002 were granted at the Applicable Federal Rate of 2.7%, which reflects a below prevailing market interest rate; therefore, the Company recorded $104 of compensation expense for the quarter ended March 31, 2002. Approximately $605 of interest was outstanding related to these loans as of March 31, 2002.

16.      DISPOSITIONS:

OFFICE SEGMENT

         During the three months ended March 31, 2002, the Operating Partnership completed the sale of the Cedar Springs Plaza Office Property in Dallas, Texas. The sale generated net proceeds of approximately $11,900 and a net gain of approximately $4,500. The proceeds from the sale of Cedar Springs Plaza Office Property were used primarily for working capital purposes. The operations for this Property, as well as the gain recognized on the sale of this Property are included in "Discontinued Operations - Income and Gain on Assets Sold or Held for Sale".

         The major classes of assets and liabilities associated with the Cedar Springs Plaza Office Property are as follows:


                                                           AS OF
                                                     DECEMBER 31, 2001
                                                     -----------------
Land                                                 $             700
Buildings and improvements                                       7,831
Accumulated depreciation                                        (1,310)
                                                     -----------------
Properties held for disposition, net                             7,221
Other assets                                                       263

17.     COPI

         In April 1997, the Operating Partnership established a new Delaware corporation, COPI. All of the outstanding common stock of COPI, valued at $0.99 per share, was distributed, effective June 12, 1997, to those persons who were limited partners of the Operating Partnership or shareholders of the Company on May 30, 1997, in a spin-off.

         COPI was formed to become a lessee and operator of various assets to be acquired by the Operating Partnership and to perform the intercompany agreement between COPI and the Operating Partnership, pursuant to which each agreed to provide the other with rights to participate in certain transactions. The Operating Partnership was not permitted to operate or lease these assets under the tax laws in effect at that time and applicable to REITs. In connection with the formation and capitalization of COPI, and the subsequent operations and investments of COPI since 1997, the Operating Partnership made loans to COPI under a line of credit and various term loans.

         On January 1, 2001, The REIT Modernization Act became effective. This legislation allows the Operating Partnership, through its subsidiaries, to operate or lease certain of its investments that had been previously operated or leased by COPI.

         On February 14, 2002, the Operating Partnership executed an agreement (the "Agreement") with COPI, pursuant to which COPI transferred to subsidiaries of the Operating Partnership, in lieu of foreclosure, COPI's lessee interests in the eight Resort/Hotel Properties leased to subsidiaries of COPI, COPI's voting interests in three of the Operating Partnership's Residential Development Corporations and other assets; and the Operating Partnership agreed to assist and provide funding to COPI for the implementation of a prepackaged bankruptcy of COPI. In connection with the transfer, COPI's rent obligations to the Operating Partnership were reduced by $23,600, and its debt obligations were reduced by $40,100. These amounts include $18,300 of value attributed to the lessee interests transferred by COPI to the Operating Partnership; however, in conformity with GAAP, the Operating Partnership assigned no value to these interests for financial reporting purposes.

         The Operating Partnership holds the lessee interests in the eight Resort/Hotel Properties and the voting interests in the three Residential Development Corporations through three newly organized entities that are wholly owned taxable REIT subsidiaries of the Operating Partnership. The Operating Partnership has included these assets in its Resort/Hotel Segment and its Residential Development Segment, and fully consolidated the operations of the eight Resort/Hotel Properties and the three Residential Development Corporations, beginning on the date of the transfers of these assets.

         Under the Agreement, the Operating Partnership has agreed to provide approximately $14,000 to COPI in the form of cash and common shares of the Company to fund costs, claims and expenses relating to the bankruptcy and related transactions, and to provide for the distribution of the Company's common shares to the COPI stockholders. The Operating Partnership estimates that the value of the common shares that will be issued to the COPI stockholders will be approximately $5,000 to $8,000. The Agreement provides that COPI and the Operating Partnership will seek to have a plan of reorganization for COPI, reflecting the terms of the Agreement and a draft plan of reorganization, approved by the bankruptcy court. The actual value of the common shares issued to the COPI stockholders will not be determined until the confirmation of COPI's bankruptcy plan and could vary substantially from the estimated amount.

         In addition, the Operating Partnership has agreed to use commercially reasonable efforts to assist COPI in arranging COPI's repayment of its $15,000 million obligation to Bank of America, together with any accrued interest. COPI obtained the loan primarily to participate in investments with the Operating Partnership. At the time COPI obtained the loan, Bank of America required, as a condition to making the loan, that Richard E. Rainwater, the Chairman of the Board of Trust Managers of the Company, and John C. Goff, Vice-Chairman of the Board of Trust Managers, Chief Executive Officer of the Company, and Chief Executive Officer and sole director of the General Partner, enter into a support agreement with COPI and Bank of America, pursuant to which they agreed to make additional equity investments in COPI if COPI defaulted on payment obligations under its line of credit with Bank of America and the net proceeds of an offering of COPI securities were insufficient to allow COPI to pay Bank of

America in full. The Operating Partnership believes, based on advice of counsel, that the support agreement should be unenforceable in a COPI bankruptcy. Effective December 31, 2001, the parties executed an amendment to the line of credit providing that any defaults existing under the line of credit on or before March 8, 2002 are temporarily cured unless and until a new default shall occur.

       Completion and effectiveness of the plan of reorganization for COPI is contingent upon a number of conditions, including the vote of COPI's stockholders, the approval of the plan by certain of COPI's creditors and the approval of the bankruptcy court.

18.   SUBSEQUENT EVENTS:

DEBT OFFERING

          On April 15, 2002, the Operating Partnership and Crescent Finance Company completed a private offering of $375,000 in senior, unsecured notes due 2009. The notes bear interest at an annual rate of 9.25% and were issued at 100% of issue price. The notes are callable after April 15, 2006. Interest will be payable in cash on April 15 and October 15 of each year, beginning October 15, 2002. The Operating Partnership and Crescent Finance Company have agreed to register a similar series of notes with the SEC and to effect an exchange offer of the registered notes for the privately placed notes and, in certain cases, to register the notes for resale by their holders. In the event that the exchange offer or resale registration is not completed on or before October 15, 2002, the interest rate on the notes will increase to 9.75% and increase to 10.25% after 90 days until the exchange offer or resale registration is completed.

         The net proceeds from the offering of notes were approximately $366,000. Approximately $309,500 of the proceeds were used to pay down amounts outstanding under the Fleet Facility, and the remaining proceeds were used to pay down $5,000 of short-term indebtedness and redeem approximately $52,000 of Class A Units from GMACCM. Borrowings under the revolving line of credit are expected to be used to repay or repurchase from time to time $150,000 of 7.0% unsecured notes due in September 2002, approximately $52,400 of which have been repurchased to date. In addition, borrowings under the line of credit are expected to be used to repay a $63,500, 7.47% mortgage loan due in December 2002.

SERIES A PREFERRED OFFERING

         On April 26, 2002, the Company completed an institutional placement (the "April 2002 Series A Preferred Offering") of 2,800,000 shares of 6 3/4% Series A Convertible Cumulative Preferred Shares (the "Series A Preferred Shares") with a liquidation preference of $25.00 per share. The Series A Preferred Shares are convertible at any time, in whole or in part, at the option of the holders thereof into common shares of the Company at a conversion price of $40.86 per common share (equivalent to a conversion rate of .6119 common shares per Series A Preferred Share), subject to adjustment in certain circumstances. In connection with the April 2002 Series A Preferred Offering, the Operating Partnership issued additional Preferred Units which are owned by the Company. Net proceeds contributed to the Operating Partnership from the April 2002 Series A Preferred Offering after underwriting discounts and other offering costs of approximately $1,300 were approximately $49,100. The net proceeds from the April 2002 Series A Preferred Offering were used by the Operating Partnership to redeem Class A Units from GMACCM.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Sole Director of Crescent Real Estate Equities Ltd.:

We have audited the accompanying consolidated balance sheets of Crescent Real Estate Equities Limited Partnership and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, partners' capital and cash flows for each of the three years in the period ended December 31, 2001. These financial statements and the schedule referred to below are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crescent Real Estate Equities Limited Partnership and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas,
February 21, 2002

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                          CONSOLIDATED BALANCE SHEETS

-----------------------------------------------------------------------------------------
                                                              DECEMBER 31,   DECEMBER 31,
(DOLLARS IN THOUSANDS)                                                2001           2000
-----------------------------------------------------------------------------------------
ASSETS:
Investments in real estate:
   Land.....................................................   $  265,594     $  310,301
   Land held for investment or development..................      108,274        116,480
   Building and improvements................................    2,980,116      3,201,332
   Furniture, fixtures and equipment........................       74,773         62,802
   Less-- accumulated depreciation..........................     (648,834)      (564,805)
                                                              ---------------------------

            Net investment in real estate...................   $2,779,923     $3,126,110
   Cash and cash equivalents................................   $   31,644     $   38,643
   Restricted cash and cash equivalents.....................      115,531         94,568
   Accounts receivable, net.................................       28,610         42,140
   Deferred rent receivable.................................       66,362         82,775
   Investments in real estate mortgages and equity of
      unconsolidated companies..............................      838,317        845,317
   Notes receivable, net....................................      416,789        426,493
   Other assets, net........................................      145,650        171,953
                                                              ---------------------------

            Total assets....................................   $4,422,826     $4,827,999
                                                              ===========================

LIABILITIES:
   Borrowings under Credit Facility.........................   $  283,000     $  553,452
   Notes payable............................................    1,931,094      1,718,443
   Accounts payable, accrued expenses and other
      liabilities...........................................      217,405        202,591
                                                              ---------------------------

            Total liabilities...............................   $2,431,499     $2,474,486
                                                              ---------------------------

COMMITMENTS AND CONTINGENCIES:
MINORITY INTERESTS:.........................................   $  232,137     $  236,919
PARTNERS' CAPITAL:
   6 3/4% Series A Convertible Cumulative Preferred Units,
      liquidation preference $25.00 per unit, 8,000,000
      units issued and outstanding at December 31, 2001 and
      December 31, 2000.....................................   $  200,000     $  200,000
   Units of Partnership Interests, 66,141,632 and 67,905,150
      issued and outstanding at December 31, 2001 and
      December 31, 2000, respectively:
      General partner--outstanding 661,486 and 679,051......       16,179         19,886
      Limited partners'--outstanding 65,487,144 and
         67,226,099.........................................    1,574,495      1,903,442
   Accumulated other comprehensive income...................      (31,484)        (6,734)
                                                              ---------------------------

            Total partners' capital.........................   $1,759,190     $2,116,594
                                                              ---------------------------

            Total liabilities and partners' capital.........   $4,422,826     $4,827,999
                                                              ===========================

-----------------------------------------------------------------------------------------

   The accompanying notes are an integral part of these financial statements.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                     CONSOLIDATED STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------------------
                                                                          FOR THE YEAR ENDED
                                                                                DECEMBER 31,
                                                              ------------------------------
DOLLARS IN THOUSANDS                                              2001       2000       1999
--------------------------------------------------------------------------------------------
REVENUES:
   Office properties........................................  $610,116   $606,040   $614,493
   Resort/Hotel properties..................................    45,748     72,114     65,237
   Interest and other income................................    69,462     61,543     66,549
                                                              ------------------------------

            Total revenues..................................  $725,326   $739,697   $746,279
                                                              ------------------------------

EXPENSES:
   Real estate taxes........................................    84,488     83,939     84,401
   Repairs and maintenance..................................    39,247     39,024     44,024
   Other rental property operating..........................   140,146    127,078    128,723
   Corporate general and administrative.....................    24,249     24,073     16,274
   Interest expense.........................................   182,410    203,197    192,033
   Amortization of deferred financing costs.................     9,327      9,497     10,283
   Depreciation and amortization............................   126,157    123,839    131,657
   Settlement of merger dispute.............................         -          -     15,000
   Impairment and other charges related to the real estate
      assets................................................    25,332     17,874    178,838
   Impairment and other charges related to
      COPI..................................................    92,782          -          -
                                                              ------------------------------

            Total expenses..................................  $724,138   $628,521   $801,233
                                                              ------------------------------

            Operating income (loss).........................     1,188    111,176    (54,954)
OTHER INCOME AND EXPENSE:
   Equity in net income of unconsolidated companies:
      Office properties.....................................     6,124      3,164      5,265
      Residential development properties....................    41,014     53,470     42,871
      Temperature-controlled logistics properties...........     1,136      7,432     15,039
      Other.................................................     2,957     11,645      5,122
                                                              ------------------------------

            Total equity in net income of unconsolidated
               companies....................................  $ 51,231   $ 75,711   $ 68,297
   Gain on property sales, net..............................     4,425    137,457          -
                                                              ------------------------------

            Total other income and expense..................  $ 55,656   $213,168   $ 68,297
                                                              ------------------------------

INCOME BEFORE MINORITY INTERESTS AND EXTRAORDINARY ITEM.....  $ 56,844   $324,344   $ 13,343
   Minority interests.......................................   (20,664)   (19,882)    (1,111)
                                                              ------------------------------

NET INCOME BEFORE EXTRAORDINARY ITEM........................    36,180    304,462     12,232
   Extraordinary item--extinguishment of debt...............   (12,174)    (4,378)         -
                                                              ------------------------------

NET INCOME..................................................  $ 24,006   $300,084   $ 12,232
Preferred unit distributions................................   (13,501)   (13,500)   (13,500)
Share repurchase agreement return...........................         -     (2,906)      (583)
Forward share purchase agreement return.....................         -          -     (4,317)
                                                              ------------------------------

NET INCOME (LOSS) AVAILABLE TO PARTNERS.....................  $ 10,505   $283,678   $ (6,168)
                                                              ==============================

BASIC EARNINGS PER UNIT DATA:
   Net income (loss) before extraordinary item..............  $   0.33   $   4.24   $  (0.09)
   Extraordinary item--extinguishment of debt...............     (0.18)     (0.06)         -
                                                              ------------------------------

   Net income (loss)........................................  $   0.15   $   4.18   $  (0.09)
                                                              ==============================

DILUTED EARNINGS PER UNIT DATA:
   Net income (loss) before extraordinary item..............  $   0.33   $   4.21   $  (0.09)
   Extraordinary item--extinguishment of debt...............     (0.18)     (0.06)         -
                                                              ------------------------------

   Net income (loss)........................................  $   0.15   $   4.15   $  (0.09)
                                                              ==============================

--------------------------------------------------------------------------------------------

   The accompanying notes are an integral part of these financial statements.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL

----------------------------------------------------------------------------------------------
                                                                      ACCUMULATED
                               PREFERRED     GENERAL      LIMITED           OTHER        TOTAL
                               PARTNERS'   PARTNER'S    PARTNERS'   COMPREHENSIVE    PARTNERS'
(DOLLARS IN THOUSANDS)           CAPITAL     CAPITAL      CAPITAL          INCOME      CAPITAL
----------------------------------------------------------------------------------------------
Partners' capital, December
   31, 1998..................  $200,000     $25,220    $2,331,441     $ (5,037)     $2,551,624
Contributions................         -         383        37,890            -          38,273
Settlement of Forward Share
   Purchase Agreement........         -      (1,494)     (147,890)           -        (149,384)
Distributions................         -      (2,999)     (296,879)           -        (299,878)
Net Income (Loss)............         -         (13)       (1,255)           -          (1,268)
Unrealized Net Gain on
   Available-for-Sale
   Securities................         -           -             -       17,216          17,216
Unrealized Net Gain on Cash
   Flow Hedges...............         -           -             -          280             280
                               ---------------------------------------------------------------

Partners' capital, December
   31, 1999..................  $200,000     $21,097    $1,923,307     $ 12,459      $2,156,863
Contributions................         -          26         2,564            -           2,590
Preferred Equity Issuance
   Cost......................         -        (100)       (9,906)           -         (10,006)
Unit Repurchases.............         -          (4)         (351)           -            (355)
Distributions................         -      (3,999)     (295,890)           -        (299,889)
Net Income...................         -       2,866       283,718            -         286,584
Unrealized Net Loss on
   Available-for-Sale
   Securities................         -           -             -       (7,584)         (7,584)
Unrealized Net Loss on Cash
   Flow Hedges...............         -           -             -      (11,609)        (11,609)
                               ---------------------------------------------------------------

PARTNERS' CAPITAL, December
   31, 2000..................  $200,000     $19,886    $1,903,442     $ (6,734)     $2,116,594
Contributions................         -        (121)        9,888            -           9,767
Distributions................         -      (3,691)     (349,235)           -        (352,926)
Net Income...................         -         105        10,400            -          10,505
Sale of/Unrealized Loss on
   Marketable Securities.....         -           -             -       (7,522)         (7,522)
Unrealized Net Loss on Cash
   Flow Hedges...............         -           -             -      (17,228)        (17,228)
                               ---------------------------------------------------------------

PARTNERS' CAPITAL, December
   31, 2001..................  $200,000     $16,179    $1,574,495     $(31,484)     $1,759,190
----------------------------------------------------------------------------------------------

   The accompanying notes are an integral part of these financial statements.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

------------------------------------------------------------------------------------------------
                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                              ----------------------------------
(DOLLARS IN THOUSANDS)                                             2001         2000        1999
------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $  24,006   $  300,084   $  12,232
Adjustments to reconcile net income to net cash provided by
   operating activities:
      Depreciation and amortization.........................    135,484      133,336     141,940
      Extraordinary item--extinguishment of debt............     12,174        4,378           -
      Gain on property sales, net...........................     (4,425)    (137,457)          -
      Impairment and other charges related to real estate
         assets.............................................     25,332       17,874     120,573
      Impairment charge related to COPI.....................     92,782            -           -
      Increase in COPI hotel accounts receivable............    (20,458)           -           -
      Minority interests....................................     20,664       19,882       1,111
      Non-cash compensation.................................        149          114         118
      Distributions received in excess of earnings from
         unconsolidated companies:
            Office and retail...............................          -        1,589       3,757
            Residential development properties..............      3,392            -           -
            Temperature-controlled logistics................     10,392        2,308      25,404
            Other...........................................         90            -       1,128
      Equity in earnings net of distributions received from
         unconsolidated companies:
            Office properties...............................       (476)           -           -
            Residential development properties..............          -       (6,878)     (7,808)
            Other...........................................          -       (3,763)          -
      Decrease (increase) in accounts receivable............        829       (5,042)     (4,513)
      Decrease (increase) in deferred rent receivable.......      3,744       (8,504)       (636)
      (Increase) decrease in other assets...................    (23,086)     (19,411)     30,667
      Increase in restricted cash and cash equivalents......    (18,759)     (12,570)     (9,682)
      (Decrease) increase in accounts payable, accrued
         expenses and other liabilities.....................    (23,213)      11,287      21,538
                                                              ----------------------------------

            Net cash provided by operating activities.......    238,621      297,227     335,829
                                                              ----------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Acquisition of land held for development or sale......          -      (22,021)       (500)
      Proceeds from property sales..........................    200,389      627,775           -
      Proceeds from joint venture partners..................    129,651            -           -
      Proceeds from sale of marketable securities...........    107,940            -           -
      Development of investment properties..................    (23,723)     (41,938)    (27,781)
      Capital expenditures--rental properties...............    (46,427)     (26,559)    (20,254)
      Tenant improvement and leasing costs--rental
         properties.........................................    (51,810)     (68,461)    (58,462)
      Increase (decrease) in restricted cash and cash
         equivalents........................................     (2,204)       5,941     (31,416)
      Return of investment in unconsolidated companies:
            Office properties...............................        349       12,359           -
            Residential development properties..............     19,251       61,641      78,542
            Other...........................................     12,359        1,858           -

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
              CONSOLIDATED STATEMENTS OF CASH FLOWS -- (CONTINUED)

------------------------------------------------------------------------------------------------
                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                              ----------------------------------
(DOLLARS IN THOUSANDS)                                             2001         2000        1999
------------------------------------------------------------------------------------------------
      Investment in unconsolidated companies:
            Office properties...............................    (16,360)           -        (262)
            Residential development properties..............    (89,000)     (91,377)    (52,514)
            Temperature-controlled logistics................    (10,784)     (17,100)    (40,791)
            Other...........................................     (8,418)      (3,947)   (104,805)
      (Increase) decrease in notes receivable...............    (10,857)    (293,328)     53,898
                                                              ----------------------------------

            Net cash provided by (used in) investing
               activities...................................    210,356      144,843    (204,345)
                                                              ----------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Debt financing costs..................................    (16,061)     (18,628)    (16,665)
      Settlement of Forward Share Purchase Agreement........          -            -    (149,384)
      Borrowings under Fleet Boston Credit Facility.........          -            -      51,920
      Payments under Fleet Boston Credit Facility...........          -     (510,000)   (201,920)
      Borrowings under UBS Facility.........................    105,000    1,017,819           -
      Payments under UBS Facility...........................   (658,452)    (464,367)          -
      Borrowings under Fleet Facility.......................    618,000            -           -
      Payments under Fleet Facility.........................   (335,000)           -           -
      Notes payable proceeds................................    393,336            -     929,700
      Notes payable payments................................   (180,685)    (370,486)   (498,927)
      Capital proceeds--joint venture preferred equity
         partner............................................          -      275,000           -
      Capital distribution--joint venture preferred equity
         partner............................................    (19,897)     (72,297)          -
      Preferred Equity Issuance Costs.......................          -      (10,006)          -
      Capital distributions--joint venture partner..........     (5,557)     (10,312)     (3,190)
      Capital contributions to the Operating Partnership....      9,767        1,492      32,634
      Unit repurchases......................................          -         (355)          -
      Treasury share repurchases............................          -            -           -
      Preferred unit distributions..........................    (13,501)     (13,500)    (13,500)
      Distributions from the Operating Partnership..........   (352,926)    (299,889)   (299,878)
                                                              ----------------------------------

            Net cash used in financing activities...........   (455,976)    (475,529)   (169,210)
                                                              ----------------------------------

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS............     (6,999)     (33,459)    (37,726)
CASH AND CASH EQUIVALENTS,
      Beginning of period...................................     38,643       72,102     109,828
                                                              ----------------------------------

CASH AND CASH EQUIVALENTS,
      End of period.........................................  $  31,644   $   38,643   $  72,102
                                                              ==================================

------------------------------------------------------------------------------------------------

   The accompanying notes are an integral part of these financial statements.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)

1. ORGANIZATION AND BASIS OF PRESENTATION:

ORGANIZATION

Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership ("CREELP" and, together with its direct and indirect ownership interests in limited partnerships, corporations and limited liability companies, the "Operating Partnership"), was formed under the terms of a limited partnership agreement dated February 9, 1994. The Operating Partnership is controlled by Crescent Real Estate Equities Company, a Texas real estate investment trust (the "Company"), through the Company's ownership of all of the outstanding stock of Crescent Real Estate Equities, Ltd., a Delaware corporation (the "General Partner"), which owns an approximately 1% general partner interest in the Operating Partnership. In addition, the Company owns an approximately 89% limited partner interest in the Operating Partnership, with the remaining approximately 10% limited partner interest held by other limited partners.

All of the limited partners of the Operating Partnership, other than the Company, own, in addition to limited partner interests, units. Each unit entitles the holder to exchange the unit (and the related limited partner interest) for two common shares of the Company or, at the Company's option, an equivalent amount of cash. For purposes of this report, the term "unit" or "unit of partnership interest" refers to the limited partner interest and, if applicable, related units held by a limited partner. Accordingly, the Company's approximately 89% limited partner interest has been treated as equivalent, for purposes of this report, to 58,892,623 units, and the remaining approximately 10% limited partner interest has been treated as equivalent, for purposes of this report, to 6,594,521 units. In addition, the Company's 1% general partner interest has been treated as equivalent, for purposes of this report, to 661,486 units.

The Company owns its assets and carries on its operations and other activities through the Operating Partnership and its other subsidiaries. The limited partnership agreement of the Operating Partnership acknowledges that all of the Company's operating expenses are incurred for the benefit of the Operating Partnership and provides that the Operating Partnership will reimburse the Company for all such expenses. Accordingly, expenses of the Company are reimbursed by the Operating Partnership.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

The following table shows the subsidiaries of the Operating Partnership that owned or had an interest in Properties (as defined below) as of December 31, 2001:
--------------------------------------------------------------------------------

Operating Partnership:(1)         The Avallon IV, Bank One Center, Bank One Tower, Datran
                                  Center (two Office Properties), Four Westlake Park, Houston
                                  Center (three Office Properties), The Park Shops at Houston
                                  Center, The Woodlands Office Properties (eight Office
                                  Properties) and 301 Congress Avenue
Crescent Real Estate              The Aberdeen, The Avallon I, II & III, Carter Burgess Plaza,
   Funding I, L.P.:               The Citadel, The Crescent Atrium, The Crescent Office
   ("Funding I")                  Towers, Regency Plaza One, Waterside Commons and 125 E. John
                                  Carpenter Freeway
Crescent Real Estate              Albuquerque Plaza, Barton Oaks Plaza One, Briargate Office
   Funding II, L.P.:              and Research Center, Hyatt Regency Albuquerque, Las Colinas
   ("Funding II")                 Plaza, Liberty Plaza I & II, MacArthur Center I & II, Park
                                  Hyatt Beaver Creek Resort and Spa, Ptarmigan Place, Stanford
                                  Corporate Centre, Two Renaissance Square and 12404 Park
                                  Central
Crescent Real Estate              Greenway Plaza Office Properties (ten Office Properties) and
   Funding III, IV and V, L.P.:   Renaissance Houston Hotel
   ("Funding III, IV and V")(2)
Crescent Real Estate              Canyon Ranch--Lenox
   Funding VI, L.P.:
   ("Funding VI")
Crescent Real Estate              10 behavioral healthcare properties
   Funding VII, L.P.:
   ("Funding VII")
Crescent Real Estate              The Addison, Addison Tower, Austin Centre, The Avallon V,
   Funding VIII, L.P.:            Canyon Ranch--Tucson, Cedar Springs Plaza, Frost Bank Plaza,
   ("Funding VIII")               Greenway I & IA (two Office Properties), Greenway II, Omni
                                  Austin Hotel, Palisades Central I, Palisades Central II,
                                  Sonoma Mission Inn & Spa, Stemmons Place, Three Westlake
                                  Park, Trammell Crow Center, 3333 Lee Parkway, Ventana Inn &
                                  Spa, 1800 West Loop South and 5050 Quorum
Crescent Real Estate              Chancellor Park, Denver Marriott City Center, MCI Tower,
   Funding IX, L.P.:              Miami Center, Reverchon Plaza, 44 Cook Street, 55 Madison
   ("Funding IX")(3)              and 6225 N. 24th Street
Crescent Real Estate              Fountain Place and Post Oak Central (three Office
   Funding X, L.P.                Properties)
   ("Funding X")
Crescent Spectrum                 Spectrum Center
   Center, L.P.(4):
----------------------------------------------------------------------------------------------

(1) The Operating Partnership has a 50% interest in Bank One Center, a 20% interest in Bank One Tower and a 20% interest in Four Westlake Park. See "Note
4. Investments in Real Estate Mortgages and Equity of Unconsolidated Companies" for a description of the ownership structure of these Properties.

(2) Funding III owns nine of the 10 Office Properties in the Greenway Plaza Office portfolio and the Renaissance Houston Hotel; Funding IV owns the central heated and chilled water plant building located at Greenway Plaza; and Funding V owns Coastal Tower, the remaining Office Property in the Greenway Plaza Office portfolio.

(3) Funding IX holds its interests in Chancellor Park and Miami Center through its 100% membership interests in the owners of the Properties, Crescent Chancellor Park, LLC and Crescent Miami Center, LLC.

(4) Crescent Spectrum Center, L.P. holds its interest in Spectrum Center through its ownership of the underlying land and notes and a mortgage on the Property.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

See "Note 6. Notes Payable and Borrowings under Fleet Facility" for a list of certain other subsidiaries of the Operating Partnership, all of which are consolidated in the Operating Partnership's financial statements and were formed primarily for the purpose of obtaining secured debt or joint venture financing.

See "Note 4. Investments in Real Estate Mortgages and Equity of Unconsolidated Companies" for a table that lists the Operating Partnership's ownership in significant unconsolidated companies and equity investments as of December 31, 2001, including the four Office Properties in which the Operating Partnership owned an interest through unconsolidated companies and equity investments and the Operating Partnership's ownership interests in the Residential Development Segment and the Temperature-Controlled Logistics Segment.

SEGMENTS

As of December 31, 2001, the Operating Partnership's assets and operations were composed of four major investment segments:

       - Office Segment;

       - Resort/Hotel Segment;

       - Residential Development Segment; and

       - Temperature-Controlled Logistics Segment.

Within these segments, the Operating Partnership owned or had an interest in the following real estate assets (the "Properties") as of December 31, 2001:

       - OFFICE SEGMENT consisted of 74 office properties (collectively referred to as the "Office Properties") located in 26 metropolitan submarkets in six states, with an aggregate of approximately 28.0 million net rentable square feet.

       - RESORT/HOTEL SEGMENT consisted of five luxury and destination fitness resorts and spas with a total of 1,028 rooms/guest nights and four upscale business-class hotel properties with a total of 1,769 rooms (collectively referred to as the "Resort/Hotel Properties").

       - RESIDENTIAL DEVELOPMENT SEGMENT consisted of the Operating Partnership's ownership of real estate mortgages and non-voting common stock representing interests ranging from 90% to 95% in five unconsolidated residential development corporations (collectively referred to as the "Residential Development Corporations"), which in turn, through joint venture or partnership arrangements, owned 21 upscale residential development properties (collectively referred to as the "Residential Development Properties").

       - TEMPERATURE-CONTROLLED LOGISTICS SEGMENT consisted of the Operating Partnership's 40% interest in a general partnership (the
       "Temperature-Controlled Logistics Partnership"), which owns all of the common stock, representing substantially all of the economic interest, of AmeriCold Corporation (the "Temperature-Controlled Logistics Corporation"), a REIT, which, as of December 31, 2001, directly or indirectly owned 89 temperature-controlled logistics properties (collectively referred to as the "Tempera-

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

       ture-Controlled Logistics Properties") with an aggregate of approximately
       445.2 million cubic feet (17.7 million square feet) of warehouse space.

On February 14, 2002, the Operating Partnership executed an agreement with Crescent Operating, Inc. ("COPI"), pursuant to which COPI transferred to subsidiaries of the Operating Partnership, in lieu of foreclosure, COPI's lessee interests in the eight Resort/Hotel Properties leased to subsidiaries of COPI and COPI's voting common stock in three of the Operating Partnership's Residential Development Corporations. See "Note 22. Subsequent Events" for additional information regarding the Operating Partnership's agreement with COPI.

For purposes of investor communications, the Operating Partnership classifies its luxury and destination fitness resorts and spas and upscale Residential Development Properties as a single group referred to as the "Resort and Residential Development Sector" due to their similar targeted customer characteristics. This group does not contain the four upscale business-class hotel properties. Additionally, for investor communications, the Operating Partnership classifies its Temperature-Controlled Logistics Properties and its upscale business-class hotel properties as the "Investment Sector." However, for purposes of segment reporting as defined in Statement of Financial Accounting Standard ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information" and this Annual Report on Form 10-K, the Resort/Hotel Properties, including the upscale business-class hotel properties, the Residential Development Properties and the Temperature-Controlled Logistics Properties are considered three separate reportable segments.

See "Note 3. Segment Reporting" for a table showing total revenues, funds from operations, and equity in net income of unconsolidated companies for each of these investment segments for the years ended December 31, 2001, 2000 and 1999 and identifiable assets for each of these investment segments at December 31, 2001 and 2000.

BASIS OF PRESENTATION

The accompanying consolidated financial statements of the Operating Partnership include all direct and indirect subsidiary entities. The equity interests in those direct and indirect subsidiaries the Operating Partnership does not own are reflected as minority interests. All significant intercompany balances and transactions have been eliminated.

Certain amounts in prior year financial statements have been reclassified to conform with current year presentation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

NET INVESTMENTS IN REAL ESTATE

Real estate is carried at cost, net of accumulated depreciation. Betterments, major renovations, and certain costs directly related to the acquisition, improvements and leasing of real estate are capitalized. Expenditures for maintenance and repairs are charged to operations as

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, as follows:

Buildings and Improvements..................................  5 to 40 years
Tenant Improvements.........................................  Terms of leases
Furniture, Fixtures and Equipment...........................  3 to 5 years

An impairment loss is recognized on a property by property basis on Properties classified as held for use, or when expected undiscounted cash flows are less than the carrying value of the Property. In cases where the Operating Partnership does not expect to recover its carrying costs on a Property, the Operating Partnership reduces its carrying costs to fair value, and for Properties held for disposition, the Operating Partnership reduces its carrying costs to the fair value less costs to sell. See "Note 17. Dispositions" for a description of impairment losses recognized during 2001, 2000 and 1999.

Depreciation expense is not recognized on Properties classified as held for disposition.

CONCENTRATION OF REAL ESTATE INVESTMENTS

The Operating Partnership's Office Properties are located primarily in the Dallas/Fort Worth and Houston, Texas metropolitan areas. As of December 31, 2001, the Operating Partnership's Office Properties in Dallas/Fort Worth and Houston represented an aggregate of approximately 77% of its office portfolio based on total net rentable square feet. The Dallas/Fort Worth Office Properties accounted for approximately 41% of that amount and the Houston Office Properties accounted for the remaining 36%. As a result of the geographic concentration, the operations of the Operating Partnership could be adversely affected by a recession or general economic downturn in the areas where these Properties are located.

CASH AND CASH EQUIVALENTS

The Operating Partnership considers all highly liquid investments purchased with an original maturity of 90 days or less to be cash and cash equivalents.

RESTRICTED CASH AND CASH EQUIVALENTS

Restricted cash includes escrows established pursuant to certain mortgage financing arrangements for real estate taxes, insurance, security deposits, ground lease expenditures, capital expenditures and monthly interest carrying costs paid in arrears and capital requirements related to cash flow hedges.

OTHER ASSETS

Other assets consist principally of leasing costs, deferred financing costs and marketable securities. Leasing costs are amortized on a straight-line basis during the terms of the respective leases, and unamortized leasing costs are written off upon early termination of lease agreements. Deferred financing costs are amortized on a straight-line basis (when it approximates the effective interest method) over the terms of the respective loans. The effective interest method is used to amortize deferred financing costs on loans where the straight-line basis does not approximate the effective interest method, over the terms of the

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

respective loans. Marketable securities are considered available-for-sale and are marked to market value on a monthly basis. The corresponding unrealized gains and losses are included in accumulated other comprehensive income. When a decline in the fair value of marketable securities is determined to be other than temporary, the cost basis is written down to fair value and the amount of the write-down is included in earnings for the applicable period. A decline in the fair value of a marketable security is deemed nontemporary if its cost basis has exceeded its fair value for a period of six to nine months.

DERIVATIVE FINANCIAL INSTRUMENTS

The Operating Partnership uses derivative financial instruments to convert a portion of its variable-rate debt to fixed-rate debt and to manage its fixed to variable-rate debt ratio. As of December 31, 2001, the Operating Partnership has entered into three cash flow hedge agreements which are accounted for under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."

Under SFAS No. 133, the Operating Partnership's cash flow hedges are used to mitigate the variability of cash flows. On a monthly basis, the cash flow hedge is marked to fair value through comprehensive income and the cash flow hedge's gain or loss is reported in earnings when the interest on the underlying debt affects earnings. Any ineffective portion of the hedges is reported in earnings immediately.

In connection with the debt refinancing in May 2001, the Operating Partnership entered into a LIBOR interest rate cap, and simultaneously sold a LIBOR interest rate cap with the same terms. These instruments do not qualify as hedges and changes to their respective fair values are charged to earnings monthly.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying values of cash and cash equivalents and short-term investments are reasonable estimates of their fair values because of the short maturities of these instruments. The fair value of notes receivable, which approximates carrying value, is estimated based on year-end interest rates for receivables of comparable maturity. Notes payable and borrowings under the Operating Partnership's prior line of credit with UBS (the "UBS Facility") and the Operating Partnership's line of credit (the "Fleet Facility") have aggregate carrying values which approximate their estimated fair values based upon the current interest rates for debt with similar terms and remaining maturities, without considering the adequacy of the underlying collateral. Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 2001 and 2000.

REVENUE RECOGNITION

Office Properties The Operating Partnership, as a lessor, has retained substantially all of the risks and benefits of ownership of the Office Properties and accounts for its leases as operating leases. Income on leases, which includes scheduled increases in rental rates during the lease term and/or abated rent payments for various periods following the tenant's lease commencement date, is recognized on a straight-line basis. Deferred rent receivable represents the excess

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

of rental revenue recognized on a straight-line basis over cash received pursuant to the applicable lease provisions.

Resort/Hotel Properties Prior to the enactment of the REIT Modernization Act, the Company's status as a REIT for federal income tax purposes prohibited the Operating Partnership from operating the Resort/Hotel Properties. As of December 31, 2001, the Operating Partnership had leased all of the Resort/Hotel Properties, except the Omni Austin Hotel, to subsidiaries of COPI pursuant to eight separate leases. The Omni Austin Hotel had been leased under a separate lease to HCD Austin Corporation. During 2001 and 2000, the leases provided for the payment by the lessee of the Resort/Hotel Property of (i) base rent, with periodic rent increases if applicable, (ii) percentage rent based on a percentage of gross receipts or gross room revenues, as applicable, above a specified amount, and (iii) a percentage of gross food and beverage revenues above a specified amount for certain Resort/Hotel Properties. Base rental income under these leases was recognized on a straight-line basis over the terms of the respective leases. Contingent revenue was recognized when the thresholds upon which it is based had been met. On February 14, 2002, the Operating Partnership executed an agreement with COPI, pursuant to which COPI transferred to subsidiaries of the Operating Partnership, in lieu of foreclosure, COPI's lessee interests in the eight Resort/Hotel Properties previously leased to COPI.

Investments in Real Estate Mortgages and Equity of Unconsolidated
Companies Investments in which the Operating Partnership does not have a controlling interest are accounted for under the equity method. See "Note 4. Investments in Real Estate Mortgages and Equity in Unconsolidated Companies" for a list of the unconsolidated entities and the Operating Partnership's ownership of each.

Behavioral Healthcare Properties During 1999, Charter Behavioral Health Systems, LLC's ("CBHS") business was negatively affected by many factors, including adverse industry conditions, and CBHS failed to perform in accordance with its operating budget. As a result, in the third quarter of 1999, the Operating Partnership began to recognize rent from CBHS on a cash basis due to the uncertainty that CBHS would be able to fulfill its rental obligations under the lease.

INCOME TAXES

No provision has been made for federal or state income taxes, because each partner's proportionate share of income or loss from the Operating Partnership will be passed through on such partner's tax return.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

EARNINGS PER UNIT OF PARTNERSHIP INTEREST

SFAS No.128 "Earnings Per Share" ("EPS") specifies the computation, presentation and disclosure requirements for earnings per share. Basic EPS excludes all dilution while Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares.

-----------------------------------------------------------------------------------------------------------------------------
                                                                                              FOR THE YEAR ENDED DECEMBER 31,
                          ---------------------------------------------------------------------------------------------------
                                                     2001                              2000                              1999
                          -------------------------------   -------------------------------   -------------------------------
                            INCOME   WTD. AVG.   PER UNIT              WTD. AVG.   PER UNIT     INCOME   WTD. AVG.   PER UNIT
                            (LOSS)       UNITS     AMOUNT     INCOME       UNITS     AMOUNT     (LOSS)       UNITS     AMOUNT
-----------------------------------------------------------------------------------------------------------------------------
BASIC EPS--
Net income before
   extraordinary item...  $ 36,180    67,815                $304,462    67,860                $ 12,232    67,977
6 3/4% Series A
   Preferred Unit
   distributions........   (13,501)                          (13,500)                          (13,500)
Share repurchase
   agreement return.....         -                            (2,906)                             (583)
Forward share purchase
   agreement return.....         -                                 -                            (4,317)
                          ---------------------------------------------------------------------------------------------------

Net income (loss)
   available to partners
   before extraordinary
   item.................  $ 22,679    67,815      $ 0.33    $288,056    67,860      $ 4.24    $ (6,168)   67,977      $(0.09)
Extraordinary item--
   extinguishment of
   debt.................   (12,174)                (0.18)     (4,378)                (0.06)          -                     -
                          ---------------------------------------------------------------------------------------------------

Net income (loss)
   available to
   partners.............  $ 10,505    67,815      $ 0.15    $283,678    67,860      $ 4.18    $ (6,168)   67,977      $(0.09)
                          ===================================================================================================

DILUTED EPS--
Net income (loss)
   available to partners
   before extraordinary
   item.................  $ 22,679    67,815                $288,056    67,860                $ (6,168)   67,977
Effect of dilutive
   securities:
   Additional common
      shares obligation
      relating to:
      Unit options......         -       763                       -       598                       -       837
      Forward share
         purchase
         agreement......         -         -                       -         -                       -       132
                          ---------------------------------------------------------------------------------------------------

Net income (loss)
   available to partners
   before extraordinary
   item.................  $ 22,679    68,578      $ 0.33    $288,056    68,458      $ 4.21    $ (6,168)   68,946      $(0.09)
Extraordinary item--
   extinguishment of
   debt.................   (12,174)                (0.18)     (4,378)                (0.06)          -                     -
                          ---------------------------------------------------------------------------------------------------

Net income (loss)
   available to
   partners.............  $ 10,505    68,578      $ 0.15    $283,678    68,458      $ 4.15    $ (6,168)   68,946      $(0.09)
                          ===================================================================================================

-----------------------------------------------------------------------------------------------------------------------------

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

The effect of the conversion of the 6 3/4% Series A Convertible Cumulative Preferred Units is not included in the computation of Diluted EPS for the years ended December 31, 2001, 2000 and 1999, since the effect of their conversion is antidilutive.

SUPPLEMENTAL DISCLOSURE TO STATEMENTS OF CASH FLOWS

----------------------------------------------------------------------------------------------
                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                             ---------------------------------
                                                                  2001        2000        1999
----------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid on debt......................................  $174,584    $202,478    $188,475
Additional interest paid in conjunction with cash flow
   hedges..................................................    11,036       1,042         344
                                                             ---------------------------------

Total Interest Paid........................................  $185,620    $203,520    $188,819
                                                             =================================

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
Issuance of Operating Partnership units in conjunction with
   settlement of an obligation.............................  $      -    $  2,125    $  1,786
Acquisition of partnership interests.......................         -           -       3,774
Sale of marketable securities..............................    (8,118)          -           -
Unrealized gain (loss) on available-for-sale securities....       596      (7,584)     17,216
Forward Share Purchase Agreement Return....................         -           -       4,317
Share Repurchase Agreement Return..........................         -       2,906         583
Impairment and other charges related to real estate
   assets..................................................    25,332      17,874     178,838
Adjustment of cash flow hedge to fair value................   (17,228)    (11,609)        280
Equity investment in a tenant in exchange for office
   space/other investment ventures.........................         -       4,485           -
Acquisition of ownership of certain assets previously owned
   by Broadband Office, Inc................................     7,200           -           -
Impairment and other charges related to COPI...............    92,782           -           -
Additional compensation expense related to employee notes
   receivable..............................................       750           -           -
----------------------------------------------------------------------------------------------

NEW ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," which provides that all business combinations in the scope of the statement are to be accounted for under the purchase method. This statement is effective for all business combinations initiated after June 30, 2001, as well as all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001, or later. Since the Operating Partnership currently accounts for its acquisitions under the purchase method, management does not believe that the adoption of this statement will have a material effect on its interim or annual financial statements.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," which addresses financial accounting and reporting for acquired goodwill and other intangible assets. This statement requires that goodwill and some other intangible assets will no longer be amortized, and provides specific guidance for testing goodwill for impairment. This statement is effective for fiscal years beginning after December 15, 2001. The Operating Partnership expects its impairment losses to range between $14,000 and $18,300 due to the initial application of this statement. These charges relate to unconsolidated companies in which the Operating Partnership had an interest as of December 31, 2001. These charges will be reported as resulting from a change in accounting principle.

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for fiscal years beginning after June 15, 2002. The Operating Partnership has determined that SFAS No. 143 will have no material effect on its interim and annual financial statements.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The statement is effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. Management does not believe that adoption of this statement will have a material effect on its interim or annual financial statements; however, financial statement presentation will be modified to report the results of operations and financial position of a component of an entity that either has been disposed of or is classified as held for sale as discontinued operations. As a result, the Operating Partnership will reclassify certain amounts in prior period financial statements to conform with the new presentation requirements.

3. SEGMENT REPORTING:

The Operating Partnership currently has four major investment segments: the Office Segment; the Resort/Hotel Segment; the Residential Development Segment; and the Temperature-Controlled Logistics Segment. Management organizes the segments within the Operating Partnership based on property type for making operating decisions and assessing performance. Investment segments for SFAS No. 131 are determined on the same basis.

The Operating Partnership uses funds from operations ("FFO") as the measure of segment profit or loss. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), effective January 1, 2000, and as used in this document, means:

       - Net Income (Loss)--determined in accordance with generally accepted accounting principles ("GAAP");

       - excluding gains (or losses) from sales of depreciable operating property;

       - excluding extraordinary items (as defined by GAAP);

       - plus depreciation and amortization of real estate assets; and

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

       - after adjustments for unconsolidated partnerships and joint ventures.

NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. The Operating Partnership considers FFO an appropriate measure of performance for an operating partnership of an equity REIT, and for its investment segments. However, the Operating Partnership's measure of FFO may not be comparable to similarly titled measures of operating partnerships of REITs (other than the Company) because these REITs may apply the definition of FFO in a different manner than the Operating Partnership.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Selected financial information related to each segment for the years ended December 31, 2001, 2000 and 1999 is presented below.

--------------------------------------------------------------------------------------------------
                                                                    2001         2000         1999
--------------------------------------------------------------------------------------------------
REVENUES:
   Office Segment(1)........................................  $  610,116   $  606,040   $  614,493
   Resort/Hotel Segment.....................................      45,748       72,114       65,237
   Residential Development Segment..........................           -            -            -
   Temperature-Controlled Logistics Segment.................           -            -            -
   Corporate and Other(2)...................................      69,462       61,543       66,549
                                                              ------------------------------------

TOTAL REVENUE...............................................  $  725,326   $  739,697   $  746,279
                                                              ====================================

FUNDS FROM OPERATIONS:
   Office Segment...........................................  $  358,348   $  361,574   $  367,830
   Resort/Hotel Segment.....................................      45,282       71,446       64,079
   Residential Development Segment..........................      54,051       78,600       74,597
   Temperature-Controlled Logistics Segment.................      23,806       33,563       37,439
   Corporate and other adjustments:
      Interest expense......................................    (182,410)    (203,197)    (192,033)
      6 3/4% Series A Preferred Unit distributions..........     (13,501)     (13,500)     (13,500)
      Other(3)..............................................      37,844       43,776       33,639
      Corporate general & administrative....................     (24,249)     (24,073)     (16,274)
      Impairment and other charges related to COPI..........     (92,782)           -            -
      Settlement of merger dispute..........................           -            -      (15,000)
                                                              ------------------------------------

   TOTAL FUNDS FROM OPERATIONS..............................  $  206,389   $  348,189   $  340,777
ADJUSTMENTS TO RECONCILE FUNDS FROM OPERATIONS TO NET
   INCOME:
   Depreciation and amortization of real estate assets......    (122,033)    (119,999)    (128,403)
   Gain on rental property sales, net.......................       2,835      136,880      (16,361)
   Impairment and other charges related to real estate
      assets................................................     (21,705)     (17,874)    (136,435)
   Extraordinary item--extinguishment of debt...............     (12,174)      (4,378)           -
   Adjustment for investments in real estate mortgages and
      equity of unconsolidated companies:
         Office Properties..................................      (6,955)      (4,973)      (6,110)
         Residential Development Properties.................     (13,037)     (25,130)     (31,725)
         Temperature-Controlled Logistics Properties........     (22,671)     (26,131)     (22,400)
         Other..............................................        (144)           -         (611)
   6 3/4% Series A Preferred Unit distributions.............      13,501       13,500       13,500
                                                              ------------------------------------

NET INCOME..................................................  $   24,006   $  300,084   $   12,232
                                                              ====================================

EQUITY IN NET INCOME OF UNCONSOLIDATED COMPANIES:
      Office Properties.....................................  $    6,124   $    3,164   $    5,265
      Resort/Hotel Properties...............................           -            -            -
      Residential Development Properties....................      41,014       53,470       42,871
      Temperature-Controlled Logistics Properties...........       1,136        7,432       15,039
      Other(2)..............................................       2,957       11,645        5,122
                                                              ------------------------------------

TOTAL EQUITY IN NET INCOME OF UNCONSOLIDATED COMPANIES......  $   51,231   $   75,711   $   68,297
                                                              ====================================

-------------------------------------------------------------------------------------
                                                              BALANCE AT DECEMBER 31,
                                                              -----------------------
                                                                    2001         2000
-------------------------------------------------------------------------------------
IDENTIFIABLE ASSETS:
   Office Segment...........................................  $2,727,939   $3,088,653
   Resort/Hotel Segment.....................................     442,724      468,286
   Residential Development Segment..........................     371,535      305,187
   Temperature-Controlled Logistics Segment.................     308,427      308,035
   Other(2).................................................     572,201      657,838
                                                              -----------------------
TOTAL IDENTIFIABLE ASSETS...................................  $4,422,826   $4,827,999
                                                              =======================
--------------------------------------------------------------------------------------------------

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(1) Excludes financial information for the four office properties included in "Equity of Net Income of Unconsolidated Companies."

(2) For purposes of this Note, the behavioral healthcare properties' financial information has been included in this line item.

(3) Includes interest and other income, behavioral healthcare property income, preferred return paid to GMAC Commercial Mortgage Corporation ("GMACCM"), other unconsolidated companies, less depreciation and amortization of non-real estate assets and amortization of deferred financing costs.

At December 31, 2001, COPI was the Operating Partnership's largest lessee in terms of total revenues. COPI was the lessee of eight of the Resort/Hotel Properties for the year ended December 31, 2001. Total revenues recognized from COPI for the year ended December 31, 2001 were approximately 6% of the Operating Partnership's total revenues. On February 14, 2002, the Operating Partnership executed an agreement with COPI, pursuant to which COPI transferred to subsidiaries of the Operating Partnership, in lieu of foreclosure, COPI's lessee interests in the eight Resort/Hotel Properties previously leased to COPI.

See "Note 4. Investments in Real Estate Mortgages and Equity of Unconsolidated Companies--Temperature-Controlled Logistics Properties" for a description of the sole lessee of the Temperature-Controlled Logistics Properties.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4. INVESTMENTS IN REAL ESTATE MORTGAGES AND EQUITY OF UNCONSOLIDATED COMPANIES:

Investments in which the Operating Partnership does not have a controlling interest are accounted for under the equity method. The following is a summary of the Operating Partnership's ownership in significant unconsolidated companies or equity investments:

-----------------------------------------------------------------------------------------------
                                                                                      OPERATING
                                                                                  PARTNERSHIP'S
                                                                                OWNERSHIP AS OF
ENTITY                                                   CLASSIFICATION       DECEMBER 31, 2001
-----------------------------------------------------------------------------------------------
Desert Mountain Development         Residential Development Corporation             95.0%(2)(3)
   Corporation(1)
The Woodlands Land Company,         Residential Development Corporation             95.0%(2)(4)
   Inc. (1)
Crescent Resort Development,        Residential Development Corporation             90.0%(2)(5)
   Inc.(1)
Mira Vista Development Corp.        Residential Development Corporation             94.0%(2)(6)
Houston Area Development Corp.      Residential Development Corporation             94.0%(2)(7)
Temperature-Controlled Logistics     Temperature-Controlled Logistics                40.0%(8)
   Partnership
The Woodlands Commercial                          Office                           42.5%(9)(10)
   Properties Company, L.P.
Main Street Partners, L.P.               Office (Bank One Center)                    50.0%(11)
Crescent 5 Houston Center, L.P.          Office (5 Houston Center)                   25.0%(12)
Austin PT BK One Tower Office             Office (Bank One Tower)                    20.0%(13)
   Limited Partnership
Houston PT Four Westlake Office         Office (Four Westlake Park)                  20.0%(13)
   Limited Partnership
DBL Holdings, Inc.                                 Other                             97.4%(14)
CRL Investments, Inc.(1)                           Other                             95.0%(15)
CR License, LLC(1)                                 Other                             28.5%(16)
-----------------------------------------------------------------------------------------------

(1) On February 14, 2002, the Operating Partnership executed an agreement with COPI, pursuant to which COPI transferred to subsidiaries of the Operating Partnership, in lieu of foreclosure, COPI's interest in these entities. The Operating Partnership will fully consolidate the operations of these entities, other than CR License, LLC, beginning on the date of the asset transfers.

(2) See the Residential Development Properties Table included in "Item 2. Properties" for the Residential Development Corporation's ownership interest in the Residential Development Properties.

(3) The remaining 5.0% interest in Desert Mountain Development Corporation, which represents 100% of the voting stock, was owned by COPI as of December 31, 2001.

(4) The remaining 5.0% interest in The Woodlands Land Company, Inc., which represents 100% of the voting stock, was owned by COPI as of December 31, 2001.

(5) The remaining 10.0% interest in Crescent Resort Development, Inc., which represents 100% of the voting stock, was owned by COPI Colorado, L. P., of which 60.0% was owned by COPI as of December 31, 2001, with 20% owned by John Goff, Vice-Chairman of the Board of Trust Managers and Chief Executive Officer of the Company and sole director and Chief Executive Officer of the General Partner and 20% owned by a third party.

(6) The remaining 6.0% interest in Mira Vista Development, Inc. ("MVDC"), which represents 100% of the voting stock, is owned 4.0% by DBL Holdings, Inc. ("DBL") and 2.0% by third parties.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(7) The remaining 6.0% interest in Houston Area Development Corp. ("HADC"), which represents 100% of the voting stock, is owned 4.0% by DBL Holdings, Inc. ("DBL") and 2.0% by a third party.

(8) The remaining 60.0% interest in the Temperature-Controlled Logistics Partnership is owned by Vornado Realty Trust, L.P.

(9) The remaining 57.5% interest in The Woodlands Commercial Properties Company,
L. P. ("Woodlands CPC") is owned by Morgan Stanley Real Estate Fund II, L. P. ("Morgan Stanley").

(10) Distributions are made to partners based on specified payout percentages. During the year ended December 31, 2001, the payout percentage to the Operating Partnership was 49.5%.

(11) The remaining 50.0% interest in Main Street Partners, L.P. is owned by TrizecHahn Corporation.

(12) See "5 Houston Center" below.

(13) See "Four Westlake Park and Bank One Tower" below.

(14) John Goff, Vice-Chairman of the Board of Trust Managers and Chief Executive Officer of the Company and sole director and Chief Executive Officer of the General Partner, obtained the remaining 2.6% economic interest in DBL (including 100% of the voting interest in DBL) in exchange for his voting interests in MVDC and HADC, originally valued at approximately $380, and approximately $63 in cash, or total consideration valued at approximately $443. At December 31, 2001, Mr. Goff's interest in DBL was approximately $554.

(15) The remaining 5.0% interest in CRL Investments, Inc., which represents 100% of the voting stock, was owned by COPI as of December 31, 2001.

(16) Of the remaining 71.5% interest in CR License, LLC, 70.0% is owned by a group of individuals unrelated to the Operating Partnership, and 1.5% was owned by COPI, as of December 31, 2001.

JOINT VENTURE ARRANGEMENTS

5 HOUSTON CENTER

On June 4, 2001, the Operating Partnership entered into a joint venture arrangement with a pension fund advised by JP Morgan Investment Management, Inc. ("JPM") to construct the 5 Houston Center Office Property within the Operating Partnership's Houston Center mixed-use Office Property complex in Houston, Texas. The Class A Office Property will consist of 577,000 net rentable square feet. The joint venture is structured such that the fund holds a 75% equity interest, and the Operating Partnership holds a 25% equity interest in the Property, which is accounted for under the equity method. The Operating Partnership contributed approximately $8,500 of land and $12,300 of development costs to the joint venture entity and received a distribution of $14,800 of net proceeds. No gain or loss was recognized by the Operating Partnership on this transaction. In addition, the Operating Partnership is developing, and will manage and lease the Property on a fee basis. During the year ended December 31, 2001, the Operating Partnership recognized $2,300 for these services.

During the second quarter of 2001, the joint venture entity obtained an $82,500 construction loan guaranteed by the Operating Partnership, due May 2004, that bears interest at Prime (as defined in the loan agreement) plus 100 basis points or LIBOR plus 225 basis points, at the discretion of the borrower. The interest rate on the loan at December 31, 2001 was 4.12%. The balance outstanding on this construction loan at December 31, 2001 was $10,429.

FOUR WESTLAKE PARK AND BANK ONE TOWER

On July 30, 2001, the Operating Partnership entered into joint venture arrangements with an affiliate of General Electric Pension Fund ("GE") in which the Operating Partnership contributed two Office Properties, Four Westlake Park in Houston, Texas, and Bank One Tower in Austin, Texas into the joint ventures and GE made a cash contribution. The joint ventures are structured such that GE holds an 80% equity interest in each of Four Westlake Park, a

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

560,000 square foot Class A Office Property located in the Katy Freeway submarket of Houston, and Bank One Tower, a 390,000 square foot Class A Office Property located in downtown Austin. The Operating Partnership continues to hold the remaining 20% equity interests in each Property, which are accounted for under the equity method. The joint ventures generated approximately $120,000 in net cash proceeds to the Operating Partnership, including distributions to the Operating Partnership resulting from the sale of its 80% equity interest and from mortgage financing at the joint venture level. None of the mortgage financing at the joint venture level is guaranteed by the Operating Partnership. The Operating Partnership has no commitment to reinvest the cash proceeds back into the joint ventures. The joint ventures were accounted for as partial sales of these Office Properties, resulting in a gain of approximately $7,577, net of a deferred gain of approximately $1,894. In addition, the Operating Partnership manages and leases the Office Properties on a fee basis. During the year ended December 31, 2001, the Operating Partnership recognized $227 for these services.

METROPOLITAN

On May 24, 2001, the Operating Partnership converted its $85,000 preferred member interest in Metropolitan Partners, LLC ("Metropolitan") and $1,900 of deferred acquisition costs, into approximately $75,000 of common stock of Reckson Associates Realty Corp. ("Reckson"), resulting in an impairment charge of approximately $11,900. The Operating Partnership subsequently sold the Reckson common stock on August 17, 2001 for approximately $78,600, resulting in a gain of approximately $3,600. The proceeds were used to pay down the Fleet Facility.

DISPOSITIONS

On September 27, 2001, the Woodlands CPC, owned by the Operating Partnership and an affiliate of Morgan Stanley, sold one office/venture tech property located within The Woodlands, Texas. The sale generated net proceeds, after the repayment of debt, of approximately $2,700, of which the Operating Partnership's portion was approximately $1,300. The sale generated a net gain of approximately $3,500, of which the Operating Partnership's portion was approximately $1,700. The net proceeds received by the Operating Partnership were used primarily to pay down variable-rate debt.

On November 9, 2001, The Woodlands Land Development Company, L.P., owned by The Woodlands Land Company, Inc. and an affiliate of Morgan Stanley, sold two office properties and one retail property located within The Woodlands, Texas. The sales generated net proceeds, after the repayment of debt, of approximately $41,800, of which the Operating Partnership's portion was approximately $19,700. The sale generated a net gain of approximately $8,000, of which the Operating Partnership's portion was approximately $3,800. The net proceeds received by the Operating Partnership were used primarily to pay down variable-rate debt.

During the year ended December 31, 2000, the Woodlands CPC also sold four office/venture tech properties located within The Woodlands, Texas. The sale generated net proceeds of approximately $51,800, of which the Operating Partnership's portion was approximately $22,000. The sale generated a net gain of approximately $11,800, of which the Operating

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Partnership's portion was approximately $5,000. The proceeds received by the Operating Partnership were used primarily for working capital purposes.

TEMPERATURE-CONTROLLED LOGISTICS PROPERTIES

Effective March 12, 1999, the Operating Partnership, Vornado Realty Trust, COPI, the Temperature-Controlled Logistics Partnership and the Temperature-Controlled Logistics Corporation (including all affiliated entities that owned any portion of the business operations of the Temperature-Controlled Logistics Properties at that time) sold all of the non-real estate assets, encompassing the business operations, for approximately $48.7 million to a newly formed partnership ("AmeriCold Logistics") owned 60% by Vornado Operating L.P. and 40% by a newly formed subsidiary of COPI. The Operating Partnership has no interest in AmeriCold Logistics.

As of December 31, 2001, the Operating Partnership held a 40% interest in the Temperature-Controlled Logistics Partnership, which owns the Temperature-Controlled Logistics Corporation, which directly or indirectly owns the 89 Temperature-Controlled Logistics Properties, with an aggregate of approximately 445.2 million cubic feet (17.7 million square feet) of warehouse space.

AmeriCold Logistics, as sole lessee of the Temperature-Controlled Logistics Properties, leases the Temperature-Controlled Logistics Properties from the Temperature-Controlled Logistics Corporation under three triple-net master leases, as amended on January 23, 2002. On February 22, 2001, the Temperature-Controlled Logistics Corporation and AmeriCold Logistics agreed to restructure certain financial terms of the leases, including the adjustment of the rental obligation for 2001 to $146,000, the adjustment of the rental obligation for 2002 to $150,000 (plus contingent rent in certain circumstances), the increase of the Temperature-Controlled Logistics Corporation's share of capital expenditures for the maintenance of the properties from $5,000 to $9,500 (effective January 1, 2000) and the extension of the date on which deferred rent was required to be paid to December 31, 2003.

In the first quarter of 2000, AmeriCold Logistics started to experience a slowing in revenue growth from the previous year, primarily due to customers focusing more interest on inventory management in an effort to improve operating performance. Starting in 2000 and continuing into 2001, AmeriCold Logistics has seen consolidation among retail and food service channels begin to significantly limit the ability of manufacturers to pass along cost increases by raising prices. Because of this, manufacturers are focused on supply chain cost (such as inventory management, transportation and distribution) reduction initiatives in an effort to improve operating performance. In the third quarter of 2000, AmeriCold Logistics' same-store earnings before interest, taxes, depreciation and amortization, and rent ("EBITDAR") declined 2% for the nine months ended September 30, 2000 compared to the same period in 1999. As a result of the reductions in revenues and the second consecutive quarter decline in same-store EBITDAR, AmeriCold Logistics was unable to fulfill its rental obligation under the leases which resulted in deferred rent. At that time, the Temperature-Controlled Logistics Corporation recorded a valuation allowance for 100% of the rent that had been deferred during the three months ended September 30, 2000 and has continued to record a valuation allowance for 100% of the deferred rent prospectively. AmeriCold Logistics' experienced a 2% decline in

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

same-store EBITDAR during 2000 compared to 1999 and an 11% decline in same-store EBITDAR during 2001 compared to 2000.

AmeriCold Logistics deferred $25,500 of rent for the year ended December 31, 2001, of which the Operating Partnership's share was $10,200. AmeriCold Logistics also deferred $19,000 and $5,400 of rent for the years ended December 31, 2000 and 1999, respectively, of which the Operating Partnership's share was $7,500 and $2,100, respectively. In December 2001, the Temperature-Controlled Logistics Corporation waived its rights to collect $39,800 of the total $49,900 of deferred rent, of which the Operating Partnership's share was $15,900. The Temperature-Controlled Logistics Corporation recorded adequate valuation allowances related to the waived deferred rental revenue during the years ended December 31, 2000 and 2001; therefore, there was no financial statement impact to the Temperature-Controlled Logistics Corporation or to the Operating Partnership related to the Temperature-Controlled Logistics Corporation's decision to waive collection of deferred rent.

--------------------------------------------------------------------------------------------------
                                   DEFERRED RENT       VALUATION ALLOWANCE             WAIVED RENT
                           ---------------------    ----------------------   ---------------------
                                       OPERATING                 OPERATING               OPERATING
                                   PARTNERSHIP'S             PARTNERSHIP'S           PARTNERSHIP'S
(IN MILLIONS)              TOTAL         PORTION    TOTAL          PORTION   TOTAL         PORTION
--------------------------------------------------------------------------------------------------
For the year ended
   December 31,
1999.....................  $ 5.4   $         2.1    $   -    $           -   $   -   $           -
2000.....................   19.0             7.5     16.3              6.5       -               -
2001.....................   25.5            10.2     25.5             10.2    39.8            15.9
                           -----------------------------------------------------------------------

Balance at December 31,
   2001..................  $49.9   $        19.8    $41.8    $        16.7   $39.8   $        15.9
                           =======================================================================

--------------------------------------------------------------------------------------------------

OTHER

During the year ended December 31, 2001, the Operating Partnership recognized an impairment loss of $5,000, which is included in Impairment and Other Charges Related to Real Estate Assets, on a fund which primarily holds real estate investments and marketable securities, in which the Operating Partnership has an interest.

During the year ended December 31, 2000, the Operating Partnership recognized an impairment loss of $8,525, which is included in Impairment and Other Charges Related to Real Estate Assets, on a fund which primarily holds real estate investments and marketable securities, in which the Operating Partnership has an interest.

The Operating Partnership reports its share of income and losses based on its ownership interest in its respective equity investments, adjusted for any preference payments. The following summarized information for all unconsolidated companies is presented below, with significant subsidiaries identified under the captions "Desert Mountain Development Corporation," "Crescent Resort Development, Inc." and "The Woodlands Land Company, Inc.", and all other unconsolidated companies presented on an aggregate basis and classified under the captions "Other Residential Development Corporations," "Temperature-Controlled Logistics," "Office" and "Other," as applicable, as of December 31, 2001, 2000 and 1999.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

BALANCE SHEETS:

------------------------------------------------------------------------------------------------------------
                                                                                BALANCE AT DECEMBER 31, 2001
                             -------------------------------------------------------------------------------
                                                     THE
                                 CRESCENT      WOODLANDS          OTHER
                                   RESORT           LAND    RESIDENTIAL   TEMPERATURE-
                             DEVELOPMENT,       COMPANY,    DEVELOPMENT     CONTROLLED
                                     INC.           INC.   CORPORATIONS      LOGISTICS     OFFICE      OTHER
------------------------------------------------------------------------------------------------------------
Real estate, net............ $   393,784    $    365,636   $   173,991    $  1,272,784   $553,147
Cash........................      17,570           2,688         7,973          23,412     28,224
Other assets................      31,749          32,244        94,392          82,967     31,654
                             -------------------------------------------------------------------------------

      Total assets.......... $   443,103    $    400,568   $   276,356    $  1,379,163   $613,025
                             ===============================================================================

Notes payable............... $         -    $    225,263   $         -    $    558,949   $324,718
Notes payable to the
   Operating Partnership....     180,827               -        60,000           4,833          -
Other liabilities...........     232,767          74,271       168,671          46,395     29,394
Equity......................      29,509         101,034        47,685         768,986    258,913
                             -------------------------------------------------------------------------------

      Total liabilities and
         equity............. $   443,103    $    400,568   $   276,356    $  1,379,163   $613,025
                             ===============================================================================

Operating Partnership's
   share of unconsolidated
   debt(1).................. $         -    $     90,949   $         -    $    223,580   $126,580
                             ===============================================================================

Operating Partnership's
   investments in real
   estate mortgages and
   equity of unconsolidated
   companies................ $   222,082    $     29,046   $   120,407    $    308,427   $121,423   $ 36,932
                             ===============================================================================

------------------------------------------------------------------------------------------------------------

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

SUMMARY STATEMENTS OF OPERATIONS:

------------------------------------------------------------------------------------------------------------
                                                                        FOR THE YEAR ENDED DECEMBER 31, 2001
                            --------------------------------------------------------------------------------
                                                    THE
                                CRESCENT      WOODLANDS          OTHER
                                  RESORT           LAND    RESIDENTIAL   TEMPERATURE-
                            DEVELOPMENT,       COMPANY,    DEVELOPMENT     CONTROLLED
                                    INC.           INC.   CORPORATIONS      LOGISTICS   OFFICE(2)      OTHER
------------------------------------------------------------------------------------------------------------
Total revenues............. $   195,163    $    188,178   $    93,462    $    120,531    $ 88,835
Expenses:
   Operating expense.......     175,424         104,486        83,074          13,349(3)   37,128
   Interest expense........       1,373           4,967         1,641          44,988      19,184
   Depreciation and
      amortization.........       2,726           5,599         6,185          58,855      19,387
   Taxes...................         641          14,676        (4,222)             --          --
                            --------------------------------------------------------------------------------

Total expenses.............     180,164         129,728        86,678         117,192      75,699
                            --------------------------------------------------------------------------------

Net income................. $    14,999    $     58,450   $     6,784    $      3,339(3) $ 13,136
                            ================================================================================

Operating Partnership's
   equity in net income of
   unconsolidated
   companies............... $    14,944    $     20,943   $     5,127    $      1,136    $  6,124   $  2,957
                            ================================================================================

------------------------------------------------------------------------------------------------------------

(1) The Operating Partnership has guarantees or letters of credit related to approximately $89,300, or 17% of its maximum borrowings available under its unconsolidated debt. At December 31, 2001, the Operating Partnership had guarantees or letters of credit related to approximately $17,000, or 4% of its total outstanding unconsolidated debt.

(2) This column includes information for Four Westlake Park and Bank One Tower. These Office Properties were contributed by the Operating Partnership to joint ventures on July 30, 2001. Therefore, net income for 2001 includes only the months of August through December for these Properties.

(3) Inclusive of the preferred return paid to Vornado Realty Trust (1% per annum of the Total Combined Assets).

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

BALANCE SHEETS:

-------------------------------------------------------------------------------------------------------------------
                                                                                       BALANCE AT DECEMBER 31, 2000
                         ------------------------------------------------------------------------------------------
                                                            THE
                              DESERT       CRESCENT   WOODLANDS          OTHER
                            MOUNTAIN         RESORT        LAND    RESIDENTIAL   TEMPERATURE-
                         DEVELOPMENT   DEVELOPMENT,    COMPANY,    DEVELOPMENT     CONTROLLED
                         CORPORATION           INC.        INC.   CORPORATIONS      LOGISTICS     OFFICE      OTHER
-------------------------------------------------------------------------------------------------------------------
Real estate, net........ $   147,484   $    227,429   $ 406,660   $    16,739    $  1,303,810   $394,724
Cash....................       5,733         36,717      10,739         6,450          19,606     34,599
Other assets............      70,503         83,452      37,930         4,662          82,883     34,897
                         ------------------------------------------------------------------------------------------

      Total assets...... $   223,720   $    347,598   $ 455,329        27,851    $  1,406,299   $464,220
                         ==========================================================================================

Notes payable........... $         -   $          -   $ 255,356             -    $    561,321   $251,785
Notes payable to the
   Operating
   Partnership..........      59,000        130,932           -             -          11,333          -
Other liabilities.......     130,834        158,839      96,533         2,774          78,042     46,054
Equity..................      33,886         57,827     103,440        25,077         755,603    166,381
                         ------------------------------------------------------------------------------------------

      Total liabilities
         and equity..... $   223,720   $    347,598   $ 455,329   $    27,851    $  1,406,299   $464,220
                         ==========================================================================================

Operating Partnership's
   share of
   unconsolidated debt.. $         -   $          -   $ 103,100   $         -    $    224,528   $118,485
                         ==========================================================================================

Operating Partnership's
   investments in real
   estate mortgages and
   equity of
   unconsolidated
   companies............ $   109,092   $    150,118   $  24,525   $    21,452    $    308,035   $ 98,308   $133,787
                         ==========================================================================================

-------------------------------------------------------------------------------------------------------------------

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

SUMMARY STATEMENTS OF OPERATIONS:

---------------------------------------------------------------------------------------------------------------------------------
                                                            FOR THE YEAR ENDED DECEMBER 31, 2000
                            -----------------------------------------------------------------------------------------------------
                                 DESERT                                                  OTHER
                               MOUNTAIN                                            RESIDENTIAL   TEMPERATURE-
                            DEVELOPMENT     CRESCENT RESORT        THE WOODLANDS   DEVELOPMENT     CONTROLLED
                            CORPORATION   DEVELOPMENT, INC.   LAND COMPANY, INC.   CORPORATION      LOGISTICS    OFFICE     OTHER
---------------------------------------------------------------------------------------------------------------------------------
Total revenues............   $153,680         $180,038             $180,670          $30,404       $154,341     $89,841
Expenses:
   Operating expense......    127,589          158,860              105,231           10,897         21,982(1)   34,261
   Interest expense.......        916            3,157                2,986              164         46,637      25,359
   Depreciation and
      amortization........      4,966            6,430                4,479              436         57,848      20,673
   Taxes..................      3,812              979               27,188            1,235          7,311           -
   Other (income)
      expense.............          -                -                    -                -         (2,886)          -
                            -----------------------------------------------------------------------------------------------------

Total expenses............   $137,283         $169,426             $139,884          $12,732       $130,892     $80,293
                            -----------------------------------------------------------------------------------------------------

Net income................   $ 16,397         $ 10,612             $ 40,786          $17,672       $ 23,449(1)  $ 9,548
                            -----------------------------------------------------------------------------------------------------

Operating Partnership's
   equity in net income of
   unconsolidated
   companies..............   $ 16,109         $ 10,407             $ 16,466          $10,488       $  7,432     $ 3,164   $11,645
                            =====================================================================================================

---------------------------------------------------------------------------------------------------------------------------------

(1) Inclusive of the preferred return paid to Vornado Realty Trust (1% per annum of the Total Combined Assets).

SUMMARY STATEMENTS OF OPERATIONS:

---------------------------------------------------------------------------------------------------------------------------------
                                                             FOR THE YEAR ENDED DECEMBER 31, 1999
                             ----------------------------------------------------------------------------------------------------
                                  DESERT                                                  OTHER
                                MOUNTAIN                                            RESIDENTIAL   TEMPERATURE-
                             DEVELOPMENT     CRESCENT RESORT        THE WOODLANDS   DEVELOPMENT     CONTROLLED
                             CORPORATION   DEVELOPMENT, INC.   LAND COMPANY, INC.   CORPORATION      LOGISTICS    OFFICE    OTHER
---------------------------------------------------------------------------------------------------------------------------------
Total revenues.............   $192,094         $134,411             $134,781          $41,297       $264,266     $78,534
Expenses:
      Operating expense....    175,762          116,717               80,357           22,022        127,516(1)   27,008
      Interest expense.....          -            2,709                2,174               37         47,273      19,321
      Depreciation and
         amortization......      6,435            3,131                4,386              343         54,574      19,273
      Taxes................          -            1,963               19,146            1,440         (6,084)          -
                             ----------------------------------------------------------------------------------------------------

Total expenses.............   $182,197         $124,520             $106,063          $23,842       $223,279     $65,602
                             ----------------------------------------------------------------------------------------------------

Net income.................   $  9,897         $  9,891             $ 28,718          $17,455       $ 40,987(1)  $12,932
                             ====================================================================================================

Operating Partnership's
   equity in net income of
   unconsolidated
   companies...............   $ 10,097         $  9,561             $ 15,548          $ 7,665       $ 15,039     $ 5,265   $5,122
                             ====================================================================================================

---------------------------------------------------------------------------------------------------------------------------------

(1) Inclusive of the preferred return paid to Vornado Realty Trust (1% per annum of the Total Combined Assets).

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5. OTHER ASSETS, NET:

--------------------------------------------------------------------------------
                                                                      BALANCE AT
                                                                    DECEMBER 31,
                                                             -------------------
                                                                 2001       2000
--------------------------------------------------------------------------------
Leasing costs............................................... $142,440   $123,036
Deferred financing costs....................................   46,305     48,645
Prepaid expenses............................................    9,444      3,690
Marketable securities.......................................   10,832     50,321
Other.......................................................   33,910     23,905
                                                             -------------------

                                                             $242,931   $249,597
Less--Accumulated amortization..............................  (97,281)   (77,644)
                                                             -------------------

                                                             $145,650   $171,953
                                                             ===================

--------------------------------------------------------------------------------

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6. NOTES PAYABLE AND BORROWINGS UNDER FLEET FACILITY:

The following is a summary of the Operating Partnership's debt financing at December 31, 2001 and 2000:

-------------------------------------------------------------------------------------
                                                              BALANCE AT DECEMBER 31,
                                                              -----------------------
SECURED DEBT                                                        2001         2000
-------------------------------------------------------------------------------------
UBS Term Loan II,(1) secured by the Funding VIII Properties
   and the Washington Harbour Office Properties.............  $        -   $  326,677
Fleet Fund I and II Term Loan(2)(6) due May 2005, bears
   interest at LIBOR plus 325 basis points (at December 31,
   2001, the interest rate was 5.39%), with a four-year
   interest-only term, secured by equity interests in
   Funding I and II with a combined book value of $275,000
   at December 31, 2001.....................................     275,000      200,000
AEGON Note(3) due July 2009, bears interest at 7.53% with
   monthly principal and interest payments based on a
   25-year amortization schedule, secured by the Funding
   III, IV and V Properties with a combined book value of
   $263,456 at December 31, 2001............................     269,930      274,320
LaSalle Note I(4) bears interest at 7.83% with an initial
   seven-year interest-only term (through August 2002),
   followed by principal amortization based on a 25-year
   amortization schedule through maturity in August 2027,
   secured by the Funding I Properties with a combined book
   value of $262,672 at December 31, 2001...................     239,000      239,000
Deutsche Bank-CMBS Loan(5) due May 2004, bears interest at
   the 30-day LIBOR rate plus 234 basis points (at December
   31, 2001, the interest rate was 5.84%), with a three-year
   interest-only term and two one-year extension options,
   secured by the Funding X Properties and Spectrum Center
   with a combined book value of $304,699...................     220,000            -
JP Morgan Mortgage Note(7) due October 2016, bears interest
   at a fixed rate of 8.31% with a two-year interest-only
   term (through October 2001), followed by principal
   amortization based on a 15-year amortization schedule
   through maturity in October 2016, secured by the Houston
   Center mixed-use Office Property complex with a combined
   book value of $268,978 at December 31, 2001..............     199,386      200,000
LaSalle Note II(8) bears interest at 7.79% with an initial
   seven-year interest-only term (through March 2003),
   followed by principal amortization based on a 25-year
   amortization schedule through maturity in March 2028,
   secured by the Funding II Properties with a combined book
   value of $308,145 at December 31, 2001...................     161,000      161,000
UBS Term Loan I,(1) secured by the Funding VIII Properties
   and the Washington Harbour Office Properties.............           -      146,775

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

-------------------------------------------------------------------------------------
                                                              BALANCE AT DECEMBER 31,
                                                              -----------------------
SECURED DEBT                                                        2001         2000
-------------------------------------------------------------------------------------
iStar Financial Note due September 2001, bears interest at
   30-day LIBOR plus 1.75% (at December 31, 2000, the rate
   was 8.57%) with an interest-only term, secured by the
   Fountain Place Office Property with a book value of
   $112,332 at December 31, 2000............................  $        -   $   97,123
UBS Line of Credit,(1) secured by the Funding VIII
   Properties and the Washington Harbour Properties.........           -       80,000
CIGNA Note due December 2002, bears interest at 7.47% with
   an interest-only term, secured by the MCI Tower Office
   Property and Denver Marriott City Center Resort/Hotel
   Property with a combined book value of $103,773 at
   December 31, 2001........................................      63,500       63,500
Metropolitan Life Note V due December 2005, bears interest
   at 8.49% with monthly principal and interest payments
   based on a 25-year amortization schedule, secured by the
   Datran Center Office Properties with a combined book
   value of $68,653 at December 31, 2001....................      38,696       39,219
Northwestern Life Note due January 2004, bears interest at
   7.66% with an interest-only term, secured by the 301
   Congress Avenue Office Property with a book value of
   $36,234 at December 31, 2001.............................      26,000       26,000
Metropolitan Life Note I due September 2001, bears interest
   at 8.88% with monthly principal and interest payments
   based on a 20-year amortization schedule, secured by five
   of The Woodlands Office Properties with a combined book
   value of $12,464 at December 31, 2000....................           -        9,263
Nomura Funding VI Note(9) bears interest at 10.07% with
   monthly principal and interest payments based on a
   25-year amortization schedule through maturity in July
   2020, secured by the Funding VI Property with a book
   value of $35,043 at December 31, 2001....................       8,187        8,330
Woodmen of the World Note(10) due April 2009, bears interest at 8.20% with an initial five-year interest-only term
   (through April 2006), followed by principal amortization
   based on a 25-year amortization schedule, secured by the
   Avallon IV Office Property with a book value of
   $12,858..................................................       8,500            -
Mitchell Mortgage Note due August 2002, bears interest at
   7.00% with an interest-only term, secured by three of The
   Woodlands Office Properties with a combined book value of
   $9,167...................................................       6,244            -
Rigney Promissory Note due November 2012, bears interest at
   8.50% with quarterly principal and interest payments
   based on a 15-year amortization schedule, secured by a
   parcel of land with a book value of $17,123 at December
   31, 2001.................................................         651          688

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

-------------------------------------------------------------------------------------
                                                              BALANCE AT DECEMBER 31,
                                                              -----------------------
UNSECURED DEBT                                                      2001         2000
-------------------------------------------------------------------------------------
Fleet Facility(2) due May 2004, bears interest at LIBOR plus
   187.5 basis points (at December 31, 2001, the interest
   rate was 3.92%), with a three-year interest-only term and
   a one year extension option..............................  $  283,000   $        -
2007 Notes(11) bear interest at a fixed rate of 7.50% with a
   ten-year interest-only term, due September 2007..........     250,000      250,000
2002 Notes(11) bear interest at a fixed rate of 7.00% with a
   five-year interest-only term, due September 2002.........     150,000      150,000
SHORT-TERM BORROWINGS
Short-term borrowings(12); variable interest rates ranging
   from the Fed Funds rate plus 150 points to LIBOR plus 375
   basis points, with maturities up to August 2002..........      15,000            -
                                                              -----------------------

            Total Notes Payable.............................  $2,214,094   $2,271,895
                                                              =======================

-------------------------------------------------------------------------------------

(1) The UBS Facility was entered into effective January 31, 2000 and amended on May 10, 2000 and May 18, 2000. As amended, the UBS Facility consisted of three tranches: the UBS Line of Credit, the UBS Term Loan I and the UBS Term Loan II. In May 2001, the Operating Partnership repaid and retired the UBS Facility with proceeds from a $970,000 debt refinancing. The interest rate on the UBS Line of Credit and the UBS Term Loan I was equal to LIBOR plus 250 basis points. The interest rate on the UBS Term Loan II was equal to LIBOR plus 275 basis points. As of December 31, 2000, the interest rate on the UBS Line of Credit and UBS Term Loan I was 9.20%, and the interest rate on the UBS Term Loan II was 9.46%. The weighted average interest rate on the UBS Line of Credit for the year ended December 31, 2000 was 8.91%. As of December 31, 2000, the UBS Facility was secured by 25 Office Properties and four Resort/Hotel Properties with a combined book value of $1,042,207.

(2) For a description of the Fleet Fund I and II Term Loan and the Fleet Facility, see "Debt Refinancing and Fleet Facility" section below.

(3) The outstanding principal balance of this note at maturity will be approximately $224,100.

(4) In August 2007, the interest rate will increase, and the Operating Partnership is required to remit, in addition to the monthly debt service payment, excess property cash flow, as defined, to be applied first against principal until the note is paid in full and thereafter, against accrued excess interest, as defined. It is the Operating Partnership's intention to repay the note in full at such time (August 2007) by making a final payment of approximately $220,500.

(5) The Deutsche Bank-CMBS Loan includes two notes: the CMBS note, which is secured by a mortgage on the Funding X Properties and a mortgage of the interest of Crescent Spectrum Center, L.P. in the Spectrum Center property; and the Mezzanine note, which is secured by a pledge of Funding X and Crescent Spectrum Center, L.P.

(6) The Fleet Fund I and II Term Loan, entered into in May 2001, modified and replaced the previously outstanding Fleet Term Note II. Prior to the modification and replacement, the Fleet Term Note II was due August 31, 2003, bore interest at the 30-Day LIBOR rate plus 234 basis points (at December 31, 2000, the interest rate was 10.63%) with a four-year interest-only term, and was secured by equity interests in Funding I and II with a combined value of $200,000 at December 31, 2000.

(7) At the end of seven years (October 2006), the interest rate will adjust based on current interest rates at that time. It is the Operating Partnership's intention to repay the note in full at such time (October 2006) by making a final payment of approximately $177,800.

(8) In March 2006, the interest rate will increase, and the Operating Partnership is required to remit, in addition to the monthly debt service payment, excess property cash flow, as defined, to be applied first against principal until the note is paid in full, and thereafter, against accrued excess interest, as defined. It is the Operating Partnership's intention to repay the note in full at such time (March 2006) by making a final payment of approximately $154,100.

(9) In July 2010, the interest rate due under the note will change to a 10-year Treasury yield plus 500 basis points or, if the Operating Partnership so elects, it may repay the note without penalty at that date.

(10) The outstanding principal balance of this loan at maturity will be approximately $8,200.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(11) The notes were issued in an offering registered with the SEC.

(12) Short-term borrowings include the unsecured JP Morgan Loan Sales Facility, a $50,000 credit facility, and the $50,000 unsecured Fleet Bridge Loan. The lender under the JP Morgan Loan is not required to fund draws under the loan unless certain conditions not within the control of the Operating Partnership are met. As a result, the Operating Partnership maintains sufficient availability under the Fleet Facility to repay the JP Morgan Loan Sales Facility at any time. At December 31, 2001, $10,000 was outstanding on the JP Morgan Loan Sales Facility and $5,000 was outstanding on the Fleet Bridge Loan.

Below are the aggregate principal payments required as of December 31, 2001 under indebtedness of the Operating Partnership by year. Scheduled principal installments and amounts due at maturity are included.

--------------------------------------------------------------------------------------------
                                                            SECURED   UNSECURED        TOTAL
--------------------------------------------------------------------------------------------
2002...................................................  $   80,157   $165,000    $  245,157
2003...................................................      15,060          -        15,060
2004...................................................     262,857(1)  283,000(1)    545,857
2005...................................................     329,339          -       329,339
2006...................................................     347,207          -       347,207
Thereafter.............................................     481,474    250,000       731,474
                                                         -----------------------------------

                                                         $1,516,094   $698,000    $2,214,094
                                                         ===================================

--------------------------------------------------------------------------------------------

(1) These amounts do not represent the effect of a one-year extension option on the Fleet Facility and two one-year extension options on the Deutsche Bank--CMBS Loan.

The Operating Partnership has approximately $245,157 of secured and unsecured debt due during 2002, consisting primarily of the Cigna Note, the Mitchell Mortgage Note, and the 2002 Notes, which are expected to be funded through replacement debt financing.

Any uncured or unwaived events of default on the Operating Partnership loans can trigger an acceleration of payment on the loan in default. In addition, a default by the Operating Partnership or any of its subsidiaries with respect to any indebtedness in excess of $5,000 generally will result in a default under the Fleet Facility and the Fleet I and II Term Loan after the notice and cure periods for the other indebtedness have passed. As of December 31, 2001, the Operating Partnership was in compliance with all of its debt service coverage ratios and other covenants related to its outstanding debt. The Operating Partnership's debt facilities generally prohibit loan pre-payment for an initial period, allow pre-payment with a penalty during a following specified period and allow pre-payment without penalty after the expiration of that period. During the year ended December 31, 2001, there were no circumstances that would require pre-payment penalties or increased collateral related to the Operating Partnership's existing debt.

In addition to the subsidiaries listed in "Note 1. Organization and Basis of Presentation," certain other subsidiaries of the Operating Partnership were formed primarily for the purpose of obtaining secured and unsecured debt or joint venture financings. The following lists these entities, all of which are consolidated and are grouped based on the Properties to which they relate:
Funding I and Funding II Properties (CREM Holdings, LLC, Crescent Capital Funding, LLC, Crescent Funding Interest, LLC, CRE Management I Corp., CRE Management II Corp.); Funding III Properties (CRE Management III Corp.); Funding IV Properties (CRE Management IV Corp.);

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Funding V Properties (CRE Management V Corp.); Funding VI Properties (CRE Management VI Corp.); Funding VIII Properties (CRE Management VIII, LLC); Funding IX Properties (CRE Management IX, LLC); Funding X Properties (CREF X Holdings Management, LLC, CREF X Holdings, L. P., CRE Management X, LLC); Spectrum Center Partners, L.P., Spectrum Mortgage Associates, L. P., CSC Holdings Management, LLC, Crescent SC Holdings, L. P., CSC Management, LLC); and 5 Houston Center (Development Property) (C5HC Management, LLC, Crescent 5 Houston Center, L. P.).

DEBT REFINANCING AND FLEET FACILITY

In May 2001, the Operating Partnership (i) repaid and retired the UBS Facility which consisted of the UBS Line of Credit, the UBS Term Loan I and the UBS Term Loan II; (ii) repaid and retired the iStar Financial Note; and (iii) modified and replaced the Fleet Term Note II with proceeds from a $970,000 debt refinancing. In May 2001, the Operating Partnership wrote off $12,200 of deferred financing costs related to the early extinguishment of the UBS Facility which is included in Extraordinary Item--Extinguishment of Debt.

NEW DEBT RESULTING FROM REFINANCING

------------------------------------------------------------------------------------------------
                                               MAXIMUM                                  MATURITY
DESCRIPTION                                  BORROWING                INTEREST RATE         DATE
------------------------------------------------------------------------------------------------
Fleet Facility.............................  $400,000(1) LIBOR + 187.5 basis points      2004(2)
Fleet Fund I and II Term Loan..............  $275,000      LIBOR + 325 basis points       2005
Deutsche Bank--CMBS Loan...................  $220,000      LIBOR + 234 basis points      2004(3)
Deutsche Bank Short-Term Loan..............  $ 75,000      LIBOR + 300 basis points      2001(4)
------------------------------------------------------------------------------------------------

(1) The $400,000 Fleet Facility is an unsecured revolving line of credit. The weighted average interest rate from the origination of the note in May 2001 through December 31, 2001 is 5.38%.

(2) One-year extension option.

(3) Two one-year extension options.

(4) Repaid September 19, 2001.

DEBT REPAID OR MODIFIED AND REPLACED BY REFINANCING

-----------------------------------------------------------------------------------------------
                             MAXIMUM                              MATURITY              BALANCE
DESCRIPTION                BORROWING              INTEREST RATE       DATE   REPAID/MODIFIED(1)
-----------------------------------------------------------------------------------------------
UBS Line of Credit.......  $300,000    LIBOR + 250 basis points     2003          $165,000
UBS Term Loan I..........  $146,775    LIBOR + 250 basis points     2003          $146,775
UBS Term Loan II.........  $326,677    LIBOR + 275 basis points     2004          $326,677
Fleet Term Note II.......  $200,000    LIBOR + 400 basis points     2003          $200,000
iStar Financial Note.....  $ 97,123    LIBOR + 175 basis points     2001          $ 97,123
-----------------------------------------------------------------------------------------------

(1) All the amounts listed, other than the Fleet Term Note II, were repaid. In May 2001, the Fleet Term Note II was modified and replaced by the Fleet Fund I and II Term Loan.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7. INTEREST RATE CAPS:

In connection with the closing of the Deutsche Bank--CMBS Loan in May 2001, the Operating Partnership entered into a LIBOR interest rate cap struck at 7.16% for a notional amount of $220,000, and simultaneously sold a LIBOR interest rate cap with the same terms. Since these instruments do not reduce the Operating Partnership's net interest rate risk exposure, they do not qualify as hedges and changes to their respective fair values are charged to earnings. As the significant terms of these arrangements are substantially the same, the effects of a revaluation of these instruments are expected to substantially offset each other.

8.   CASH FLOW HEDGES:

The Operating Partnership uses derivative financial instruments to convert a portion of its variable-rate debt to fixed-rate debt and to manage its fixed to variable-rate debt ratio. As of December 31, 2001, the Operating Partnership had entered into three cash flow hedge agreements which are accounted for under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities--an Amendment of FASB Statement No. 133."

The following table shows information regarding the Operating Partnership's cash flow hedge agreements as of December 31, 2001, and interest expense for the year ended December 31, 2001:

-------------------------------------------------------------------------------------------------
                                                                         INTEREST EXPENSE FOR THE
ISSUE                  NOTIONAL    MATURITY   REFERENCE    FAIR MARKET    YEAR ENDED DECEMBER 31,
DATE                     AMOUNT        DATE        RATE          VALUE                       2001
-------------------------------------------------------------------------------------------------
9/01/1999............  $200,000   9/02/2003     6.183%      $(10,800)                     $3,500
2/04/2000............  $200,000   2/03/2003      7.11%      $(10,800)                     $6,000
4/18/2000............  $100,000   4/18/2004      6.76%      $ (7,200)                     $2,700
-------------------------------------------------------------------------------------------------

The Operating Partnership has designated its three cash flow hedge agreements as cash flow hedges of LIBOR-based monthly interest payments on a designated pool of variable-rate LIBOR indexed debt that reprices closest to the reset dates of each cash flow hedge agreement. For retrospective effectiveness testing, the Operating Partnership uses the cumulative dollar offset approach as described in Derivatives Implementation Group ("DIG") Issue E8. The DIG is a task force designed to assist the FASB in answering questions that companies have resulting from implementation of SFAS No. 133 and 138. The Operating Partnership uses the change in variable cash flows method as described in DIG Issue G7 for prospective testing as well as for the actual recording of ineffectiveness, if any. Under this method, the Operating Partnership will compare the changes in the floating rate portion of each cash flow hedge to the floating rate of the hedged items. The cash flow hedges have been and are expected to remain highly effective. Changes in the fair value of these highly effective hedging instruments are recorded in accumulated other comprehensive income. The effective portion that has been deferred in accumulated other comprehensive income will be reclassified to earnings as interest expense when the hedged items impact earnings. If a cash flow hedge falls outside 80%-125%

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

effectiveness for a quarter, all changes in the fair value of the cash flow hedge for the quarter will be recognized in earnings during the current period. If it is determined based on prospective testing that it is no longer likely a hedge will be highly effective on a prospective basis, the hedge will no longer be designated as a cash flow hedge and no longer qualify for accounting in accordance with SFAS Nos. 133 and 138.

Over the next twelve months, an estimated $16,400 to $18,400 related to the effective portions of the cash flow hedge agreements will be reclassified from accumulated other comprehensive income to interest expense and charged against earnings.

9.   RENTALS UNDER OPERATING LEASES:

During 2001, the Operating Partnership received rental income from the lessees of Office Property and Resort/Hotel Property space under operating leases. On February 14, 2002, the Operating Partnership executed an agreement with COPI, pursuant to which subsidiaries of the Operating Partnership acquired, in lieu of foreclosure, COPI's lessee interests in the eight Resort/Hotel Properties previously leased to COPI. Therefore, no future rental income from the operating lessee will be recognized for these Resort/Hotel Properties. The Operating Partnership recognized percentage rental income from the Resort/Hotel Properties of approximately $14,665, $24,622 and $19,648 for the years ended December 31, 2001, 2000 and 1999, respectively.

For noncancelable operating leases for consolidated Office Properties owned as of December 31, 2001, future minimum rentals (base rents) during the next five years and thereafter (excluding tenant reimbursements of operating expenses for Office Properties) are as follows:

------------------------------------------------------------------------
                                                                  OFFICE
                                                              PROPERTIES
------------------------------------------------------------------------
2002........................................................  $  410,459
2003........................................................     350,022
2004........................................................     268,891
2005........................................................     213,334
2006........................................................     165,175
Thereafter..................................................     482,383
                                                              ----------

                                                              $1,890,264
                                                              ==========

------------------------------------------------------------------------

Generally, the Office Property leases also require that each customer reimburse the Operating Partnership for increases in operating expenses above operating expenses during the base year of the customer's lease. These amounts totaled $98,816, $91,735 and $92,865, for the years ended December 31, 2001, 2000 and
1999, respectively. These increases are generally payable in equal installments throughout the year, based on estimated increases, with any differences adjusted at year end based upon actual expenses.

See "Note 2. Summary of Significant Accounting Policies," for further discussion of revenue recognition, and "Note 3. Segment Reporting," for further discussion of significant customers.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

10.   COMMITMENTS AND CONTINGENCIES:

LEASE COMMITMENTS

The Operating Partnership has 12 Properties located on land that is subject to long-term ground leases, which expire between 2015 and 2080. The Operating Partnership also leases parking spaces in a parking garage adjacent to one of its Properties pursuant to a lease expiring in 2021. Lease expense associated with these leases during each of the three years ended December 31, 2001, 2000, and 1999 was $2,766, $2,869 and $2,642, respectively. Future minimum lease payments due under such leases as of December 31, 2001, are as follows:

------------------------------------------------------------------------
                                                                  LEASES
                                                             COMMITMENTS
------------------------------------------------------------------------
2002........................................................  $  2,121
2003........................................................     2,129
2004........................................................     2,136
2005........................................................     2,143
2006........................................................     2,155
Thereafter..................................................   107,219
                                                             -----------

                                                              $117,903
                                                             ===========

------------------------------------------------------------------------

COPI COMMITMENTS

See "Note 22. Subsequent Events," for a description of the Operating Partnership's commitments related to the agreement with COPI, executed on February 14, 2002.

CONTINGENCIES

ENVIRONMENTAL MATTERS

All of the Properties have been subjected to Phase I environmental assessments, and some Properties have been subjected to Phase II soil and ground water sampling as part of the Phase I assessments. Such assessments have not revealed, nor is management aware of, any environmental liabilities that management believes would have a material adverse effect on the financial position or results of operations of the Operating Partnership.

11.   STOCK AND UNIT BASED COMPENSATION:

STOCK OPTION PLANS

The Company has two stock incentive plans, the 1995 Stock Incentive Plan (the "1995 Plan") and the 1994 Stock Incentive Plan (the "1994 Plan"). Due to the approval of the 1995 Plan, additional options and restricted shares will no longer be granted under the 1994 Plan. Under the 1994 Plan, the Company had granted, net of forfeitures, 2,509,800 options and no restricted shares. The maximum number of options and/or restricted shares that the Company was able to initially grant at inception under the 1995 Plan was 2,850,000 shares. The

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

maximum aggregate number of shares available for grant under the 1995 Plan increases automatically on January 1 of each year by an amount equal to 8.5% of the increase in the number of common shares and units outstanding since January 1 of the preceding year, subject to certain adjustment provisions. As of January 1, 2001, the number of shares the Company may grant under the 1995 Plan is 9,677,794. Under the 1995 Plan, the Company had granted, net of forfeitures, options and restricted shares of 8,546,700 and 23,715 respectively, through December 31, 2001. Under both Plans, options are granted at a price not less than the market value of the shares on the date of grant and expire ten years from the date of grant. The options that have been granted under the 1995 Plan vest over five years, with the exception of 500,000 options that vest over two years, 250,000 options that vest over three and a half years and 60,000 options that vest six months from the initial date of grant. The options that have been granted under the 1994 Plan vest over periods ranging from one to five years.

                              STOCK OPTIONS PLANS

A summary of the status of the Company's 1994 and 1995 Plans as of December 31, 2001, 2000 and 1999 and changes during the years then ended is presented in the table below:

----------------------------------------------------------------------------------------------------------------
                                                2001                          2000                          1999
                         ---------------------------   ---------------------------   ---------------------------
                         OPTIONS TO        WTD. AVG.   OPTIONS TO        WTD. AVG.   OPTIONS TO        WTD. AVG.
                            ACQUIRE   EXERCISE PRICE      ACQUIRE   EXERCISE PRICE      ACQUIRE   EXERCISE PRICE
                             SHARES        PER SHARE       SHARES        PER SHARE       SHARES        PER SHARE
----------------------------------------------------------------------------------------------------------------
Outstanding as of
   January 1,..........       7,966   $           21        6,661   $           21        6,967   $           21
Granted................         559               22        1,665               20        3,489               16
Exercised..............        (747)              17         (209)              15       (2,900)              13
Forfeited..............        (803)              20         (151)              20         (895)              30
Expired................           -                -            -                -            -                -
                         ---------------------------------------------------------------------------------------

Outstanding/Wtd. Avg.
   as of December 31,..       6,975   $           21        7,966   $           21        6,661   $           21
                         ---------------------------------------------------------------------------------------

Exercisable/Wtd. Avg.
   as of December 31,..       3,127   $           24        2,630   $           23        1,721   $           24
----------------------------------------------------------------------------------------------------------------

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

The following table summarizes information about the options outstanding and exercisable at December 31, 2001:

--------------------------------------------------------------------------------------------------------
                                     OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
                          ------------------------------                    ----------------------------
                               NUMBER    WTD. AVG. YEARS        WTD. AVG.        NUMBER        WTD. AVG.
                          OUTSTANDING   REMAINING BEFORE   EXERCISE PRICE   EXERCISABLE   EXERCISE PRICE
RANGE OF EXERCISE PRICES  AT 12/31/01         EXPIRATION        PER SHARE   AT 12/31/01        PER SHARE
--------------------------------------------------------------------------------------------------------
$11 to 19...............        3,258          7.4 years   $           16         1,252   $           16
$19 to 27...............        2,221                8.3               22           599               22
$27 to 39...............        1,496                6.1               32         1,276               32
                          ------------------------------------------------------------------------------

$11 to 39...............        6,975          7.4 years   $           21         3,127   $           24
                          ==============================================================================

--------------------------------------------------------------------------------------------------------

UNIT PLANS

The Operating Partnership has two unit incentive plans, the 1995 Unit Incentive Plan (the "1995 Unit Plan") and the 1996 Unit Incentive Plan (the "1996 Unit Plan"). The 1995 Unit Plan is designed to reward persons who are not trust managers, officers or 10% shareholders of the Company. An aggregate of 100,000 common shares are reserved for issuance upon the exchange of 50,000 units available for issuance to employees and advisors under the 1995 Unit Plan. As of December 31, 2001, an aggregate of 7,012 units had been distributed under the 1995 Unit Plan. The 1995 Unit Plan does not provide for the grant of options. There was no activity in the 1995 Unit Plan in 2001, 2000 or 1999. The 1996 Unit Plan provides for the grant of options to acquire up to 2,000,000 units. Through December 31, 2001, the Operating Partnership had granted, net of forfeitures, options to acquire 1,778,571 units. Forfeited options are available for grant. The unit options granted under the 1996 Unit Plan were priced at fair market value on the date of grant, generally vest over seven years, and expire ten years from the date of grant. Pursuant to the terms of the unit options granted under the 1996 Unit Plan, because the fair market value of the Company's common shares equaled or exceeded $25 for each of ten consecutive trading days, the vesting of an aggregate of 500,000 units was accelerated and such units became immediately exercisable in 1996. In addition, 100,000 unit options vest 50% after three years and 50% after five years. Under the 1996 Unit Plan, each unit that may be purchased is exchangeable, as a result of shareholder approval in June 1997, for two common shares or, at the option of the Company, an equivalent amount of cash.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

A summary of the status of the Operating Partnership's 1996 Unit Plan as of December 31, 2001, 2000 and 1999, and changes during the years then ended is presented in the table below (assumes each unit is exchanged for two common shares):

                        1996 UNIT INCENTIVE OPTION PLAN

-------------------------------------------------------------------------------------------------------------------
                                               2001                            2000                            1999
                      -----------------------------   -----------------------------   -----------------------------
                            SHARES        WTD. AVG.         SHARES        WTD. AVG.         SHARES        WTD. AVG.
                        UNDERLYING   EXERCISE PRICE     UNDERLYING   EXERCISE PRICE     UNDERLYING   EXERCISE PRICE
                      UNIT OPTIONS        PER SHARE   UNIT OPTIONS        PER SHARE   UNIT OPTIONS        PER SHARE
-------------------------------------------------------------------------------------------------------------------
Outstanding as of
   January 1,........        2,414   $           17          2,414   $           17          4,000   $           18
Granted..............            -                -              -                -            200               16
Exercised............          (20)              18              -                -         (1,143)              18
Forfeited............            -                -              -                -           (643)              18
Expired..............            -                -              -                -              -                -
                      ---------------------------------------------------------------------------------------------

Outstanding/Wtd. Avg.
   as of December
   31,...............        2,394   $           17          2,414   $           17          2,414   $           17
                      ---------------------------------------------------------------------------------------------

Exercisable/Wtd. Avg.
   as of December
   31,...............        1,766   $           18          1,571   $           18          1,143   $           18
-------------------------------------------------------------------------------------------------------------------

Effective March 5, 2001, the Operating Partnership granted options to acquire 150,000 units (each Unit is exchangeable for two common shares) to Dennis H. Alberts, in connection with his employment as the Chief Operating Officer of the General Partner and the Company. The 300,000 common share equivalents were priced at $21.84 per share which equals the fair market value of the Company's common shares at the date of grant.

STOCK OPTION AND UNIT PLANS

The Company and the Operating Partnership apply APB No. 25 in accounting for options granted pursuant to the 1995 Plan, the 1994 Plan and the 1996 Unit Plan (collectively, the "Plans"). Accordingly, no compensation cost has been recognized for the Plans. Had compensation cost for the Plans been determined based on the fair value at the grant dates

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

for awards under the Plans, consistent with SFAS No. 123, the Operating Partnership's net income and earnings per unit would have been reduced to the following pro forma amounts:

--------------------------------------------------------------------------------------------
                                                             FOR THE YEAR ENDED DECEMBER 31,
                               -------------------------------------------------------------
                                            2001                  2000                  1999
                               -----------------   -------------------   -------------------
                                     AS      PRO         AS        PRO         AS        PRO
                               REPORTED    FORMA   REPORTED      FORMA   REPORTED      FORMA
--------------------------------------------------------------------------------------------
Basic EPS:
   Net Income (Loss)
      available to
      partners...............  $ 10,505   $5,364   $283,678   $278,074   $ (6,168)  $(11,725)
Diluted EPS:
   Net Income (Loss)
      available to
      partners...............    10,505    5,364    283,678    278,074     (6,168)   (11,725)
Basic Earnings (Loss) per
   Unit......................      0.15     0.08       4.18       4.10      (0.09)     (0.17)
Diluted Earnings (Loss) per
   Unit......................      0.15     0.08       4.15       4.06      (0.09)     (0.17)
--------------------------------------------------------------------------------------------

At December 31, 2001, 2000 and 1999, the weighted average fair value of options granted (assumes each unit option was two common share options) was $2.73, $2.46 and $2.80, respectively. The fair value of each option is estimated at the date of grant using the Black-Scholes option-pricing model using the following expected weighted average assumptions in the calculation.

--------------------------------------------------------------------------------------------
                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                             -------------------------------
                                                                 2001       2000        1999
--------------------------------------------------------------------------------------------
Life of options............................................  10 years   10 years   10 years
Risk-free interest rates...................................       4.4%       8.0%       8.0%
Dividend yields............................................       8.3%      10.0%      12.0%
Stock price volatility.....................................      25.7%      26.0%      27.0%
--------------------------------------------------------------------------------------------

12. SALE OF PREFERRED EQUITY INTERESTS IN SUBSIDIARY AND INTRACOMPANY LOAN:

SALE OF CLASS A UNITS IN FUNDING IX

During the year ended December 31, 2000, the Operating Partnership formed Funding IX and contributed seven Office Properties and two Resort/Hotel Properties to Funding IX. As of December 31, 2001, Funding IX held seven Office Properties and one Resort/Hotel Property. The Operating Partnership owns 100% of the common voting interests in Funding IX, 0.1% in the form of a general partner interest and 99.9% in the form of a limited partner interest.

As of December 31, 2001, GMAC Commercial Mortgage Corporation ("GMACCM") held $218,400 of non-voting, redeemable preferred Class A Units in Funding IX (the "Class A Units"). The Class A Units receive a preferred variable-rate dividend currently calculated at LIBOR plus 450 basis points, or approximately 6.6% per annum as of December 31, 2001, and increasing to

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

LIBOR plus 550 basis points beginning March 15, 2002. The Class A Units are redeemable at the option of the Operating Partnership at the original purchase price.

IMPACT ON FINANCIAL STATEMENTS OF INTRACOMPANY LOAN

As of December 31, 2001, Funding IX had loaned a total of approximately $281,107 from the net proceeds from the sale of the Class A Units and a portion of the net proceeds of the sale of one of the Properties held by Funding IX to Crescent SH IX, Inc. ("SH IX"), for the purchase of common shares of the Company. The note, which is included in Notes Receivable, Net, bears interest based on the dividends paid on the common shares held by SH IX, a wholly-owned subsidiary of the Company, and matures on March 15, 2003. SH IX is required to repay the loan, plus any accrued and unpaid interest, at that time. SH IX will receive the funds to repay the loan from the Company, pursuant to an agreement that requires the Company to repurchase, on or before March 15, 2003, the common shares of the Company held by SH IX. The Company will receive the funds to repurchase the common shares from SH IX from the Operating Partnership, pursuant to the limited partnership agreement of the Operating Partnership, which requires the Operating Partnership to repurchase from the Company a corresponding portion of the Company's limited partnership interest at such time as the Company repurchases shares. The proceeds received by Funding IX for the repayment of the principal amount of the note will be used to redeem Class A Units.

As of December 31, 2001, the annual interest rate on the note was approximately 8.56%. For the year ended December 31, 2001, the Operating Partnership recognized interest income of $29,272 on the note. See "Note 13. Partners' Capital." The repurchased common shares will be held in SH IX until all the Class A Units are redeemed. The Company, as a partner of the Operating Partnership, receives quarterly distributions from the Operating Partnership, which it then uses to make distributions to it shareholders. Distributions on these repurchased common shares will continue to be paid by the Company to SH IX, as a shareholder of the Company, and will be used by SH IX to make payments of interest due to Funding IX on the loan. Funding IX in turn will use these funds to pay dividends on the Class A Units.

In accordance with GAAP, the operations, assets and liabilities of Funding IX and SH IX are consolidated with those of the Company in the Company's consolidated financial statements. In accordance with GAAP, the operations, assets and liabilities of Funding IX (but not those of SH IX) are consolidated with those of the Operating Partnership in the consolidated financial statements of the Operating Partnership. As a result, the note and the payments on the note by SH IX to Funding IX are eliminated in the Company's financial statements but are not eliminated in the financial statements of the Operating Partnership. These items therefore are included in Notes Receivable, Net and in Interest and Other Income in the Operating Partnership's financial statements.

The following table compares the current financial statements of the Operating Partnership prepared in accordance with GAAP and the adjusted Operating Partnership financial statements, adjusted for the elimination of the intracompany loan and associated interest

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

income. This table provides certain components of the financial statements which would be affected by the elimination of the intracompany loan and associated interest income.

--------------------------------------------------------------------------------------------
                                                                        AFTER ELIMINATION OF
                                                 GAAP PRESENTATION         INTRACOMPANY LOAN
                                           -------------------------------------------------
                                           YEAR ENDED DECEMBER 31,   YEAR ENDED DECEMBER 31,
                                           -------------------------------------------------
                                                 2001         2000         2001         2000
--------------------------------------------------------------------------------------------
BALANCE SHEET DATA (AT PERIOD END):
   Total assets..........................  $4,422,826   $4,827,999   $4,138,102   $4,542,913
OPERATING DATA:
   Total revenues........................     725,326      739,697      696,054      718,405
   Operating income (loss)...............       1,188      111,176      (28,084)      89,884
   Income before minority interests and
      extraordinary item.................      56,844      324,344       27,572      303,052
   Net income (loss).....................      24,006      300,084       (5,266)     278,792
   Basic earnings per unit(1):
         Income (loss) before
            extraordinary item...........  $     0.33   $     4.24   $    (0.11)  $     4.23
   Diluted earnings per unit(1):
         Income (loss) before
            extraordinary item...........  $     0.33   $     4.21   $    (0.11)  $     4.19
--------------------------------------------------------------------------------------------

(1) The weighted average units used to calculate basic and diluted earnings per unit in accordance with GAAP include the common shares of the Company held in SH IX of 14,468,623 (7,234,312 equivalent units) and 8,184,578 (4,092,289 equivalent units) for the years ended December 31, 2001 and 2000, respectively. The adjusted basic and diluted earnings per unit after the elimination of the intracompany loan exclude the common shares of the Company held in SH IX.

13. PARTNERS' CAPITAL:

Each unit may be exchanged for either two common shares or, at the election of the Company, cash equal to the fair market value of two common shares at the time of the exchange. When a unitholder exchanges a unit, the Company's percentage interest in the Operating Partnership increases. During the year ended December 31, 2001, there were 401,302 units exchanged for 802,604 common shares of the Company.

EMPLOYEE STOCK PURCHASE PLAN

On June 25, 2001, the shareholders of the Company approved a new Employee Stock Purchase Plan (the "ESPP") that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code ("IRC") of 1986, as amended. The ESPP is regarded as a noncompensatory plan under APB No. 25, because it meets the qualifications under IRC 423. Under the terms of the ESPP, eligible employees may purchase common shares of the Company at a price that is equal to 90% of the lower of the common shares' fair market value at the beginning or the end of a quarterly period. The fair market value of a common share is equal to the last sale price of the common shares on the New York Stock Exchange. Eligible employees may purchase the common shares through payroll deductions of up to 10% of

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

eligible compensation. The ESPP is not subject to the provisions of ERISA. The ESPP was effective October 1, 2001, and will terminate on May 14, 2011.

The 1,000,000 common shares of the Company that may be issued pursuant to the purchase of common shares of the Company under the ESPP represent less than 0.96% of the Company's outstanding common shares at December 31, 2001.

FORWARD SHARE PURCHASE AGREEMENT

On August 12, 1997, the Company entered into two transactions with affiliates of the predecessor of UBS AG ("UBS"). In one transaction, the Company sold 4,700,000 common shares to UBS for approximately $148,000 and received approximately $145,000 in net proceeds. In the other transaction, the Company entered into a forward share purchase agreement (the "Forward Share Purchase Agreement") with UBS. The Company had the right to settle the Forward Share Purchase Agreement in cash or common shares. On August 11, 1998, the Company paid a fee of approximately $3,000 to UBS in connection with the exercise by the Company and UBS of the right to extend the term of the Forward Share Purchase Agreement until August 12, 1999.

The Forward Share Purchase Agreement was accounted for under the Emerging Issues Task Force (the "EITF") Issue No. 96-13. The Forward Share Purchase Agreement and the related common stock was accounted for together as an equity instrument, similar to a preferred stock instrument with a cumulative fixed dividend, the forward accretion component or the guaranteed return to UBS was accounted for like a preferred dividend. Additionally, the common shares actually issued and outstanding were considered in both the basic and diluted weighted-average shares calculations. The diluted EPS calculation also included any contingently issuable common shares.

On June 30, 1999, the Company settled the Forward Share Purchase with affiliates of the predecessor of UBS. At settlement of the Forward Share Purchase Agreement, the Company made a cash payment of approximately $149,000 (the "Settlement Price") to UBS in exchange for the return by UBS to the Company of 7,299,760 common shares.

The number of common shares returned to the Company is equal to the 4,700,000 common shares originally issued to UBS plus 2,599,760 common shares subsequently issued by the Company, because of a decline in its stock price. In connection with the issuance of additional common shares, the Company received an additional limited partner interest, which resulted in a reduction of the Operating Partnership's net income per unit and net book value per unit. The additional shares were issued as collateral for the Company's obligation to purchase 4,700,000 common shares from UBS by August 12, 1999. The Settlement Price was calculated based on the gross proceeds the Company received from the original issuance of 4,700,000 common shares to UBS, plus a forward accretion component equal to 90-day LIBOR plus 75 basis points, minus an adjustment for the Company's distributions paid to UBS. The forward accretion component represented a guaranteed rate of return to UBS. The return of common shares to the Company in settlement of the Forward Share Purchase Agreement resulted in a decrease in the Company's limited partner interest, which resulted in an increase of net income per unit and net book value per unit.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

SHARE REPURCHASE PROGRAM

On October 15, 2001, the Company's Board of Trust Managers authorized an increase in the amount of outstanding common shares that can be repurchased from time to time in the open market or through privately negotiated transactions (the "Share Repurchase Program") from $500,000 to $800,000. The repurchase of common shares by the Company will decrease the Company's limited partner interest, which will result in an increase in net income per unit.

The Company commenced its Share Repurchase Program in March 2000. As of December 31, 2001, the Company had repurchased 18,756,423 common shares, 20,286 of which have been retired, at an average price of $19.09 per common share for an aggregate of approximately $358,115. As of December 31, 2001, the Company held 14,468,623 of the repurchased common shares in SH IX. The 14,468,623 common shares were repurchased with the net proceeds of the sale of Class A Units in Funding IX and a portion of the net proceeds from the sale of one of the Properties held by Funding IX. See "Note 12. Sale of Preferred Equity Interests in Subsidiary and Intracompany Loan." These common shares are consolidated as treasury shares in accordance with GAAP in the Company's financial statements. However, these shares are held in SH IX until all of the Class A Units are redeemed, an are considered outstanding for the Operating Partnership's financial statements. Distributions will continue to be paid on these repurchased common shares and will be used to pay dividends on the Class A Units.

The Company expects the Share Repurchase Program to continue to be funded through a combination of debt, equity, joint venture capital and selected asset disposition alternatives available to the Company, which, in some cases, may be secured by the repurchased common shares. The amount of common shares that the Company will actually purchase will be determined from time to time, in its reasonable judgment, based on market conditions and the availability of funds, among other factors. There can be no assurance that any number of common shares will actually be purchased within any particular time period.

SHARE REPURCHASE AGREEMENT

On November 19, 1999, the Company entered into an agreement (the "Share Repurchase Agreement") with UBS to purchase a portion of its common shares from UBS. The Company had the option to settle the Share Repurchase Agreement in cash or common shares. During the year ended December 31, 2000, the Company purchased the 5,809,180 common shares from UBS at an average cost of $17.62 per common share for an aggregate of approximately $102,333 under the Share Repurchase Agreement with UBS.

The Share Repurchase Agreement was accounted for under EITF 96-13 and was considered an equity instrument similar to a preferred stock instrument with a cumulative fixed dividend, the forward accretion component or guaranteed return to UBS was accounted for like a preferred dividend. Additionally, the common shares actually issued and outstanding were considered in both the basic and diluted weighted-average shares calculations. The diluted EPS calculation also included any contingently issuable common shares.

The Company has no further obligation under the Share Repurchase Agreement. The purchases were funded primarily through the sale of Class A Units in Funding IX. See "Note 12. Sale of Preferred Equity Interests in Subsidiary and Intracompany Loan."

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

DISTRIBUTIONS

Beginning with the third quarter of 2001, the Operating Partnership, due to its revised cash flow expectations in the uncertain economic environment and measuring its payout ratios to those of the Operating Partnership's peer group, reduced its quarterly distribution from $1.10 per unit, or an annualized distribution of $4.40 per unit, to $0.75 per unit, or an annualized distribution of $3.00 per unit.

The following table summarizes the distributions paid or declared by the Operating Partnership to unitholders during the year ended December 31, 2001.

-----------------------------------------------------------------------------------------------------------
                                                                                                     ANNUAL
                                                   DIVIDEND/     TOTAL     RECORD    PAYMENT      DIVIDEND/
SECURITY                                        DISTRIBUTION    AMOUNT       DATE       DATE   DISTRIBUTION
-----------------------------------------------------------------------------------------------------------
Units..........................................  $    1.100    $74,697(2)  1/31/01   2/15/01    $   4.40
Units..........................................  $    1.100    $74,789(2)  4/30/01   5/15/01    $   4.40
Units..........................................  $    1.100    $74,986(2)  7/31/01   8/15/01    $   4.40
Units..........................................  $    0.750(1) $49,937(2) 10/31/01  11/15/01    $   3.00(1)
Units..........................................  $    0.750(1) $49,706(2)  1/31/02   2/15/02    $   3.00(1)
6 3/4% Series A Preferred Units................  $    0.422    $ 3,375    1/31/01    2/15/01    $   1.69
6 3/4% Series A Preferred Units................  $    0.422    $ 3,375    4/30/01    5/15/01    $   1.69
6 3/4% Series A Preferred Units................  $    0.422    $ 3,375    7/31/01    8/15/01    $   1.69
6 3/4% Series A Preferred Units................  $    0.422    $ 3,375   10/31/01   11/15/01    $   1.69
6 3/4% Series A Preferred Units................  $    0.422    $ 3,375    1/31/02    2/15/02    $   1.69
-----------------------------------------------------------------------------------------------------------

(1) Beginning with the third quarter of 2001, the Operating Partnership reduced its quarterly distribution from $1.10 per unit, or an annualized distribution of
4.40 per unit, to $0.75 per unit, or an annualized distribution of $3.00 per unit.

(2) These distribution amounts include $7,958 for each of the distributions paid on February 15, 2001, May 15, 2001 and August 15, 2001, and $5,426 for each of the distributions paid on November 15, 2001 and February 15, 2002, which relate to distributions paid on common shares of the Company held in SH IX.

The distributions paid to unitholders during the year ended December 31, 2000, were $299,889. As of December 31, 2000, SH IX was holding 14,468,623 common shares of the Company. The distribution amount of $299,889 includes $17,313 for the year ended December 31, 2000, related to these common shares.

The distributions paid to preferred unitholders during the year ended December 31, 2000, were $13,500, or $1.6875 per preferred unit.

UNITS

Following is the income tax status of distributions paid by the Operating Partnership on units during the years ended December 31, 2001, and 2000 to unitholders:

---------------------------------------------------------------------------
                                                              2001     2000
---------------------------------------------------------------------------
Ordinary dividend/distribution..............................  50.3%   51.5%
Capital gain................................................    -      6.4%
Return of capital...........................................  49.7%   35.9%
Unrecaptured Section 1250 gain..............................    -      6.2%
---------------------------------------------------------------------------

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

PREFERRED UNITS

Following is the income tax status of dividends paid by the Company and distributions paid by the Operating Partnership during the years ended December 31, 2001 and 2000 to preferred unitholders:

----------------------------------------------------------------------------
                                                               2001     2000
----------------------------------------------------------------------------
Ordinary dividend/distribution..............................  100.0%   83.7%
Capital gain................................................      -     8.2%
Unrecaptured Section 1250 gain..............................      -     8.1%
----------------------------------------------------------------------------

14. MINORITY INTEREST:

Minority interest represents joint venture and preferred equity interests held by third parties in other consolidated subsidiaries.

15. RELATED PARTY DISCLOSURES:

DBL HOLDINGS, INC. ("DBL")

As of December 31, 2001, the Operating Partnership owned 97.44% of DBL with the remaining 2.56% economic interest in DBL (including 100% of the voting interest in DBL) held by John Goff, Vice-Chairman of the Board of Trust Managers and Chief Executive Officer of the Company and sole director and Chief Executive Officer of the General Partner. Originally, Mr. Goff contributed his voting interests in MVDC and HADC, originally valued at approximately $380, and approximately $63 in cash, or total consideration valued at approximately $443 for his interest in DBL.

DBL has two wholly owned subsidiaries, DBL-ABC, Inc. and DBL-CBO, Inc., the assets of which are described in the following paragraphs, and DBL directly holds 66% of the voting stock in MVDC and HADC. At December 31, 2001, Mr. Goff's interest in DBL was approximately $554.

Since June 1999, the Operating Partnership has contributed approximately $23,800 to DBL. The contribution was used by DBL to make an equity contribution to DBL-ABC, Inc., which committed to purchase a limited partnership interest representing a 12.5% interest in G2 Opportunity Fund, LP ("G2"). G2 was formed for the purpose of investing in commercial mortgage backed securities and other commercial real estate investments and is managed and controlled by an entity that is owned equally by Goff-Moore Strategic Partners, LP ("GMSP") and GMACCM. The ownership structure of GMSP consists of 50% ownership by Darla Moore, who is married to Richard Rainwater, Chairman of the Board of Trust Managers of the Company, and 50% by Mr. Goff. Mr. Rainwater is also a limited partner of GMSP. At December 31, 2001, DBL has an approximately $14,100 investment in G2.

In March 1999, DBL-CBO, Inc. acquired $6,000 aggregate principal amount of Class C-1 Notes issued by Juniper CBO 1999-1 Ltd., a Cayman Island limited liability company. At December 31, 2001 this investment was valued at approximately $5,400.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

COPI COLORADO, L.P.

As of December 31, 2001, CRD was owned 90% by the Operating Partnership and the remaining 10%, representing 100% of the voting stock, was owned by COPI Colorado, L.P. ("COPI Colorado"), of which 60% was owned by COPI, with 20% owned by John Goff, Vice-Chairman of the Board of Trust Managers and Chief Executive Officer of the Company and sole director and Chief Executive Officer of the General Partner and 20% owned by a third party.

On February 14, 2002, the Operating Partnership executed an agreement with COPI, pursuant to which COPI transferred to the Operating Partnership, in lieu of foreclosure, COPI's 60% general partner interest in COPI Colorado. As a result, the Operating Partnership indirectly owns a 96% interest in CRD, Mr. Goff owns a 2.0% interest in CRD and the remaining 2.0% interest is owned by a third party. The Operating Partnership will fully consolidate the operations of CRD beginning on the date of the asset transfers.

LOANS TO EMPLOYEES OF THE OPERATING PARTNERSHIP AND TRUST MANAGERS OF THE COMPANY FOR EXERCISE OF STOCK OPTIONS AND UNIT OPTIONS

As of December 31, 2001, the Operating Partnership had approximately $32,900 of loans outstanding (including approximately $3,855 loaned during the year ended December 31, 2001) to certain employees of the Operating Partnership and trust managers of the Company on a recourse basis pursuant to the Company's stock incentive plans and the Operating Partnership's unit incentive plans pursuant to an agreement approved by the Board of Trust Managers and the Executive Compensation Committee of the Company. The proceeds of these loans were used by the employees and the trust managers to acquire common shares of the Company and units of the Operating Partnership pursuant to the exercise of vested stock and unit options. Pursuant to the loan agreements, these loans may be repaid in full or in part at any time without premium or penalty. John Goff, Vice-Chairman of the Board of Trust Managers and Chief Executive Officer of the Company and sole director and Chief Executive Officer of the General Partner, had a loan representing $26,300 of the $32,900 total outstanding loans at December 31, 2001.

Every month, federal short-term, mid-term and long-term rates (Applicable Federal Rates) are determined and published by the IRS based upon average market yields of specified maturities. Effective November 1, 2001, these loans were amended to reduce the interest rates for their remaining terms to the Applicable Federal Rates. As a result, the interest rates on loans with remaining terms of three years or less at November 1, 2001 were reduced to approximately 2.7% per year and the interest rates on loans with remaining terms greater than three years as of November 1, 2001 were reduced to approximately 4.07% per year. These amended interest rates reflect below prevailing market interest rates; therefore, the Operating Partnership recorded $750 of compensation expense for the year ended December 31, 2001. Approximately $466 of interest was outstanding related to these loans as of December 31, 2001.

16. COPI:

In April 1997, the Operating Partnership established a new Delaware corporation, COPI. All of the outstanding common stock of COPI, valued at $0.99 per share, was distributed, effective

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

June 12, 1997, to those persons who were limited partners of the Operating Partnership or shareholders of the Company on May 30, 1997, in a spin-off.

COPI was formed to become a lessee and operator of various assets to be acquired by the Operating Partnership and to perform the intercompany agreement between COPI and the Operating Partnership, pursuant to which each agreed to provide the other with rights to participate in certain transactions. In connection with the formation and capitalization of COPI, and the subsequent operations and investments of COPI since 1997, the Operating Partnership made loans to COPI under a line of credit and various term loans.

On January 1, 2001, The REIT Modernization Act became effective. This legislation allows the Operating Partnership, through its subsidiaries, to operate or lease certain of its investments that had been previously operated or leased by COPI.

COPI and the Operating Partnership entered into an asset and stock purchase agreement on June 28, 2001, in which the Operating Partnership agreed to acquire the lessee interests in the eight Resort/Hotel Properties leased to subsidiaries of COPI, the voting interests held by subsidiaries of COPI in three of the Operating Partnership's Residential Development Corporations and other assets in exchange for $78,400. In connection with that agreement, the Operating Partnership agreed that it would not charge interest on its loans to COPI from May 1, 2001 and that it would allow COPI to defer all principal and interest payments due under the loans until December 31, 2001.

Also on June 28, 2001, the Operating Partnership entered into an agreement to make a $10,000 investment in Crescent Machinery Company ("Crescent Machinery"), a wholly owned subsidiary of COPI. This investment, together with capital from a third-party investment firm, was expected to put Crescent Machinery on solid financial footing.

Following the date of the agreements relating to the acquisition of COPI assets and stock and the investment in Crescent Machinery, the results of operations for the COPI hotel operations and the COPI land development interests declined, due in part to the slowdown in the economy after September 11. In addition, Crescent Machinery's results of operations suffered because of the economic environment and the overall reduction in national construction levels that has affected the equipment rental and sale business, particularly post September 11. As a result, the Operating Partnership believes that a significant additional investment would have been necessary to adequately capitalize Crescent Machinery and satisfy concerns of Crescent Machinery's lenders.

The Operating Partnership stopped recording rent from the leases of the eight Resort/Hotel Properties leased to subsidiaries of COPI on October 1, 2001, and recorded the following impairment and other adjustments related to COPI in the fourth quarter of 2001, based on the estimated fair value of the underlying collateral.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

IMPAIRMENT AND OTHER ADJUSTMENTS RELATED TO COPI

Resort/Hotel Accounts Receivable, net of allowance..........   $ 33,200
Resort/Hotel Deferred Rent Receivable.......................     12,700
Notes Receivable and Accrued Interest.......................     71,500
Asset transaction costs.....................................      2,800
                                                               --------

                                                               $120,200
Less estimated collateral value to be received from COPI:
Estimated Fair Value of Resort/Hotel FF&E...................   $  6,900
Estimated Fair Value of Voting Stock of Residential
   Development Corporations.................................     38,500
                                                               --------

                                                               $ 45,400
                                                               --------

Impairment of assets........................................   $ 74,800
Plus Estimated Costs Related to COPI Bankruptcy.............     18,000
                                                               --------

Impairment and other charges related to COPI................   $ 92,800
-----------------------------------------------------------------------

For a description of the COPI assets transferred to subsidiaries of the Operating Partnership, in lieu of foreclosure, of certain COPI assets, see "Note
22. Subsequent Events."

17.   DISPOSITIONS:

OFFICE SEGMENT

On September 18, 2001, the Operating Partnership completed the sale of the two Washington Harbour Office Properties. The sale generated net proceeds of approximately $153,000 and a net loss of approximately $9,800. The proceeds from the sale of the Washington Harbour Office Properties were used primarily to pay down variable-rate debt and pay for the repurchase by the Company of approximately 4.3 million of the Company's common shares. The Washington Harbour Office Properties were the Operating Partnership's only Office Properties in Washington, D.C.

On September 28, 2001, the Woodlands Office Equities--'95 Limited ("WOE"), owned by the Operating Partnership and the Woodlands CPC, sold two Office Properties located within The Woodlands, Texas. The sale generated net proceeds of approximately $11,281, of which the Operating Partnership's portion was approximately $9,857. The sale generated a net gain of approximately $3,418, of which the Operating Partnership's portion was approximately $2,987. The proceeds received by the Operating Partnership were used primarily to pay down variable-rate debt.

On December 20, 2001, WOE sold one Office Property located within The Woodlands, Texas. The sale generated net proceeds of approximately $2,016, of which the Operating Partnership's portion was approximately $1,761. The sale generated a net gain of approximately $1,688, of which the Operating Partnership's portion was approximately $1,475. The proceeds received by the Operating Partnership were used primarily to pay down variable-rate debt.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

The following table summarizes the condensed results of operations for the years ended December 31, 2001, 2000 and 1999 for the five Office Properties sold during 2001.

----------------------------------------------------------------------------------------------
                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                                  2001        2000        1999
----------------------------------------------------------------------------------------------
Revenue.....................................................  $16,673     $22,751     $20,683
Operating Expenses..........................................    5,998       7,460       6,588
                                                              --------------------------------

Net Operating Income........................................  $10,675(1)  $15,291     $14,095
----------------------------------------------------------------------------------------------

(1) Net operating income for 2001 only includes the period for which the disposition Properties were held during the year.

During the year ended December 31, 2000, the Operating Partnership completed the sale of 11 wholly-owned Office Properties. The sale of the 11 Office Properties generated approximately $268,233 of net proceeds. The proceeds were used primarily to pay down variable-rate debt. The Operating Partnership recognized a net gain, which is included in Gain on Property Sales, net, of approximately $35,841 related to the sale of the 11 Office Properties during the year ended December 31, 2000. During the year ended December 31, 1999, the Operating Partnership recognized an impairment loss of approximately $16,800 on one of the 11 Office Properties sold during the year ended December 31, 2000. The Operating Partnership also recognized a loss of approximately $5,000, which is included in Gain on Property Sales, net, during the year ended December 31, 2000 on one of the 11 Office Properties sold. The losses represented the differences between the carrying values of the Office Properties and the sales prices less costs of the sales.

During the year ended December 31, 2000, the Woodlands Retail Equities--'96 Limited, owned by the Operating Partnership and Woodlands CPC, completed the sale of its retail portfolio, consisting of the Operating Partnership's four retail properties located in The Woodlands, Texas. The sale generated approximately $42,700 of net proceeds, of which the Operating Partnership's portion was approximately $32,000. The sale generated a net gain of approximately $6,500, of which the Operating Partnership's portion was approximately $4,900. The proceeds received by the Operating Partnership were used primarily to pay down variable-rate debt. The net operating income for the years ended December 31, 2000 and 1999 for the four retail properties was $15 and $3,792, respectively. Net operating income for the year ended 2000 only includes the periods for which these properties were held during the year.

RESORT/HOTEL SEGMENT

On November 3, 2000, the Operating Partnership completed the sale of the Four Seasons Hotel--Houston for a sales price of approximately $105,000. The Operating Partnership used approximately $19,700 of the proceeds to buy out the Property lease with COPI and the asset management contract, and for other transaction costs. The sale generated net proceeds of approximately $85,300. The Operating Partnership also used approximately $56,600 of the net proceeds to redeem Class A Units in Funding IX, through which the Operating Partnership owned the Property, from GMACCM. See "Note 12. Sale of Preferred Equity Interests in Subsidiary and Intracompany Loan" for a description of the ownership structure of Funding IX. The sale generated a net gain, which is included in Gain on Property Sales, net, of

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

approximately $28,715. The Operating Partnership's net operating income for the years ended December 31, 2000 and 1999 for the Four Seasons Hotel--Houston was $7,591 and $9,237, respectively. The operating results of this property are included in operating income for 2000 only for the periods for which this Property was held during the year.

18.   QUARTERLY FINANCIAL INFORMATION (UNAUDITED):

---------------------------------------------------------------------------------------------
                                                                                         2001
                                          ---------------------------------------------------
                                          MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
---------------------------------------------------------------------------------------------
Revenues...............................   $ 185,791   $198,175   $     183,932   $    157,428
Income before minority interests and
   extraordinary item..................      48,945     42,060          38,458        (72,619)
Minority interests.....................      (5,683)    (5,215)         (5,337)        (4,429)
Extraordinary Item.....................           -    (12,174)              -              -
Net income available to partners
   - basic.............................      39,887     21,296          29,746        (80,424)
   - diluted...........................      39,887     21,296          29,746        (80,425)
Per share data:
   Basic Earnings Per Unit
      - Income before extraordinary
         item..........................        0.59       0.49            0.44          (1.20)
      - Net income.....................        0.59       0.31            0.44          (1.20)
   Diluted Earnings Per Unit
      - Income before extraordinary
         item..........................        0.58       0.48            0.43          (1.20)
      - Net income.....................        0.58       0.30            0.43          (1.20)
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                                                                         2000
                                          ---------------------------------------------------
                                          MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
---------------------------------------------------------------------------------------------
Revenues...............................   $ 175,788   $175,229   $     190,677   $    198,003
Income before minority interests and
   extraordinary item..................      62,082     44,737         114,407        103,118
Minority interests.....................        (650)    (3,964)         (7,643)        (7,625)
Extraordinary Item.....................      (4,378)         -               -              -
Net income available to partners
   - basic.............................      51,603     36,680         101,742         93,653
   - diluted...........................      51,603     36,680         101,742         93,653
Per share data:
   Basic Earnings Per Unit
      - Income before extraordinary
         item..........................        0.83       0.57            1.50           1.54
      - Net income.....................        0.83       0.57            1.50           1.54
   Diluted Earnings Per Unit
      - Income before extraordinary
         item..........................        0.82       0.56            1.48           1.52
      - Net income.....................        0.82       0.56            1.48           1.52
---------------------------------------------------------------------------------------------

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

19.   BEHAVIORAL HEALTHCARE PROPERTIES:

During the year ended December 31, 1999, the Operating Partnership received cash rental payments of approximately $35,300 from CBHS, which is included in Interest and Other Income. As of December 31, 1999, the behavioral healthcare segment consisted of 88 behavioral healthcare properties in 24 states, all of which were leased to CBHS and its subsidiaries under a triple-net master lease. However, during 1999, CBHS's business was negatively affected by many factors, including adverse industry conditions, and CBHS failed to perform in accordance with its operating budget. In the third quarter of 1999 CBHS was unable to meet its rental obligation to the Operating Partnership and the Operating Partnership began to recognize rent from CBHS on a cash basis due to the uncertainty that CBHS would be able to fulfill its rental obligations under the lease. In the fourth quarter of 1999, the Operating Partnership, COPI, Magellan Health Services, Inc. ("Magellan") and CBHS completed a recapitalization of CBHS. Pursuant to the recapitalization, Magellan transferred its remaining hospital-based assets to CBHS, canceled its accrued franchise fees and terminated the franchise agreements, pursuant to which Magellan had provided certain services to CBHS in exchange for certain franchise fees.

The following financial statement charges were made with respect to the Operating Partnership's investment in the behavioral healthcare properties for the year ended December 31, 1999:

       - CBHS rent was reflected on a cash basis beginning in the third quarter of 1999;

       - The Operating Partnership wrote-off the rent that was deferred according to the CBHS lease agreement from the commencement of the lease in June of 1997 through June 30, 1999. The balance written-off totaled $25,600;

       - The Operating Partnership wrote-down its behavioral healthcare real estate assets by approximately $103,800 to a book value of $245,000;

       - The Operating Partnership wrote-off Magellan warrants of $12,500;

       - The Operating Partnership recorded approximately $15,000 of additional expense to be used by CBHS as working capital; and

       - The Operating Partnership ceased recording depreciation expense in the beginning of November of 1999 on the behavioral healthcare properties that were classified as held for disposition.

On February 16, 2000, CBHS and all of its subsidiaries that are subject to the master lease with the Operating Partnership filed voluntary Chapter 11 bankruptcy petitions in the United States Bankruptcy Court for the District of Delaware.

During the year ended December 31, 2000, payment and treatment of rent for the behavioral healthcare properties was subject to a rent stipulation agreed to by certain of the parties involved in the CBHS bankruptcy proceeding. The Operating Partnership received approximately $15,400 in rent and interest from CBHS during the year ended December 31, 2000, which is included in Interest and Other Income. The Operating Partnership also completed the sale of 60 behavioral healthcare properties previously classified as held for disposition during the year ended December 31, 2000 (contained in Net Investment in Real Estate). The sales

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

generated approximately $233,700 in net proceeds and a net gain of approximately $58,600 for the year ended December 31, 2000. The net proceeds from the sale of the 60 behavioral healthcare properties sold during the year ended December 31, 2000 were used primarily to pay down variable-rate debt. During the year ended December 31, 2000, the Operating Partnership recognized an impairment loss of approximately $9,300 on the behavioral healthcare properties held for disposition, which is included in Impairment and Other Charges Related to Real Estate Assets. This amount represents the difference between the carrying values and the estimated sales prices less the costs of the sales. At December 31, 2000, the carrying value of the 28 behavioral healthcare properties classified as held for disposition was approximately $68,500 (contained in Net Investment in Real Estate). Depreciation expense has not been recognized since the dates the behavioral healthcare properties were classified as held for sale.

The Operating Partnership received approximately $6,000 in repayments of a working capital loan from CBHS during the year ended December 31, 2001, which is included in Interest and Other Income. The Operating Partnership also completed the sale of 18 behavioral healthcare properties previously classified as held for disposition during the year ended December 31, 2001 (contained in Net Investment in Real Estate). The sales generated approximately $34,700 in net proceeds and a net gain of approximately $1,600 for the year ended December 31, 2001. The net proceeds from the sale of the 18 behavioral healthcare properties sold during the year ended December 31, 2001 were used primarily to pay down variable-rate debt. During the year ended December 31, 2001, the Operating Partnership recognized an impairment loss of approximately $8,500 on the behavioral healthcare properties held for disposition, which is included in Impairment and Other Charges Related to Real Estate Assets. This amount represents the difference between the carrying values and the estimated sales prices less the costs of the sales. At December 31, 2001, the carrying value of the 10 behavioral healthcare properties classified as held for disposition was approximately $27,900 (contained in Net Investment in Real Estate). Depreciation expense has not been recognized since the dates the behavioral healthcare properties were classified as held for sale.

20. BROADBAND:

In 2000, the Operating Partnership made an equity investment in Broadband Office, Inc., or Broadband, (a facilities-based provider of broadband data, video and voice communication services delivered over fiber optic networks), and related entities. In May 2001, Broadband filed for Chapter 11 bankruptcy protection, and the Operating Partnership's investment in Broadband was approximately $7,200. Yipes Communications Group, Inc., or Yipes, another telecom provider, has received approval from the federal bankruptcy court to acquire certain rights formerly owned by Broadband. In addition, Yipes has executed agreements with nine major real estate entities, including the Operating Partnership, to assume telecom licensing agreements, in modified formats. As part of this transaction, the Operating Partnership acquired ownership of certain telecom assets previously owned by Broadband and located within office properties in consideration for conveyance of its equity interest in Broadband to Yipes. These telecom assets were independently appraised and valued in excess of the Operating Partnerships' equity interest in Broadband. As a result, the Operating Partnership reclassified its investment in Broadband of approximately $7,200 from Other Assets to Building

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Improvements during the year ended December 31, 2001. Therefore, Broadband's bankruptcy did not have a material effect on the Operating Partnership results of operations for the year ended December 31, 2001 or its financial position as of December 31, 2001.

21. SETTLEMENT OF MERGER DISPUTE:

STATION CASINOS, INC. ('STATION")

As of April 14, 1999, the Company and Station entered into a settlement agreement for the mutual settlement and release of all claims between the Company and Station arising out of the agreement and plan of merger between the Company and Station, which the Company terminated in August 1998. As part of the settlement agreement, the Company paid $15,000 to Station on April 22, 1999.

22. SUBSEQUENT EVENTS:

OFFICE SEGMENT

On January 18, 2002, the Operating Partnership completed the sale of the Cedar Springs Office Property located in Dallas, Texas. The sale generated net proceeds of approximately $12,000 and a net gain of approximately $4,500. The proceeds from the sale of Cedar Springs were used primarily to pay down variable-rate debt.

COPI

On January 22, 2002, the Operating Partnership terminated the purchase agreement pursuant to which the Operating Partnership would have acquired the lessee interests in the eight Resort/Hotel Properties leased to subsidiaries of COPI, the voting interests held by subsidiaries of COPI in three of the Residential Development Corporations and other assets. On February 4, 2002, the Operating Partnership terminated the agreement relating to its planned investment in Crescent Machinery.

On February 6, 2002, Crescent Machinery filed for protection under the federal bankruptcy laws.

On February 12, 2002, the Operating Partnership delivered default notices to COPI relating to approximately $49,000 of unpaid rent and approximately $76,200 of principal and accrued interest due to the Operating Partnership under certain secured loans.

On February 14, 2002, the Operating Partnership executed an agreement (the "Agreement") with COPI, pursuant to which COPI transferred to subsidiaries of the Operating Partnership, in lieu of foreclosure, COPI's lessee interests in the eight Resort/Hotel Properties leased to subsidiaries of COPI, COPI's voting interests in three of the Operating Partnership's Residential Development Corporations and other assets and the Operating Partnership agreed to assist and provide funding to COPI for the implementation of a prepackaged bankruptcy of COPI. In connection with the transfer, COPI's rent obligations to the Operating Partnership were reduced by $23,600, and its debt obligations were reduced by $40,100. These amounts include $18,300 of value attributed to the lessee interests transferred by COPI to the Operating

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Partnership, however, in accordance with GAAP, the Operating Partnership assigned no value to these interests for financial reporting purposes.

The Operating Partnership holds the lessee interests in the eight Resort/Hotel Properties and the voting interests in the three Residential Development Corporations through three newly organized entities that are wholly owned taxable REIT subsidiaries of the Operating Partnership. The Operating Partnership will include these assets in its Resort/Hotel Segment and its Residential Development Segment, and will fully consolidate the operations of the eight Resort/Hotel Properties and the three Residential Development Corporations, beginning on the dates of the transfers of these assets.

Under the Agreement, the Operating Partnership has agreed to provide approximately $14,000 to COPI in the form of cash and common shares of the Company to fund costs, claims and expenses relating to the bankruptcy and related transactions, and to provide for the distribution of the Company's common shares to the COPI stockholders. The Operating Partnership estimates that the value of the common shares of the Company that will be issued to the COPI stockholders will be approximately $5,000 to $8,000. The Agreement provides that COPI and the Operating Partnership will seek to have a plan of reorganization for COPI, reflecting the terms of the Agreement and a draft plan of reorganization, approved by the bankruptcy court. The actual value of the common shares of the Company issued to the COPI stockholders will not be determined until the confirmation of COPI's bankruptcy plan and could vary substantially from the estimated amount.

In addition, the Operating Partnership has agreed to use commercially reasonable efforts to assist COPI in arranging COPI's repayment of its $15,000 obligation to Bank of America, together with any accrued interest. COPI obtained the loan primarily to participate in investments with the Operating Partnership. At the time COPI obtained the loan, Bank of America required, as a condition to making the loan, that Richard E. Rainwater, the Chairman of the Board of Trust Managers of the Company, and John C. Goff, the Vice-Chairman of the Board of Trust Managers and Chief Executive Officer of the Company and sole director and Chief Executive Officer of the General Partner, enter into a support agreement with COPI and Bank of America, pursuant to which they agreed to make additional equity investments in COPI if COPI defaulted on payment obligations under its line of credit with Bank of America and the net proceeds of an offering of COPI securities were insufficient to allow COPI to pay Bank of America in full. The Operating Partnership believes, based on advice of counsel, that the support agreement should be unenforceable in a COPI bankruptcy. Effective December 31, 2001, the parties executed an amendment to the line of credit providing that any defaults existing under the line of credit on or before March 8, 2002 are temporarily cured unless and until a new default shall occur.

The Operating Partnership holds a first lien security interest in COPI's entire membership interest in AmeriCold Logistics. REIT rules prohibit the Operating Partnership from acquiring or owning the membership interest that COPI owns in AmeriCold Logistics. Under the Agreement, the Operating Partnership agreed to allow COPI to grant Bank of America a first priority security interest in the membership interest and to subordinate its own security interest to Bank of America. In addition, the Operating Partnership and the Company have agreed to form and capitalize a separate entity to be owned by the Operating Partnership's unitholders

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

and the Company's shareholders, and to cause the new entity to commit to acquire COPI's entire membership interest in the tenant for approximately $15,500. Under the Agreement, COPI has agreed that it will use the proceeds of the sale of the membership interest to repay Bank of America in full.

Completion and effectiveness of the plan of reorganization for COPI is contingent upon a number of conditions, including the vote of COPI's stockholders, the approval of the plan by certain of COPI's creditors and the approval of the bankruptcy court.

The following Unaudited Condensed Consolidated Pro Forma Financial Statements are based upon the historical financial statements of the Operating Partnership and of the assets being transferred to the Operating Partnership from COPI under the Agreement. The Unaudited Condensed Consolidated Pro Forma Balance Sheet as of December 31, 2001 is presented as if the principal transactions contemplated by the Agreement had been completed on December 31, 2001. The Unaudited Condensed Consolidated Pro Forma Statements of Operations for the years ended December 31, 2001 and 2000 are presented as if these transactions had occurred as of the beginning of the respective periods.

The Unaudited Condensed Consolidated Pro Forma Financial Statements have been prepared based on a number of assumptions, estimates and uncertainties including, but not limited to, estimates of the fair values of assets received and liabilities assumed and estimated transaction costs. As a result of these assumptions, estimates and uncertainties, the accompanying Unaudited Condensed Consolidated Pro Forma Financial Statements do not purport to predict the actual financial condition as of December 31, 2001 or results of operations that would have been achieved had the principal transactions contemplated by the Agreement been completed as of January 1, 2001 or 2000.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

---------------------------------------------------------------------------------
                                                               AS OF DECEMBER 31,
                                                                             2001
---------------------------------------------------------------------------------
Real estate, net............................................   $        3,362,342
Cash........................................................              186,487
Other assets................................................            1,297,059
                                                               ------------------

   Total assets.............................................   $        4,845,888
                                                               ==================

Notes payable...............................................   $        2,396,290
Other liabilities...........................................              439,804
Minority interests..........................................              283,102
Total partners' capital.....................................            1,726,692
                                                               ------------------

      Total liabilities and partners' capital...............   $        4,845,888
                                                               ==================

---------------------------------------------------------------------------------

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS

-------------------------------------------------------------------------------------
                                                                   FOR THE YEAR ENDED
                                                                         DECEMBER 31,
                                                              -----------------------
                                                                    2001         2000
-------------------------------------------------------------------------------------
Total revenues..............................................  $1,178,100   $1,231,173
Total expenses..............................................   1,162,390    1,092,726
                                                              -----------------------

Operating Income............................................      15,710      138,447
                                                              -----------------------

Total other income and expense..............................      53,161      203,874
Income before minority interests, income taxes and
   extraordinary item.......................................      68,871      342,321
Income before extraordinary item and cumulative effect of
   change in accounting principle...........................  $   32,184   $  302,283
                                                              =======================

Basic Earnings per unit(1)..................................  $     0.47   $     4.45
Diluted Earnings per unit(1)................................  $     0.47   $     4.41
-------------------------------------------------------------------------------------

(1) Represents earnings per unit for income before extraordinary item and cumulative effect of change in accounting principle.

The Unaudited Condensed Consolidated Pro Forma Balance Sheet combines the Operating Partnership's consolidated historical balance sheet for the year ended December 31, 2001 with the following adjustments:

       - Reflects the inclusion of the assets and liabilities of the eight Hotel/Resort Properties as of December 31, 2001;

       - Eliminates the eight Resort/Hotel Properties' initial working capital receivable on the Operating Partnership's balance sheet with the offsetting net working capital payable;

       - Adjusts the historical balance sheet to consolidate the balance sheets of Desert Mountain Development Corporation ("DMDC"), The Woodlands Land Company ("TWLC"),other entities, and COPI Colorado (which, as the owner of 100% of the voting stock of CRD, consolidates the balance sheet of
       CRD) as a result of the Operating Partnership's retention of voting stock in DMDC, TWLC and other entities, and the Operating Partnership's retention of the 60% general partnership interest in COPI Colorado;

       - Eliminates the Operating Partnership's equity investment in the historical December 31, 2001 balance sheet for DMDC, TWLC, CRD and other entities;

       - Eliminates the intercompany loans and associated accrued interest and capitalized interest between the Operating Partnership and DMDC, CRD and other entities;

       - Reflects the Operating Partnership's capitalization of a new entity to be owned by the Company's shareholders that will be committed to acquire COPI's membership interest in AmeriCold Logistics; and

       - Reflects the issuance of $5,000 of the Company's shares to COPI stockholders.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

The Unaudited Condensed Consolidated Pro Forma Statements of Operations combine the Operating Partnership's consolidated historical statements of operations for the years ended December 31, 2001 and 2000 with the following adjustments:

       - Includes the operating results for the eight Hotel/Resort Properties after deducting the amount of the lessee rent payments due under the respective leases;

       - Eliminates hotel lessees' rent expense to the Operating Partnership and the Operating Partnership's rental revenue from the hotel leases;

       - Reflects the consolidation of the operations of DMDC, TWLC, other entities and COPI Colorado with the Operating Partnership's historical Statement of Operations, as a result of the Operating Partnership's retention of voting stock in DMDC, TWLC and other entities, and the Operating Partnership's retention of the 60% general partnership interest in COPI Colorado;

       - Eliminates the Operating Partnership's historical equity in net income for DMDC, TWLC, CRD and other entities;

       - Eliminates intercompany interest expense on the loans from the Operating Partnership to DMDC and CRD;

       - Reflects income tax benefit for the hotel business, calculated as 40% of the net loss for the hotel lessees;

       - Reflects the additional shares issued to COPI shareholders, valued at $5,000, using the Company's current share price of $17.91; and

       - The December 31, 2001, Unaudited Condensed Consolidated Pro Forma Statement of Operations includes the impairment and other charges related to the COPI assets of $92,782 contained in the Operating Partnership's 2001 Consolidated Statement of Operations.

                                                                    SCHEDULE III

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
        CONSOLIDATED REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2001
--------------------------------------------------------------------------------

                                                                                      COSTS
                                                                                CAPITALIZED
                                                                              SUBSEQUENT TO
                                                                               ACQUISITIONS    IMPAIRMENT TO
                                                                              -------------   CARRYING VALUE
                                                                                  LAND,       --------------
                                                                               BUILDINGS,       BUILDINGS,
                                                              INITIAL COSTS   IMPROVEMENTS,   IMPROVEMENTS,
                                                   ------------------------    FURNITURE,       FURNITURE,
                                                              BUILDINGS AND   FIXTURES AND     FIXTURES AND
                   DESCRIPTION                       LAND     IMPROVEMENTS      EQUIPMENT       EQUIPMENT        LAND
-----------------------------------------------------------------------------------------------------------------------
                                                (DOLLARS IN THOUSANDS)
The Citadel, Denver, CO..........................  $  1,803   $     17,259    $       4,782   $           -    $  1,803
Las Colinas Plaza, Irving, TX....................     2,576          7,125            1,965               -       2,581
Carter Burgess Plaza, Fort Worth, TX.............     1,375         66,649           39,131               -       1,375
The Crescent Office Towers, Dallas, TX...........     6,723        153,383           83,870               -       6,723
MacArthur Center I & II, Irving, TX..............       704         17,247            5,007               -         880
125. E. John Carpenter Freeway, Irving, TX.......     2,200         48,744            2,903               -       2,200
Regency Plaza One, Denver, CO....................       950         31,797            2,664               -         950
The Avallon, Austin, TX..........................       475         11,207              723               -         475
Waterside Commons, Irving, TX....................     3,650         20,135            7,445               -       3,650
Two Renaissance Square, Phoenix, AZ..............         -         54,412           10,290               -           -
Liberty Plaza I & II, Dallas, TX.................     1,650         15,956              538               -       1,650
6225 North 24th Street, Phoenix, AZ..............       719          6,566            3,433               -         719
Denver Marriott City Center, Denver, CO..........         -         50,364            6,981               -           -
MCI Tower, Denver, CO............................         -         56,593            3,267               -           -
Spectrum Center, Dallas, TX......................     2,000         41,096            8,009               -       2,000
Ptarmigan Place, Denver, CO......................     3,145         28,815            5,437               -       3,145
Stanford Corporate Centre, Dallas, TX............         -         16,493            6,507               -           -
Barton Oaks Plaza One, Austin, TX................       900          8,207            2,032               -         900
The Aberdeen, Dallas, TX.........................       850         25,895              409               -         850
12404 Park Central, Dallas, TX...................     1,604         14,504            4,933               -       1,604
Briargate Office and Research Center, Colorado
   Springs, CO...................................     2,000         18,044            1,603               -       2,000
Hyatt Regency Beaver Creek, Avon, CO.............    10,882         40,789           19,698               -      10,882
Albuquerque Plaza, Albuquerque, NM...............         -         36,667            2,689               -         101
Hyatt Regency Albuquerque, Albuquerque, NM.......         -         32,241            4,840               -           -
The Woodlands Office Properties, Houston,
   TX(2).........................................    12,007         35,865          (12,417)              -       8,735
Sonoma Mission Inn & Spa, Sonoma, CA.............    10,000         44,922           36,444               -      10,000


                                                    BUILDINGS,
                                                   IMPROVEMENTS,
                                                    FURNITURE,
                                                   FIXTURES AND                 ACCUMULATED      DATE OF      ACQUISITION
                   DESCRIPTION                       EQUIPMENT       TOTAL      DEPRECIATION   CONSTRUCTION      DATE
-------------------------------------------------  ----------------------------------------------------------------------
                                                                           (DOLLARS IN THOUSANDS)
The Citadel, Denver, CO..........................  $      22,041   $   23,844   $    (15,092)          1987          1987
Las Colinas Plaza, Irving, TX....................          9,085       11,666         (4,739)          1989          1989
Carter Burgess Plaza, Fort Worth, TX.............        105,780      107,155        (47,594)          1982          1990
The Crescent Office Towers, Dallas, TX...........        237,253      243,976       (159,434)          1985          1993
MacArthur Center I & II, Irving, TX..............         22,078       22,958         (8,354)     1982-1986          1993
125. E. John Carpenter Freeway, Irving, TX.......         51,647       53,847        (10,614)          1982          1994
Regency Plaza One, Denver, CO....................         34,461       35,411         (7,139)          1985          1994
The Avallon, Austin, TX..........................         11,930       12,405         (2,125)          1986          1994
Waterside Commons, Irving, TX....................         27,580       31,230         (5,193)          1986          1994
Two Renaissance Square, Phoenix, AZ..............         64,702       64,702        (14,627)          1990          1994
Liberty Plaza I & II, Dallas, TX.................         16,494       18,144         (3,173)     1981-1986          1994
6225 North 24th Street, Phoenix, AZ..............          9,999       10,718         (2,891)          1981          1995
Denver Marriott City Center, Denver, CO..........         57,345       57,345        (13,117)          1982          1995
MCI Tower, Denver, CO............................         59,860       59,860         (9,457)          1982          1995
Spectrum Center, Dallas, TX......................         49,105       51,105        (11,103)          1983          1995
Ptarmigan Place, Denver, CO......................         34,252       37,397         (8,294)          1984          1995
Stanford Corporate Centre, Dallas, TX............         23,000       23,000         (4,807)          1985          1995
Barton Oaks Plaza One, Austin, TX................         10,239       11,139         (2,343)          1986          1995
The Aberdeen, Dallas, TX.........................         26,304       27,154         (6,357)          1986          1995
12404 Park Central, Dallas, TX...................         19,437       21,041         (4,043)          1987          1995
Briargate Office and Research Center, Colorado
   Springs, CO...................................         19,647       21,647         (3,655)          1988          1995
Hyatt Regency Beaver Creek, Avon, CO.............         60,487       71,369        (10,104)          1989          1995
Albuquerque Plaza, Albuquerque, NM...............         39,255       39,356         (6,271)          1990          1995
Hyatt Regency Albuquerque, Albuquerque, NM.......         37,081       37,081         (8,041)          1990          1995
The Woodlands Office Properties, Houston,
   TX(2).........................................         26,720       35,455         (8,813)     1980-1993          1995
Sonoma Mission Inn & Spa, Sonoma, CA.............         81,366       91,366        (10,734)          1927          1996

                                                   LIFE ON WHICH
                                                    DEPRECIATION
                                                       IN LATEST
                                                          INCOME
                                                    STATEMENT IS
                   DESCRIPTION                          COMPUTED
-------------------------------------------------  -------------
                                                   (DOLLARS IN THOUSANDS)
The Citadel, Denver, CO..........................            (1)
Las Colinas Plaza, Irving, TX....................            (1)
Carter Burgess Plaza, Fort Worth, TX.............            (1)
The Crescent Office Towers, Dallas, TX...........            (1)
MacArthur Center I & II, Irving, TX..............            (1)
125. E. John Carpenter Freeway, Irving, TX.......            (1)
Regency Plaza One, Denver, CO....................            (1)
The Avallon, Austin, TX..........................            (1)
Waterside Commons, Irving, TX....................            (1)
Two Renaissance Square, Phoenix, AZ..............            (1)
Liberty Plaza I & II, Dallas, TX.................            (1)
6225 North 24th Street, Phoenix, AZ..............            (1)
Denver Marriott City Center, Denver, CO..........            (1)
MCI Tower, Denver, CO............................            (1)
Spectrum Center, Dallas, TX......................            (1)
Ptarmigan Place, Denver, CO......................            (1)
Stanford Corporate Centre, Dallas, TX............            (1)
Barton Oaks Plaza One, Austin, TX................            (1)
The Aberdeen, Dallas, TX.........................            (1)
12404 Park Central, Dallas, TX...................            (1)
Briargate Office and Research Center, Colorado
   Springs, CO...................................            (1)
Hyatt Regency Beaver Creek, Avon, CO.............            (1)
Albuquerque Plaza, Albuquerque, NM...............            (1)
Hyatt Regency Albuquerque, Albuquerque, NM.......            (1)
The Woodlands Office Properties, Houston,
   TX(2).........................................            (1)
Sonoma Mission Inn & Spa, Sonoma, CA.............            (1)

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
        CONSOLIDATED REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION
                        DECEMBER 31, 2001 -- (CONTINUED)
--------------------------------------------------------------------------------

                                                                                      COSTS
                                                                                CAPITALIZED
                                                                              SUBSEQUENT TO
                                                                               ACQUISITIONS    IMPAIRMENT TO
                                                                              -------------   CARRYING VALUE
                                                                                  LAND,       --------------
                                                                               BUILDINGS,       BUILDINGS,
                                                              INITIAL COSTS   IMPROVEMENTS,   IMPROVEMENTS,
                                                   ------------------------    FURNITURE,       FURNITURE,
                                                              BUILDINGS AND   FIXTURES AND     FIXTURES AND
                   DESCRIPTION                       LAND     IMPROVEMENTS      EQUIPMENT       EQUIPMENT        LAND
-----------------------------------------------------------------------------------------------------------------------
                                                (DOLLARS IN THOUSANDS)
Bank One Tower, Austin, TX(3)....................  $  3,879   $     35,431    $     (39,310)  $           -    $      -
Canyon Ranch, Tucson, AZ.........................    14,500         43,038            5,842               -      17,846
3333 Lee Parkway, Dallas, TX.....................     1,450         13,177            3,881               -       1,468
Greenway I & IA, Richardson, TX..................     1,701         15,312              523               -       1,701
Three Westlake Park, Houston, TX.................     2,920         26,512            3,114               -       2,920
Frost Bank Plaza, Austin, TX.....................         -         36,019            5,427               -           -
301 Congress Avenue, Austin, TX..................     2,000         41,735            7,716               -       2,000
Chancellor Park, San Diego, CA...................     8,028         23,430           (5,202)              -       2,328
Canyon Ranch, Lenox, MA..........................     4,200         25,218           12,941               -       4,200
Greenway Plaza Office Portfolio, Houston, TX.....    27,204        184,765          105,498               -      27,204
The Woodlands Office Properties, Houston, TX.....     2,393          8,523                -               -       2,393
1800 West Loop South, Houston, TX................     4,165         40,857            2,945               -       4,165
55 Madison, Denver, CO...........................     1,451         13,253            1,325               -       1,451
Miami Center, Miami, FL..........................    13,145        118,763            7,726               -      13,145
44 Cook, Denver, CO..............................     1,451         13,253            2,516               -       1,451
Trammell Crow Center, Dallas, TX.................    25,029        137,320           13,596               -      25,029
Greenway II, Richardson, TX......................     1,823         16,421            1,105               -       1,823
Fountain Place, Dallas, TX.......................    10,364        103,212            8,825               -      10,364
Behavioral Healthcare Facilities(4)..............    89,000        301,269         (235,137)       (122,202)     12,785
Houston Center, Houston, TX......................    52,504        224,041           15,366               -      47,406
Ventana Country Inn, Big Sur, CA.................     2,782         26,744            3,941               -       2,782
5050 Quorum, Dallas, TX..........................       898          8,243              846               -         898
Addison Tower, Dallas, TX........................       830          7,701              663               -         830
Cedar Springs Plaza, Dallas, TX..................       700          6,549            1,281               -         700
Palisades Central I, Dallas, TX..................     1,300         11,797            1,513               -       1,300
Palisades Central II, Dallas, TX.................     2,100         19,176            5,803               -       2,100
Reverchon Plaza, Dallas, TX......................     2,850         26,302            2,198               -       2,850
Stemmons Place, Dallas, TX.......................         -         37,537            3,686               -           -
The Addison, Dallas, TX..........................     1,990         17,998              790               -       1,990
Sonoma Golf Course, Sonoma, CA...................    14,956              -            2,139               -      11,795

                                                    BUILDINGS,
                                                   IMPROVEMENTS,
                                                    FURNITURE,
                                                   FIXTURES AND                 ACCUMULATED      DATE OF      ACQUISITION
                   DESCRIPTION                       EQUIPMENT       TOTAL      DEPRECIATION   CONSTRUCTION      DATE
-------------------------------------------------  ----------------------------------------------------------------------
                                                                           (DOLLARS IN THOUSANDS)
Bank One Tower, Austin, TX(3)....................  $           -   $        -   $          -           1974          1996
Canyon Ranch, Tucson, AZ.........................         45,534       63,380         (6,626)          1980          1996
3333 Lee Parkway, Dallas, TX.....................         17,040       18,508         (3,330)          1983          1996
Greenway I & IA, Richardson, TX..................         15,835       17,536         (2,045)          1983          1996
Three Westlake Park, Houston, TX.................         29,626       32,546         (3,765)          1983          1996
Frost Bank Plaza, Austin, TX.....................         41,446       41,446         (6,590)          1984          1996
301 Congress Avenue, Austin, TX..................         49,451       51,451         (8,701)          1986          1996
Chancellor Park, San Diego, CA...................         23,928       26,256         (3,542)          1988          1996
Canyon Ranch, Lenox, MA..........................         38,159       42,359         (7,317)          1989          1996
Greenway Plaza Office Portfolio, Houston, TX.....        290,263      317,467        (52,175)     1969-1982          1996
The Woodlands Office Properties, Houston, TX.....          8,523       10,916         (1,805)     1995-1996          1996
1800 West Loop South, Houston, TX................         43,802       47,967         (4,966)          1982          1997
55 Madison, Denver, CO...........................         14,578       16,029         (2,229)          1982          1997
Miami Center, Miami, FL..........................        126,489      139,634        (13,615)          1983          1997
44 Cook, Denver, CO..............................         15,769       17,220         (2,723)          1984          1997
Trammell Crow Center, Dallas, TX.................        150,916      175,945        (20,323)          1984          1997
Greenway II, Richardson, TX......................         17,526       19,349         (2,074)          1985          1997
Fountain Place, Dallas, TX.......................        112,037      122,401        (12,580)          1986          1997
Behavioral Healthcare Facilities(4)..............         20,145       32,930         (4,995)     1950-1992          1997
Houston Center, Houston, TX......................        244,505      291,911        (28,034)     1974-1983          1997
Ventana Country Inn, Big Sur, CA.................         30,685       33,467         (4,270)     1975-1988          1997
5050 Quorum, Dallas, TX..........................          9,089        9,987         (1,202)     1980-1986          1997
Addison Tower, Dallas, TX........................          8,364        9,194         (1,184)     1980-1986          1997
Cedar Springs Plaza, Dallas, TX..................          7,830        8,530         (1,309)     1980-1986          1997
Palisades Central I, Dallas, TX..................         13,310       14,610         (1,916)     1980-1986          1997
Palisades Central II, Dallas, TX.................         24,979       27,079         (3,532)     1980-1986          1997
Reverchon Plaza, Dallas, TX......................         28,500       31,350         (3,760)     1980-1986          1997
Stemmons Place, Dallas, TX.......................         41,223       41,223         (5,486)     1980-1986          1997
The Addison, Dallas, TX..........................         18,788       20,778         (2,215)     1980-1986          1997
Sonoma Golf Course, Sonoma, CA...................          5,300       17,095         (1,063)          1929          1998


                                                   LIFE ON WHICH
                                                    DEPRECIATION
                                                       IN LATEST
                                                          INCOME
                                                    STATEMENT IS
                   DESCRIPTION                          COMPUTED
-------------------------------------------------  -------------
                                                   (DOLLARS IN THOUSANDS)
Bank One Tower, Austin, TX(3)....................            (1)
Canyon Ranch, Tucson, AZ.........................            (1)
3333 Lee Parkway, Dallas, TX.....................            (1)
Greenway I & IA, Richardson, TX..................            (1)
Three Westlake Park, Houston, TX.................            (1)
Frost Bank Plaza, Austin, TX.....................            (1)
301 Congress Avenue, Austin, TX..................            (1)
Chancellor Park, San Diego, CA...................            (1)
Canyon Ranch, Lenox, MA..........................            (1)
Greenway Plaza Office Portfolio, Houston, TX.....            (1)
The Woodlands Office Properties, Houston, TX.....            (1)
1800 West Loop South, Houston, TX................            (1)
55 Madison, Denver, CO...........................            (1)
Miami Center, Miami, FL..........................            (1)
44 Cook, Denver, CO..............................            (1)
Trammell Crow Center, Dallas, TX.................            (1)
Greenway II, Richardson, TX......................            (1)
Fountain Place, Dallas, TX.......................            (1)
Behavioral Healthcare Facilities(4)..............            (1)
Houston Center, Houston, TX......................            (1)
Ventana Country Inn, Big Sur, CA.................            (1)
5050 Quorum, Dallas, TX..........................            (1)
Addison Tower, Dallas, TX........................            (1)
Cedar Springs Plaza, Dallas, TX..................            (1)
Palisades Central I, Dallas, TX..................            (1)
Palisades Central II, Dallas, TX.................            (1)
Reverchon Plaza, Dallas, TX......................            (1)
Stemmons Place, Dallas, TX.......................            (1)
The Addison, Dallas, TX..........................            (1)
Sonoma Golf Course, Sonoma, CA...................            (1)

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
        CONSOLIDATED REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION
                        DECEMBER 31, 2001 -- (CONTINUED)
-------------------------------------------------------------------------------

                                                                                      COSTS
                                                                                CAPITALIZED
                                                                              SUBSEQUENT TO
                                                                               ACQUISITIONS    IMPAIRMENT TO
                                                                              -------------   CARRYING VALUE
                                                                                  LAND,       --------------
                                                                               BUILDINGS,       BUILDINGS,
                                                              INITIAL COSTS   IMPROVEMENTS,   IMPROVEMENTS,
                                                   ------------------------    FURNITURE,       FURNITURE,
                                                              BUILDINGS AND   FIXTURES AND     FIXTURES AND
                   DESCRIPTION                       LAND     IMPROVEMENTS      EQUIPMENT       EQUIPMENT        LAND
-----------------------------------------------------------------------------------------------------------------------
                                                (DOLLARS IN THOUSANDS)
Austin Centre, Austin, TX........................  $  1,494   $     36,475    $       2,675   $           -    $  1,494
Omni Austin Hotel, Austin, TX....................     2,409         56,670            3,280               -       2,409
Washington Harbour, Washington, D.C.(5)..........    16,100        146,438         (162,538)              -           -
Four Westlake Park, Houston, TX(3)...............     3,910         79,190          (79,190)              -       3,910
Post Oak Central, Houston, TX....................    15,525        139,777            8,492               -      15,525
Datran Center, Miami, FL.........................         -         71,091            3,528               -           -
Avallon Phase II, Austin, TX.....................     1,102              -           23,365               -       1,236
Plaza Park Garage................................     2,032         14,125              570               -       2,032
Washington Harbour Phase II, Washington, D.C. ...    15,279            411              283               -      15,322
5 Houston Center, Houston, TX....................     7,598              -           (7,598)              -           -
Houston Center Land, Houston, TX.................    14,642              -               22               -      14,515
Crescent Real Estate Equities L.P................         -              -           29,648               -           -
Other............................................    23,270          2,874           17,059               -      29,608
Land held for development or sale, Dallas, TX....    27,288              -           (7,474)              -      19,670
                                                   --------------------------------------------------------------------

Total............................................  $492,475   $  3,031,622    $      26,862   $    (122,202)   $373,868
                                                   ====================================================================


                                                    BUILDINGS,
                                                   IMPROVEMENTS,
                                                    FURNITURE,
                                                   FIXTURES AND                 ACCUMULATED      DATE OF      ACQUISITION
                   DESCRIPTION                       EQUIPMENT       TOTAL      DEPRECIATION   CONSTRUCTION      DATE
-------------------------------------------------  ----------------------------------------------------------------------
                                                (                          (DOLLARS IN THOUSANDS)
Austin Centre, Austin, TX........................  $      39,150   $   40,644   $     (4,195)          1986          1998
Omni Austin Hotel, Austin, TX....................         59,950       62,359         (8,618)          1986          1998
Washington Harbour, Washington, D.C.(5)..........              -            -              -           1986          1998
Four Westlake Park, Houston, TX(3)...............              -        3,910              -           1992          1998
Post Oak Central, Houston, TX....................        148,269      163,794        (14,478)     1974-1981          1998
Datran Center, Miami, FL.........................         74,619       74,619         (6,940)     1986-1992          1998
Avallon Phase II, Austin, TX.....................         23,231       24,467         (2,055)          1997             -
Plaza Park Garage................................         14,695       16,727         (1,020)          1998             -
Washington Harbour Phase II, Washington, D.C. ...            651       15,973              -           1998             -
5 Houston Center, Houston, TX....................              -            -              -              -             -
Houston Center Land, Houston, TX.................            149       14,664            (18)             -             -
Crescent Real Estate Equities L.P................         29,648       29,648         (9,202)             -             -
Other............................................         13,595       43,203           (822)             -             -
Land held for development or sale, Dallas, TX....            144       19,814              -              -             -
                                                   ----------------------------------------------------------------------

Total............................................  $   3,054,889   $3,428,757   $   (648,834)
                                                   ======================================================================



                                                   LIFE ON WHICH
                                                    DEPRECIATION
                                                       IN LATEST
                                                          INCOME
                                                    STATEMENT IS
                   DESCRIPTION                          COMPUTED
-------------------------------------------------  -------------
                                                   (DOLLARS IN THOUSANDS)
Austin Centre, Austin, TX........................            (1)
Omni Austin Hotel, Austin, TX....................            (1)
Washington Harbour, Washington, D.C.(5)..........            (1)
Four Westlake Park, Houston, TX(3)...............            (1)
Post Oak Central, Houston, TX....................            (1)
Datran Center, Miami, FL.........................            (1)
Avallon Phase II, Austin, TX.....................            (1)
Plaza Park Garage................................            (1)
Washington Harbour Phase II, Washington, D.C. ...            (1)
5 Houston Center, Houston, TX....................            (1)
Houston Center Land, Houston, TX.................            (1)
Crescent Real Estate Equities L.P................            (1)
Other............................................            (1)
Land held for development or sale, Dallas, TX....              -
                                                   -------------

Total............................................
                                                   =============

-------------------------------------------------

(1) Depreciation of the real estate assets is calculated over the following estimated useful lives using the straight-line method:

        Building and improvements...................................   5 to 40 years
        Tenant improvements.........................................   Terms of leases
        Furniture, fixtures, and equipment..........................   3 to 5 years

(2) During the year ended December 31, 2001, The Woodlands Office
Equities -- '95 Limited, owned by the Operating Partnership and the Woodlands Commercial Properties Company, L.P., sold three of The Woodlands Office Properties.

(3) On July 30, 2001, the Company entered into joint venture arrangements with GE for these Office Properties. The gross amount at which land is carried for Four Westlake Park includes $3,910 of land, which was not joint ventured.

(4) Depreciation on behavioral healthcare properties held for sale ceased from 11/11/99 through 12/31/01 (the period over which these properties were held for sale).

(5) These Office Properties were sold on September 18, 2001.

A summary of combined real estate investments and accumulated depreciation is as follows:

--------------------------------------------------------------------------------------------------
                                                                 2001         2000         1999
--------------------------------------------------------------------------------------------------
Real estate investments:
   Balance, beginning of year...............................  $3,690,915   $4,095,574   $4,129,372
      Acquisitions..........................................           -       22,170            -
      Improvements..........................................      98,946      108,950       95,210
      Dispositions..........................................    (352,646)    (526,430)      (8,435)
      Impairments...........................................      (8,458)      (9,349)    (120,573)
                                                              ------------------------------------

   Balance, end of year.....................................  $3,428,757   $3,690,915   $4,095,574
                                                              ====================================

Accumulated Depreciation:
   Balance, beginning of year...............................  $  564,805   $  507,520   $  387,457
      Depreciation..........................................     111,086      123,839      120,745
      Dispositions..........................................     (27,057)     (66,554)        (682)
                                                              ------------------------------------

   Balance, end of year.....................................  $  648,834   $  564,805   $  507,520
                                                              ====================================

--------------------------------------------------------------------------------------------------

            [CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP LOGO]

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Crescent Real Estate Equities Limited Partnership's (the "Operating Partnership") limited partnership agreement (the "Agreement") provides that the Operating Partnership will indemnify any director or officer of the Operating Partnership, Crescent Real Estate Equities Company ("Crescent") or Crescent Real Estate Equities, Ltd. (the "General Partner") who is made a party to a proceeding by reason of his status as such director or officer (an "Indemnitee") from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Operating Partnership as set forth in the Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceedings and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The indemnity extends to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Operating Partnership or any subsidiary entity (including, without limitation, any indebtedness which the Operating Partnership or any subsidiary entity has assumed or taken subject to). The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth for indemnification. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendre or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified for indemnification with respect to the subject matter of such proceeding.

The right to indemnification conferred in the Agreement is a contract right and includes the right of each Indemnitee to be paid by the Operating Partnership the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Operating Partnership of (i) a written affirmation of the Indemnitee of his or her good faith belief that the standard of conduct necessary for indemnification by the Operating Partnership has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay all amounts so advanced if it shall ultimately be determined that the standard of conduct has not been met.

Crescent's Restated Declaration of Trust provides that the trust managers and officers shall be indemnified to the maximum extent permitted by Texas law. The Declaration of Trust provides that no trust manager shall be liable to Crescent for any act, omission, loss, damage or expense arising from the performance of his duties to Crescent save only for his own willful misfeasance or willful malfeasance or gross negligence. In addition to, but in no respect whatsoever in limitation of the foregoing, the liability of each trust manager for monetary damages shall be eliminated to the fullest extent permitted by applicable law. The Declaration of Trust also provides that no amendment thereto may limit or eliminate this limitation of liability with respect to events occurring prior to the effective date of such amendment.

Crescent carries insurance that purports to insure officers and trust managers of Crescent against certain liabilities incurred by them in the discharge of their official functions.

Crescent and the Operating Partnership have entered into indemnification agreements with each of Crescent's executive officers and trust managers. The indemnification agreements require, among other things, that Crescent and the Operating Partnership indemnify such officers and trust managers to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Crescent and the Operating Partnership also must indemnify and advance expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements and cover officers and directors under Crescent's and Operating Partnership's directors' and officers' liability insurance, if any. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Declaration of Trust, Crescent's Bylaws and Operating Partnership Agreement, they provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board of Trust Managers or by the stockholders to alter, limit or eliminate the rights they provide.

ARTICLE 14 OF CRESCENT FINANCE COMPANY'S ("CRESCENT FINANCE") CERTIFICATE OF INCORPORATION PROVIDES AS FOLLOWS:

To the fullest extent permitted by the laws of the State of Delaware as the same exist or shall hereafter be amended, no director of the Corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article FOURTEENTH shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. In the event that the Delaware General Corporation Law or any successor thereto is amended with respect to the permissible limits of directors' liability, this Article FOURTEENTH shall be deemed to provide the fullest limitation on liability permitted under such amended statute. Any repeal or modification of this Article FOURTEENTH by the stockholders of the corporation only shall be applied prospectively, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the personal liability of a director of the corporation existing immediately prior to such repeal or modification.

ARTICLE SEVEN, SECTION FIVE OF CRESCENT FINANCE'S BYLAWS PROVIDES AS FOLLOWS:

SUBJECT TO THE CERTIFICATE OF INCORPORATION, THE CORPORATION SHALL INDEMNIFY ITS OFFICERS AND DIRECTORS TO THE FULL EXTENT PERMITTED BY THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE AS SUCH MAY BE AMENDED FROM TIME TO TIME.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-4, including those incorporated herein by reference.


   3.01 Second Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") dated as of November 1, 1997, as amended (filed as Exhibit No. 10.01 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (the "Crescent 2001 10-K") of Crescent Real Estate Equities Company ("Crescent") and incorporated herein by reference).

   3.02              Certificate of Incorporation of Crescent Finance Company
                     (filed herewith).

   3.03              Bylaws of Crescent Finance Company (filed herewith).

   4.01 Restated Declaration of Trust of Crescent, as amended (filed as Exhibit No. 3.1 to Crescent's Current Report on Form 8-K filed April 25, 2002 (the "April 2002 8-K") and incorporated herein by reference).

   4.02 Amended and Restated Bylaws of Crescent, as amended (filed as Exhibit No. 3.02 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 of Crescent and incorporated herein by reference).

   4.03 Indenture, dated as of April 15, 2002, between the Registrants and UMB Bank, N.A. (filed herewith).

   4.04 Registration Rights Agreement, dated as of April 15, 2002, among the Registrants, J.P. Morgan Securities Inc., Deutsche Bank Securities Inc., Fleet Securities, Inc. and SG Cowen Securities Corporation (filed herewith).

   4.05* Amended and Restated Registration Rights Agreement among the Registrants, Richard E. Rainwater, Darla D. Moore, Courtney E. Rainwater, Matthew J. Rainwater, R. Todd Rainwater, The Richard E. Rainwater Charitable Remainder Unitrust No. 2 and Rainwater, Inc.

   4 Pursuant to Regulation S-K Item 601(b)(4)(iii), the Registrants by this filing agree, upon request, to furnish to the Commission a copy of other instruments defining the rights of holders of long-term debt of the Registrants.

   5.01* Opinion of Shaw Pittman LLP as to the legality of the securities being registered by the Registrant.

   8.01* Opinion of Shaw Pittman LLP regarding material tax issues relating to the exchange offer.

   10.01 Noncompetition Agreement of Richard E. Rainwater, as assigned to the Registrant on May 5, 1994 (filed as Exhibit No. 10.02 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Crescent 1997 10-K") of Crescent and incorporated herein by reference).

   10.02 Noncompetition Agreement of John C. Goff, as assigned to the Registrant on May 5, 1994 (filed as Exhibit No. 10.03 to the Crescent 1997 10-K and incorporated herein by reference).

   10.03 Employment Agreement by and between the Operating Partnership, Crescent and John C. Goff, dated as of February 19, 2002 (filed as Exhibit No. 10.01 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (the "Crescent 2002 1Q 10-Q") of Crescent and incorporated herein by reference).

   10.04 Employment Agreement of Jerry R. Crenshaw, Jr., dated as of December 14, 1998 (filed as Exhibit No. 10.08 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "Crescent 1999 10-K") of Crescent and incorporated herein by reference).

   10.05 Form of Officers' and Trust Managers' Indemnification Agreement as entered into between the Company and each of its executive officers and trust managers (filed as Exhibit No. 10.07 to the Registration Statement on Form S-4 (File No. 333-42293) of the Operating Partnership and incorporated herein by reference).

   10.06 Crescent Real Estate Equities Company 1994 Stock Incentive Plan (filed as Exhibit No. 10.07 to the Registration Statement on Form S-11 (File No. 33-75188) (the "Form S-11") of Crescent and incorporated herein by reference).

   10.07 Third Amended and Restated 1995 Crescent Real Estate Equities Company Stock Incentive Plan (filed as Exhibit No.
                     10.01 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 of Crescent and incorporated herein by reference).

   10.08 Amendment dated as of November 4, 1999 to the to the Crescent Real Estate Equities Company 1994 Stock Incentive Plan and the Second Amended and Restated 1995 Crescent Real Estate Equities Company Stock Incentive Plan (filed as Exhibit No. 10.10 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "Crescent 2000 10-K") of Crescent and incorporated herein by reference).

   10.09 Amendment dated as of November 1, 2001 to the Crescent Real Estate Equities Company 1994 Stock Incentive Plan and the Third Amended and Restated 1995 Crescent Real Estate Equities Company Stock Incentive Plan (filed as Exhibit No.
                     10.11 to the Crescent 2001 10-K and incorporated herein by reference).

   10.10 Amended and Restated 1995 Crescent Real Estate Equities Limited Partnership Unit Incentive Plan (filed as Exhibit No. 99.01 to the Registration Statement on Form S-8 (File No. 333-3452) of Crescent and incorporated herein by reference).

   10.11 1996 Crescent Real Estate Equities Limited Partnership Unit Incentive Plan, as amended (filed as Exhibit No. 10.14 to the Crescent 2000 10-K and incorporated herein by reference).

   10.12 Amendment dated as of November 5, 1999 to the 1996 Crescent Real Estate Equities Limited Partnership Unit Incentive Plan (filed as Exhibit No. 10.13 to Crescent 2000 10-K and incorporated herein by reference).

   10.13 Crescent Real Estate Equities, Ltd. Dividend Incentive Unit Plan (filed as Exhibit No. 10.14 to the Crescent 2000 10-K and incorporated herein by reference).

   10.14 Annual Incentive Compensation Plan for select Employees of Crescent Real Estate Equities, Ltd. (filed as Exhibit No.
                     10.15 to the Crescent 2000 10-K and incorporated herein by reference).

   10.15 Crescent Real Estate Equities, Ltd. First Amended and Restated 401(k) Plan, as amended (filed as Exhibit No.
                     10.12 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 of Crescent and incorporated herein by reference).

   10.16 Form of Registration Rights, Lock-up and Pledge Agreement (filed as Exhibit No. 10.05 to the Form S-11 and incorporated herein by reference).

   10.17             Restricted Stock Agreement by and between Crescent and John
                     C. Goff, dated as of February 19, 2002 (filed as Exhibit No. 10.02 to the Crescent 2002 1Q 10-Q and incorporated herein by reference).

   10.18 Unit Option Agreement Pursuant to the 1996 Plan by and between the Operating Partnership and John C. Goff, dated as of February 19, 2002 (filed as Exhibit No. 10.03 to the Crescent 2002 1Q 10-Q and incorporated herein by reference).

   10.19 Unit Option Agreement by and between the Operating Partnership and John C. Goff dated as of February 19. 2002 (filed as Exhibit No. 10.04 to the Crescent 2002 1Q 10-Q and incorporated herein by reference).

   10.20 Unit Option Agreement by and between the Operating Partnership and Dennis H. Alberts, dated as of February 19, 2002 (filed as Exhibit No. 10.05 to the Crescent 2002 1Q 10-Q and incorporated herein by reference).

   10.21 Unit Option Agreement by and between the Operating Partnership and Kenneth S. Moczulski, dated as of February 19, 2002 (filed as Exhibit No. 10.06 to the Crescent 2002 1Q 10-Q and incorporated herein by reference).

   10.22 Unit Option Agreement by and between the Operating Partnership and David M. Dean, dated as of February 19, 2002 (filed as Exhibit No. 10.07 to the Crescent 2002 1Q 10-Q and incorporated herein by reference).

   10.23 Unit Option Agreement by and between the Operating Partnership and Jane E. Mody, dated as of February 19, 2002 (filed as Exhibit No. 10.08 to the Crescent 2002 1Q 10-Q and incorporated herein by reference).

   10.24 Unit Option Agreement by and between the Operating Partnership and Jerry R. Crenshaw, Jr., dated as of February 19, 2002 (filed as Exhibit No. 10.09 to the Crescent 2002 1Q 10-Q and incorporated herein by reference).

   10.25 Unit Option Agreement by and between Crescent Real Estate Equities Limited Partnership and Jane B. Page, dated as of February 19, 2002 (filed as Exhibit No. 10.10 to the Crescent 2002 1Q 10-Q and incorporated herein by reference).

   10.26 Unit Option Agreement by and between the Operating Partnership and John L. Zogg, Jr., dated as of February 19, 2002 (filed as Exhibit No. 10.11 to the Crescent 2002 1Q 10-Q and incorporated herein by reference).

   10.27 Unit Option Agreement by and between the Operating Partnership and Dennis H. Alberts, dated as of March 5, 2001 (filed as Exhibit No. 10.12 to the Crescent 2002 1Q 10-Q and incorporated herein by reference).

   12.01 Statement Regarding Computation of Ratios of Earnings to Fixed Charges and Preferred Shares Dividends (filed herewith).

   21.01 Subsidiaries of the Registrant (filed as Exhibit No. 21.01 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (the "Company 2001 10-K") of Crescent and incorporated herein by reference).

   23.01 Consent of Arthur Andersen LLP (Dallas), Certified Public Accountants, dated May 24, 2002 (filed herewith).

   23.02* Consent of Shaw Pittman LLP (included in its opinion filed as Exhibit 5.01 to this Registration Statement).

   25.01*            Statement of Eligibility of Trustee.

   99.01             Form of Letter of Transmittal (filed herewith).

   99.02             Form of Notice of Guaranteed Delivery (filed herewith).

   99.03             Form of Letter to Brokers (filed herewith).

   99.04             Form of Letter to Clients (filed herewith).

   99.05 Form of Instruction to Registered Holder and for Bank Entry Transfer Participant from Beneficial Owner (filed herewith).


* To be filed by amendment.

     (b) FINANCIAL STATEMENT SCHEDULES

  Schedule III--Consolidated Real Estate Investments and Accumulated
  Depreciation

     (c) REPORTS, OPINIONS AND APPRAISALS

         Not applicable.

ITEM 22.  UNDERTAKINGS.

(a)  The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the undersigned registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the respective registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus/information statement pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(e) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Forth Worth, State of Texas on May 24, 2002.


                               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP (Registrant)

                               By: CRESCENT REAL ESTATE EQUITIES, LTD.,
                                   its General Partner


                               By: /s/ John C. Goff
                                   --------------------------------------------
                               Name:  John C. Goff
                               Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                  Title                                         Date
----------                                  -----                                         ----
 /s/ John C. Goff                           Sole Director and                         May 24, 2002
---------------------------------           Chief Executive Officer
John C. Goff                                of Crescent Real Estate
                                            Equities, Ltd.
                                            (Principal Executive Officer)


/s/ Jerry R. Crenshaw, Jr.                  Senior Vice President and                 May 24, 2002
---------------------------------           Chief Financial Officer of
Jerry R. Crenshaw, Jr.                      Crescent Real Estate Equities, Ltd.
                                            (Principal Financial and
                                            Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Forth Worth, State of Texas on May 24, 2002.


                                                  CRESCENT FINANCE COMPANY
                                                  (Registrant)



                                                  By:  /s/ John C. Goff
                                                     ---------------------------
                                                  Name:    John C. Goff
                                                  Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                  Title                                          Date
----------                                  -----                                          ----
 /s/ John C. Goff                           Sole Director and                           May 24, 2002
 -----------------------------              Chief Executive Officer
John C. Goff                                of Crescent Finance Company
                                            (Principal Executive Officer)


 /s/ Jerry R. Crenshaw, Jr.                 Senior Vice President and                   May 24, 2002
 -----------------------------              Chief Financial Officer of
Jerry R. Crenshaw, Jr.                      Crescent Finance Company
                                            (Principal Financial and
                                            Accounting Officer)

                                  EXHIBIT INDEX

EXHIBIT
NUMBER               DESCRIPTION
-------              -----------
   3.01              Second Amended and Restated Agreement of Limited
                     Partnership of Crescent Real Estate Equities Limited
                     Partnership (the "Operating Partnership") dated as of
                     November 1, 1997, as amended (filed as Exhibit No. 10.01 to the Annual Report on Form 10-K for the fiscal year ended
                     December 31, 2001 (the "Crescent 2001 10-K") of Crescent
                     Real Estate Equities Company ("Crescent") and incorporated herein by reference).

   3.02              Certificate of Incorporation of Crescent Finance Company
                     (filed herewith).

   3.03              Bylaws of Crescent Finance Company (filed herewith).

   4.01              Restated Declaration of Trust of Crescent, as amended
                     (filed as Exhibit No. 3.1 to Crescent's Current Report on
                     Form 8-K filed April 25, 2002 (the "April 2002 8-K") and incorporated herein by reference).

   4.02 Amended and Restated Bylaws of Crescent, as amended (filed as Exhibit No. 3.02 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 of Crescent and incorporated herein by reference).

   4.03 Indenture, dated as of April 15, 2002, between the Registrants and UMB Bank, N.A. (filed herewith).

   4.04 Registration Rights Agreement, dated as of April 15, 2002, among the Registrants, J.P. Morgan Securities Inc.,
                     Deutsche Bank Securities Inc., Fleet Securities, Inc. and
                     SG Cowen Securities Corporation (filed herewith).

   4.05* Amended and Restated Registration Rights Agreement among the Registrants, Richard E. Rainwater, Darla D. Moore,
                     Courtney E. Rainwater, Matthew J. Rainwater, R. Todd
                     Rainwater, The Richard E. Rainwater Charitable Remainder
                     Unitrust No. 2 and Rainwater, Inc.

   4                 Pursuant to Regulation S-K Item 601(b)(4)(iii), the
                     Registrants by this filing agree, upon request, to furnish to the Commission a copy of other instruments defining the rights of holders of long-term debt of the Registrants.

   5.01* Opinion of Shaw Pittman LLP as to the legality of the securities being registered by the Registrant.

   8.01* Opinion of Shaw Pittman LLP regarding material tax issues relating to the exchange offer.

   10.01 Noncompetition Agreement of Richard E. Rainwater, as assigned to the Registrant on May 5, 1994 (filed as Exhibit
                     No. 10.02 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Crescent 1997 10-K") of
                     Crescent and incorporated herein by reference).

   10.02 Noncompetition Agreement of John C. Goff, as assigned to the Registrant on May 5, 1994 (filed as Exhibit No. 10.03 to the Crescent 1997 10-K and incorporated herein by reference).

   10.03             Employment Agreement by and between the Operating
                     Partnership, Crescent and John C. Goff, dated as of
                     February 19, 2002 (filed as Exhibit No. 10.01 to the
                     Quarterly Report on Form 10-Q for the quarter ended March
                     31, 2002 (the "Crescent 2002 1Q 10-Q") of Crescent and incorporated herein by reference).

EXHIBIT
NUMBER               DESCRIPTION
-------              -----------
   10.04             Employment Agreement of Jerry R. Crenshaw, Jr., dated as of
                     December 14, 1998 (filed as Exhibit No. 10.08 to the Annual
                     Report on Form 10-K for the fiscal year ended December 31,
                     1999 (the "Crescent 1999 10-K") of Crescent and
                     incorporated herein by reference).

   10.05             Form of Officers' and Trust Managers' Indemnification
                     Agreement as entered into between the Company and each of its executive officers and trust managers (filed as Exhibit
                     No. 10.07 to the Registration Statement on Form S-4 (File
                     No. 333-42293) of the Operating Partnership and incorporated herein by reference).

   10.06             Crescent Real Estate Equities Company 1994 Stock Incentive
                     Plan (filed as Exhibit No. 10.07 to the Registration
                     Statement on Form S-11 (File No. 33-75188) (the "Form
                     S-11") of Crescent and incorporated herein by reference).

   10.07             Third Amended and Restated 1995 Crescent Real Estate
                     Equities Company Stock Incentive Plan (filed as Exhibit No.
                     10.01 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 of Crescent and incorporated herein by reference).

   10.08 Amendment dated as of November 4, 1999 to the to the Crescent Real Estate Equities Company 1994 Stock Incentive
                     Plan and the Second Amended and Restated 1995 Crescent Real
                     Estate Equities Company Stock Incentive Plan (filed as
                     Exhibit No. 10.10 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "Crescent 2000
                     10-K") of Crescent and incorporated herein by reference).

   10.09             Amendment dated as of November 1, 2001 to the Crescent Real
                     Estate Equities Company 1994 Stock Incentive Plan and the
                     Third Amended and Restated 1995 Crescent Real Estate
                     Equities Company Stock Incentive Plan (filed as Exhibit No.
                     10.11 to the Crescent 2001 10-K and incorporated herein by reference).

   10.10             Amended and Restated 1995 Crescent Real Estate Equities
                     Limited Partnership Unit Incentive Plan (filed as Exhibit
                     No. 99.01 to the Registration Statement on Form S-8 (File
                     No. 333-3452) of Crescent and incorporated herein by reference).

   10.11             1996 Crescent Real Estate Equities Limited Partnership Unit
                     Incentive Plan, as amended (filed as Exhibit No. 10.14 to the Crescent 2000 10-K and incorporated herein by reference).

   10.12             Amendment dated as of November 5, 1999 to the 1996 Crescent
                     Real Estate Equities Limited Partnership Unit Incentive
                     Plan (filed as Exhibit No. 10.13 to Crescent 2000 10-K and incorporated herein by reference).

   10.13             Crescent Real Estate Equities, Ltd. Dividend Incentive Unit
                     Plan (filed as Exhibit No. 10.14 to the Crescent 2000 10-K and incorporated herein by reference).

   10.14             Annual Incentive Compensation Plan for select Employees of
                     Crescent Real Estate Equities, Ltd. (filed as Exhibit No.
                     10.15 to the Crescent 2000 10-K and incorporated herein by reference).

   10.15             Crescent Real Estate Equities, Ltd. First Amended and
                     Restated 401(k) Plan, as amended (filed as Exhibit No.
                     10.12 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 of Crescent and incorporated herein by reference).

EXHIBIT
NUMBER               DESCRIPTION
-------              -----------
   10.16             Form of Registration Rights, Lock-up and Pledge Agreement
                     (filed as Exhibit No. 10.05 to the Form S-11 and
                     incorporated herein by reference).

   10.17             Restricted Stock Agreement by and between Crescent and John
                     C. Goff, dated as of February 19, 2002 (filed as Exhibit
                     No. 10.02 to the Crescent 2002 1Q 10-Q and incorporated herein by reference).

   10.18 Unit Option Agreement Pursuant to the 1996 Plan by and between the Operating Partnership and John C. Goff, dated as of February 19, 2002 (filed as Exhibit No. 10.03 to the
                     Crescent 2002 1Q 10-Q and incorporated herein by reference).

   10.19             Unit Option Agreement by and between the Operating
                     Partnership and John C. Goff dated as of February 19. 2002
                     (filed as Exhibit No. 10.04 to the Crescent 2002 1Q 10-Q and incorporated herein by reference).

   10.20             Unit Option Agreement by and between the Operating
                     Partnership and Dennis H. Alberts, dated as of February 19,
                     2002 (filed as Exhibit No. 10.05 to the Crescent 2002 1Q
                     10-Q and incorporated herein by reference).

   10.21             Unit Option Agreement by and between the Operating
                     Partnership and Kenneth S. Moczulski, dated as of February
                     19, 2002 (filed as Exhibit No. 10.06 to the Crescent 2002
                     1Q 10-Q and incorporated herein by reference).

   10.22             Unit Option Agreement by and between the Operating
                     Partnership and David M. Dean, dated as of February 19,
                     2002 (filed as Exhibit No. 10.07 to the Crescent 2002 1Q
                     10-Q and incorporated herein by reference).

   10.23             Unit Option Agreement by and between the Operating
                     Partnership and Jane E. Mody, dated as of February 19, 2002
                     (filed as Exhibit No. 10.08 to the Crescent 2002 1Q 10-Q and incorporated herein by reference).

   10.24             Unit Option Agreement by and between the Operating
                     Partnership and Jerry R. Crenshaw, Jr., dated as of
                     February 19, 2002 (filed as Exhibit No. 10.09 to the
                     Crescent 2002 1Q 10-Q and incorporated herein by reference).

   10.25             Unit Option Agreement by and between Crescent Real Estate
                     Equities Limited Partnership and Jane B. Page, dated as of
                     February 19, 2002 (filed as Exhibit No. 10.10 to the
                     Crescent 2002 1Q 10-Q and incorporated herein by reference).

   10.26             Unit Option Agreement by and between the Operating
                     Partnership and John L. Zogg, Jr., dated as of February 19,
                     2002 (filed as Exhibit No. 10.11 to the Crescent 2002 1Q
                     10-Q and incorporated herein by reference).

   10.27             Unit Option Agreement by and between the Operating
                     Partnership and Dennis H. Alberts, dated as of March 5,
                     2001 (filed as Exhibit No. 10.12 to the Crescent 2002 1Q
                     10-Q and incorporated herein by reference).

   12.01             Statement Regarding Computation of Ratios of Earnings to
                     Fixed Charges and Preferred Shares Dividends (filed herewith).

   21.01 Subsidiaries of the Registrant (filed as Exhibit No. 21.01 to the Annual Report on Form 10-K for the fiscal year ended
                     December 31, 2001 (the "Company 2001 10-K") of Crescent and incorporated herein by reference).

   23.01             Consent of Arthur Andersen LLP (Dallas), Certified Public
                     Accountants, dated May 24, 2002 (filed herewith).

EXHIBIT
NUMBER               DESCRIPTION
-------              -----------
   23.02*            Consent of Shaw Pittman LLP (included in its opinion filed as Exhibit 5.01 to this Registration Statement).

   25.01*            Statement of Eligibility of Trustee.

   99.01             Form of Letter of Transmittal (filed herewith).

   99.02             Form of Notice of Guaranteed Delivery (filed herewith).

   99.03             Form of Letter to Brokers (filed herewith).

   99.04             Form of Letter to Clients (filed herewith).

   99.05             Form of Instruction to Registered Holder and for Bank Entry
                     Transfer Participant from Beneficial Owner (filed herewith).


* To be filed by amendment.